UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                Date of Report (Date of earliest event reported)
                                November 18, 2002

Commission              Registrant, State of Incorporation                            I.R. S. Employer
File Number             Address, and Telephone Number                                 Identification No.
-----------             -----------------------------                                 ------------------

0-18135                 AEP GENERATING COMPANY (An Ohio Corporation)                  31-1033833
1-3457                  APPALACHIAN POWER COMPANY (A Virginia Corporation)            54-0124790
0-346                   CENTRAL POWER AND LIGHT COMPANY (A Texas Corporation)         74-0550600
1-2680                  COLUMBUS SOUTHERN POWER COMPANY (An Ohio Corporation)         31-4154203
1-3570                  INDIANA MICHIGAN POWER COMPANY (An Indiana Corporation)       35-0410455
1-6858                  KENTUCKY POWER COMPANY (A Kentucky Corporation)               61-0247775
1-6543                  OHIO POWER COMPANY (An Ohio Corporation)                      31-4271000
0-343                   PUBLIC SERVICE COMPANY OF OKLAHOMA                            73-0410895
                        (An Oklahoma Corporation)
1-3146                  SOUTHWESTERN ELECTRIC POWER COMPANY                           72-0323455
                        (A Delaware Corporation)
0-340                   WEST TEXAS UTILITIES COMPANY (A Texas Corporation)            75-0646790
                        1 Riverside Plaza, Columbus, Ohio  43215-2373
                        Telephone (614) 223-1000

Item 5.  Other Events
        This Current Report on Form 8-K (Report) is limited to the reclassification of financial statements of AEP Generating Company (AEGCo), Appalachian Power Company (APCo), Central Power and Light Company (CPL), Columbus Southern Power Company (CSPCo), Indiana Michigan Power Company (I&M), Kentucky Power Company (KPCo), Ohio Power Company (OPCo), Public Service Company of Oklahoma (PSO), Southwestern Electric Power Company (SWEPCo), and West Texas Utilities Company (WTU), to reflect certain reclassifications of revenue from forward trading activities to a net basis of reporting and its impacts upon management's discussion and analysis, the financial statements and the related notes, and the selected financial data as originally reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Form 10-K). NO ATTEMPT HAS BEEN MADE IN THIS REPORT TO MODIFY OR UPDATE OTHER DISCLOSURES EXCEPT AS REQUIRED TO REFLECT THE EFFECTS OF THE RECLASSIFICATIONS DESCRIBED BELOW.

         As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, prior to the third quarter of 2002, we recorded and reported upon settlement, sales under forward trading contracts as revenues and purchased energy expenses. Effective July 1, 2002, we reclassified revenues such forward trading activity to a net basis of reporting which resulted in a substantial reduction in both revenues and purchased energy expense as well as nonoperating income and expense for APCo, CSPCo, OPCo, KPCo, and I&M but did not have any impact on the financial condition, results of operations or cash flows for such companies. Our third quarter Form 10-Q, previously filed with the Securities and Exchange Commission, reflects such reclassifications. This Report provides updated information to conform such filing to the presentation reported in our third quarter Form 10-Q. Accordingly, this report provides additional information previously reported in our Form 10-K in Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Suplementary Data, and Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K to reflect the aforementioned reclassifications.

                                    Contents
                                                                                                      Page
Glossary of Terms                                                                                       A-1

Forward Looking Information                                                                             A-4

AEP Generating Company
         Selected Financial Data                                                                        B-1
         Management's Narrative Analysis of Results of Operations                                       B-2
         Statements of Income and Statements of Retained Earnings                                       B-3
         Balance Sheets                                                                                 B-4
         Statements of Cash Flows                                                                       B-6
         Statements of Capitalization                                                                   B-7
         Index to Notes to Financial Statements                                                         B-8
         Independent Auditors' Report                                                                   B-9

Appalachian Power Company and Subsidiaries
         Selected Consolidated Financial Data                                                           C-1
         Management's Discussion and Analysis of Results of Operations                                  C-2
         Consolidated Statements of Income and Consolidated Statements of                               C-7
           Comprehensive Income
         Consolidated Balance Sheets                                                                    C-8
         Consolidated Statements of Cash Flows                                                         C-10
         Consolidated Statements of Retained Earnings                                                  C-11
         Consolidated Statements of Capitalization                                                     C-12
         Schedule of Long-term Debt                                                                    C-13
         Index to Notes to Consolidated Financial Statements                                           C-14
         Independent Auditors' Report                                                                  C-15

Central Power and Light Company and Subsidiaries
         Selected Consolidated Financial Data                                                           D-1
         Management's Discussion and Analysis of Results of Operations                                  D-2
         Consolidated Statements of Income                                                              D-6
         Consolidated Balance Sheets                                                                    D-7
         Consolidated Statements of Cash Flows                                                          D-9
         Consolidated Statements of Retained Earnings                                                  D-10
         Consolidated Statements of Capitalization                                                     D-11
         Schedule of Long-term Debt                                                                    D-12
         Index to Notes to Consolidated Financial Statements                                           D-13
         Independent Auditors' Report                                                                  D-14

Columbus Southern Power Company and Subsidiaries
         Selected Consolidated Financial Data                                                           E-1
         Management's Narrative and Analysis of Results of Operations                                   E-2
         Consolidated Statements of Income and
            Consolidated Statements of Retained Earnings                                                E-6
         Consolidated Balance Sheets                                                                    E-7
         Consolidated Statements of Cash Flows                                                          E-9
         Consolidated Statements of Capitalization                                                     E-10
         Schedule of Long-term Debt                                                                    E-11
         Index to Notes to Consolidated Financial Statements                                           E-12
         Independent Auditors' Report                                                                  E-13

Indiana Michigan Power Company and Subsidiaries
         Selected Consolidated Financial Data                                                           F-1
         Management's Discussion and Analysis of Results of Operations                                  F-2
         Consolidated Statements of Income and Consolidated Statements of                               F-7
             Comprehensive Income
         Consolidated Balance Sheets                                                                    F-8
         Consolidated Statements of Cash Flows                                                         F-10
         Consolidated Statements of Retained Earnings                                                  F-11
         Consolidated Statements of Capitalization                                                     F-12
         Schedule of Long-term Debt                                                                    F-13
         Index to Notes to Consolidated Financial Statements                                           F-15
         Independent Auditors' Report                                                                  F-16

Kentucky Power Company
         Selected Financial Data                                                                        G-1
         Management's Narrative Analysis of Results of Operations                                       G-2
         Statements of Income, Statements of Comprehensive Income                                       G-6
             and Statements of Retained Earnings
         Balance Sheets                                                                                 G-7
         Statements of Cash Flows                                                                       G-9
         Statements of Capitalization                                                                  G-10
         Schedule of Long-term Debt                                                                    G-11
         Index to Notes to Financial Statements                                                        G-12
         Independent Auditors' Report                                                                  G-13

Ohio Power Company and Subsidiaries
         Selected Consolidated Financial Data                                                           H-1
         Management's Discussion and Analysis of Results of Operations                                  H-2
         Consolidated Statements of Income and Consolidated Statements of                               H-7
             Comprehensive Income
         Consolidated Balance Sheets                                                                    H-8
         Consolidated Statements of Cash Flows                                                         H-10
         Consolidated Statements of Retained Earnings                                                  H-11
         Consolidated Statements of Capitalization                                                     H-12
         Schedule of Long-term Debt                                                                    H-13
         Index to Notes to Consolidated Financial Statements                                           H-15
         Independent Auditors' Report                                                                  H-16

Public Service Company of Oklahoma and Subsidiaries
         Selected Consolidated Financial Data                                                           I-1
         Management's Narrative Analysis of Results of Operations                                       I-2
         Consolidated Statements of Income and
            Consolidated Statements of Retained Earnings                                                I-5
         Consolidated Balance Sheets                                                                    I-6
         Consolidated Statements of Cash Flows                                                          I-8
         Consolidated Statements of Capitalization                                                      I-9
         Schedule of Long-term Debt                                                                    I-10
         Index to Notes to Consolidated Financial Statements                                           I-11
         Independent Auditors' Report                                                                  I-12





Southwestern Electric Power Company and Subsidiaries
         Selected Consolidated Financial Data                                                           J-1
         Management's Discussion and Analysis of Results of Operations                                  J-2
         Consolidated Statements of Income and
            Consolidated Statements of Retained Earnings                                                J-6
         Consolidated Balance Sheets                                                                    J-7
         Consolidated Statements of Cash Flows                                                          J-9
         Consolidated Statements of Capitalization                                                     J-10
         Schedule of Long-term Debt                                                                    J-11
         Index to Notes to Consolidated Financial Statements                                           J-12
         Independent Auditors' Report                                                                  J-13

West Texas Utilities Company
         Selected Financial Data                                                                        K-1
         Management's Narrative Analysis of Results of Operations                                       K-2
         Statements of Income and Statements of Retained Earnings                                       K-6
         Balance Sheets                                                                                 K-7
         Statements of Cash Flows                                                                       K-9
         Statements of Capitalization                                                                  K-10
         Schedule of Long-term Debt                                                                    K-11
         Index to Notes to Consolidated Financial Statements                                           K-12
         Independent Auditors' Report                                                                  K-13


Notes to Financial Statements                                                                           L-1

Management's Discussion and Analysis of Financial Condition,
    Contingencies and Other Matters                                                                     M-1

                                GLOSSARY OF TERMS
         When the following terms and abbreviations appear in the text of this report, they have the meanings indicated below.

               Term                                Meaning

2004 True-up Proceeding............ A filing to be made after January 10, 2004 under the Texas Legislation to finalize the amount of stranded costs and the recovery of such costs.
AEGCo.............................. AEP Generating  Company, an electric utility subsidiary of AEP.
AEP................................ American   Electric  Power  Company, Inc.    The   parent    company   of
                                            AEGCo,APCo, CSPCo, CPL, I&MCo, KPCo, OPCo, PSO, SWEPCo and WTU
AEP Credit,Inc..................... AEP Credit, Inc., a subsidiary of AEP which factors accounts receivable and accrued utility revenues for affiliated and unaffiliated domestic electric utility companies.
AEP East electric operating
companies.......................... APCo,   CSPCo,   I&M,   KPCo   and   OPCo.
AEPR............................... AEP Resources, Inc.
AEP System or the System........... The American Electric Power System, an integrated electric utility system, owned and operated by AEP's electric utility subsidiaries.
AEPSC.............................. American   Electric   Power  Service Corporation,  a  service  subsidiary
                                            providing management and professional services to AEP and its subsidiaries.
AEP Power Pool..................... AEP System Power Pool. Members are APCo, CSPCo, I&M, KPCo and OPCo.  The Pool shares the generation, cost of generation and resultant wholesale system sales of the member companies.
AEP West electric operating
companies.......................... CPL, PSO, SWEPCo and WTU.
AFUDC.............................. Allowance   for  funds  used  during construction, a noncash nonoperating income item that is capitalized  and recovered through  depreciation over
                                            the   service   life   of   domestic regulated electric utility plant.
Alliance RTO....................... Alliance Regional Transmission Organization, an ISO formed by AEP and four unaffiliated utilities.
Amos Plant......................... John E. Amos Plant, a 2,900 MW generation station jointly owned and operated by APCo and
                                            OPCo.
APCo............................... Appalachian Power Company,  an AEP electric utility subsidiary.
Arkansas Commission................ Arkansas Public Service Commission.
CLECO.............................. Central  Louisiana  Electric Company, Inc., an unaffiliated corporation.
COLI............................... Corporate owned life insurance program.
Cook Plant......................... The Donald C. Cook Nuclear Plant,  a two-unit,  2,110 MW nuclear plant owned by I&M.
CPL................................ Central  Power  and Light  Company,  an AEP electric  utility   subsidiary.
CSPCo.............................. Columbus Southern    Power    Company,    an    AEP    electric    utility    subsidiary.
CSW...............................  Central  and  South  West  Corporation,   a subsidiary of AEP.
CSW Energy......................... CSW Energy, Inc., an AEP subsidiary which invests in energy projects and builds power plants.
CSW International.................. CSW International, Inc., an AEP subsidiary which invests in energy projects and entities outside the United States.
D.C. Circuit  Court.................The United States Court of Appeals for the District of Columbia  Circuit.
DHMV............................... Dolet Hills Mining Venture.
DOE................................ United States Department of Energy.
ECOM............................... Excess Cost Over Market.
ENEC............................... Expanded Net Energy Costs.
EITF............................... The Financial  Accounting Standards Board's Emerging  Issues Task Force.
ERCOT.............................. The  Electric Reliability  Council  of  Texas.
FASB............................... Financial Accounting Standards Board.
Federal EPA........................ United States Environmental Protection Agency.
FERC............................... Federal Energy Regulatory Commission.
FMB ............................... First Mortgage Bond.
GAAP............................... Generally Accepted Accounting Principles.
I&M................................ Indiana  Michigan  Power  Company,  an  AEP electric  utility  subsidiary.

IPC................................ Installment Purchase Contract.
IRS................................ Internal Revenue Service.
IURC............................... Indiana  Utility  Regulatory   Commission.
ISO................................ Independent system operator.
Joint Stipulation.................. Joint Stipulation and Agreement for Settlement of APCo's WV rate proceeding.
KPCo............................... Kentucky Power Company, an AEP electric utility subsidiary.
KPSC............................... Kentucky Public Service Commission.
KWH................................ Kilowatthour.
Michigan Legislation............... The Customer Choice and Electricity Reliability Act, a Michigan law which provides for customer choice of electricity supplier.
Midwest ISO........................ An independent operator of transmission assets in the Midwest.
MLR................................ Member load ratio, the method  used  to allocate AEP Power Pool transactions to its members.
Money Pool......................... AEP System's Money Pool.
MPSC............................... Michigan Public Service Commission.
MTN................................ Medium Term Notes.
MW................................. Megawatt.
MWH................................ Megawatthour.
NEIL............................... Nuclear   Electric   Insurance   Limited.
Nox................................ Nitrogen oxide.
NOx Rule........................... A final rules issued by Federal EPA which requires NOx reductions in 22 eastern states including seven of the states in which AEP companies operates.
NP................................. Notes Payable.
NRC................................ Nuclear Regulatory Commission.
Ohio Act........................... The Ohio Electric  Restructuring  Act of 1999.
Ohio EPA........................... Ohio Environmental Protection Agency.
OPCo............................... Ohio Power Company,  an AEP electric utility subsidiary.
OVEC............................... Ohio Valley Electric Corporation, an electric  utility  company  in which
                                            AEP and  CSPCo  own a  44.2%  equity interest.
PCBs............................... Polychlorinated Biphenyls.
PJM................................ Pennsylvania - New Jersey - Maryland regional transmission  organization.
PRP................................ Potentially    Responsible    Party.
PSO................................ Public Service  Company of Oklahoma, an AEP electric utility  subsidiary.
PUCO............................... The Public  Utilities  Commission of Ohio.
PUCT............................... The  Public  Utility  Commission  of Texas.
PUHCA.............................. Public Utility  Holding  Company Act of 1935, as amended.
PURPA.............................. The   Public   Utility    Regulatory Policies      Act      of      1978.
RCRA............................... Resource  Conservation  and Recovery Act of 1976, as amended.
Registrant Subsidiaries............ AEP subsidiaries who are SEC registrants; AEGCo, APCo, CPL, CSPCo, I&M, KPCo, OPCo, PSO,
                                            SWEPCo and WTU.
Rockport Plant..................... A generating plant, consisting of two 1,300 MW coal-fired generating units near Rockport,
                                            Indiana owned by AEGCo and I&M.
RTO................................ Regional Transmission  Organization.
SEC................................ Securities and Exchange Commission.
SFAS............................... Statement  of  Financial  Accounting Standards  issued  by the  Financial
                                            Accounting Standards Board.
SFAS 71............................ Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain
                                            Types of Regulation.

SFAS 101........................... Statement of Financial Accounting Standards No. 101, Accounting for the Discontinuance of
                                            Application of Statement 71.
SFAS 121........................... Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of
                                            Long-Lived Assets and for Long-Lived Assets to be Disposed of.
SFAS 133........................... Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments
                                            and Hedging Activities.
SNF................................ Spent Nuclear Fuel.
SPP................................ Southwest Power Pool.
STP................................ South    Texas    Project    Nuclear Generating  Plant,  owned  25.2%  by
                                            Central Power and Light Company,  an AEP electric utility subsidiary .
STPNOC............................. STP  Nuclear  Operating  Company,  a non-profit Texas  corporation  which operates  STP on behalf of its joint owners including CPL.
Superfund.......................... The Comprehensive Environmental, Response, Compensation and Liability Act.
SWEPCo............................. Southwestern Electric Power Company, an AEP electric utility  subsidiary.
Texas Appeals  Court............... The Third District of Texas Court of Appeals.
Texas Legislation.................. Legislation   enacted   in  1999  to restructure  the  electric   utility industry in Texas.
Travis District Court.............. State  District Court of Travis County,  Texas.
TVA ............................... Tennessee Valley Authority.
UN................................. Unsecured Note.
VaR................................ Value at Risk,  a method to quantify risk       exposure.
Virginia SCC....................... Virginia State    Corporation     Commission.
WV................................. West Virginia.
WVPSC.............................. Public  Service  Commission  of West Virginia.
WPCo............................... Wheeling  Power   Company,   an  AEP electric  distribution   subsidiary.
WTU................................ West Texas Utilities Company, an AEP electric utility subsidiary.
Zimmer Plant....................... William H.  Zimmer  Generating   Station,  a 1,300 MW coal-fired unit owned 25.4%
                                            by Columbus Southern  Power   Company,   an  AEP subsidiary.

FORWARD LOOKING INFORMATION

This  discussion  includes  forward-looking  statements  within  the  meaning of
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect assumptions, and involve a number of risks and uncertainties. Among the factors both foreign and domestic that could cause actual results to differ materially from forward looking statements are: electric load and customer growth; abnormal weather conditions; available sources of and prices for coal and gas; availability of generating capacity; risks related to energy trading and construction under contract; the speed and degree to which competition is introduced to our power generation business; the structure and timing of a competitive market for electricity and its impact on prices, the ability to recover net regulatory assets, other stranded costs and implementation costs in connection with deregulation of generation in certain states; the timing of the implementation of AEP's restructuring plan; new legislation and government regulations; the ability to successfully control costs; the success of new business ventures; the economic climate and growth in our service and trading territories; the ability to successfully challenge new environmental regulations and to successfully litigate claims that the Company violated the Clean Air Act; inflationary trends; litigation concerning AEP's merger with CSW; changes in electricity and gas market prices and interest rates; fluctuations in foreign currency exchange rates, and other risks and unforeseen events.

                             AEP GENERATING COMPANY


AEP GENERATING COMPANY
Selected Financial Data
                                                               Year Ended December 31,
                                           2001            2000            1999            1998            1997
                                           ----            ----            ----            ----            ----
                                                                    (in thousands)
INCOME STATEMENTS DATA:
  Operating Revenues                     $227,548        $228,516        $217,189        $224,146        $227,868
  Operating Expenses                      220,571         220,092         211,849         215,415         218,828
                                          -------   -     -------   -     -------   -     -------   -     -------
  Operating Income                          6,977           8,424           5,340           8,731           9,040
  Nonoperating Income                       3,484           3,429           3,659           3,364           3,603
  Interest Charges                          2,586           3,869           2,804           3,149           3,857
                                            -----   ---     -----   ---     -----   ---     -----   ---     -----
  Net Income                               $7,875          $7,984          $6,195          $8,946          $8,786
                                           ======          ======          ======          ======          ======

                                                                      December 31,
                                           2001            2000            1999            1998            1997
                                           ----            ----            ----            ----            ----
                                                                    (in thousands)
BALANCE SHEETS DATA:
  Electric Utility Plant                 $648,254        $642,302        $640,093        $636,460        $633,450
  Accumulated Depreciation                337,151         315,566         295,065         277,855         257,191
                                          -------   -     -------   -     -------   -     -------   -     -------
  Net Electric Utility Plant             $311,103        $326,736        $345,028        $358,605        $376,259
                                         ========        ========        ========        ========        ========

  Total Assets                           $361,341        $374,602        $398,640        $403,892        $419,058
                                         ========        ========        ========        ========        ========

  Common Stock and Paid-in Capital       $ 24,434        $ 24,434        $ 30,235        $ 36,235        $ 40,235
  Retained Earnings                        13,761           9,722           3,673           2,770           2,528
                                           ------   ---     -----   ---     -----   ---     -----   ---     -----
  Total Common Shareholder's Equity      $ 38,195        $ 34,156        $ 33,908        $ 39,005        $ 42,763
                                         ========        ========        ========        ========        ========

  Long-term Debt (a)                     $ 44,793        $ 44,808        $ 44,800        $ 44,792        $ 69,570
                                         ========        ========        ========        ========        ========

  Total Capitalization
   And Liabilities                       $361,341        $374,602        $398,640        $403,892        $419,058
                                         ========        ========        ========        ========        ========

(a) Including portion due within one year.

AEP GENERATING COMPANY
Management's Narrative Analysis of Results of Operations

        AEP Generating Company is engaged in the generation and wholesale sale of electric power to two affiliates under long-term agreements.

        Operating revenues are derived from the sale of Rockport Plant energy and capacity to two affiliated companies, I&M and KPCo pursuant to FERC approved long-term unit power agreements. Under the terms of its unit power agreement, I&M is required to buy all of AEGCo's Rockport capacity when the unit power agreement with KPCo expires in 2004. The unit power agreements provide for recovery of costs including a FERC approved rate of return on common equity and a return on other capital net of temporary cash investments. Under terms of the unit power agreements, AEGCo accumulates all expenses monthly and prepares the bills for its affiliates. In the month the expenses are incurred, AEGCo recognizes the billing revenues and establishes a receivable from the affiliated companies.

        Net income decreased $0.1 million or 1% as a result of a slight decrease in the return on other capital. Lower interest charges caused the return on other capital to decrease.

        Income statement items which changed significantly were:

                                             Increase
                                            (Decrease)
(dollars in millions)      From Previous Year
                                         Amount      %

Operating Revenues                       $(1.0)    N.M.
Other Operation Expense                    0.7       7
Maintenance Expense                       (0.8)     (8)
Taxes Other Than Income Taxes              0.4      10
Interest Charges                          (1.3)    (33)

N.M. = Not Meaningful


        The decrease in operating revenues reflects a decrease in the return on other capital reflecting a decline in interest charges.

        Other operation expense increased due to the costs of an air quality test project and increased benefits and compensation costs.

        The decrease in maintenance expense can be attributed to a shorter duration of maintenance outages for boiler inspection and repair in 2001.

        Taxes other than income taxes increased due to an increase in Indiana real and personal property taxes reflecting an unfavorable accrual adjustment and a higher estimated liability accrued in 2001.

        The decrease in interest charges was primarily due to a decline in interest rates in 2001. The Federal Reserve reduced short-term interest rates eleven times in 2001. AEGCo benefited from the declining short-term interest rates since its short-term borrowings and through July 13, 2001 its long-term debt were based on short-term interest rates. AEGCo's long-term debt interest rates varied daily until July 2001 when we chose to fix the rate at 4.05% for five years.

AEP GENERATING COMPANY
Statements of Income
                                                                  Year Ended December 31,
                                                                  -----------------------
                                                     2001            2000              1999
                                                     ----            ----              ----
                                                             (in thousands)
OPERATING REVENUES:
  Sales to AEP Affiliates                          $227,338        $227,983         $152,559
  Other                                                 210             533           64,630
                                                        ---   -----     ---   --      ------

            TOTAL OPERATING REVENUES                227,548         228,516          217,189
                                                    -------   -     -------   -      -------

OPERATING EXPENSES:
  Fuel                                              102,828         102,978           94,481
  Rent - Rockport Plant Unit 2                       68,283          68,283           68,283
  Other Operation                                    11,025          10,295           10,451
  Maintenance                                         8,853           9,616           10,492
  Depreciation                                       22,423          22,162           21,845
  Taxes Other Than Income Taxes                       4,257           3,854            3,866
  Income Taxes                                        2,902           2,904            2,431
                                                      -----   ---     -----   ---      -----

            TOTAL OPERATING EXPENSES                220,571         220,092          211,849
                                                    -------   -     -------   -      -------

OPERATING INCOME                                      6,977           8,424            5,340

NONOPERATING INCOME                                      30               6               92

NONOPERATING EXPENSES                                    16              17               27

NONOPERATING INCOME TAX CREDITS                       3,470           3,440            3,594

INTEREST CHARGES                                      2,586           3,869            2,804
                                                      -----   ---     -----   ---      -----

NET INCOME                                           $7,875          $7,984           $6,195
                                                     ======          ======           ======

Statements of Retained Earnings
                                                         Year Ended December 31,
                                                         -----------------------
                                                     2001             2000             1999
                                                     ----             ----             ----
                                                             (in thousands)
RETAINED EARNINGS JANUARY 1                          $ 9,722         $3,673           $2,770

NET INCOME                                             7,875          7,984            6,195

CASH DIVIDENDS DECLARED                                3,836          1,935            5,292
                                                       -----  -       -----   -        -----

RETAINED EARNINGS DECEMBER 31                        $13,761         $9,722           $3,673
                                                     =======         ======           ======

See Notes to Financial Statements beginning on page L-1.

AEP GENERATING COMPANY
Balance Sheets
                                                                        December 31,
                                                                    2001                2000
                                                                    ----                ----
                                                                      (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production                                                      $638,297            $635,215
  General                                                            3,012               2,795
  Construction Work in Progress                                      6,945               4,292
                                                                     -----   ---         -----
          Total Electric Utility Plant                             648,254             642,302

  Accumulated Depreciation                                         337,151             315,566
                                                                   -------   -         -------

          NET ELECTRIC UTILITY PLANT                               311,103             326,736
                                                                   -------   -         -------

OTHER PROPERTY AND INVESTMENTS                                         119                   6
                                                                       ---   -------         -

CURRENT ASSETS:
  Cash and Cash Equivalents                                            983               2,757
  Accounts Receivable:
   Affiliated Companies                                             22,344              21,374
   Miscellaneous                                                       147               2,341
  Fuel - at average cost                                            15,243              11,006
  Materials and Supplies - at average cost                           4,480               3,979
  Prepayments                                                          244                 145
                                                                       ---   -----         ---

          TOTAL CURRENT ASSETS                                      43,441              41,602
                                                                    ------   --         ------

REGULATORY ASSETS                                                    5,207               5,504
                                                                     -----   ---         -----

DEFERRED CHARGES                                                     1,471                 754
                                                                     -----   -----         ---

                    TOTAL                                         $361,341            $374,602
                                                                  ========            ========

See Notes to Financial Statements beginning on page L-1.

AEP GENERATING COMPANY
                                                                       December 31,
                                                                    2001                2000
                                                                    ----                ----
                                                                      (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - Par Value $1,000:
    Authorized and Outstanding - 1,000 Shares                       $1,000              $1,000
  Paid-in Capital                                                   23,434              23,434
  Retained Earnings                                                 13,761               9,722
                                                                    ------   ---         -----
    Total Common Shareholder's Equity                               38,195              34,156
  Long-term Debt                                                    44,793                -
                                                                    ------   ----         ----


          TOTAL CAPITALIZATION                                      82,988              34,156
                                                                    ------   --         ------

OTHER NONCURRENT LIABILITIES                                            76                 358
                                                                -       --   -----         ---

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                                  -                 44,808
  Advances from Affiliates                                          32,049              28,068
  Accounts Payable:
    General                                                          7,582               6,109
    Affiliated Companies                                             1,654               7,724
  Taxes Accrued                                                      4,777               4,993
  Rent Accrued - Rockport Plant Unit 2                               4,963               4,963
  Other                                                              3,481               4,443
                                                                     -----   ---         -----

          Total CURRENT LIABILITIES                                 54,506             101,108
                                                                    ------   -         -------

DEFERRED GAIN ON SALE AND LEASEBACK - ROCKPORT PLANT UNIT 2        116,617             122,188
                                                                   -------   -         -------

REGULATORY LIABILITIES:
  Deferred Investment Tax Credits                                   56,304              59,718
  Amounts Due to Customers for Income Taxes                         22,725              23,996
                                                                    ------   --         ------

          Total REGULATORY LIABILITIES                              79,029              83,714
                                                                    ------   --         ------

DEFERRED INCOME TAXES                                               27,975              32,928
                                                                    ------   --         ------

DEFERRED CREDITS                                                       150                 150
                                                                       ---   -----         ---

CONTINGENCIES (Note 8)

                    TOTAL                                         $361,341            $374,602
                                                                  ========            ========

See Notes to Financial Statements beginning on page L-1.

AEP GENERATING COMPANY
Statements of Cash Flows
                                                                     Year Ended December 31,
                                                                     -----------------------
                                                                 2001             2000             1999
                                                                 ----             ----             ----
                                                                         (in thousands)
OPERATING ACTIVITIES:
  Net Income                                                    $7,875           $7,984           $6,195
  Adjustments for Noncash Items:
    Depreciation                                                22,423           22,162           21,845
    Deferred Federal Income Taxes                               (6,224)          (5,842)          (5,282)
    Deferred Investment Tax Credits                             (3,414)          (3,396)          (3,448)
    Amortization of Deferred Gain on Sale and
      Leaseback - Rockport Plant Unit 2                         (5,571)          (5,571)          (5,571)
  Change in Certain Current Assets and Liabilities:
    Accounts Receivable                                          1,224            1,392           (2,213)
    Fuel, Materials and Supplies                                (4,738)           6,486           (6,263)
    Accounts Payable                                            (4,597)         (13,157)          14,394
    Taxes Accrued                                                 (216)             708            1,058
  Other Assets                                                    (569)           1,636               (6)
  Other Liabilities                                             (1,244)            (404)          (1,564)
                                                                ------   ----      ----   --      ------
            Net Cash Flows From Operating Activities             4,949           11,998           19,145
                                                                 -----   --      ------   --      ------

INVESTING ACTIVITIES:
  Construction Expenditures                                     (6,868)          (5,190)          (8,349)
  Proceeds From Sales of Property                                 -                -                 331
                                                                  ----   ----      ----   -----      ---
            Net Cash Flows Used For Investing
              Activities                                        (6,868)          (5,190)          (8,018)
                                                                ------   --      ------   --      ------

FINANCING ACTIVITIES:
  Return of Capital to Parent Company                             -              (5,801)          (6,000)
  Change in Short-term Debt (net)                                 -             (24,700)             250
  Change in Advances From Affiliates (net)                       3,981           28,068             -
  Dividends Paid                                                (3,836)          (1,935)          (5,292)
                                                                ------   --      ------   --      ------
            Net Cash Flows From (Used For)
              Financing Activities                                 145           (4,368)         (11,042)
                                                                   ---   --      ------   -      -------

Net Increase (Decrease) in Cash and Cash Equivalents            (1,774)           2,440               85
Cash and Cash Equivalents January 1                              2,757              317              232
                                                                 -----   -----      ---   -----      ---
Cash and Cash Equivalents December 31                            $ 983           $2,757            $ 317
                                                                 =====-          ======            =====

Supplemental Disclosure:
Cash paid for interest net of capitalized amounts was $1,509,000, $3,531,000 and $2,468,000 and for income taxes was $8,597,000, $6,820,000 and $6,565,000 in
2001, 2000 and 1999, respectively.

See Notes to Financial Statements beginning on page L-1.

AEP GENERATING COMPANY
Statements of Capitalization
                                                                   December 31,
                                                              2001             2000
                                                              ----             ----
                                                               (in thousands)
COMMON STOCK EQUITY (a)                                      $38,195          $ 34,156
                                                             -------          --------

LONG-TERM DEBT
Installment Purchase Contracts - City of Rockport (b)
 Series   Due Date
 1995 A,  2025 (c)                                            22,500           22,500
 1995 B,  2025 (c)                                            22,500           22,500
Unamortized Discount                                            (207)            (192)
Amount Due Within One Year                                      -             (44,808)
                                                                ----   -      -------
  Long-term Debt Excluding Amount Due Within One Year         44,793             -
                                                              ------   ----      ----
TOTAL CAPITALIZATION                                         $82,988         $ 34,156
                                                             =======         ========

(a) In 2000 and 1999, AEGCo returned capital to AEP in the amounts of $5.8 million and $6 million, respectively. There were no other material transactions affecting common stock and paid-in capital in 2001, 2000 and 1999. (b) Installment purchase contracts were entered into in connection with the issuance of pollution control revenue bonds by the City of Rockport, Indiana. The terms of the installment purchase contracts require AEGCo to pay amounts sufficient to enable the payment of interest and principal on the related pollution control revenue bonds issued to refinance the construction costs of pollution control facilities at the Rockport Plant.
(c) These series have an adjustable interest rate that can be a daily, weekly, commercial paper or term rate as designated by AEGCo. Prior to July 13, 2001, AEGCo selected a daily rate which ranged from 0.9% to 5.6% during 2001 and from 1.65% to 6.1% during 2000 and averaged 2.8% in 2001 and 4.1% in 2000. Effective July 13, 2001, AEGCo selected a term rate of 4.05% for five years ending July 12, 2006. The interest rates were 5% for Series A and 4.9% for Series B at December 31, 2000.

See Notes to Financial Statements beginning on page L-1.

AEP GENERATING COMPANY
Index to Notes to Financial Statements

The notes to AEGCo's financial statements are combined with the notes to financial statements for AEP and its other subisidiary registrants. Listed below are the combined notes that apply to AEGCo. The combined footnotes begin on page L-1.

                                                           Combined
                                                           Footnote
                                                           Reference

Significant Accounting Policies                            Note  1

Effects of Regulation                                      Note  6

Commitments and Contingencies                              Note  8

Business Segments                                          Note 11

Risk Management, Financial Instruments and Derivatives     Note 12

Income Taxes                                               Note 13

Leases                                                     Note 15

Lines of Credit and Sale of Receivables                    Note 16

Unaudited Quarterly Financial Information                  Note 17

Related Party Transactions                                 Note 20

INDEPENDENT AUDITORS' REPORT


To the Shareholder and Board of Directors of AEP Generating Company:

         We have audited the accompanying balance sheets and statements of capitalization of AEP Generating Company as of December 31, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such financial statements present fairly, in all material respects, the financial position of AEP Generating Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



Deloitte & Touche LLP
Columbus, Ohio
February 22, 2002

                   APPALACHIAN POWER COMPANY AND SUBSIDIARIES

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Selected Consolidated Financial Data
                                                             Year Ended December 31,
                                   2001              2000             1999                 1998                 1997
                                   ----              ----             ----                 ----                 ----
                                                                 (in thousands)
INCOME STATEMENTS DATA:
  Operating Revenues           $1,784,259         $1,759,253       $1,586,050            $1,672,244          $1,628,515
  Operating Expenses            1,509,273          1,558,099        1,344,814             1,443,701           1,388,521
                                ---------   -      ---------  -     ---------  -          ---------   -       ---------
  Operating Income                274,986            201,154          241,236               228,543             239,994
  Nonoperating Income
   (Loss)                           6,868             11,752            8,096                (8,301)               (222)
  Interest Charges                120,036            148,000          128,840               126,912             119,258
                                  -------   ---      -------  ---     -------  ----         -------   ---       -------
  Income Before
   Extraordinary Item             161,818             64,906          120,492                93,330             120,514
  Extraordinary Gain                 -                 8,938             -                     -                   -
                              -      ----   -----      -----  ------     ----  --         ---------   ------       ----
  Net Income                      161,818             73,844          120,492                93,330             120,514
  Preferred Stock
   Dividend
   Requirements                     2,011              2,504            2,706                 2,497               7,006
                                    -----   -----      -----  -----     -----  ------         -----   -----       -----
  Earnings Applicable
   to Common Stock               $159,807           $ 71,340         $117,786              $ 90,833            $113,508
                                 ========           ========         ========              ========            ========

                                                                   December 31,
                                   2001              2000             1999                  1998                1997
                                   ----              ----             ----                  ----                ----
                                                                 (in thousands)
BALANCE SHEETS DATA:
  Electric Utility
   Plant                       $5,664,657         $5,418,278       $5,262,951            $5,087,359          $4,901,046
  Accumulated
   Depreciation and
   Amortization                 2,296,481          2,188,796        2,079,490             1,984,856           1,869,057
                                ---------   -      ---------  -     ---------  -          ---------   -       ---------
  Net Electric Utility
   Plant                       $3,368,176         $3,229,482       $3,183,461            $3,102,503          $3,031,989
                               ==========         ==========       ==========            ==========          ==========

  Total Assets                 $5,107,938         $6,633,724       $4,354,400            $4,047,038          $3,883,430
                               ==========         ==========       ==========            ==========          ==========

  Common Stock and
   Paid-in Capital               $976,244           $975,676         $974,717              $924,091            $873,506
  Accumulated Other
   Comprehensive Income
   (Loss)                            (340)              -                -                     -                   -
  Retained Earnings               150,797            120,584          175,854               179,461             207,544
                                  -------   ---      -------  ---     -------  ---          -------   ---       -------
  Total Common
   Shareholder's Equity        $1,126,701         $1,096,260       $1,150,571            $1,103,552          $1,081,050
                               ==========         ==========       ==========            ==========          ==========

Cumulative Preferred Stock:
  Not Subject to
   Mandatory Redemption          $ 17,790           $ 17,790         $ 18,491              $ 19,359            $ 19,747
  Subject to Mandatory
   Redemption                      10,860             10,860           20,310                22,310              22,310
                                   ------   ----      ------  ----     ------  ----          ------   ----       ------
  Total Cumulative
   Preferred Stock               $ 28,650           $ 28,650         $ 38,801              $ 41,669            $ 42,057
                                 ========           ========         ========              ========            ========

  Long-term Debt (a)           $1,556,559         $1,605,818       $1,665,307            $1,552,455          $1,494,535
                               ==========         ==========       ==========            ==========          ==========

  Obligations Under
   Capital Leases (a)            $ 46,285           $ 63,160         $ 64,645              $ 65,175            $ 60,110
                                 ========           ========         ========              ========            ========

  Total Capitalization
   And Liabilities             $5,107,938         $6,633,724       $4,354,400            $4,047,038          $3,883,430
                               ==========         ==========       ==========            ==========          ==========

(a) Including portion due within one year.

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Management's Discussion and Analysis of Results of Operations

         APCo is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power to 917,000 retail customers in southwestern Virginia and southern West Virginia. APCo as a member of the AEP Power Pool shares in the revenues and costs of the AEP Power Pool's wholesale sales to neighboring utility systems and power marketers including power trading transactions. APCo also sells wholesale power to municipalities.

         The cost of the AEP Power Pool's generating capacity is allocated among the Pool members based on their relative peak demands and generating reserves through the payment of capacity charges and the receipt of capacity credits. AEP Power Pool members are also compensated for their out-of-pocket costs of energy delivered to the AEP Power Pool and charged for energy received from the AEP Power Pool. The AEP Power Pool calculates each company's prior twelve month peak demand relative to the total peak demand of all member companies as a basis for sharing revenues and costs. The result of this calculation is the member load ratio (MLR) which determines each company's percentage share of revenues and costs.

Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - As a result of our cost-based rate-regulated transmission and distribution operations, our financial statements reflect the actions of regulators that can result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.


         When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to APCo as a member of the AEP Power Pool. Trading activities involve the purchase and sale of energy under physical forward contracts at fixed and variable prices and buying and selling financial energy contracts which includes exchange traded futures and options and over-the-counter options and swaps. Although trading contracts are generally short-term, there are also long-term trading contracts. We recognize revenues from trading activities generally based on changes in the fair value of energy trading contracts.

           Recording the net change in the fair value of trading contracts prior to settlement is commonly referred to as mark-to-market (MTM) accounting. It represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt of electricity and net settle in cash, the unrealized gain or loss is reversed and the actual realized cash gain or loss is recognized. Therefore, over the trading contract's term an unrealized gain or loss is recognized as the contract's market value changes. When the contract settles the total gain or loss is realized in cash but only the difference between the accumulated unrealized net gains or losses recorded in prior months and the cash proceeds is recognized. Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading contract assets or liabilities as appropriate.

           The majority of our trading activities represent physical forward electricity contracts that are typically settled by entering into offsetting contracts. An example of our trading activities is when, in January, we enter into a forward sales contract to deliver electricity in July. At the end of each month until the contract settles in July, we would record our share of any difference between the contract price and the market price as an unrealized gain or loss. In July when the contract settles, we would realize our share of the gain or loss in cash and reverse the previously recorded unrealized gain or loss.

           Depending on whether the delivery point for the electricity is in AEP's traditional marketing area or not determines where the contract is reported on APCo's income statement. AEP's traditional marketing area is up to two transmission systems from the AEP service territory. Physical forward trading sale and purchase contracts with delivery points in AEP's traditional marketing area are included in revenues when the contracts settle. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts in AEP's traditional marketing area are included in revenues on a net basis. Physical forward sale and purchase contracts for delivery outside of AEP's traditional marketing area are included in nonoperating income when the contract settles. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts with delivery points outside of AEP's traditional marketing area are included in nonoperating income on a net basis.

        Continuing with the above example, assume that later in January or sometime in February through July we enter into an offsetting forward contract to buy electricity in July. If we do nothing else with these contracts until settlement in July and if the volumes, delivery point, schedule and other key terms match then the difference between the sale price and the purchase price represents a fixed value to be realized when the contracts settle in July. If the purchase contract is perfectly matched with the sales contract, we have effectively fixed the profit or loss; specifically it is the difference between the contracted settlement price of the two contracts. Mark-to-market accounting for these contracts will have no further impact on results of operations but will have an offsetting and equal effect on trading contract assets and liabilities. Of course we could also do similar transactions but enter into a purchase contract prior to entering into a sales contract. If the sale and purchase contracts do not match exactly as to volumes, delivery point, schedule and other key terms, then there could be continuing mark-to-market effects on results of operations from recording additional changes in fair values using mark-to-market accounting.

        Trading of electricity options, futures and swaps, represents financial transactions with unrealized gains and losses from changes in fair values reported net in nonoperating income until the contracts settle. When these financial contracts settle, we record our share of the net proceeds in nonoperating income and reverse to nonoperating income the prior unrealized gain or loss.

        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.

         Volatility in commodities markets affects the fair values of all of our open trading contracts exposing APCo to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.

Results of Operations

Net Income

         Net income increased $88 million or 119% in 2001 primarily due to the effect of a court decision related to a corporate owned life insurance (COLI) program recorded in 2000. In February 2001 the U.S. District Court for the Southern District of Ohio ruled against AEP and certain of its subsidiaries, including APCo, in a suit over deductibility of interest claimed in AEP's consolidated tax return related to COLI. In 1998 and 1999 APCo paid the disputed taxes and interest attributable to the COLI interest deductions for taxable years 1991-98. The payments were included in Other Property and Investments pending the resolution of this matter. Also contributing to the increase in net income was growth in and strong performance by the wholesale marketing and trading business in the first half of 2001 offset in part by the effect of extremely mild November and December weather combined with weak economic conditions which reduced retail energy sales.

         The adverse court decision on COLI caused the $47 million decrease in 2000's net income. Income before extraordinary items decreased $56 million or 46% in 2000 primarily due to the COLI decision. An extraordinary gain from the discontinuance of SFAS 71 regulatory accounting of $9 million after tax was recorded in June 2000.
(See Note 2, "Extraordinary Items and Cumulative Effect".)

Operating Revenues

         Operating revenues increased 1% in 2001 due to increases in Energy Delivery and Sales to AEP affiliates. The increase in operating revenue of 11% in 2000 is mainly due to an increase in wholesale marketing and trading volume and sales to AEP affiliates. The changes in the components of revenues were as follows:

                    Increase (Decrease)
                    From Previous Year
                    (dollars in millions)
                     2001           2000
                  ---------------------------
                  Amount    %   Amount     %

Retail*          $  (38.9) (5) $      2  N.M.
Electricity
 Marketing
  and Trading       (28.0) (11)    147.7  140
Unrealized MTM       46.3  272    (22.0) N.M.
Other                 8.9   14    (18.2) (22)
                 --------      --------
  Total
   Marketing
   and Trading      (11.7)  (1)   109.5   12
Energy Delivery*     20.1    3      9.3    2
Sales to AEP
  Affiliates         16.6   11     54.4   54
                 --------      --------
     Total
      Revenues   $   25.0    1 $  173.2   11
                 ========      ========

N.M. = Not Meaningful

*Reflects the allocation of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

         The decrease in wholesale marketing and trading revenues in 2001 is driven by decrease trading margins. Wholesale marketing and trading revenues increased in 2000 as a result of an increase in electric marketing and trading volume. The maturing of the Intercontinental Exchange, the development of proprietary tools, and increased staffing of energy traders have resulted in an increase in the number of forward electricity purchase and sale contracts in AEP's traditional marketing area.


         While wholesale marketing and trading volumes rose, kilowatthour sales to industrial customers decreased in 2001. This decrease was due to the economic recession. Also, in the fourth quarter, sales to residential and commercial customers declined. The recession reduced demand, especially, in the fourth quarter.

         The increase in sales to AEP affiliates in 2001 and 2000 is due to a significant increase in AEP Power Pool transactions. As the quantity of energy sold by the AEP Power Pool rose, APCo's contribution of energy to the Pool rose, accounting for the increase in APCo's revenues from sales to AEP affiliates. The AEP Power Pool was able to make additional sales to third parties in 2000 as a result of an affiliated company's major industrial customer's decision not to continue its purchased power agreement.

Operating Expenses

         The decrease in operating expenses in 2001 of 3% is due to decreases in income taxes, other operation expense, fuel expense and taxes other than income taxes partially offset by increases in electricity marketing expense and depreciation and amortization expenses. Operating expenses increased 16% in 2000 due to an increase in purchases from AEP affiliates, other operation expense and income taxes offset in part by decreases in fuel expense and electricity marketing expense. Changes in the components of operating expenses are as follows:

                     Increase (Decrease)
                     From Previous Year
                   (dollars in millions)
                   2001             2000
               -----------------------------
                Amount    %    Amount    %

Fuel           $  (17.6) (5) $  (75.6) (17)
Marketing
 Purchases         17.4  70     (35.3) (59)
AEP Affiliate
 Purchases         (8.9) (3)    224.8  172
Other Operation   (18.6) (7)     31.3   13
Maintenance         7.9   6       0.7    1
Depreciation and
  Amortization     17.3  11      14.2   10
Taxes Other Than
  Income Taxes    (11.8)(11)     (1.0)  (1)
Income Taxes      (34.5)(27)     54.2   72
               --------      --------
  Total        $  (48.8) (3) $  213.3   16
               ========      ========


         The decrease in fuel expense in 2001 is due to a decline in generation as a result of scheduled plant maintenance. Fuel expense decreased in 2000 due to the combined effect of the discontinuance of deferral accounting for over or under recovery of fuel costs in the West Virginia jurisdiction effective January 1, 2000 under the terms of a rate settlement agreement and a decline in generation due to scheduled plant maintenance.

         Electricity marketing purchases increased in 2001 due to increases in purchases of replacement power due to scheduled plant maintenance. The decrease in power purchases in 2000 is due to increased purchases from AEP affiliates caused by an increase in available generation.

         Purchased power from AEP affiliates decreased in 2001 as the result of a decrease in AEP Power Pool capacity charges due to a reduction in APCo's MLR. The significant increase in purchased power from AEP affiliates in 2000 reflects additional purchases of power from the AEP Power Pool as a result of increased availability of generation. The AEP Power Pool was able to supply more power to APCo since an affiliate's nuclear unit returned to service in June 2000, a major industrial customer discontinued purchasing power from an affiliate in January 2000, and generating unit outage management improved.

         Other operation expense decreased in 2001 mainly due to the effect of AEPSC billings in 2000 for the disallowance of the COLI program interest deduction. Additionally, the decrease was the result of a gain recorded on the disposition of SO2 emission allowances offset in part by increased wholesale power trading incentive compensation expense. The increase in other operation expense in 2000 was due to increased wholesale marketing costs including increased accruals for incentive compensation, increased use of emission allowances due to stricter air quality standards of Phase II of the 1990 Clean Air Act Amendments which became effective January 1, 2000 and AEPSC billings for the COLI disallowance.

         During June 2000 we discontinued the application of SFAS 71 in the Virginia and West Virginia jurisdictions. Consequently net generation-related regulatory assets were transferred to the energy delivery business' regulated distribution business where the Virginia and West Virginia jurisdictions authorized the recovery of these transition regulatory assets through regulated rates. Depreciation and amortization expense increased in 2001 and 2000 due to accelerated amortization, beginning in July 2000, of the transition regulatory assets. Additional investments in the energy delivery business' distribution and transmission plant also contributed to the increases in depreciation and amortization expense.

         The decrease in taxes other than income taxes in 2001 is due to the elimination of the Virginia gross receipts tax as a result of a tax law change due to deregulation in that state.

         Income taxes attributable to operations decreased in 2001 due to the effect of the disallowance of COLI interest deductions in 2000 offset in part by an increase in pre-tax operating income. The increase in income taxes attributable to operations in 2000 was due to the disallowance of COLI interest deductions.

Nonoperating Income and Nonoperating Expenses

         The increase in nonoperating income for both 2001 and 2000 is due to increases in the wholesale business' trading transactions outside of the AEP System's traditional marketing area. Nonoperating expenses increased in 2001 due to trading overheads and traders' compensation.

Interest Charges

         Interest charges decreased in 2001 primarily due to the effect of recognizing in 2000 previously deferred interest payments to the IRS related to the COLI disallowances and interest on resultant state income tax deficiencies. Additionally, the decrease in 2001 is due to the retirement of first mortgage bonds in 2000. The increase in interest charges in 2000 was due to the recognition of deferred interest payments related to the COLI disallowances and interest on the resultant prior years state income taxes.

Extraordinary Gain

         The extraordinary gain recorded in June 2000 was the result of the discontinuance of SFAS 71 for the generation portion of APCo's business.

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
                                                        Year Ended December 31,
                                                        -----------------------
                                                   2001                2000               1999
                                                   ----                ----               ----
                                                             (in thousands)
OPERATING REVENUES:
  Electricity Marketing and Trading             $1,017,938          $1,029,657           $920,158
  Energy Delivery                                  595,036             574,918            565,660
  Sales to AEP Affiliates                          171,285             154,678            100,232
                                                   -------   ---       -------   ---      -------
     Total Operating Revenues                    1,784,259           1,759,253          1,586,050
                                                 ---------   -       ---------   -      ---------

OPERATING EXPENSES:
  Fuel                                             351,557             369,161            444,711
  Purchased Power:
    Electricity Marketing                           42,092              24,720             59,979
    AEP Affiliates                                 346,878             355,774            130,991
  Other Operation                                  260,518             279,114            247,859
  Maintenance                                      132,373             124,493            123,834
  Depreciation and Amortization                    180,393             163,089            148,874
  Taxes Other Than Income Taxes                     99,878             111,692            112,722
  Income Taxes                                      95,584             130,056             75,844
                                                    ------   ---       -------   ----      ------
     Total Operating Expenses                    1,509,273           1,558,099          1,344,814
                                                 ---------   -       ---------   -      ---------

OPERATING INCOME                                   274,986             201,154            241,236

NONOPERATING INCOME                                 49,507              31,204             21,042

NONOPERATING EXPENSES                               41,500              16,329             12,755

NONOPERATING INCOME TAX EXPENSE                      1,139               3,123                191

INTEREST CHARGES                                   120,036             148,000            128,840
                                                   -------   ---       -------   ---      -------

INCOME BEFORE EXTRAORDINARY ITEM                   161,818              64,906            120,492

EXTRAORDINARY GAIN - DISCONTINUANCE OF
 REGULATORY ACCOUNTING FOR GENERATION
 (Inclusive of Tax Benefit of $7,872,000)             -                  8,938               -
                                                      ----   -----       -----   ------      ----

NET INCOME                                         161,818              73,844            120,492

PREFERRED STOCK DIVIDEND REQUIREMENTS                2,011               2,504              2,706
                                                     -----   -----       -----   -----      -----

EARNINGS APPLICABLE TO COMMON STOCK               $159,807            $ 71,340           $117,786
                                                  ========            ========           ========

Consolidated Statements of Comprehensive Income
                                                                        Year Ended December 31,
                                                                        -----------------------
                                                       2001                2000               1999
                                                       ----                ----               ----
                                                                            (in thousands)
NET INCOME                                          $161,818             $73,844           $120,492

OTHER COMPREHENSIVE INCOME (LOSS)
  Foreign Currency Exchange Rate Hedge                  (340)               -                  -
                                                        ----   ---          ----   ----        ----

COMPREHENSIVE INCOME                                $161,478             $73,844           $120,492
                                                    ========             =======           ========

See Notes to Financial Statements beginning on page L-1.

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
                                                                           December 31,
                                                                 2001                2000
                                                                          (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production                                                  $2,093,532          $2,058,952
  Transmission                                                 1,222,226           1,177,079
  Distribution                                                 1,887,020           1,816,925
  General                                                        257,957             254,371
  Construction Work in Progress                                  203,922             110,951
                                                                 -------   ---       -------
          Total Electric Utility Plant                         5,664,657           5,418,278
  Accumulated Depreciation and Amortization                    2,296,481           2,188,796
                                                               ---------   -       ---------
          NET ELECTRIC UTILITY PLANT                           3,368,176           3,229,482
                                                               ---------   -       ---------

OTHER PROPERTY AND INVESTMENTS                                    53,736              56,967
                                                                  ------   ----       ------

LONG-TERM ENERGY TRADING CONTRACTS                               316,249             322,038
                                                                 -------   ---       -------

CURRENT ASSETS:
  Cash and Cash Equivalents                                       13,663               5,847
  Advances to Affiliates                                            -                  8,387
  Accounts Receivable:
   Customers                                                     113,371             243,298
   Affiliated Companies                                           63,368              63,919
   Miscellaneous                                                  11,847              16,179
   Allowance for Uncollectible Accounts                           (1,877)             (2,588)
  Fuel - at average cost                                          56,699              39,076
  Materials and Supplies - at average cost                        59,849              57,515
  Accrued Utility Revenues                                        30,907              66,499
  Energy Trading Contracts                                       566,284           2,024,222
  Prepayments                                                     16,018               6,307
                                                                  ------   -----       -----

          TOTAL CURRENT ASSETS                                   930,129           2,528,661
                                                                 -------   -       ---------

REGULATORY ASSETS                                                397,383             447,750
                                                                 -------   ---       -------

DEFERRED CHARGES                                                  42,265              48,826
                                                                  ------   ----       ------

                    TOTAL                                     $5,107,938          $6,633,724
                                                              ==========          ==========

See Notes to Financial Statements beginning on page L-1.

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
                                                               December 31,
                                                            2001                2000
                                                            ----                ----
                                                              (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - No Par Value:
    Authorized - 30,000,000 Shares
    Outstanding - 13,499,500 Shares                        $260,458            $260,458
  Paid-in Capital                                           715,786             715,218
  Accumulated Other Comprehensive Income (Loss)                (340)               -
  Retained Earnings                                         150,797             120,584
                                                            -------   ---       -------
    Total Common Shareholder's Equity                     1,126,701           1,096,260
  Cumulative Preferred Stock:
    Not Subject to Mandatory Redemption                      17,790              17,790
    Subject to Mandatory Redemption                          10,860              10,860
  Long-term Debt                                          1,476,552           1,430,812
                                                          ---------   -       ---------
          TOTAL CAPITALIZATION                            2,631,903           2,555,722
                                                          ---------   -       ---------

OTHER NONCURRENT LIABILITIES                                 84,104             105,883
                                                             ------   ---       -------

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                         80,007             175,006
  Short-term Debt                                              -                191,495
  Advances From Affiliates                                  291,817                -
  Accounts Payable - General                                131,387             153,422
  Accounts Payable - Affiliated Companies                    84,518             107,556
  Taxes Accrued                                              55,583              63,258
  Customer Deposits                                          13,177              12,612
  Interest Accrued                                           21,770              21,555
  Energy Trading Contracts                                  549,703           2,080,025
  Other                                                      75,299              85,378
                                                             ------   ----       ------

          Total CURRENT LIABILITIES                       1,303,261           2,890,307
                                                          ---------   -       ---------

DEFERRED INCOME TAXES                                       703,575             682,474
                                                            -------   ---       -------

DEFERRED INVESTMENT TAX CREDITS                              38,328              43,093
                                                             ------   ----       ------

LONG-TERM ENERGY TRADING CONTRACTS                          257,129             258,788
                                                            -------   ---       -------

REGULATORY LIABILITIES AND DEFERRED CREDITS                  89,638              97,457
                                                             ------   ----       ------

COMMITMENTS AND CONTINGENCIES (Note 8)

                    TOTAL                                $5,107,938          $6,633,724
                                                         ==========          ==========

See Notes to Financial Statements beginning on page L-1.

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                                                                Year Ended December 31,
                                                                                -----------------------
                                                                       2001              2000              1999
                                                                       ----              ----              ----
                                                                                     (in thousands)

OPERATING ACTIVITIES:
  Net Income                                                           $ 161,818           $73,844          $ 120,492
  Adjustments for Noncash Items:
    Depreciation and Amortization                                        180,505           163,202            149,791
    Deferred Federal Income Taxes                                         42,498             8,602             13,033
    Deferred Investment Tax Credits                                       (4,765)           (4,915)            (4,972)
    Deferred Power Supply Costs (net)                                      1,411           (84,408)            35,955
    Mark-to-Market of Energy Trading Contracts                           (68,254)           (1,843)            (8,939)
    Provision for Rate Refunds                                              -               (4,818)             4,818
    Extraordinary Gain                                                      -               (8,938)              -
  Change in Certain Current Assets and Liabilities:
    Accounts Receivable (net)                                            134,099          (166,911)            10,989
    Fuel, Materials and Supplies                                         (19,957)           18,487             (4,812)
    Accrued Utility Revenues                                              35,592           (13,081)            (7,433)
    Accounts Payable                                                     (45,073)          159,369             (9,273)
    Taxes Accrued                                                         (7,675)           14,220             13,319
    Revenue Refunds Accrued                                                 -                  181            (95,267)
    Incentive Plan Accrued                                                (2,451)           10,662              1,507
  Disputed Tax and Interest Related to COLI                                 -               72,440             (4,124)
  Change in Operating Reserves                                            (5,358)          (19,770)             7,451
  Rate Stabilization Deferral                                               -               75,601               -
  Change in Other Assets                                                  19,418           (13,021)            (8,669)
  Change in Other Liabilities                                            (27,954)            9,817            (22,455)
                                                                         -------   ----      -----   --       -------
            Net Cash Flows From Operating Activities                     393,854           288,720            191,411
                                                                         -------   --      -------   --       -------

INVESTING ACTIVITIES:
  Construction Expenditures                                             (306,046)         (199,285)          (211,416)
  Proceeds From Sales of Property and Other                                1,182               159             19,296
  Net Cost of Removal and Other                                           (8,434)           (7,500)           (24,373)
                                                                          ------   ---      ------   --       -------
            Net Cash Flows Used For Investing
             Activities                                                 (313,298)         (206,626)          (216,493)
                                                                        --------   -      --------   -       --------

FINANCING ACTIVITIES:
  Capital Contributions from Parent Company                                 -                 -                50,000
  Issuance of Long-term Debt                                             124,588            74,788            227,236
  Retirement of Cumulative Preferred Stock                                  -               (9,924)            (2,675)
  Retirement of Long-term Debt                                          (175,000)         (136,166)          (116,688)
  Change in Short-term Debt (net)                                       (191,495)           68,015             47,080
  Change in Advances From Affiliates                                     300,204            (8,387)              -
  Dividends Paid on Common Stock                                        (129,594)         (126,612)          (121,392)
  Dividends Paid on Cumulative Preferred Stock                            (1,443)           (1,938)            (2,257)
                                                                          ------   ---      ------   ---       ------
            Net Cash Flows From (Used For)
             Financing Activities                                        (72,740)         (140,224)            81,304
                                                                         -------   -      --------   ---       ------

Net Increase (Decrease) in Cash and Cash Equivalents                       7,816           (58,130)            56,222
Cash and Cash Equivalents January 1                                        5,847            63,977              7,755
                                                                           -----   ---      ------   ----       -----
Cash and Cash Equivalents December 31                                    $13,663           $ 5,847            $63,977
                                                                         =======           =======            =======

Supplemental Disclosure:
Cash paid for interest net of capitalized amounts was $117,283,000, $124,579,000 and $125,900,000 and for income taxes was $56,981,000, $63,682,000 and
$55,157,000 in 2001, 2000 and 1999, respectively. Noncash acquisitions under capital leases were $2,510,000, $14,116,000 and $13,868,000 in 2001, 2000 and
1999, respectively.

See Notes to Financial Statements beginning on page L-1.

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Retained Earnings
                                                                      Year Ended December 31,
                                                                      -----------------------
                                                                2001              2000               1999
                                                                ----              ----               ----
                                                                           (in thousands)

Retained Earnings January 1                                   $120,584          $175,854           $179,461
  Net Income                                                   161,818            73,844            120,492
                                                               -------   --       ------   -        -------
                                                               282,402           249,698            299,953
                                                               -------   -       -------   -        -------
Deductions:
  Cash Dividends Declared:
    Common Stock                                               129,594           126,612            121,392
    Cumulative Preferred Stock:
      4-1/2% Series                                                801               811                850
      5.90%  Series                                                278               307                425
      5.92%  Series                                                364               364                364
      6.85%  Series                                               -                  289                579
                                                                  ----   -----       ---   -----        ---
              Total Cash Dividends Declared                    131,037           128,383            123,610

  Capital Stock Expense                                            568               731                489
                                                                   ---   -----       ---   -----        ---
              Total Deductions                                 131,605           129,114            124,099
                                                               -------   -       -------   -        -------

Retained Earnings December 31                                 $150,797          $120,584           $175,854
                                                              ========          ========           ========

See Notes to Financial Statements Beginning on Page L-1.

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Capitalization

                                                                                          December 31,
                                    2001 2000
                                 (in thousands)

COMMON SHAREHOLDER'S EQUITY                                                      $1,126,701        $1,096,260
                                                                                 ----------        ----------

PREFERRED STOCK: No par value - authorized shares 8,000,000

            Call Price                                             Shares
           December 31,      Number of Shares Redeemed          Outstanding
Series(a)      2001 (b)        Year Ended December 31,       December 31, 2001
------     ------------     ----------------------------     -----------------
                              2001      2000      1999
                              ----      ----      ----

Not Subject to Mandatory Redemption:

4-1/2%         $110            -        7,011     8,671            177,905           17,790            17,790
                                                                                 ----------        ----------

Subject to Mandatory Redemption:

5.90% (c)      (d)             -       10,000    20,000             47,100            4,710             4,710
5.92% (c)      (d)             -         -         -                61,500            6,150             6,150
                                                                                 ----------        ----------

                                                                                     10,860            10,860
                                                                                 ----------        ----------

LONG-TERM DEBT (See Schedule of Long-term Debt):

First Mortgage Bonds                                                                639,365           739,015
Installment Purchase Contracts                                                      234,904           234,782
Senior Unsecured Notes                                                              518,247           468,113
Junior Debentures                                                                   161,507           161,367
Other Long-term Debt                                                                  2,536             2,541
Less Portion Due Within One Year                                                    (80,007)         (175,006)
                                                                                 ----------        ----------

  Long-term Debt Excluding Portion Due Within One Year                            1,476,552         1,430,812
                                                                                 ----------        ----------

  TOTAL CAPITALIZATION                                                           $2,631,903        $2,555,722
                                                                                 ==========        ==========

(a) The sinking fund provisions of each series subject to mandatory redemption have been met by purchase of shares in advance of the due date. APCo redeemed 84,500 shares of the 6.85% series of preferred stock subject to mandatory redemption in 2000.
(b) The cumulative preferred stock is callable at the price indicated plus accrued dividends. The involuntary liquidation preference is $100 per share. The aggregate involuntary liquidation price for all shares of cumulative preferred stock may not exceed $300 million. The unissued shares of the cumulative preferred stock may or may not possess mandatory redemption characteristics upon issuance.
(c) Commencing in 2003 and continuing through 2007 APCo may redeem at $100 per share 25,000 shares of the 5.90% series and 30,000 shares of the 5.92% series outstanding under sinking fund provisions at its option and all outstanding shares must be reacquired in 2008. Shares previously redeemed may be applied to meet the sinking fund requirement.
(d)  Not callable until after 2002.

See Notes to Financial Statements beginning on page L-1.

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Schedule of Long-term Debt

First mortgage bonds outstanding were as follows:
                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
6-3/8  2001 - March 1    $   -      $100,000
7.38   2002 - August 15    50,000     50,000
7.40   2002 - December 1   30,000     30,000
6.65   2003 - May 1        40,000     40,000
6.85   2003 - June 1       30,000     30,000
6.00   2003 - November 1   30,000     30,000
7.70   2004 - September 1  21,000     21,000
7.85   2004 - November 1   50,000     50,000
8.00   2005 - May 1        50,000     50,000
6.89   2005 - June 22      30,000     30,000
6.80   2006 - March 1     100,000    100,000
8.50   2022 - December 1   70,000     70,000
7.80   2023 - May 1        30,237     30,237
7.15   2023 - November 1   20,000     20,000
7.125  2024 - May 1        45,000     45,000
8.00   2025 - June 1       45,000     45,000
Unamortized Discount       (1,872)    (2,222)
                         --------   --------
  Total                  $639,365   $739,015
                         ========   ========

         First mortgage bonds are secured by first mortgage liens on electric utility plant. Certain indentures relating to the first mortgage bonds contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

Installment purchase contracts have been entered into, in connection with the issuance of pollution control revenue bonds by governmental authorities as follows:

                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
Industrial Development
 Authority of
 Russell County, Virginia:

7.70   2007 - November 1 $ 17,500   $ 17,500
5.00   2021 - November 1   19,500     19,500

Putnam County, West Virginia:

5.45   2019 - June 1       40,000     40,000
6.60   2019 - July 1       30,000     30,000

Mason County, West Virginia:

7-7/8  2013 - November 1   10,000     10,000
6.85   2022 - June 1       40,000     40,000
6.60   2022 - October 1    50,000     50,000
6.05   2024 - December 1   30,000     30,000
Unamortized Discount       (2,096)    (2,218)
  Total                  $234,904   $234,782
                         ========   ========


         Under the terms of the installment purchase contracts, APCo is required to pay amounts sufficient to enable the payment of interest on and the principal (at stated maturities and upon mandatory redemptions) of related pollution control revenue bonds issued to finance the construction of pollution control facilities at certain plants.

Senior unsecured notes outstanding were as follows:

                            December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
 (a)   2001 - June 27   $   -      $ 75,000
 (a)   2003 - August 20  125,000       -
7.45   2004 - November 1  50,000     50,000
6.60   2009 - May 1      150,000    150,000
7.20   2038 - March 31   100,000    100,000
7.30   2038 - June 30    100,000    100,000
Unamortized Discount      (6,753)    (6,887)
  Total                 $518,247   $468,113
                        ========   ========

(a) A floating interest rate is determined monthly. The rate on December 31, 2001 and 2000 was 2.839% and 6.95%, respectively.

Junior debentures outstanding were as follows:

                            December 31,
                                    2001 2000
                                 (in thousands)
8-1/4% Series A due
  2026 - September 30  $ 75,000     $ 75,000
8% Series B due 2027
  - March 31             90,000       90,000
Unamortized Discount     (3,493)      (3,633)
                       --------     --------
  Total                $161,507     $161,367
                       ========     ========

         Interest may be deferred and payment of principal and interest on the junior debentures is subordinated and subject in right to the prior payment in full of all senior indebtedness of the Company.

         At December 31, 2001, future annual long-term debt payments are as follows:

                             Amount
                             ------
                         (in thousands)
2002                       $   80,007
2003                          225,007
2004                          121,008
2005                           80,010
2006                          100,011
Later Years                   964,730
                           ----------
  Total Principal Amount    1,570,773
Unamortized Discount          (14,214)
    Total                  $1,556,559

APPALACHIAN POWER COMPANY AND SUBSIDIARIES
Index to Notes to Consolidated Financial Statements

The notes to APCo's financial statements are combined with the notes to financial statements for AEP and its other subsidiary registrants. Listed below are the combined notes that apply to APCo. The combined footnotes begin on page L-1.

                                    Combined
                                    Footnote
                                   Reference

Significant Accounting Policies                      Note  1

Extraordinary Items and Cumulative Effect            Note  2

Rate Matters                                         Note  5

Effects of Regulation                                Note  6

Customer Choice and Industry Restructuring           Note  7

Commitments and Contingencies                        Note 8

Benefit Plans                                        Note 10

Business Segments                                    Note 11

Risk Management, Financial Instruments
  and Derivatives                                    Note 12

Income Taxes                                         Note 13

Supplementary Information                            Note 14

Leases                                               Note 15

Lines of Credit and Sale of Receivables              Note 16

Unaudited Quarterly Financial Information            Note 17

Related Party Transactions                           Note 20

Subsequent Events                                    Note 21

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of
Directors of Appalachian Power Company:

     We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Appalachian Power Company and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, retained earnings, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Appalachian Power Company and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

                CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES


CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Selected Consolidated Financial Data
                                                             Year Ended December 31,
                                  2001             2000               1999                 1998                  1997
                                  ----             ----               ----                 ----                  ----
                                                                 (in thousands)
INCOME STATEMENTS DATA:
  Operating Revenues          $1,738,837        $1,770,402        $1,482,475             $1,406,117          $1,376,282
  Operating Expenses           1,443,106         1,463,304         1,188,490              1,123,330           1,124,963
                               ---------   -     ---------  -      ---------   -          ---------   -       ---------
  Operating Income               295,731           307,098           293,985                282,787             251,319
  Nonoperating Income
   (Loss)                          5,324             7,235             8,113                    760               8,277
  Interest Charges               116,268           124,766           114,380                122,036             131,173
                                 -------   ---     -------  ---      -------   ---          -------   ---       -------
  Income Before
   Extraordinary Item            184,787           189,567           187,718                161,511             128,423
  Extraordinary Loss              (2,509)             -               (5,517)                  -                   -
                                  ------   ------     ----  ----      ------   ------          ----   ------       ----
  Net Income                     182,278           189,567           182,201                161,511             128,423
  Preferred Stock
   Dividend
   Requirements                      242               241             6,931                  6,901               9,523
  Gain (Loss) on
   Reacquired Preferred
   Stock                            -                 -               (2,763)                  -                  2,402
                                    ----   ------     ----  ----      ------   ------          ----   -----       -----
  Earnings Applicable
   To Common Stock              $182,036          $189,326          $172,507               $154,610            $121,302
                                ========          ========          ========               ========            ========

                                                           Year Ended December 31,
                                  2001             2000               1999                   1998                1997
                                  ----             ----               ----                   ----                ----
                                                                 (in thousands)
BALANCE SHEETS DATA:
  Electric Utility
   Plant                      $5,769,707        $5,592,444         $5,511,894            $5,336,191          $5,215,749
  Accumulated
   Depreciation
   And Amortization            2,446,027         2,297,189          2,247,225             2,072,686           1,891,406
                               ---------   -     ---------  -       ---------  -          ---------   -       ---------
  Net Electric Utility
   Plant                      $3,323,680        $3,295,255         $3,264,669            $3,263,505          $3,324,343
                              ==========        ==========         ==========            ==========          ==========
  Total Assets                $5,115,986        $5,467,684         $4,847,850            $4,735,476          $4,897,380
                              ==========        ==========         ==========            ==========          ==========

  Common Stock and
   Paid-in Capital              $573,888          $573,888           $573,888              $573,888            $573,888
  Retained Earnings              826,197           792,219            758,894               734,387             828,777
                                 -------   ---     -------  ---       -------  ---          -------   ---       -------
  Total Common
   Shareholder's Equity       $1,400,085        $1,366,107         $1,332,782            $1,308,275          $1,402,665
                              ==========        ==========         ==========            ==========          ==========
  Preferred Stock                $ 5,967           $ 5,967            $ 5,967              $163,204            $163,204
                                 =======           =======            =======              ========            ========

  CPL - Obligated,
   Mandatorily
   Redeemable Preferred
   Securities of
   Subsidiary Trust
   Holding Solely
   Junior Subordinated
   Dentures of CPL              $136,250          $148,500           $150,000              $150,000            $150,000
                                ========          ========           ========              ========            ========

  Long-term Debt (a)          $1,253,768        $1,454,559         $1,454,541            $1,350,706          $1,414,335
                              ==========        ==========         ==========            ==========          ==========

  Total Capitalization
   And Liabilities            $5,115,986        $5,467,684         $4,847,850            $4,735,476          $4,897,380
                              ==========        ==========         ==========            ==========          ==========

(a) Including portion due within one year.

CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Management's Discussion and Analysis of Results of Operations


       CPL is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power to approximately 689,000 retail customers in southern Texas. CPL also sells electric power at wholesale to other utilities, municipalities and rural electric cooperatives.

       Wholesale power marketing and trading activities are conducted on CPL's behalf by AEP. CPL shares in the revenues and costs of the AEP Power Pool's wholesale sales to and forward trades with other utility systems and power marketers.

Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - As a result of our cost-based rate-regulated transmission and distribution operations, our financial statements reflect the actions of regulators that can result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.

         When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to CPL. Trading activities allocated to CPL involve the purchase and sale of energy under physical forward contracts at fixed and variable prices. Although trading contracts are generally short-term, there are also long-term trading contracts. We recognize revenues from trading activities generally based on changes in the fair value of energy trading contracts.

           Recording the net change in the fair value of trading contracts as revenues prior to settlement is commonly referred to as mark-to-market (MTM) accounting. It represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt of electricity and net settle in cash, the unrealized gain or loss is reversed out of revenues and the actual realized cash gain or loss is recognized in revenues. Therefore, over the trading contract's term an unrealized gain or loss is recognized as the contract's market value changes. When the contract settles the total gain or loss is realized in cash but only the difference between the accumulated unrealized net gains or losses recorded in prior months and the cash proceeds is recognized. Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading contract assets or liabilities as appropriate.

        Our trading activities represent physical forward electricity contracts that are typically settled by entering into offsetting contracts. An example of our trading activities is when, in January, we enter into a forward sales contract to deliver electricity in July. At the end of each month until the contract settles in July, we would record our share of any difference between the contract price and the market price as an unrealized gain or loss in revenues. In July when the contract settles, we would realize our share of the gain or loss in cash and reverse to revenues the previously recorded unrealized gain or loss. Prior to settlement, the change in the fair value of physical forward sale and purchase contracts is included in revenues on a net basis. Upon settlement of a forward trading contract, the amount realized is included in revenues, with the prior change in unrealized fair value reversed in revenues.

        Continuing with the above example, assume that later in January or sometime in February through July we enter into an offsetting forward contract to buy electricity in July. If we do nothing else with these contracts until settlement in July and if the volumes, delivery point, schedule and other key terms match then the difference between the sale price and the purchase price represents a fixed value to be realized when the contracts settle in July. If the purchase contract is perfectly matched with the sales contract, we have effectively fixed the profit or loss; specifically it is the difference between the contracted settlement price of the two contracts. Mark-to-market accounting for these contracts will have no further impact on results of operations but will have an offsetting and equal effect on trading contract assets and liabilities. Of course we could also do similar transactions but enter into a purchase contract prior to entering into a sales contract. If the sale and purchase contracts do not match exactly as to volumes, delivery point, schedule and other key terms, then there could be continuing mark-to-market effects on revenues from recording additional changes in fair values using mark-to-market accounting.


        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.

       Volatility in commodities markets affects the fair values of all of our open trading contracts exposing CPL to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.

Results of Operations

         Income before extraordinary item decreased $5 million or 3% in 2001. The decrease was primarily a result of a settlement of Texas municipal franchise fees (see Note 8) and increased maintenance expense.

         Income before extraordinary item increased $2 million or 1% in 2000 primarily as a result of increased retail energy sales, the post merger sharing of AEP's power marketing and trading operations which increased wholesale sales to neighboring utilities and power marketers and the effect of an unfavorable adjustment in 1999 as a result of FERC's approval of a transmission coordination agreement. These items were offset in part by a rise in interest expense.

Operating Revenues

         Operating revenues decreased 2% in 2001 and increased 19% in 2000. The increase in 2000 is primarily due to an increase in wholesale marketing and trading activities.

         The following analyzes the changes in operating revenues:

                         Increase (Decrease)
                         From Previous Year
                                (dollars in millions)
                               2001              2000
                               ----              ----
                       Amount        %     Amount      %
                       ------        -     ------      -

Retail*                 $4.2        -     $193.6     23
Wholesale
 Marketing
 and Trading           (79.1)     (11)      72.3     95
Unrealized
 MTM                    28.1      343       (8.2)     -
Other                   16.9       27       (8.9)   (12)
  Total
   Marketing
   and
   Trading             (29.9)      (2)     248.8     25
Energy
 Delivery*              (5.6)      (1)      29.1      6
Sales to AEP
 Affiliates              4.0       11       10.0     36
                    ---  ---            --  ----
   Total
    Revenues          $(31.5)      (2)    $287.9     19
                      ======              ======

*Reflects the allocation of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

        Retail operating revenues increased 23% in 2000 due to an increase in fuel and purchased power related revenues, reflecting rising prices for natural gas and purchased power, and an increase in weather-related demand for electricity. Through December 31, 2001 the Texas fuel and purchased power clause recovery mechanism provides for the accrual of revenues to recover fuel and purchased power cost increases until reviewed and approved for billing to customers by the PUCT. As a result increases in fuel and purchased power expenses and related accrued revenues do not adversely affect results of opertions.


        The  decrease in  wholesale  marketing  and trading  revenues in 2001 is
primarily   attributable   to  unfavorable   wholesale   marketing  and  trading
conditions.

        The increase in wholesale marketing and trading revenues in 2000 is primarily attributable to CPL's initial participation in AEP's power marketing and trading operations. Since becoming a subsidiary of AEP as a result of the merger in June 2000, CPL shares in AEP's power marketing and trading transactions with other non-affiliated entities.

Operating Expenses

         Total operating expenses decreased 1% in 2001 and increased 23% in 2000. The 2001 decrease is due primarily to a decrease in fuel costs partially offset by purchased power, taxes and maintenance. The 2000 increase was primarily due to increased costs of fuel and purchased power and a rise in other operation expense. The changes in the components of operating expenses were:

                           Increase (Decrease)
                           From Previous Year
                              (dollars in millions)
                             2001              2000
                             ----              ----
                      Amount      %      Amount     %
                      ------      -      ------     -

Fuel                 $(58.8)    (11)    $146.9     36
Marketing
 Purchases            (16.2)    (11)      92.5    180
AEP
 Affiliate
 Purchases             26.0      80       15.9     95
Other
 Operation              1.7       1       28.4     10
Maintenance            10.7      18       (9.6)   (14)
Depreciation
 And
Amortization          (10.4)     (6)       1.1      1
Taxes Other
 Than Income
 Taxes                 14.4      19        2.7      4
Income Taxes           12.4      12       (3.1)    (3)
                   --  ----           --  ----
    Total            $(20.2)     (1)    $274.8     23
                     ======             ======

N.M. = Not Meaningful

         The decrease in fuel expense in 2001 was primarily due to a reduction in the average cost of fuel primarily from a decline in natural gas prices. CPL uses natural gas as fuel for 71% of its generating capacity. The nature of the natural gas market is such that both long-term and short-term contracts are generally based on the current spot market price. Changes in natural gas prices affect CPL's fuel expense, however, as explained above, they generally do not impact results of operations.
         Fuel expense increased in 2000 primarily due to a rise in the average cost of fuel reflecting large increases in natural gas prices.

       Overall Purchased Power increased in both years largely due to higher natural gas prices. Although gas prices declined in 2001, they were higher during the first half of 2001 when CPL was making most of its purchases. Throughout 2000 gas prices were increasing accounting for the rise in both AEP Affiliates and Electricity Marketing Purchased Power Expense in 2000.

       Other operation expense increased in 2000 due primarily to an increase in transmission expenses that resulted from new prices for the ERCOT transmission grid. Each year ERCOT establishes new rates to allocate the costs of the Texas transmission system to Texas electric utilities. In addition to higher transmission expenses, other operation expense increased due to higher administrative expenses resulting from the Company's share of STP voluntary severance expenses and Texas regulatory expenses.

       The principal cause of the increase in maintenance expense in 2001 was two refueling outages at the STP verses one in 2000. Also contributing to the increase in maintenance expense were scheduled major overhauls of four power plants.


       Maintenance expense decreased in 2000 as a result of a 10-year service inspection and refueling of STP Units 1 and 2 performed in 1999.

       Taxes other than income taxes increased in 2001 due primarily to an increase in franchise related taxes, including a settlement of disputed franchise fees (see Note 8), and a new tax levied by the PUCT, the Texas System Benefit Fund Assessment.

       The increase in income tax expense was primarily due to adjustments associated with prior year tax returns and an increase in pre-tax book income.

Interest Charges

       The decrease in interest charges in 2001 was attributable to lower average interest rates associated with short-term and long-term debt.

       The increase in interest charges in 2000 can be attributed to higher average interest rates on debt.

Extraordinary Loss

       The extraordinary loss on reacquired debt recorded in 2001 was the result of reacquisition of installment purchase contracts for Matagorda County, Navigation District, Texas.

Preferred Stock Dividends

       Preferred stock dividends decreased in 2000 as a result of the redemption of preferred stock in the fourth quarter of 1999, which resulted in a loss on reacquired preferred stock recorded in 1999.

CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
                                                           Year Ended December 31,
                                                           -----------------------
                                                        2001              2000              1999
                                                        ----              ----              ----
                                                                (in thousands)
OPERATING REVENUES:
  Electricity Marketing and Trading               $1,223,893          $1,253,836         $1,005,037
  Energy Delivery                                    473,182             478,814            449,667
  Sales to AEP Affiliates                             41,762              37,752             27,771
                                                      ------   ----       ------   ----      ------
     TOTAL REVENUES                                1,738,837           1,770,402          1,482,475

OPERATING EXPENSES:
  Fuel                                               492,057             550,903            403,989
  Purchased Power:
    Electricity Marketing                            127,816             144,021             51,482
    AEP Affiliates                                    58,641              32,591             16,673
  Other Operation                                    321,227             319,539            291,131
  Maintenance                                         71,212              60,528             70,165
  Depreciation and Amortization                      168,341             178,786            177,702
  Taxes Other Than Income Taxes                       90,916              76,477             73,823
  Income Taxes                                       112,896             100,459            103,525
                                                     -------   ---       -------   ---      -------
    Total Operating Expenses                       1,443,106           1,463,304          1,188,490
                                                   ---------   -       ---------   -      ---------

OPERATING INCOME                                     295,731             307,098            293,985

NONOPERATING INCOME                                   22,552               5,830              6,420

NONOPERATING EXPENSES                                 17,626               3,668              3,593

NONOPERATING INCOME TAX EXPENSE (CREDIT)                (398)             (5,073)            (5,286)

INTEREST CHARGES                                     116,268             124,766            114,380
                                                     -------   ---       -------   ---      -------

INCOME BEFORE EXTRAORDINARY ITEM                     184,787             189,567            187,718

EXTRAORDINARY LOSS ON REACQUIRED DEBT (Inclusive
 of Tax $1,351,000 and $2,971,000 for 2001 and
 1999, respectively)                                  (2,509)               -                (5,517)
                                                      ------   ------       ----   ----      ------

NET INCOME                                           182,278             189,567            182,201

PREFERRED STOCK DIVIDEND REQUIREMENTS                    242                 241              6,931

LOSS ON REACQUIRED PREFERRED STOCK                      -                   -                (2,763)
                                                        ----   ------       ----   ----      ------

EARNINGS APPLICABLE TO COMMON STOCK                 $182,036            $189,326           $172,507
                                                    ========            ========           ========

See Notes to Financial Statements Beginning on Page L-1.

CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
                                                                December 31,
                                                              2001               2000
                                                              ----               ----
                                                               (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production                                              $3,169,421          $3,175,867
  Transmission                                               663,655             581,931
  Distribution                                             1,279,037           1,221,750
  General                                                    241,137             237,764
  Construction Work in Progress                              169,075             138,273
  Nuclear Fuel                                               247,382             236,859
                                                             -------   ---       -------
          Total Electric Utility Plant                     5,769,707           5,592,444
  Accumulated Depreciation and Amortization                2,446,027           2,297,189
                                                           ---------   -       ---------
          NET ELECTRIC UTILITY PLANT                       3,323,680           3,295,255
                                                           ---------   -       ---------

OTHER PROPERTY AND INVESTMENTS                                47,950              44,225
                                                              ------   ----       ------

LONG-TERM ENERGY TRADING CONTRACTS                            72,502              65,786
                                                              ------   ----       ------

CURRENT ASSETS:
  Cash and Cash Equivalents                                   10,909              14,253
  Accounts Receivable:
   General                                                    38,459              67,787
   Affiliated Companies                                        6,249              31,272
   Allowance for Uncollectible Accounts                         (186)             (1,675)
  Fuel Inventory - at LIFO cost                               38,690              22,842
  Materials and Supplies - at average cost                    55,475              53,108
  Under-recovered Fuel Costs                                    -                127,295
  Energy Trading Contracts                                   212,979             476,839
  Prepayments                                                  2,742               3,014
                                                               -----   -----       -----
          TOTAL CURRENT ASSETS                               365,317             794,735
                                                             -------   ---       -------

REGULATORY ASSETS                                            226,806             202,440
                                                             -------   ---       -------

REGULATORY ASSETS DESIGNATED FOR SECURITIZATION              959,294             953,249
                                                             -------   ---       -------

NUCLEAR DECOMMISSIONING TRUST FUND                            98,600              93,592
                                                              ------   ----       ------

DEFERRED CHARGES                                              21,837              18,402
                                                              ------   ----       ------

                    TOTAL                                 $5,115,986          $5,467,684
                                                          ==========          ==========

See Notes to Financial Statements beginning on page L-1.



CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
                                                                          December 31,
                                                                       2001                2000
                                                                       ----                ----
                                                                         (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - $25 Par Value:
    Authorized - 12,000,000 Shares
    Outstanding - 6,755,535 Shares                                    $168,888           $168,888
  Paid-in Capital                                                      405,000            405,000
  Retained Earnings                                                    826,197            792,219
                                                                       -------  ---       -------
    Total Common Shareholder's Equity                                1,400,085          1,366,107
  Preferred Stock                                                        5,967              5,967
  CPL - Obligated, Mandatorily Redeemable Preferred
   Securities of Subsidiary Trust Holding Solely
   Junior Subordinated Debentures of CPL                               136,250            148,500

Long-term Debt                                                         988,768          1,254,559
                                                                       -------  -       ---------
          TOTAL CAPITALIZATION                                       2,531,070          2,775,133
                                                                     ---------  -       ---------

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                                   265,000            200,000
  Advances from Affiliates                                             354,277            269,712
  Accounts Payable - General                                            65,307            128,957
  Accounts Payable - Affiliated Companies                               49,301             40,962
  Over-Recovered Fuel                                                   57,762               -
  Taxes Accrued                                                         83,512             55,526
  Interest Accrued                                                      18,524             26,217
  Energy Trading Contracts                                             219,486            485,521
  Other                                                                 49,512             40,630
                                                                        ------  ----       ------

          Total CURRENT LIABILITIES                                  1,162,681          1,247,525
                                                                     ---------  -       ---------

DEFERRED INCOME TAXES                                                1,163,795          1,242,797
                                                                     ---------  -       ---------

DEFERRED INVESTMENT TAX CREDITS                                        122,892            128,100
                                                                       -------  ---       -------

LONG-TERM ENERGY TRADING CONTRACTS                                      62,138             65,295
                                                                        ------  ----       ------

DEFERRED CREDITS                                                        73,410              8,834
                                                                        ------  -----       -----

COMMITMENTS AND CONTINGENCIES (Note 8)

                    TOTAL                                           $5,115,986         $5,467,684
                                                                    ==========         ==========

See Notes to Financial Statements beginning on page L-1.



CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                                                    Year Ended December 31,
                                                                    -----------------------
                                                              2001              2000               1999
                                                              ----              ----               ----
                                                                         (in thousands)
OPERATING ACTIVITIES:
  Net Income                                               $ 182,278         $ 189,567          $ 182,201
  Adjustments for Noncash Items:
    Depreciation and Amortization                            168,341           178,786            177,702
    Extraordinary Loss on Reacquired Debt                      2,509              -                 5,517
    Deferred Income Taxes                                    (72,568)           16,263             19,938
    Deferred Investment Tax Credits                           (5,208)           (5,207)            (5,207)
    Mark-to-Market of Energy Trading Contracts               (12,048)            8,191               -
  Change in Certain Current Assets and Liabilities:
    Accounts Receivable (net)                                 52,862           (32,902)           (13,426)
    Fuel, Materials and Supplies                             (18,215)            8,680             (4,476)
    Interest Accrued                                          (7,693)           11,494            (12,313)
    Fuel Recovery                                            185,057           (96,872)           (40,046)
    Accounts Payable                                         (55,311)           45,873             (3,061)
    Taxes Accrued                                             27,986            14,405             (5,734)
  Transmission Coordination Agreement Settlement                -               15,519            (15,519)
  Change in Other Assets                                      10,756               599          19,974
  Change in Other Liabilities                                 11,174            12,233            (554)
                                                              ------   ---      ------   ------   -----
            Net Cash Flows From Operating Activities         469,920           366,629            304,996
                                                             -------   --      -------   --       -------

INVESTING ACTIVITIES:
  Construction Expenditures                                 (193,732)         (199,484)          (210,823)
  Proceeds From Sales of Property and Other                     (354)             -                15,063
                                                                ----   -----      ----   ---       ------
            Net Cash Flows Used For Investing
             Activities                                     (194,086)         (199,484)          (195,760)
                                                            --------   -      --------   -       --------

FINANCING ACTIVITIES:
  Issuance of Long-term Debt                                 260,162           149,248            358,887
  Retirement of Preferred Stock                                 -                 -              (160,001)
  Retirement of Long-term Debt                              (475,606)         (151,440)          (261,700)
  Change in Advances from Affiliates (net)                    84,565           (52,446)           161,860
  Special Deposit for Reacquisition of Long-term Debt           -               50,000            (50,000)
  Dividends Paid on Common Stock                            (148,057)         (156,000)          (148,000)
  Dividends Paid on Cumulative Preferred Stock                  (242)             (249)            (7,835)
                                                                ----   -----      ----   ---       ------
            Net Cash Flows Used For
             Financing Activities                           (279,178)         (160,887)          (106,789)
                                                            --------   -      --------   -       --------

Net Increased (Decrease) in Cash and Cash Equivalents         (3,344)            6,258              2,447
Cash and Cash Equivalents January 1                           14,253             7,995              5,548
                                                              ------   ----      -----   ----       -----
Cash and Cash Equivalents December 31                        $10,909           $14,253            $ 7,995
                                                             =======           =======            =======

Supplemental Disclosure:
Cash paid for interest net of capitalized amounts (including distributions on Trust Preferred Securities) was $109,835,000, $110,010,000 and $125,222,000 and
for income taxes was $161,529,000, $48,141,000 and $78,393,000 in 2001, 2000 and
1999,respectively.

See Notes to Financial Statements beginning on page L-1.

CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Consolidated Statements of Retained Earnings
                                                                  Year Ended December 31,
                                                                  -----------------------
                                                           2001              2000               1999
                                                           ----              ----               ----
                                                                      (in thousands)
BEGINNING OF PERIOD                                      $792,219          $758,894           $734,387
NET INCOME                                                182,278           189,567            182,201

DEDUCTIONS:
  Cash Dividends Declared:
    Common Stock                                          148,057           156,000            148,000
    Preferred Stock                                           242               241              6,931
  Other                                                         1                 1               -

LOSS ON REACQUIRED PREFERRED STOCK                           -                 -                (2,763)
                                                             ----   ----       ----   --        ------

BALANCE AT END OF PERIOD                                 $826,197          $792,219           $758,894
                                                         ========          ========           ========

See Notes to Financial Statements beginning on page L-1.



CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Consolidated Statements of Capitalization

                                                                                  December 31,
                                    2001 2000
                                 (in thousands)

COMMON SHAREHOLDERS' EQUITY                                              $1,400,085        $1,366,107
                                                                         ----------        ----------

PREFERRED STOCK - authorized shares 3,035,000 $100 par value

            Call Price                                           Shares
           December 31,      Number of Shares Redeemed        Outstanding
Series         2001            Year Ended December 31,     December 31, 2001
------     ------------     ----------------------------   -----------------
                              2001      2000      1999
                              ----      ----      ----

Not Subject to Mandatory Redemption:

4.00%        $105.75           -         -         -             42,038       4,204             4,204
4.20%         103.75           -         -         -             17,476       1,748             1,748
Premium                                                                          15                15
                                                                         ----------        ----------
  Total Preferred Stock                                                       5,967             5,967
                                                                         ----------        ----------

TRUST PREFERRED SECURITIES:

 CPL-obligated,  mandatorily redeemable preferred securities of subsidiary trust holding solely Junior Subordinated Debentures of CPL, 8.00%,
 due April 30, 2037                                                         136,250           148,500
                                                                         ----------        ----------

LONG-TERM (See Schedule of Long-term Debt):

First Mortgage Bonds                                                        614,200           615,000
Installment Purchase Contracts                                              489,568           489,559
Senior Unsecured Notes                                                      150,000           350,000
Less Portion Due Within One year                                           (265,000)         (200,000)
                                                                         ----------        ----------

Long-term Debt Excluding Portion Due Within One Year                        988,768         1,254,559
                                                                         ----------        ----------

     TOTAL CAPITALIZATION                                                $2,531,070        $2,775,133
                                                                         ==========        ==========



See Notes to Financial Statements beginning on page L-1.

CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Schedule of Long-term Debt



First mortgage bonds outstanding were as follows:
                                     December 31,
                                     2001         2000
                                     ----         ----
                                     (in thousands)
% Rate Due
7.25  2004 - October 1          $100,000      $100,000
7.50  2002 - December 1          115,000       115,000
6-7/8 2003 - February 1           49,200        50,000
7-1/8 2008 - February 1           75,000        75,000
7.50  2023 - April 1              75,000        75,000
6-5/8 2005 - July 1              200,000       200,000
Unamortized Discount                -             -
                                --------      -----
  Total                         $614,200      $615,000
                                ========      ========

         First mortgage bonds are secured by first mortgage liens on electric utility plant. Certain indentures relating to the first mortgage bonds contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

Installment purchase contracts have been entered into in connection with the issuance of pollution control revenue bonds by governmental authorities as follows:

                                    December 31,
                                    2001         2000
                                    ----         ----
                                    (in thousands)
% Rate Due
Matagorda County
 Navigation District,
 Texas:
6.00  2028    - July 1         $120,265     $120,265
6.10  2028    - July 1             -         100,635
6-1/8 2030    - May 1            60,000       60,000
4.90  2030    - May 1              -         111,700
4.95  2030    - May 1              -          50,000
3.75  2030(a) - May 1           111,700         -
4.00  2030(a) - May 1            50,000         -
4.55  2029(a) - Nov 1           100,635         -
Guadalupe-Blanco
 River Authority
 District, Texas:

(b)  2015 - November 1           40,890       40,890

Red River Authority
 District, Texas:
6.00  2020 - June 1               6,330        6,330
Unamortized Discount               (252)        (261)
                               --------     --------
  Total                        $489,568     $489,559
                               ========     ========

(a)Installment Purchase Contract provides for bonds to be tendered in 2003 for 3.75% and 4.00% series and in 2006 for 4.55% series. Therefore, these installment purchase contracts have been classified for payments in those years.
(b) A floating interest rate is determined monthly. The rate on December 31, 2001 was 1.9%.


         Under the terms of the installment purchase contracts, CPL is required to pay amounts sufficient to enable the payment of interest on and the principal (at stated maturities and upon mandatory redemptions) of related pollution control revenue bonds issued to finance the construction of pollution control facilities at certain plants.

Senior unsecured notes outstanding were as follows:
                                     December 31,
                                     2001         2000
                                     ----         ----
                                     (in thousands)
% Rate Due
    2001 - November 23          $   -         $200,000
(c) 2002 - February 22           150,000       150,000
                                --------      --------
  Total                         $150,000      $350,000
                                ========      ========

(c) A floating interest rate is determined monthly. The rate on December 31, 2001 and 2000 was 2.56% and 7.20%, respectively.

         At December 31, 2001, future annual long-term debt payments are as follows:

                                           Amount
                                           ------
                                       (in thousands)
2002                                       $265,000
2003                                        210,900
2004                                        100,000
2005                                        200,000
2006                                        100,635
Later Years                                 377,485
                                  ---       -------
  Total Principal Amount                  1,254,020
Unamortized Discount                           (252)
                                  ------       ----
    Total                                $1,253,768

CENTRAL POWER AND LIGHT COMPANY AND SUBSIDIARIES
Index to Notes to Consolidated Financial Statements

The notes to CPL financial statements are combined with the notes to financial statements for AEP and its other subsidiary registrants. Listed below are the combined notes that apply to CPL. The combined footnotes begin on page L-1.

                                                          Combined
                                                          Footnote
                                                          Reference

Significant Accounting Policies                           Note  1

Extraordinary Items and Cumulative Effect                 Note  2

Merger                                                    Note  3

Rate Matters                                              Note  5

Effects of Regulation                                     Note  6

Customer Choice and Industry Restructuring                Note  7

Commitments and Contingencies                             Note  8

Benefit Plans                                             Note 10

Business Segments                                         Note 11

Risk Management, Financial Instruments and Derivatives    Note 12

Income Taxes                                              Note 13

Leases                                                    Note 15

Lines of Credit and Sale of Receivables                   Note 16

Unaudited Quarterly Financial Information                 Note 17

Trust Preferred Securities                                Note 18

Jointly Owned Electric Utility Plant                      Note 19

Related Party Transactions                                Note 20

Subsequent Events                                         Note 21

Subsequent Events (Unaudited)                             Note 22

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of Central Power and Light Company:

         We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Central Power and Light Company and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of the Company for the year ended December 31, 1999, before the restatement described in Note 3 to the consolidated financial statements, were audited by other auditors whose report, dated February 25, 2000, expressed an unqualified opinion on those statements.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such 2001 and 2000 consolidated financial statements present fairly, in all material respects, the financial position of Central Power and Light Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         We also audited the adjustments described in Note 3 that were applied to restate the 1999 consolidated financial statements to give retroactive effect to the conforming change in the method of accounting for vacation pay accruals. In our opinion, such adjustments are appropriate and have been properly applied.



Deloitte & Touche LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

                         COLUMBUS SOUTHERN POWER COMPANY
                                AND SUBSIDIARIES

COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
Selected Consolidated Financial Data
                                                 Year Ended December 31,
                                        2001               2000              1999               1998               1997
                                        ----               ----              ----               ----               ----
                                                                     (in thousands)
INCOME STATEMENTS DATA:

  Operating Revenues                $1,350,319          $1,304,409        $1,190,997         $1,187,745         $1,094,851
  Operating Expenses                 1,098,142           1,108,532           968,207            975,534            899,724
                                     ---------   -       ---------   ---     -------  ---       -------   ---      -------
  Operating Income                     252,177             195,877           222,790            212,211            195,127
  Nonoperating Income
   (Loss)                                7,738               5,153             2,709             (1,343)             3,137
  Interest Charges                      68,015              80,828            75,229             77,824             78,885
                                        ------   ---        ------   ----     ------  ----       ------   ----      ------
  Income Before
   Extraordinary Item                  191,900             120,202           150,270            133,044            119,379
  Extraordinary Loss                   (30,024)            (25,236)             -                  -                  -
                                       -------   --        -------   ------     ----  ------       ----   ------      ----
  Net Income                           161,876              94,966           150,270            133,044            119,379
  Preferred Stock
   Dividend
   Requirements                          1,095               1,783             2,131              2,131              2,442
                                         -----   ----        -----   -----     -----  -----       -----   -----      -----
  Earnings Applicable to
   Common Stock                       $160,781             $93,183          $148,139           $130,913           $116,937
                                      ========             =======          ========           ========           ========

                                                   Year Ended December 31,
                                        2001                2000              1999              1998               1997
                                        ----                ----              ----              ----               ----
                                                                      (in thousands)
BALANCE SHEETS DATA:

  Electric Utility Plant             $3,354,320          $3,266,794        $3,151,619        $3,053,565         $2,976,110
  Accumulated Depreciation            1,377,032           1,299,697         1,210,994         1,134,348          1,074,588
                                      ---------  -        ---------  -      ---------  -      ---------   -      ---------
  Net Electric Utility
   Plant                             $1,977,288          $1,967,097        $1,940,625        $1,919,217         $1,901,522
                                     ==========          ==========        ==========        ==========         ==========

  Total Assets                       $3,105,868          $3,888,302        $2,809,990        $2,681,690         $2,613,860
                                     ==========          ==========        ==========        ==========         ==========

  Common Stock and
   Paid-in Capital                     $615,395            $614,380          $613,899          $613,518           $613,138
  Retained Earnings                     176,103              99,069           246,584           186,441            138,172
                                        -------  ----        ------  ---      -------  ---      -------   ---      -------
  Total Common
   Shareholder's Equity                $791,498            $713,449          $860,483          $799,959           $751,310
                                       ========            ========          ========          ========           ========

  Cumulative Preferred
   Stock - Subject to
   Mandatory
   Redemption (a)                      $ 10,000            $ 15,000          $ 25,000          $ 25,000           $ 25,000
                                       ========            ========          ========          ========           ========

  Long-term Debt (a)                   $791,848            $899,615          $924,545          $959,786           $969,600
                                       ========            ========          ========          ========           ========

  Obligations Under
   Capital Leases (a)                  $ 34,887            $ 42,932          $ 40,270          $ 42,362           $ 38,587
                                       ========            ========          ========          ========           ========

  Total Capitalization and
             Liabilities             $3,105,868          $3,888,302        $2,809,990        $2,681,690         $2,613,860
                                     ==========          ==========        ==========        ==========         ==========

(a) Including portion due within one year.

COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
Management's Narrative Analysis of Results of Operations


      Columbus Southern Power Company is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power to 678,000 retail customers in central and southern Ohio. CSPCo as a member of the AEP Power Pool shares in the revenues and costs of the AEP Power Pool's wholesale sales to neighboring utility systems and power marketers including power trading transactions. CSPCo also sells wholesale power to municipalities.

      The cost of the AEP Power Pool's generating capacity is allocated among the Pool members based on their relative peak demands and generating reserves through the payment of capacity charges and receipt of capacity credits. AEP Power Pool members are also compensated for their out-of-pocket costs of energy delivered to the AEP Power Pool and charged for energy received from the AEP Power Pool. The AEP Power Pool calculates each company's prior twelve month peak demand relative to the total peak demand of all member companies as a basis for sharing AEP Power Pool revenues and costs. The result of this calculation is the member load ratio (MLR) which determines each company's percentage share of AEP Power Pool revenues and costs.

Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - As a result of our cost-based rate-regulated transmission and distribution operations, our financial statements reflect the actions of regulators that can result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.

         When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to CSPCo as a member of the AEP Power Pool. Trading activities involve the purchase and sale of energy under physical forward contracts at fixed and variable prices and buying and selling financial energy contracts which includes exchange traded futures and options and over-the-counter options and swaps. Although trading contracts are generally short-term, there are also long-term trading contracts. We recognize revenues from trading activities generally based on changes in the fair value of energy trading contracts.

           Recording the net change in the fair value of trading contracts prior to settlement is commonly referred to as mark-to-market (MTM) accounting. It represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt and net settle in cash, the unrealized gain or loss is reversed and the actual realized cash gain or loss is recognized. Therefore, over the trading contract's term an unrealized gain or loss is recognized as the contract's market value changes. When the contract settles the total gain or loss is realized in cash but only the difference between the accumulated unrealized net gains or losses recorded in prior months and the cash proceeds is recognized. Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading contract assets or liabilities as appropriate.

           The majority of our trading activities represent physical forward electricity contracts that are typically settled by entering into offsetting contracts. An example of our trading activities is when, in January, we enter into a forward sales contract to deliver electricity in July. At the end of each month until the contract settles in July, we would record our share of any difference between the contract price and the market price as an unrealized gain or loss. In July when the contract settles, we would realize our share of the gain or loss in cash and reverse the previously recorded unrealized gain or loss.

           Depending on whether the delivery point for the electricity is in AEP's traditional marketing area or not determines where the contract is reported on CSPCo's income statement. AEP's traditional marketing area is up to two transmission systems from the AEP service territory. Physical forward trading sale and purchase contracts with delivery points in AEP's traditional marketing area are included in revenues when the contracts settle. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts in AEP's traditional marketing area are included in revenues on a net basis. Physical forward sale and purchase contracts for delivery outside of AEP's traditional marketing area are included in nonoperating income when the contract settles. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts with delivery points outside of AEP's traditional marketing area are included in nonoperating income on a net basis.

        Continuing with the above example, assume that later in January or sometime in February through July we enter into an offsetting forward contract to buy electricity in July. If we do nothing else with these contracts until settlement in July and if the volumes, delivery point, schedule and other key terms match then the difference between the sale price and the purchase price represents a fixed value to be realized when the contracts settle in July. If the purchase contract is perfectly matched with the sales contract, we have effectively fixed the profit or loss; specifically it is the difference between the contracted settlement price of the two contracts. Mark-to-market accounting for these contracts will have no further impact on results of operations but will have an offsetting and equal effect on trading contract assets and liabilities. Of course we could also do similar transactions but enter into a purchase contract prior to entering into a sales contract. If the sale and purchase contracts do not match exactly as to volumes, delivery point, schedule and other key terms, then there could be continuing mark-to-market effects on results of operations from recording additional changes in fair values using mark-to-market accounting.

        Trading of electricity options, futures and swaps, represents financial transactions with unrealized gains and losses from changes in fair values reported net in nonoperating income until the contracts settle. When these financial contracts settle, we record our share of the net proceeds in nonoperating income and reverse to nonoperating income the prior unrealized gain or loss.
        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.

        Volatility in commodities markets affects the fair values of all of our open trading contracts exposing CSPCo to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.

Results of Operations
Net Income Increases

        Income before extraordinary item increased by $72 million or 60% in 2001 primarily due to the effect of a court decision related to a corporate owned life insurance (COLI) program recorded in 2000. In February 2001 the U.S. District Court for the Southern District of Ohio ruled against AEP and certain of its subsidiaries, including CSPCo, in a suit over the deductibility of interest claimed in AEP's consolidated tax return related to COLI. In 1998 and 1999 CSPCo paid the disputed taxes and interest attributable to the COLI interest deductions for taxable years 1991-98. The payments were included in Other Property and Investments pending the resolution of this matter. Also contributing to the increase in net income in 2001 was growth in and strong performance by the wholesale business in the first half of 2001 offset in part by the effect of extremely mild weather in November and December combined with weak economic conditions which reduced retail energy sales.

Operating Revenues Increase

        Operating revenues increased 4% in 2001 due to increased revenues to commercial customers and to AEP affiliates. Changes in the components of operating revenues were as follows:

                                     Increase (Decrease)
                                From Previous Year
                                   (dollars in millions)
                                    Amount       %
Retail*                             $(65.1)      (10)
Wholesale Marketing and
 Trading                             (16.2)      (11)
Unrealized MTM                        23.1        N.M.
Other                                  0.8         2
                                    ------
Total Marketing and
 Trading                             (57.4)       (7)
Energy Delivery*                      85.2        21
Sales to AEP Affiliates               18.1        37
                                    ------
   Total Revenues                   $ 45.9         4
                                    ======

N.M. = Not Meaningful

*Reflects the allocation in 2000 of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

        Operating revenues increased due to increased kilowatt hour sales to commercial customers and increased sales to affiliated companies.

Operating Expenses

        Operating expenses declined slightly in 2001 due to declines in fuel, maintenance expense, taxes other than income taxes and income taxes partially offset by an increase in depreciation expense. Changes in the components of operating expenses were:

                                Increase (Decrease)
                                 From Previous Year
                                   (dollars in millions)
                                    Amount         %

Fuel                            $(14.0)           (7)
Marketing Purchases                1.1            11
AEP Affiliate Purchases            4.4             2
Other Operation Expense           (0.4)            -
Maintenance Expense               (7.2)          (10)
Depreciation and
 Amortization                     27.7            28
Taxes Other Than
  Income Taxes                   (11.7)          (10)
Income Taxes                     (10.3)           (9)
                                ------
     Total                      $(10.4)           (1)
                                ======

        Fuel costs decreased by $14 million due to a 12.5% decrease in generation partially offset by increased coal prices of 6.3%

        Reversal of a quality of service regulatory liability accrual and reduced maintenance of overhead distribution lines accounted for the decease in maintenance expense.

        Depreciation and amortization expense increased significantly due to amortization of transition regulatory assets which began in January 2001. With the implementation of customer choice in Ohio on January 1, 2001, the PUCO approved the Company's plan for recovery of generation-related regulatory assets through frozen transition rates. Concurrent with the start of the transition period, we began amortization of the transition regulatory assets. Depreciation expense also increased due to additional plant investment.


        The decrease in taxes other than income taxes in 2001 is due to a decrease in property tax rates on generation property partially offset by a new state excise tax.

        The decrease in income tax expense was primarily due to an unfavorable ruling in AEP's suit against the government over interest deductions claimed relating to AEP's COLI program which was recorded in 2000 offset in part by an increase in pre-tax income.

Nonoperating Income Increase

        The increases in nonoperating income in 2001 and 2000 is primarily due to increased net gains on forward electricity trading transactions outside AEP's traditional marketing area. Net gains on power trading outside our traditional marketing area increased in 2001 and in 2000 reflecting favorable market conditions and increased trading activity.

Interest Charges Decrease

        Interest charges for 2001 decreased as a result of the recognition in 2000 of deferred interest payments to the IRS related to the COLI disallowances as well as reduced debt in 2001.

Extraordinary Loss

       In 2001 we recorded an extraordinary loss of $30 million net of tax to write-off prepaid Ohio excise taxes stranded by Ohio deregulation (see Note 2, "Extraordinary Items and Cumulative Effect").


COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
                                                                  Year Ended December 31,
                                                                  -----------------------
                                                          2001                  2000               1999
                                                          ----                  ----               ----
                                                                      (in thousands)
OPERATING REVENUES:
  Electricity Marketing and Trading                      $799,589              $856,998           $781,999
  Energy Delivery                                         483,219               398,046            389,280
  Sales to AEP Affiliates                                  67,511                49,365             19,718
                                                           ------            ----------         ----------
            Total Operating Revenues                    1,350,319             1,304,409          1,190,997
                                                        ---------    -        ---------   -      ---------

OPERATING EXPENSES:
  Fuel                                                    175,153               189,155            185,511
  Purchased Power:
    Electricity Marketing                                  10,957                 9,879             27,951
    AEP Affiliates                                        292,199               287,750            199,574
  Other Operation                                         219,497               219,840            189,549
  Maintenance                                              62,454                69,676             65,229
  Depreciation and Amortization                           127,364                99,640             94,532
  Taxes Other Than Income Taxes                           111,481               123,223            120,146
  Income Taxes                                             99,037               109,369             85,715
                                                           ------    ---        -------   ----      ------
            TOTAL OPERATING EXPENSES                    1,098,142             1,108,532            968,207
                                                        ---------    -        ---------   ---      -------

OPERATING INCOME                                          252,177               195,877            222,790

NONOPERATING INCOME                                        32,756                20,580              5,779

NONOPERATING EXPENSES                                      21,095                 8,070              6,010

NONOPERATING INCOME TAX EXPENSE (CREDIT)                    3,923                 7,357             (2,940)

INTEREST CHARGES                                           68,015                80,828             75,229
                                                           ------    ----        ------   ----      ------

INCOME BEFORE EXTRAORDINARY ITEM                          191,900               120,202            150,270

EXTRAORDINARY LOSS - DISCONTINUANCE OF
 REGULATORY ACCOUNTING FOR GENERATION - Net of
 tax (Note 2)                                             (30,024)              (25,236)              -
                                                          -------    ---        -------   ------      ----

NET INCOME                                                161,876                94,966            150,270

PREFERRED STOCK DIVIDEND REQUIREMENTS                       1,095                 1,783              2,131
                                                            -----    -----        -----   -----      -----

EARNINGS APPLICABLE TO COMMON STOCK                      $160,781              $ 93,183           $148,139
                                                         ========              ========           ========

Consolidated Statements of Retained Earnings

                                                               Year Ended December 31,
                                                               -----------------------
                                                       2001                  2000               1999
                                                       ----                  ----               ----
                                                                  (in thousands)

Retained Earnings January 1                          $ 99,069              $246,584           $186,441
Net Income                                            161,876                94,966            150,270
                                                      -------    --          ------   -        -------
                                                      260,945               341,550            336,711
                                                      -------    -          -------   -        -------
Deductions:
Cash Dividends Declared:
  Common Stock                                         82,952               240,600             87,996
  Cumulative Preferred Stock - 7% Series                  875                 1,400              1,750
                                                          ---    ---          -----   ---        -----
          Total Cash Dividends Declared                83,827               242,000             89,746
Capital Stock Expense                                   1,015                   481                381
                                                        -----    -----          ---   -----        ---
          Total Deductions                             84,842               242,481             90,127
                                                       ------    -          -------   --        ------
Retained Earnings December 31                        $176,103              $ 99,069           $246,584
                                                     ========              ========           ========

See Notes to Financial Statements beginning on page L-1.

COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
                                                                       December 31,
                                                                     2001                2000
                                                                     ----                ----
                                                                      (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production                                                      $1,574,506          $1,564,254
  Transmission                                                       401,405             360,302
  Distribution                                                     1,159,105           1,096,365
  General                                                            146,732             156,534
  Construction Work in Progress                                       72,572              89,339
                                                                      ------   ----       ------
          Total Electric Utility Plant                             3,354,320           3,266,794
  Accumulated Depreciation                                         1,377,032           1,299,697
                                                                   ---------   -       ---------

          NET ELECTRIC UTILITY PLANT                               1,977,288           1,967,097
                                                                   ---------   -       ---------

OTHER PROPERTY AND INVESTMENTS                                        40,369              39,848
                                                                      ------   ----       ------

LONG-TERM ENERGY TRADING CONTRACTS                                   193,915             171,820
                                                                     -------   ---       -------

CURRENT ASSETS:
 Cash and Cash Equivalents                                            12,358              11,600
 Accounts Receivable:
  Customers                                                           41,770              73,711
  Affiliated Companies                                                63,470              49,591
  Miscellaneous                                                       16,968              18,807
  Allowance for Uncollectible Accounts                                  (745)               (659)
 Fuel - at average cost                                               20,019              13,126
 Materials and Supplies - at average cost                             38,984              38,097
 Accrued Utility Revenues                                              7,087               9,638
 Energy Trading Contracts                                            347,198           1,079,704
 Prepayments                                                          28,733              46,735
                                                                      ------   ----       ------
          TOTAL CURRENT ASSETS                                       575,842           1,340,350
                                                                     -------   -       ---------

REGULATORY ASSETS                                                    262,267             291,553
                                                                     -------   ---       -------

DEFERRED CHARGES                                                      56,187              77,634
                                                                      ------   ----       ------

                    TOTAL                                         $3,105,868          $3,888,302
                                                                  ==========          ==========

See Notes to Financial Statements beginning on page L-1.




COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
                                                                         December 31,
                                                                        2001             2000
                                                                        ----             ----
                                                                       (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - No Par Value:
   Authorized - 24,000,000 Shares
   Outstanding - 16,410,426 Shares                                   $ 41,026           $ 41,026
  Paid-in Capital                                                     574,369            573,354
  Retained Earnings                                                   176,103             99,069
                                                                      -------   ----      ------
          Total Common Shareholder's Equity                           791,498            713,449
  Cumulative Preferred Stock - Subject to
   Mandatory Redemption                                                10,000             15,000
  Long-term Debt                                                      571,348            899,615
                                                                      -------   ---      -------
          TOTAL CAPITALIZATION                                      1,372,846          1,628,064
                                                                    ---------   -      ---------

OTHER NONCURRENT LIABILITIES                                           36,715             47,584
                                                                       ------   ----      ------

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                                  220,500               -
  Advances from Affiliates                                            181,384             88,732
  Accounts Payable - General                                           62,393             89,846
  Accounts Payable - Affiliated Companies                              83,697             72,493
  Taxes Accrued                                                       116,364            162,904
  Interest Accrued                                                     10,907             13,369
  Energy Trading Contracts                                            334,958          1,109,682
  Other                                                                34,600             60,701
                                                                       ------   ----      ------
          TOTAL CURRENT LIABILITIES                                 1,044,803          1,597,727
                                                                    ---------   -      ---------

DEFERRED INCOME TAXES                                                 443,722            422,759
                                                                      -------   ---      -------

DEFERRED INVESTMENT TAX CREDITS                                        37,176             41,234
                                                                       ------   ----      ------

LONG-TERM ENERGY TRADING CONTRACTS                                    157,706            138,073
                                                                      -------   ---      -------

DEFERRED CREDITS                                                       12,900             12,861
                                                                       ------   ----      ------

COMMITMENTS AND CONTINGENCIES (Note 8)

                    TOTAL                                          $3,105,868         $3,888,302
                                                                   ==========         ==========

COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                                                      Year Ended December 31,
                                                                      -----------------------
                                                                2001              2000               1999
                                                                ----              ----               ----
                                                                          (in thousands)
OPERATING ACTIVITIES:
  Net Income                                                $ 161,876            $ 94,966         $ 150,270
  Adjustments for Noncash Items:
    Depreciation and Amortization                             128,500             100,182            94,962
    Deferred Federal Income Taxes                              24,108              (4,063)           10,481
    Deferred Investment Tax Credits                            (4,058)             (3,482)           (3,994)
    Deferred Fuel Costs (net)                                    -                  5,352             8,889
    Mark to Market of Energy Trading Contracts                (44,680)             (3,393)           (2,369)
    Extraordinary Loss                                         30,024              25,236              -
  Change in Certain Current Assets and Liabilities:
    Accounts Receivable (net)                                  19,987             (29,737)            5,166
    Fuel, Materials and Supplies                               (7,780)             11,957            (7,777)
    Accrued Utility Revenues                                    2,551              38,479            (7,990)
    Accounts Payable                                          (16,249)             81,284             9,292
  Disputed Tax and Interest Related to COLI                      -                 39,483            (2,240)
  Change in Other Assets                                      (42,066)           (121,115)          (14,898)
  Change in Other Liabilities                                 (18,769)            132,441             3,388
                                                              -------   ---       -------   ----      -----
            Net Cash Flows From Operating Activities          233,444             367,590           243,180
                                                              -------   ---       -------   --      -------

INVESTING ACTIVITIES:
  Construction Expenditures                                  (132,532)           (127,987)         (115,321)
  Proceeds From Sales and Leaseback
   Transactions and Other                                      10,841               1,560             1,858
                                                               ------   -----       -----   ----      -----
            Net Cash Flows Used For Investing
             Activities                                      (121,691)           (126,427)         (113,463)
                                                             --------   --       --------   -      --------

FINANCING ACTIVITIES:
  Change in Advances from Affiliates (net)                     92,652              88,732              -
  Issuance of Affiliated Long-term Debt                       200,000                -                 -
  Retirement of Preferred Stock                                (5,000)            (10,000)             -
  Retirement of Long-term Debt                               (314,733)            (25,274)          (35,523)
  Change in Short-term Debt (net)                                -                (45,500)           (7,000)
  Dividends Paid on Common Stock                              (82,952)           (240,600)          (87,996)
  Dividends Paid on Cumulative Preferred Stock                   (962)             (1,575)           (1,750)
                                                                 ----   ----       ------   ---      ------
            Net Cash Flows Used For
              Financing Activities                           (110,995)           (234,217)         (132,269)
                                                             --------   --       --------   -      --------

Net Increase (Decrease) in Cash and Cash Equivalents              758               6,946            (2,552)
Cash and Cash Equivalents January 1                            11,600               4,654             7,206
                                                               ------   -----       -----   ----      -----
Cash and Cash Equivalents December 31                         $12,358            $ 11,600           $ 4,654
                                                              =======            ========           =======

Supplemental Disclosure:
Cash paid for interest net of capitalized amounts was $68,596,000, $68,506,000 and $72,007,000 and for income taxes was $80,485,000, $81,109,000 and
$71,809,000 in 2001, 2000 and 1999, respectively. Noncash acquisitions under capital leases were $1,019,000, $10,777,000 and $6,855,000 in 2001, 2000 and
1999, respectively.

See Notes to Financial Statements beginning on page L-1.



COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Capitalization


                                                                                          December 31,
                                    2001 2000
                                 (in thousands)

COMMON SHAREHOLDER'S EQUITY                                                      $  791,498        $  713,449
                                                                                 ----------        ----------

PREFERRED STOCK: $100 par value - authorized shares 2,500,000
                 $25  par value - authorized shares 7,000,000

            Call Price                                             Shares
           December 31,      Number of Shares Redeemed          Outstanding
Series         2001            Year Ended December 31,       December 31, 2001
------     ------------     ----------------------------     -----------------
                              2001      2000      1999
                              ----      ----      ----

Subject to Mandatory Redemption:

7.00%          (a)           50,000   100,000      -               100,000           10,000            15,000
                                                                                 ----------        ----------


LONG-TERM DEBT (See Schedule of Long-term Debt):

Notes - Affiliated                                                                  200,000
First Mortgage Bonds                                                                243,197           537,119
Installment Purchase Contracts                                                       91,220            91,166
Senior Unsecured Notes                                                              147,458           159,318
Junior Debentures                                                                   109,973           112,012
Less Portion Due Within One Years                                                  (220,500)             -
                                                                                 ----------        ----------

  Total Long-term Debt Excluding Portion Due Within One Year                        571,348           899,615
                                                                                 ----------        ----------

  TOTAL CAPITALIZATION                                                           $1,372,846        $1,628,064
                                                                                 ==========        ==========

(a) A sinking fund requires the redemption of 50,000 shares at $100 a share on or before August 1 of each year. The Company has the right, on each sinking fund date, to redeem an additional 50,000 shares which the Company did in August 2000. The sinking fund provisions of the 7% series aggregate $5,000,000 in 2002 and 2003.

See Notes to Financial Statements beginning on page L-1.

COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
Schedule of Long-term Debt

First mortgage bonds outstanding were as follows:
                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
7.25   2002 - October 1  $ 14,000   $ 56,500
7.15   2002 - November 1    6,500     20,000
6.80   2003 - May 1        13,000     45,000
6.60   2003 - August 1     25,000     40,000
6.10   2003 - November 1    5,000     20,000
6.55   2004 - March 1      26,500     50,000
6.75   2004 - May 1        26,000     50,000
8.70   2022 - July 1        2,000     35,000
8.40   2022 - August 1       -        15,000
8.55   2022 - August 1     15,000     15,000
8.40   2022 - August 15    14,000     25,500
8.40   2022 - October 15   13,000     13,000
7.90   2023 - May 1        40,000     50,000
7.75   2023 - August 1     33,000     33,000
7.45   2024 - March 1        -        30,000
7.60   2024 - May 1        11,000     41,000
Unamortized Discount         (803)    (1,881)
                         --------   --------
  Total                  $243,197   $537,119
                         ========   ========

         First mortgage bonds are secured by first mortgage liens on electric utility plant. Certain indentures relating to the first mortgage bonds contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

         Installment purchase contracts have been entered into in connection with the issuance of pollution control revenue bonds by the Ohio Air Quality Development Authority:

                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
6-3/8  2020 - December 1  $48,550    $48,550
6-1/4  2020 - December 1   43,695     43,695
Unamortized Discount       (1,025)    (1,079)
Total                     $91,220    $91,166
                          =======    =======

         Under the terms of the installment purchase contracts, CSPCo is required to pay amounts sufficient to enable the payment of interest on and the principal (at stated maturities and upon mandatory redemptions) of related pollution control revenue bonds issued to finance the construction of pollution control facilities at the Zimmer Plant.


Senior unsecured notes outstanding were as follows:

                            December 31,
                            2001      2000
                                 (in thousands)
% Rate Due
------ ------------------
6.85   2005 - October 3  $ 36,000  $ 48,000
6.51   2008 - February 1   52,000    52,000
6.55   2008 - June 26      60,000    60,000
Unamortized Discount         (542)     (682)
                         --------  --------
  Total                  $147,458  $159,318
                         ========  ========

Notes payable to parent company were as follows:
                            December 31,
                         2001          2000
                                 (in thousands)
% Rate   Due
Variable 2002 - Sept 25 $200,000   $   -

Junior debentures outstanding were as follows:

                            December 31,
                          2001         2000
                                 (in thousands)
% Rate Due
------ ------------------
8-3/8  2025 - Sept 30  $ 72,843     $ 75,000
7.92   2027 - March 31   40,000       40,000
Unamortized Discount     (2,870)      (2,988)
                       --------     --------
  Total                $109,973     $112,012
                       ========     ========

         Interest may be deferred and payment of principal and interest on the junior debentures is subordinated and subject in right to the prior payment in full of all senior indebtedness of the Company.

         At December 31, 2001, future annual long-term debt payments are as follows:

                             Amount
                             ------
                         (in thousands)
2002                        $220,500
2003                          43,000
2004                          52,500
2005                          36,000
2006                            -
Later Years                  445,088
  Total Principal Amount     797,088
Unamortized Discount          (5,240)
    Total                   $791,848

COLUMBUS SOUTHERN POWER COMPANY AND SUBSIDIARIES
Index to Notes to Consolidated Financial Statements

The notes to CSPCo's financial statements are combined with the notes to financial statements for AEP and its other subsidiary registrants. Listed below are the combined notes that apply to CSPCo. The combined footnotes begin on page L-1.

                                                          Combined
                                                          Footnote
                                                          Reference

Significant Accounting Policies                           Note  1

Extraordinary Items and Cumulative Effect                 Note  2

Effects of Regulation                                     Note  6

Customer Choice and Industry Restructuring                Note  7

Commitments and Contingencies                             Note  8

Benefit Plans                                             Note 10

Business Segments                                         Note 11

Risk Management, Financial Instruments and Derivatives    Note 12

Income Taxes                                              Note 13

Supplementary Information                                 Note 14

Leases                                                    Note 15

Lines of Credit and Sale of Receivables                   Note 16

Unaudited Quarterly Financial Information                 Note 17

Jointly Owned Electric Utility Plant                      Note 19

Related Party Transactions                                Note 20

Subsequent Events                                         Note 21

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of Columbus Southern Power Company:

         We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Columbus Southern Power Company and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Columbus Southern Power Company and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



Deloitte & Touche LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

                         INDIANA MICHIGAN POWER COMPANY
                                AND SUBSIDIARIES

INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Selected Consolidated Financial Data
                                                                            Year Ended December 31,
                                            2001                2000               1999               1998                1997
                                            ----                ----               ----               ----                ----
                                                                                (in thousands)
INCOME STATEMENTS DATA:
  Operating Revenues                    $1,526,997         $1,488,209           $1,351,666        $1,405,794          $1,339,232
  Operating Expenses                     1,367,292          1,522,911            1,243,014         1,239,787           1,131,444
                                        ----------         ----------           ----------        ----------          ----------
  Operating Income
   (Loss)                                  159,705            (34,702)             108,652           166,007             207,788
  Nonoperating Income
   (Loss)                                    9,730              9,933                4,530              (839)              4,415
  Interest Charges                          93,647            107,263               80,406            68,540              65,463
                                        ----------         ----------           ----------        ----------          ----------
  Net Income (Loss)                         75,788           (132,032)              32,776            96,628             146,740
  Preferred Stock
   Dividend
   Requirements                              4,621              4,624                4,885             4,824               5,736
                                        ----------         ----------           ----------        ----------          ----------
  Earnings (Loss)
   Applicable to
   Common Stock                         $   71,167         $ (136,656)          $   27,891        $   91,804          $  141,004
                                        ==========         ==========           ==========        ==========          ==========

                                                                               December 31,
                                              2001               2000               1999               1998                1997
                                              ----               ----               ----               ----                ----
                                                                                (in thousands)
BALANCE SHEETS DATA:

  Electric Utility
   Plant                                $4,923,721         $4,871,473           $4,770,027        $4,631,848          $4,514,497
  Accumulated
   Depreciation and
   Amortization                          2,436,972          2,280,521            2,194,397         2,081,355           1,973,937
                                        ----------         ----------           ----------        ----------          ----------
  Net Electric Utility
   Plant                                $2,486,749         $2,590,952           $2,575,630        $2,550,493          $2,540,560
                                        ==========         ==========           ==========        ==========          ==========

  Total Assets                          $4,817,008         $5,811,038           $4,576,696        $4,148,523          $3,967,798
                                        ==========         ==========           ==========        ==========          ==========

  Common Stock and
   Paid-in Capital                      $  789,800         $  789,656           $  789,323        $  789,189          $  789,056
  Accumulated Other
   Comprehensive Income
   (Loss)                                   (3,835)              -                   -                  -                   -
  Retained Earnings                         74,605              3,443              166,389           253,154             278,814
                                        ----------         ----------           ----------        ----------          ----------
  Total Common
   Shareholder's Equity                 $  860,570         $  793,099           $  955,712        $1,042,343          $1,067,870
                                        ==========         ==========           ==========        ==========          ==========

  Cumulative Preferred
   Stock:
    Not Subject to
     Mandatory
     Redemption                         $    8,736         $    8,736           $    9,248        $    9,273          $    9,435
    Subject to
     Mandatory
     Redemption (a)                         64,945             64,945               64,945            68,445              68,445
                                        ----------         ----------           ----------        ----------          ----------
      Total Cumulative
        Preferred Stock                 $   73,681         $   73,681           $   74,193        $   77,718          $   77,880
                                        ==========         ==========           ==========        ==========          ==========

  Long-term Debt (a)                    $1,652,082         $1,388,939           $1,324,326        $1,175,789          $1,049,237
                                        ==========         ==========           ==========        ==========          ==========

  Obligations Under
   Capital Leases (a)                   $   61,933         $  163,173           $  187,965        $  186,427          $  195,227
                                        ==========         ==========           ==========        ==========          ==========

  Total Capitalization
    And Liabilities                     $4,817,008         $5,811,038           $4,576,696        $4,148,523          $3,967,798
                                        ==========         ==========           ==========        ==========          ==========

(a) Including portion due within one year. (a)

INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Management's Discussion and Analysis of Results of Operations

       I&M is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power to 567,000 retail customers in its service territory in northern and eastern Indiana and a portion of southwestern Michigan. As a member of the AEP Power Pool, I&M shares the revenues and the costs of the AEP Power Pool's wholesale sales to neighboring utilities and power marketers including power trading transactions. I&M also sells wholesale power to municipalities and electric cooperatives.

       The cost of the AEP Power Pool's generating capacity is allocated among its members based on their relative peak demands and generating reserves through the payment of capacity charges and the receipt of capacity credits. AEP Power Pool members are also compensated for the out-of-pocket costs of energy delivered to the AEP Power Pool and charged for energy received from the AEP Power Pool. The AEP Power Pool calculates each company's prior twelve month peak demand relative to the total peak demand of all member companies as a basis for sharing revenues and costs. The result of this calculation is each company's member load ratio (MLR) which determines each company's percentage share of revenues and costs.

       Under the terms of unit power agreements, I&M purchases AEGCo's 50% share of the 2,600 MW Rockport Plant capacity unless it is sold to other utilities. AEGCo is an affiliate that is not a member of the AEP Power Pool. A long-term unit power agreement with an unaffiliated utility expired at the end of 1999 for the sale of 455 MW of AEGCo's Rockport Plant capacity. An agreement between AEGCo and KPCo provides for the sale of 390 MW of AEGCo's Rockport Plant capacity to KPCo through 2004. Therefore, effective January 1, 2000, I&M began purchasing 910 MW of AEGCo's 50% share of Rockport Plant capacity.


Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - As a cost-based rate-regulated electric public utility company, I&M's consolidated financial statements reflect the actions of regulators that can result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.

        When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to I&M as a member of the AEP Power Pool. Trading activities involve the purchase and sale of energy under physical forward contracts at fixed and variable prices and buying and selling financial energy contracts which includes exchange traded futures and options and over-the-counter options and swaps. The majority of trading activities represent physical forward electricity contracts that are typically settled by entering into offsetting physical contracts. Although trading contracts are generally short-term, there are also long-term trading contracts.

           Accounting standards applicable to trading activities require that changes in the fair value of trading contacts be recognized in revenues prior to settlement and is commonly referred to as mark-to-market (MTM) accounting. Since I&M is a cost-based rate-regulated entity, changes in the fair value of physical forward sale and purchase contracts in AEP's traditional marketing area are deferred as regulatory liabilities (gains) or regulatory assets (losses). The deferral reflects the fact that power sales and purchases are included in regulated rates on a settlement basis. AEP's traditional marketing area is up to two transmission systems from the AEP service territory. The change in the fair value of physical forward sale and purchase contracts outside AEP's traditional marketing area is included in nonoperating income on a net basis.

         Mark-to-market accounting represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt of electricity and net settle in cash, the unrealized gain or loss is reversed and the actual realized cash gain or loss is recognized in the income statement. Therefore, as the contract's market value changes over the contract's term an unrealized gain or loss is deferred for contracts with delivery points in AEP's traditional marketing area and for contracts with delivery points outside of AEP's traditional marketing area the unrealized gain or loss is recognized as nonoperating income. When the contract settles the total gain or loss is realized in cash and the impact on the income statement depends on whether the contract's delivery points are within or outside of AEP's traditional marketing area. For contracts with delivery points in AEP's traditional marketing area, the total gain or loss realized in cash is recognized in the income statement. Physical forward trading sale and purchase contracts with delivery points in AEP's traditional marketing area are included in revenues when the contracts settle. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts in AEP's traditional marketing area are deferred as regulatory liabilities (gains) or regulatory assets (losses). For contacts with delivery points outside of AEP's traditional marketing area only the difference between the accumulated unrealized net gains or losses recorded in prior months and the cash proceeds is recognized in the income statement. Physical forward sale and purchase contracts for delivery outside of AEP's traditional marketing area are included in nonoperating income when the contract settles. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts with delivery points outside of AEP's traditional marketing area are included in nonoperating income on a net basis. Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading contract assets or liabilities as appropriate.

        Trading of electricity options, futures and swaps, represents financial transactions with unrealized gains and losses from changes in fair values reported net in non-operating income until the contracts settle. When these financial contracts settle, we record our share of the net proceeds in non-operating income and reverse to nonoperating income the prior unrealized gain or loss.

        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.

        Volatility in commodities markets affects the fair values of all of our open trading contracts exposing I&M to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.

Results of Operations

       During 2000 both of the Cook Plant nuclear units were successfully restarted after being shutdown in September 1997 due to questions regarding the operability of certain safety systems which arose during a NRC architect engineer design inspection. See discussion in Note 4 of the Notes to Financial Statements.

A reduction in other operation and maintenance expense in 2001 reflects the completion of restart work on the Cook Plant and was the primary reason for a $208 million increase in net income. As a result of the costs incurred in 2000 to restart the Cook Plant nuclear units and a disallowance of interest deductions for a corporate owned life insurance (COLI) program, net income declined $165 million in 2000. In February 2001 the U.S. District Court for the Southern District of Ohio ruled against AEP and certain of its subsidiaries, including I&M, in a suit over deductibility of interest claimed in AEP's consolidated tax return related to COLI. In 1998 and 1999 I&M paid the disputed taxes and interest attributable to the COLI interest deductions for the taxable years 1991-98 and deferred them.

Operating Revenues Increase

       Operating revenues increased 3% in 2001 and 10% in 2000 due to increased sales to AEP affiliates through the AEP Power Pool. The following analyzes the changes in operating revenues:

                    Increase (Decrease)
                    From Previous Year
                   (dollars in millions)
                     2001           2000
               ------------------------------
               Amount    %    Amount     %

Retail*       $   (2.3) N.M. $(88.6)   (12)
Marketing
 and Trading     (12.0) (4)    78.6     37
Other              5.0  13    (13.0)   (26)
              --------       ------
                  (9.3) (1)   (23.0)    (3)
Energy
 Delivery*         3.4   1      0.1   N.M.
Sales to AEP
 Affiliates       44.7  21    159.4   313
              --------       ------
     Total    $   38.8   3   $136.5    10
              ========       ======

N.M. = Not Meaningful

*Reflects the allocation of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

       The increases in operating revenues in 2001 and 2000 are primarily due to increased sale to AEP affiliates reflecting increased availability of Cook Plant and a 91% increase in volume of power purchased from AEGCo in 2000. I&M increased its sales to AEP affiliates in 2000 when additional electricity became available. The return to service of the Cook Plant units in June and December 2000 and purchasing more power from AEGCo due to the expiration of AEGCo's contract to sell power to an unaffiliated entity, increased the amount of power I&M could sell to its affiliates in the AEP Power Pool.

       Retail revenues decreased in 2000 when the accrual of power supply recovery revenues ceased at the end of 1999 pursuant to Cook Plant settlement agreements. The accrued power supply recovery revenues are being amortized over a five-year period ending December 31, 2003. The decline in retail revenues was partially offset by an increase in wholesale marketing and trading revenues. In 2000 staffing increases in energy trading resulted in an increase in the number of forward electricity purchase and sale contracts in AEP's traditional marketing area.

Operating Expenses

       Total operating expenses decreased 10% in 2001 and increased 23% in 2000 primarily due to the expiration of an AEGCo unit power agreement to sell part of its Rockport Plant generation to an unaffiliated utility and the increase in operating expenses in 2000 for the unfavorable COLI tax ruling and costs related to the extended Cook Plant outage and restart efforts. The changes in the components of operating expenses were:

                     Increase (Decrease)
                      From Previous Year
                     (dollars in millions)
                       2001           2000
                -----------------------------
                Amount     %    Amount    %

Fuel            $   39.2   19   $ 25.5    14
Marketing
 Purchases           4.9   36    (21.5)  (61)
AEP Affiliate
 Purchases         (27.2) (10)    65.1    32
Other Operation   (147.7) (25)   136.5    30
Maintenance        (92.6) (42)    84.5    62
Depreciation and
 Amortization        9.3    6      4.9     3
Taxes Other Than
 Income Taxes        4.9    8     (5.2)   (8)
Income Taxes        53.6  N.M.    (9.9)  (95)
                 -------        ------
    Total       $ (155.6) (10)  $279.9    23
                ========        ======

N.M. = Not Meaningful

       The increase in fuel expense in 2001 and 2000 reflects an increase in nuclear generation as the Cook Plant units returned to service following the extended outage.

       Electricity marketing purchases increased in 2001 due to increased purchases from third parties for sales for resale. The decrease in electricity marketing purchases in 2000 is primarily due to a decrease in volume of power purchased as our generation became available.

The decline in purchased power from AEP affiliates in 2001 reflects generation from the Cook Plant replacing purchases from the AEP Power Pool. Purchases from the AEP Power Pool declined 21% in 2001. As a result of the expiration of AEGCo's power sale contract with an unaffiliated utility on December 31, 1999, I&M purchased more of AEGCo's share of Rockport Plant power. Purchases from AEGCo increased 91% in 2000.

       The decrease in other operation and maintenance expenses in 2001 was primarily due to the cessation of expenditures to prepare the Cook Plant nuclear units for restart with their return to service in 2000. Other operation and maintenance expenses increased in 2000 primarily due to expenditures to prepare the Cook Plant units for restart. In 1999 the IURC and MPSC approved settlement agreements which allowed the deferral of $200 million of Cook Plant restart costs in 1999 for amortization over five years from 1999 through 2003. As a result, other operation and maintenance expense in 1999 reflected a net deferral of $160 million. See discussion in Note 4 of the Notes to Financial Statements.

       The increase in depreciation and amortization charges in 2001 reflects increased generation and distribution plant investments and amortization of I&M's share of deferred merger costs.

       Taxes other than income taxes increased in 2001 due to higher real and personal property tax expense from the effect of a favorable accrual adjustment recorded in December 2000 to match estimated amounts with actual expenses. The decrease in taxes other than income tax in 2000 is primarily attributable to decreases in real and personal property taxes reflecting the favorable accrual adjustment and Indiana gross receipts taxes reflecting an unfavorable accrual adjustment related to the 1998 tax year recorded in 1999 for gross receipts tax.

       The significant increase in income taxes attributable to operations in 2001 is due to an increase in pre-tax operating income. Income taxes attributable to operations decreased in 2000 due to a decrease in pre-tax operating income.

Nonoperating Income, Expenses and Income Taxes Increase

       The increases in nonoperating income in 2001 and 2000 is primarily due to increased net gains on forward electricity trading transactions outside AEP's traditional marketing area. Net gains on power trading outside our traditional marketing area increased in 2001 and 2000 reflecting favorable market conditions and increased trading activity.

       Nonoperating   expenses  increased  in  2001  due  to  increased  trading overheads and traders' compensation.

       The increases in nonoperating income taxes in 2001 and 2000 reflects the increase in nonoperating pre-tax income.

Interest Charges

       The decrease in 2001 interest charges reflects the recognition in 2000 of deferred interest payments to the IRS on disputed income taxes from the disallowance of tax deductions for COLI interest for the years 1991-1998. Interest charges increased in 2000 due to increased borrowings to support expenditures for the Cook Plant restart effort and the recognition of deferred interest payments to the IRS on the disputed taxes.



INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
                                                                      Year Ended December 31,
                                                                      -----------------------
                                                                2001               2000               1999
                                                                ----               ----               ----
                                                                          (in thousands)

OPERATING REVENUES:
  Electricity Marketing and Trading                            $957,548           $966,882           $989,817
  Energy Delivery                                               314,410            311,019            310,880
  Sales to AEP Affiliates                                       255,039            210,308             50,969
                                                                -------            -------             ------

            TOTAL OPERATING REVENUES                          1,526,997          1,488,209          1,351,666
                                                              ---------          ---------          ---------

OPERATING EXPENSES:
  Fuel                                                          250,098            210,870            185,419
  Purchased Power:
    Electricity Marketing                                        18,707             13,785             35,328
    AEP Affiliates                                              238,237            265,475            200,372
  Other Operation                                               449,115            596,861            460,303
  Maintenance                                                   127,263            219,854            135,331
  Depreciation and Amortization                                 164,230            154,920            149,988
  Taxes other Than Income Taxes                                  65,518             60,622             65,843
  Income Taxes                                                   54,124                524             10,430
                                                                 ------            -------             ------

            TOTAL OPERATING EXPENSES                          1,367,292          1,522,911          1,243,014
                                                              ---------          ---------          ---------

OPERATING INCOME (LOSS)                                         159,705            (34,702)           108,652

NONOPERATING INCOME                                              41,684             25,138             14,219

NONOPERATING EXPENSES                                            26,911             11,016              8,383

NONOPERATING INCOME TAXES                                         5,043              4,189              1,306

INTEREST CHARGES                                                 93,647            107,263             80,406
                                                                 ------            -------             ------

NET INCOME (LOSS)                                                75,788           (132,032)            32,776

PREFERRED STOCK DIVIDEND REQUIREMENTS                             4,621              4,624              4,885
                                                                  -----              -----              -----

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $ 71,167         $ (136,656)          $ 27,891
                                                               ========         ==========           ========

Consolidated Statements of Comprehensive Income

                                                                       Year Ended December 31,
                                                                      -----------------------
                                                                 2001               2000              1999
                                                                 ----               ----              ----
                                                                           (in thousands)

NET INCOME (LOSS)                                              $75,788           $(132,032)         $32,776

OTHER COMPREHENSIVE INCOME (LOSS)
  Cash Flows Interest Rate Hedge                                (3,835)               -                -
                                                                ------                ----            ----

COMPREHENSIVE INCOME (LOSS)                                    $71,953           $(132,032)         $32,776
                                                               =======           =========          =======

See Notes to Financial Statements beginning on page L-1.



INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
                                                                                                          December 31,
                                                                                                    2001                 2000
                                                                                                      (in thousands)
ASSETS
ELECTRIC UTILITY PLANT:
 Production                                                                                      $2,758,160           $2,708,436
 Transmission                                                                                       957,336              945,709
 Distribution                                                                                       900,921              863,736
 General (including nuclear fuel)                                                                   233,005              257,152
 Construction Work in Progress                                                                       74,299               96,440
                                                                                                     ------               ------
         Total Electric Utility Plant                                                             4,923,721            4,871,473
 Accumulated Depreciation and Amortization                                                        2,436,972            2,280,521
                                                                                                  ---------            ---------
         NET ELECTRIC UTILITY PLANT                                                               2,486,749            2,590,952
                                                                                                  ---------            ---------

NUCLEAR DECOMMISSIONING AND SPENT NUCLEAR
 FUEL DISPOSAL TRUST FUNDS                                                                          834,109              778,720
                                                                                                    -------              -------

LONG-TERM ENERGY TRADING CONTRACTS                                                                  215,544              194,554
                                                                                                    -------              -------

OTHER PROPERTY AND INVESTMENTS                                                                      127,977              131,417
                                                                                                    -------              -------

CURRENT ASSETS:
 Cash and Cash Equivalents                                                                           16,804               14,835
 Advances to Affiliates                                                                              46,309                 -
 Accounts Receivable:
  Customers                                                                                          60,864              106,832
  Affiliated Companies                                                                               31,908               48,706
  Miscellaneous                                                                                      25,398               27,491
  Allowance for Uncollectible Accounts                                                                 (741)                (759)
 Fuel - at average cost                                                                              28,989               16,532
 Materials and Supplies - at average cost                                                            91,440               84,471
 Energy Trading Contracts                                                                           399,195            1,222,925
 Accrued Utility Revenues                                                                             2,072                 -
 Prepayments                                                                                          6,497                6,066
                                                                                                      -----                -----
         TOTAL CURRENT ASSETS                                                                       708,735            1,527,099
                                                                                                    -------            ---------

REGULATORY ASSETS                                                                                   408,927              552,140
                                                                                                    -------              -------

DEFERRED CHARGES                                                                                     34,967               36,156
                                                                                                     ------               ------

           TOTAL                                                                                 $4,817,008           $5,811,038
                                                                                                  ==========          ==========

See Notes to Financial Statements beginning on page L-1.

INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
                                                                                       December 31,
                                                                                 2001               2000
                                                                                 ----               ----
                                                                                  (in thousands)

CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
 Common Stock - No Par Value:
   Authorized - 2,500,000 Shares
   Outstanding - 1,400,000 Shares                                               $ 56,584           $ 56,584
   Paid-in Capital                                                               733,216            733,072
   Accumulated Other Comprehensive Income (Loss)                                  (3,835)              -
   Retained Earnings                                                              74,605              3,443
                                                                                  ------              -----
           Total Common Shareholder's Equity                                     860,570            793,099
   Cumulative Preferred Stock:
     Not Subject to Mandatory Redemption                                           8,736              8,736
     Subject to Mandatory Redemption                                              64,945             64,945
   Long-term Debt                                                              1,312,082          1,298,939
                                                                               ---------          ---------
           TOTAL CAPITALIZATION                                                2,246,333          2,165,719
                                                                               ---------          ---------

OTHER NONCURRENT LIABILITIES:
 Nuclear Decommissioning                                                         600,244            560,628
 Other                                                                            87,025            108,600
                                                                                  ------            -------
           TOTAL OTHER NONCURRENT LIABILITIES                                    687,269            669,228
                                                                                 -------            -------

CURRENT LIABILITIES:
 Long-term Debt Due Within One Year                                              340,000             90,000
 Advances from Affiliates                                                           -               253,582
 Accounts Payable - General                                                       90,817            119,472
 Accounts Payable - Affiliated Companies                                          43,956             75,486
 Taxes Accrued                                                                    69,761             68,416
 Interest Accrued                                                                 20,691             21,639
 Obligations Under Capital Leases                                                 10,840            100,848
 Energy Trading and Derivative Contracts                                         383,714          1,267,981
 Other                                                                            72,435             97,070
                                                                                  ------             ------
           TOTAL CURRENT LIABILITIES                                           1,032,214          2,094,494
                                                                               ---------          ---------

DEFERRED INCOME TAXES                                                            400,531            487,945
                                                                                 -------            -------

DEFERRED INVESTMENT TAX CREDITS                                                  105,449            113,773
                                                                                 -------            -------

DEFERRED GAIN ON SALE AND LEASEBACK -
  ROCKPORT PLANT UNIT 2                                                           77,592             81,299
                                                                                  ------             ------

LONG-TERM ENERGY TRADING CONTRACTS                                               175,581            156,343
                                                                                 -------            -------

DEFERRED CREDITS                                                                  92,039             42,237
                                                                                  ------             ------

COMMITMENTS AND CONTINGENCIES (Note 8)

             TOTAL                                                            $4,817,008         $5,811,038
                                                                              ==========         ==========

See Notes to Financial Statements beginning on page L-1.

INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                                                            Year Ended December 31,
                                                                     2001               2000               1999
                                                                     ----               ----               ----
                                                                              (in thousands)
OPERATING ACTIVITIES:
  Net Income (Loss)                                               $75,788            $(132,032)           $32,776
  Adjustments for Noncash Items:
   Depreciation and Amortization                                  166,360              163,391            153,921
   Amortization of Incremental Nuclear
    Refueling Outage Expenses (net)                                   418                5,737              8,480
   Amortization (Deferral) of Nuclear
    Outage Costs (net)                                             40,000               40,000           (160,000)
   Deferred Federal Income Taxes                                  (29,205)            (125,179)            85,727
   Deferred Investment Tax Credits                                 (8,324)              (7,854)            (8,152)
   Mark-to-Market of Energy Trading Contracts                     (19,502)             (10,859)            (2,602)
   Unrecovered Fuel and Purchased Power Costs                      37,501               37,501            (84,696)
  Changes in Certain Current Assets
    And Liabilities:
   Accounts Receivable (net)                                       64,841              (25,305)           (19,178)
   Fuel, Materials and Supplies                                   (19,426)              10,743            (12,880)
   Accrued Utility Revenues                                        (2,072)              44,428             (7,151)
   Accounts Payable                                               (60,185)              85,056             19,068
   Taxes Accrued                                                    1,345               19,446             13,809
  Disputed Tax and Interest Related to COLI                          -                  56,856             (3,228)
  Change in Other Assets                                           (5,871)             (68,160)           (48,879)
  Change in Other Liabilities                                      (5,461)              37,668             63,763
                                                                   ------               ------             ------
     Net Cash Flows From Operating Activities                     236,207              131,437             30,778
                                                                  -------              -------             ------

INVESTING ACTIVITIES:
  Construction Expenditures                                       (91,052)            (171,071)          (165,331)
  Buyout of Nuclear Fuel Leases                                   (92,616)                -                  -
  Other                                                             1,074                  587              2,501
                                                                    -----                  ---              -----
    Net Cash Flows Used For Investing Activities                 (182,594)            (170,484)          (162,830)
                                                                 --------             --------           --------

FINANCING ACTIVITIES:
 Issuance of Long-term Debt                                       297,656              199,220            247,989
 Retirement of Cumulative Preferred Stock                            -                    (314)            (3,597)
 Retirement of Long-term Debt                                     (44,922)            (148,000)          (109,500)
 Change in Advances from Affiliates (net)                        (299,891)             253,582               -
 Change in Short-term Debt (net)                                     -                (224,262)           115,562
 Dividends Paid on Common Stock                                      -                 (26,290)          (114,656)
 Dividends Paid on Cumulative Preferred Stock                      (4,487)              (3,368)            (5,856)
                                                                   ------               ------             ------
    Net Cash Flows From (Used For)
     Financing Activities                                         (51,644)              50,568            129,942
                                                                  -------               ------            -------

Net Increase (Decrease) in Cash and
 Cash Equivalents                                                   1,969               11,521             (2,110)
Cash and Cash Equivalents January 1                                14,835                3,314              5,424
                                                                   ------                -----              -----
Cash and Cash Equivalents December 31                             $16,804             $ 14,835            $ 3,314
                                                                  =======             ========            =======

Supplemental Disclosure:
Cash  paid   (received)   for   interest   net  of   capitalized   amounts   was
$92,140,000,$82,511,000  and $78,703,000 and for income taxes was  $100,470,000,
$73,254,000  and  $(71,395,000)  in 2001, 2000 and 1999,  respectively.  Noncash acquisitions  under capital leases were $1,023,000,  $22,218,000 and $10,852,000 in 2001, 2000 and 1999, respectively.

See Notes to Financial Statements beginning on page L-1.

INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Retained Earnings
                                                                               Year Ended December 31,
                                                                  2001                2000                  1999
                                                                  ----                ----                  ----
                                                                               (in thousands)
Retained Earnings January 1                                       $3,443           $ 166,389              $253,154
Net Income (Loss)                                                 75,788            (132,032)               32,776
                                                                  ------            --------                ------
                                                                  79,231              34,357               285,930
                                                                  ------              ------               -------
Deductions:
 Cash Dividends Declared:
   Common Stock                                                     -                 26,290               114,656
   Cumulative Preferred Stock:
     4-1/8% Series                                                   229                 230                   244
     4.56% Series                                                     66                  66                    66
     4.12% Series                                                     72                  74                    78
     5.90% Series                                                    897                 897                   963
     6-1/4% Series                                                 1,203               1,203                 1,250
     6.30% Series                                                    834                 834                   834
     6-7/8% Series                                                 1,186               1,186                 1,238
                                                                   -----               -----                 -----
           Total Cash Dividends Declared                           4,487              30,780               119,329
  Capital Stock Expense                                              139                 134                   212
                                                                     ---                 ---                   ---
            Total Deductions                                       4,626              30,914               119,541
                                                                   -----              ------               -------

Retained Earnings December 31                                   $ 74,605             $ 3,443              $166,389
                                                                ========             =======              ========

See Notes to Financial Statements beginning on page L-1.



INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Capitalization
                                                                                              December 31,
                                                                                         2001                2000
                                                                                             (in thousands)


COMMON SHAREHOLDER'S EQUITY                                                          $  860,570        $  793,099
                                                                                     ----------        ----------

PREFERRED STOCK:
$100 Par Value - Authorized 2,250,000 shares
$25 Par Value - Authorized 11,200,000 shares

              Call Price                                       Shares
              December 31,     Number of Shares Redeemed       Outstanding
Series           2001           Year Ended December 31,        December 31, 2001
------        ------------     ------------------------        -----------------
                                2001     2000     1999
                                ----     ----     ----

Not Subject to Mandatory Redemption:

    4-1/8%     106.125           -      3,750       97              55,389              5,539             5,539
    4.56%      102               -       -         150              14,412              1,441             1,441
    4.12%      102.728           -      1,375      -                17,556              1,756             1,756
                                                                                   ----------        ----------
                                                                                        8,736             8,736
                                                                                   ----------        ----------
Subject to Mandatory Redemption:

    5.90%  (a,b)                 -       -      15,000             152,000             15,200            15,200
    6-1/4% (a,b)                 -       -      10,000             192,500             19,250            19,250
    6.30%  (a,b)                 -       -        -                132,450             13,245            13,245
    6-7/8% (a,c)                 -       -      10,000             172,500             17,250            17,250
                                                                                   ----------        ----------
                                                                                       64,945            64,945
                                                                                   ----------        ----------

LONG-TERM DEBT (See Schedule of Long-term Debt):

First Mortgage Bonds                                                                  264,141           308,976
Installment Purchase Contracts                                                        310,239           309,717
Senior Unsecured Notes                                                                696,144           397,435
Other Long-term Debt                                                                  219,947           211,307
Junior Debentures                                                                     161,611           161,504
Less Portion Due Within One Year                                                     (340,000)          (90,000)
                                                                                   ----------        ----------

    Long-term Debt Excluding Portion Due Within One Year                            1,312,082         1,298,939
                                                                                   ----------        ----------

    TOTAL CAPITALIZATION                                                           $2,246,333        $2,165,719
                                                                                   ==========        ==========

(a) Not callable until after 2002. There are no aggregate sinking fund provisions through 2002. Sinking fund provisions require the redemption of 15,000 shares in 2003 and 67,500 shares each year in 2004, 2005 and 2006.
     The sinking fund provisions of each series subject to mandatory redemption have been met by purchase of shares in advance of the due date.
(b) Commencing in 2004 and continuing through 2008 the Company may redeem, at $100 per share, 20,000 shares of the 5.90% series, 15,000 shares of the 6-1/4% series and 17,500 shares of the 6.30% series outstanding under sinking fund provisions at its option and all remaining outstanding shares must be redeemed not later than 2009. Shares previously redeemed may be applied to meet the sinking fund requirement.
(c) Commencing in 2003 and continuing through the year 2007, a sinking fund will require the redemption of 15,000 shares each year and the redemption of the remaining shares outstanding on April 1, 2008, in each case at $100 per share. Shares previously redeemed may be applied to meet the sinking fund requirement.

See Notes to Financial Statements beginning on page L-1.


INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Schedule of Long-term Debt

First mortgage bonds outstanding were as follows:
                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
7.63   2001 - June 1     $   -      $ 40,000
7.60   2002 - November 1   50,000     50,000
7.70   2002 - December 15  40,000     40,000
6.10   2003 - November 1   30,000     30,000
8.50   2022 - December 15  75,000     75,000
7.35   2023 - October 1    15,000     20,000
7.20   2024 - February 1   30,000     30,000
7.50   2024 - March 1      25,000     25,000
Unamortized Discount         (859)    (1,024)
                         --------   --------
                         $264,141   $308,976

         First mortgage bonds are secured by first mortgage liens on electric utility plant. Certain indentures relating to the first mortgage bonds contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

         Installment purchase contracts have been entered into, in connection with the issuance of pollution control revenue bonds by governmental authorities as follows:

                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
City of Lawrenceburg, Indiana:
7.00   2015 - April 1    $ 25,000   $ 25,000
5.90   2019 - November 1   52,000     52,000

City of Rockport, Indiana:
 (a)   2014 - August 1     50,000     50,000
7.60   2016 - March 1      40,000     40,000
6.55   2025 - June 1       50,000     50,000
 (b)   2025 - June 1       50,000     50,000

City of Sullivan, Indiana:
5.95   2009 - May 1        45,000     45,000
Unamortized Discount       (1,761)    (2,283)
                         $310,239   $309,717

(a) A variable interest rate is determined weekly. The average weighted interest rate was 2.4% for 2001 and 4.5% for 2000.
(b) In June 2001 an auction rate was established. Auction rates are determined by standard procedures every 35 days. The auction rate for June through December 2001 ranged from 1.55% to 2.9% and averaged 2.4%. Prior to June 25, 2001, an adjustable interest rate was a daily, weekly, commercial paper or term rate as designated by I&M. A weekly rate was selected which ranged from 1.9% to 4.9% in 2001 and from 2.9% to 5.9% in 2000 and averaged 3.3% during 2001 and 4.2% during 2000.


         The terms of the installment purchase contracts require I&M to pay amounts sufficient for the cities to pay interest on and the principal (at stated maturities and upon mandatory redemptions) of related pollution control revenue bonds issued to finance the construction of pollution control facilities at certain generating plants. On the variable rate series the principal is payable at the stated maturities or on the demand of the bondholders at periodic interest adjustment dates which occur weekly. The variable rate bonds due in 2014 are supported by a bank letter of credit which expires in 2002. Accordingly, the variable rate installment purchase contracts have been classified for repayment purposes based on the expiration date of the letter of credit.

Senior unsecured notes outstanding were as follows:
                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
------ ------------------
 (a)   2002 - September 3 $200,000  $200,000
6-7/8  2004 - July 1       150,000   150,000
6.125  2006 - December 15  300,000      -
6.45   2008 - November 10   50,000    50,000
Unamortized Discount        (3,856)   (2,565)
                          $696,144  $397,435

(a) A floating interest rate is determined quarterly. The rate on December 31, 2001 and 2000 was 2.71% and 7.31%, respectively. The average interest rate was 5.1% in 2001 and 7.3% in 2000.

Junior debentures outstanding were as follows:

                            December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
------ -----------------
8.00   2026 - March 31 $ 40,000     $ 40,000
7.60   2038 - June 30   125,000      125,000
Unamortized Discount     (3,389)      (3,496)
                       --------     --------
  Total                $161,611     $161,504
                       ========     ========

         Interest may be deferred and payment of principal and interest on the junior debentures is subordinated and subject in right to the prior payment in full of all senior indebtedness of I&M.


         At December 31, 2001, future annual long-term debt payments are as follows:

                             Amount
                             ------
                         (in thousands)
2002                       $  340,000
2003                           30,000
2004                          150,000
2005                             -
2006                          300,000
Later Years                   841,947
                           ----------
  Total Principal Amount    1,661,947
Unamortized Discount           (9,865)
                           ----------
    Total                  $1,652,082

INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
Index to Notes to Financial Statements

The notes to I&M's financial statements are combined with the notes to financial statements for AEP and its other subisidiary registrants. Listed below are the combined notes that apply to I&M. The combined footnotes begin on page L-1.

                                                          Combined
                                                          Footnote
                                                          Reference

Significant Accounting Policies                           Note  1

Merger                                                    Note  3

Nuclear Plant Restart                                     Note  4

Effects of Regulation                                     Note  6

Customer Choice and Industry Restructuring                Note  7

Commitments and Contingencies                             Note  8

Benefit Plans                                             Note 10

Business Segments                                         Note 11

Risk Management, Financial Instruments and Derivatives    Note 12

Income Taxes                                              Note 13

Supplementary Information                                 Note 14

Leases                                                    Note 15

Lines of Credit and Sale of Receivables                   Note 16

Unaudited Quarterly Financial Information                 Note 17

Related Party Transactions                                Note 20

Subsequent Events                                         Note 21

INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of
Directors of Indiana Michigan Power Company:

       We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Indiana Michigan Power Company and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, retained earnings and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Indiana Michigan Power Company and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

                             KENTUCKY POWER COMPANY

KENTUCKY POWER COMPANY
Selected Financial Data
                                                                           Year Ended December 31,
                                             2001             2000             1999                1998                 1997
                                             ----             ----             ----                ----                 ----
                                                                         (in thousands)
INCOME STATEMENTS DATA:

  Operating Revenues                      $379,025          $389,875          $358,757           $362,999            $340,635
  Operating Expenses                       331,347           340,137           304,082            311,106             293,779
                                           -------           -------           -------            -------             -------
  Operating Income                          47,678            49,738            54,675             51,893              46,856
  Nonoperating
   Income (Loss)                             1,248             2,070              (327)            (1,726)               (464)
  Interest Charges                          27,361            31,045            28,918             28,491              25,646
                                            ------            ------            ------             ------              ------
  Net Income                              $ 21,565          $ 20,763          $ 25,430           $ 21,676            $ 20,746
                                          ========          ========          ========           ========            ========

                             Year Ended December 31,
                                            2001              2000              1999              1998                1997
                                            ----              ----              ----              ----                ----
                                                                         (in thousands)
BALANCE SHEETS DATA:

  Electric Utility
   Plant                                  $1,128,415       $1,103,064        $1,079,048        $1,043,711          $1,006,955
  Accumulated
   Depreciation and
   Amortization                              384,104          360,648           340,008           315,546             296,318
                                             -------          -------           -------           -------             -------
  Net Electric
   Utility Plant                            $744,311         $742,416          $739,040          $728,165            $710,637
                                            ========         ========          ========          ========            ========

  Total Assets                            $1,153,243       $1,509,064          $986,638          $921,847            $886,671
                                          ==========       ==========          ========          ========            ========

  Common Stock and
   Paid-in Capital                         $209,200          $209,200          $209,200          $199,200            $179,200
  Accumulated Other
   Comprehensive
   Income (Loss)                             (1,903)
  Retained Earnings                          48,833            57,513            67,110            71,452              78,076
                                             ------            ------            ------            ------              ------
  Total Common
   Shareholder's
   Equity                                  $256,130          $266,713          $276,310          $270,652            $257,276
                                           ========          ========          ========          ========            ========

  Long-term Debt (a)                       $346,093          $330,880          $365,782          $368,838            $341,051
                                           ========          ========          ========          ========            ========

  Obligations Under
   Capital Leases(a)                        $ 9,583          $ 14,184          $ 15,141          $ 18,977            $ 18,725
                                            =======          ========          ========          ========            ========

  Total
   Capitalization
   and Liabilities                       $1,153,243        $1,509,064          $986,638          $921,847            $886,671
                                         ==========        ==========          ========          ========            ========

(a) Including portion due within one year.


KENTUCKY POWER COMPANY
Management's Narrative Analysis of Results of Operations

       KPCo is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power serving 172,000 retail customers in eastern Kentucky. KPCo as a member of the AEP Power Pool shares in the revenues and costs of the AEP Power Pool's wholesale sales to neighboring utility systems and power marketers including power trading transactions. KPCo also sells wholesale power to municipalities.

       The cost of the AEP Power Pool's generating capacity is allocated among the Pool members based on their relative peak demands and generating reserves through the payment of capacity charges and the receipt of capacity credits. AEP Power Pool members are also compensated for their out-of-pocket costs of energy delivered to the AEP Power Pool and charged for energy received from the AEP Power Pool. The AEP Power Pool calculates each company's prior twelve month peak demand relative to the total peak demand of all member companies as a basis for sharing revenues and costs. The result of this calculation is the member load ratio (MLR) which determines each company's percentage share of AEP Power Pool revenues and costs.

Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - As a cost-based rate-regulated electric public utility company, KPCo's financial statements reflect the actions of regulators that can result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.

        When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to KPCO as a member of the AEP Power Pool. Trading activities involve the purchase and sale of energy under physical forward contracts at fixed and variable prices and buying and selling financial energy contracts which includes exchange traded futures and options and over-the-counter options and swaps. The majority of trading activities represent physical forward electricity contracts that are typically settled by entering into offsetting physical contracts. Although trading contracts are generally short-term, there are also long-term trading contracts.

Accounting standards applicable to trading activities require that changes in the fair value of trading contacts be recognized in revenues prior to settlement and is commonly referred to as mark-to-market (MTM) accounting. Since KPCO is a cost-based rate-regulated entity, changes in the fair value of physical forward sale and purchase contracts in AEP's traditional marketing area are deferred as regulatory liabilities (gains) or regulatory assets (losses). AEP's traditional marketing area is up to two transmission systems from the AEP Service territory. The change in the fair value of physical forward sale and purchase contracts outside AEP's traditional marketing area is included in nonoperating income on a net basis.

Mark-to-market accounting represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt of electricity and net settle in cash, the unrealized gain or loss is reversed and the actual realized cash gain or loss is recognized in the income statement. Therefore, as the contract's market value changes over the contract's term an unrealized gain or loss is deferred for contracts with delivery points in AEP's traditional marketing area and for contracts with delivery points outside of AEP's traditional marketing area the unrealized gain or loss is recognized as nonoperating income. When the contract settles the total gain or loss is realized in cash and the impact on the income statement depends on whether the contract's delivery points are within or outside of AEP's traditional marketing area. For contracts with delivery points in AEP's traditional marketing area, the total gain or loss realized in cash is recognized in the income statement. Physical forward trading sale and purchase contracts with delivery points in AEP's traditional marketing area are included in revenues when the contracts settle. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts in AEP's traditional marketing area are deferred as regulatory liabilities (gains) or regulatory assets (losses). For contacts with delivery points outside of AEP's traditional marketing area only the difference between the accumulated unrealized net gains or losses recorded in prior months and the cash proceeds is recognized in the income statement. Physical forward sale and purchase contracts for delivery outside of AEP's traditional marketing area are included in nonoperating income when the contract settles. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts with delivery points outside of AEP's traditional marketing area are included in nonoperating income on a net basis. Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading assets or liabilities as appropriate.

        Trading of electricity options, futures and swaps, represents financial transactions with unrealized gains and losses from changes in fair values reported net in nonoperating income until the contracts settle. When these financial contracts settle, we record our share of the net proceeds in nonoperating income and reverse to nonoperating income the prior unrealized gain or loss.

        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.

        Volatility in commodities markets affects the fair values of all of our open trading contracts exposing KPCO to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.


Net Income Increases

       Net income increased $802 thousand or 4% in 2001 primarily due to the effect of a court decision related to a corporate owned life insurance (COLI) program recorded in 2000. In February 2001 the U.S. District Court for the Southern District of Ohio ruled against AEP and certain of its subsidiaries, including KPCo, in a suit over deductibility of interest claimed in AEP's consolidated tax return related to COLI. In 1998 and 1999 KPCo paid the disputed taxes and interest attributable to the COLI interest deductions for taxable years 1992-98. The payments were included in Other Property and Investments pending the resolution of this matter.

Operating Revenues

       Operating revenues decreased $10.9 million or 3% in 2001 as a result of decreased retail revenues and decreased trading margins in AEP's traditional marketing area. Changes in the components of operating revenues were as follows:

                                      Increase (Decrease)
                                        From Previous Year
                                     (dollars in millions)
                                       Amount         %
Retail*                                $(13.5)       (9)
Wholesale Marketing
 and Trading                             (7.0)      (12)
Other                                    (0.7)       (4)
                                         ----
  Subtotal                              (21.2)       (9)
                                        -----

Energy Delivery*                          9.8         8
Sales to AEP Affiliates                   0.5         1
                                          ---

      Total                            $(10.9)       (3)
                                       ======

*Reflects the allocation of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

       Retail revenues decreased as a result of mild weather conditions. Usage by residential customers declined in response to warmer temperatures during November and December 2001. Commercial and industrial sales were stable.

       The decrease in wholesale marketing and trading revenues is driven by decreased trading margins. The maturing of the Intercontinental Exchange, the development of propriety tools, and increased staffing of energy traders have resulted in an increase in the number of forward electricity purchase and sale contracts in AEP's traditional marketing area yet unfavorable market conditions offset the increase in trading activity.

       Energy delivery revenues rose largely from providing additional transmission services as a result of increased wholesale marketing and trading transactions and from increased assignment of fees for transmission and distribution delivery services.

Operating Expenses

       Operating expenses decreased $8.8 million in 2001 primarily due to decreases in fuel costs and income taxes. Changes in the components of operating expenses were as follows:

                                        Increase (Decrease)
                                        From Previous Year)
                                       (dollars in millions)
                                        Amount          %

Fuel                                     $(4.0)         (5)
Marketing Purchases                       (1.9)        (96)
AEP Affiliate Purchases                    2.5           2
Other Operation                            5.8          11
Maintenance                               (3.4)        (13)
Depreciation and
 Amortization                              1.5           5
Taxes Other Than
 Income Taxes                              0.6           8
Income Taxes                              (9.9)        (51)
                                 -        ----
  Total                                  $(8.8)         (3)
                                         =====

        The decrease in fuel expense is a result of sharing profits from the trading of power with customers in accordance with the Kentucky Public Service Commission's fuel clause mechanism. Under this mechanism, the profits from KPCo's portion of AEP's wholesale marketing and trading activities are shared with retail customers. This sharing is recognized through credits to fuel expense, thus reducing fuel expense.

        The decrease in marketing purchases was driven by lower demand and increased net generation. The increase in other operation expense is attributable to increased trading incentive compensation expense, reduced AEP transmission equalization credits and expenses for a full year of factoring accounts receivable. Under the AEP East Region Transmission Agreement, KPCo and certain affiliates share the costs associated with the ownership of their transmission system based upon each company's peak demand and investment. An increase in KPCo's peak demand relative to its affiliates' peak demand was the main reason for the decline in transmission equalization credits. Factoring of accounts receivable began in June 2000. In 2001 we incurred a full year of factoring expenses compared with a partial year in 2000.

        Lower maintenance expense in 2001 is a result of performing significant planned maintenance at the Big Sandy Plant in 2000 for which there was no comparable activity in the current year.

        Additions to property, plant and equipment accounted for the increase in depreciation expense. These additions included capitalized software and general distribution equipment upgrades and improvements.


        Taxes other than income taxes rose as a result of increases in real and personal property tax accruals reflecting higher taxable property values.

        The decrease in income tax expense was primarily due to a decrease in pre-tax book income and the effect of an unfavorable ruling in 2000 in AEP's suit against the government over interest deductions claimed in prior years related to AEP's COLI program.

Nonoperating Income and Nonoperating Expenses Increase

        The increase in nonoperating income in 2001 is primarily due to increased net gains on forward electricity trading transactions outside AEP's traditional marketing area. Net gains on power trading outside our traditional marketing area increased in 2001 reflecting favorable market conditions and increased trading activity.

        Nonoperating expenses increased in 2001 due to trading overheads and traders' compensation.

        The decrease in nonoperating income taxes in 2001 reflects the decrease in nonoperating pre-tax income.

Interest Charges Decrease

          The decline in interest expense was due to the effect of recognizing in 2000 previously deferred interest payments to the IRS related to the COLI disallowances and interest on resultant state income tax deficiencies.


KENTUCKY POWER COMPANY
Statements of Income
                                                                                              Year Ended December 31,
                                                                                               -----------------------
                                                                                        2001                2000             1999
                                                                                        ----                ----             ----
                                                                                                             (in thousands)
OPERATING REVENUES:
  Electricity Marketing and Trading                                                   $205,476            $226,708         $185,342
  Energy Delivery                                                                      131,183             121,346          129,113
  Sales to AEP Affiliates                                                               42,366              41,821           44,302
                                                                                        ------              ------           ------
      TOTAL REVENUES                                                                   379,025             389,875          358,757
                                                                                       -------             -------          -------

OPERATING EXPENSES:
  Fuel                                                                                  70,635              74,638           84,369
  Purchased Power:
    Electricity Marketing                                                                   86               1,940            8,951
    AEP Affiliates                                                                     130,204             127,707           84,000
  Other Operation                                                                       58,275              52,495           52,055
  Maintenance                                                                           22,444              25,866           21,452
  Depreciation and Amortization                                                         32,491              31,028           29,221
  Taxes Other Than Income Taxes                                                          7,854               7,251            8,091
  Income Taxes                                                                           9,358              19,212           15,943
                                                                                         -----              ------           ------
      TOTAL OPERATING EXPENSES                                                         331,347             340,137          304,082
                                                                                       -------             -------          -------

OPERATING INCOME                                                                        47,678              49,738           54,675

NONOPERATING INCOME                                                                     10,881               6,139            1,144

NONOPERATING EXPENSES                                                                    8,949               2,940            1,637

NONOPERATING INCOME TAX EXPENSE (CREDIT)                                                   684               1,129             (166)

INTEREST CHARGES                                                                        27,361              31,045           28,918
                                                                                        ------              ------           ------

NET INCOME                                                                            $ 21,565            $ 20,763         $ 25,430
                                                                                      ========            ========         ========

Statements of Comprehensive Income
                                                                                                    Year Ended December 31,
                                                                                                    -----------------------
                                                                                         2001                2000             1999
                                                                                         ----                ----             ----
                                                                                                      (in thousands)
NET INCOME                                                                             $21,565             $20,763          $25,430

OTHER COMPREHENSIVE INCOME (LOSS)
  Cash Flow Interest Rate Hedge                                                         (1,903)               -                -
                                                                                        ------                ----             ----

COMPREHENSIVE INCOME                                                                   $19,662             $20,763          $25,430
                                                                                       =======             =======          =======

Statements of Retained Earnings
                                                                                                   Year Ended December 31,
                                                                                                  -----------------------
                                                                                             2001            2000             1999
                                                                                             ----            ----             ----
                                                                                                    (in thousands)
RETAINED EARNINGS JANUARY 1                                                            $57,513             $67,110          $71,452

NET INCOME                                                                              21,565              20,763           25,430

CASH DIVIDENDS DECLARED                                                                 30,245              30,360           29,772
                                                                                        ------              ------           ------

RETAINED EARNINGS DECEMBER 31                                                          $48,833             $57,513          $67,110
                                                                                       =======             =======          =======

See Notes to Financial Statements Beginning on Page L-1.

KENTUCKY POWER COMPANY
Balance Sheets
                                                                                            December 31,
                                                                                         2001                2000
                                                                                         ----                ----
                                                                                           (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production                                                                            $271,070            $271,107
  Transmission                                                                           374,116             360,563
  Distribution                                                                           402,537             387,499
  General                                                                                 65,059              67,476
  Construction Work in Progress                                                           15,633              16,419
                                                                                          ------              ------
          Total Electric Utility Plant                                                 1,128,415           1,103,064
  Accumulated Depreciation and Amortization                                              384,104             360,648
                                                                                         -------             -------
          NET ELECTRIC UTILITY PLANT                                                     744,311             742,416
                                                                                         -------   ---       -------

OTHER PROPERTY AND INVESTMENTS                                                             6,492               6,559
                                                                                           -----   -----       -----

LONG-TERM ENERGY TRADING CONTRACTS                                                        77,972              76,503
                                                                                          ------   ----       ------

CURRENT ASSETS:
  Cash and Cash Equivalents                                                                1,947               2,270
  Accounts Receivable:
   Customers                                                                              20,036              34,555
   Affiliated Companies                                                                   16,012              22,119
   Miscellaneous                                                                           3,333               6,419
   Allowance for Uncollectible Accounts                                                     (264)               (282)
  Fuel - at average cost                                                                  12,060               4,760
  Materials and Supplies - at average cost                                                15,766              15,408
  Accrued Utility Revenues                                                                 5,395               6,500
  Energy Trading Contracts                                                               139,605             480,739
  Prepayments                                                                              1,314                 766
                                                                                      ----------   -------       ---
          TOTAL CURRENT ASSETS                                                           215,204             573,254
                                                                                         -------   ---       -------

REGULATORY ASSETS                                                                         97,692              98,515
                                                                                          ------   ----       ------

DEFERRED CHARGES                                                                          11 572              11,817
                                                                                          ------   ----       ------

                    TOTAL                                                             $1,153,243          $1,509,064
                                                                                      ==========          ==========

See Notes to Financial Statements beginning on page L-1.


KENTUCKY POWER COMPANY
                                                                                                           December 31,
                                                                                                        2001                2000
                                                                                                                 (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - Par Value $50:
    Authorized - 2,000,000 Shares
    Outstanding - 1,009,000 Shares                                                                     $ 50,450            $ 50,450
  Paid-in Capital                                                                                       158,750             158,750
  Accumulated Other Comprehensive Income (Loss)                                                          (1,903)               -
  Retained Earnings                                                                                      48,833              57,513
                                                                                              ----       ------   ----       ------
    Total Common Shareholder's Equity                                                                   256,130             266,713
  Long-term Debt                                                                                        251,093             270,880
                                                                                                     ----------   ---       -------
          TOTAL CAPITALIZATION                                                                          507,223             537,593
                                                                                              ---       -------   ---       -------

OTHER NONCURRENT LIABILITIES                                                                             11,929              18,348
                                                                                              ----       ------   ----       ------

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                                                                     95,000              60,000
  Advances from Affiliates                                                                               66,200              47,636
  Accounts Payable - General                                                                             24,050              32,043
  Accounts Payable - Affiliated Companies                                                                22,557              37,506
  Customer Deposits                                                                                       4,461               4,389
  Taxes Accrued                                                                                          10,305              11,885
  Interest Accrued                                                                                        5,269               5,610
  Energy Trading and Derivative Contracts                                                               144,364             494,086
  Other                                                                                                  12,296              14,517
                                                                                              ----       ------   ----       ------
          Total CURRENT LIABILITIES                                                                     384,502             707,672
                                                                                              ---       -------   ---       -------

DEFERRED INCOME TAXES                                                                                   168,304             165,935
                                                                                              ---       -------   ---       -------

DEFERRED INVESTMENT TAX CREDITS                                                                          10,405              11,656
                                                                                              ----       ------   ----       ------

LONG-TERM ENERGY TRADING CONTRACTS                                                                       63,412              61,478
                                                                                              ----       ------   ----       ------

DEFERRED CREDITS                                                                                          7,468               6,382
                                                                                              -----       -----   -----       -----

COMMITMENTS AND CONTINGENCIES (Note 8)

                    TOTAL                                                                            $1,153,243          $1,509,064
                                                                                                     ==========          ==========

See Notes to Financial Statements beginning on page L-1.

KENTUCKY POWER COMPANY
Statements of Cash Flows
                                                                              Year Ended December 31,
                                                                             -----------------------
                                                                       2001              2000               1999
                                                                       ----              ----               ----
                                                                                          (in thousands)

OPERATING ACTIVITIES:
  Net Income                                                         $ 21,565           $20,763            $25,430
  Adjustments for Noncash Items:
    Depreciation and Amortization                                      32,491            31,034             29,228
    Deferred Income Taxes                                               6,293             3,765              2,596
    Deferred Investment Tax Credits                                    (1,251)           (1,252)            (1,292)
    Deferred Fuel Costs (net)                                          (4,707)            2,948                828
    Mark-to-Market of Energy Trading Contracts                         (1,454)           (4,376)              (863)
  Change in Certain Current Assets and Liabilities:
    Accounts Receivable (net)                                          23,694           (20,930)            (6,618)
    Fuel, Materials and Supplies                                       (7,658)            8,386             (7,014)
    Accrued Utility Revenues                                            1,105             7,237               (177)
    Accounts Payable                                                  (22,942)           39,883              4,935
    Taxes Accrued                                                      (1,580)            2,025              2,604
  Disputed Tax and Interest Related to COLI                              -                5,943               (567)
  Change in Other Assets                                               (2,762)           62,653             11,547
  Change in Other Liabilities                                          (9,446)          (62,702)           (13,837)
                                                                       ------   --      -------   --       -------
            Net Cash Flows From Operating Activities                   33,348            95,377             46,800
                                                                       ------   ---      ------   ---       ------

INVESTING ACTIVITIES:
  Construction Expenditures                                           (37,206)          (36,209)           (44,339)
  Proceeds From Sales of Property                                         216               266                168
                                                                          ---   ------      ---   ------       ---
            Net Cash Flows Used For Investing
             Activities                                               (36,990)          (35,943)           (44,171)
                                                                      -------   --      -------   --       -------

FINANCING ACTIVITIES:
  Capital Contributions from Parent Company                              -                 -                10,000
  Issuance of Long-term Debt                                           75,000            69,685             79,740
  Retirement of Long-term Debt                                        (60,000)         (105,000)           (83,307)
  Change in Short-term Debt (net)                                        -              (39,665)            19,315
  Change in Advances From Affiliates (net)                             18,564            47,636               -
  Dividends Paid                                                      (30,245)          (30,360)           (29,772)
                                                                      -------   --      -------   --       -------
            Net Cash Flows From (Used For)
             Financing Activities                                       3,319           (57,704)            (4,024)
                                                                        -----   --      -------   ---       ------

Net Increase (Decrease) in Cash and Cash Equivalents                     (323)            1,730             (1,395)
Cash and Cash Equivalents January 1                                     2,270               540              1,935
                                                                        -----   ------      ---   ----       -----
Cash and Cash Equivalents December 31                                  $1,947           $ 2,270              $ 540
                                                                       ======           =======              =====

Supplemental Disclosure:
Cash paid for interest net of capitalized  amounts was $27,090,000,  $28,619,000 and $29,845,000 and for income taxes was $7,549,000,  $7,923,000 and $12,050,000 in 2001, 2000 and 1999, respectively.  Noncash acquisitions under capital leases were $817,000, $2,817,000 and $2,219,000 in 2001, 2000 and 1999, respectively.

See Notes to Financial Statements beginning on page L-1.

KENTUCKY POWER COMPANY
Statements of Capitalization
                                                                                     December 31,
                                                                                  2001                2000
                                                                                          (in thousands)

COMMON SHAREHOLDER'S EQUITY                                                     $256,130            $266,713
                                                                                --------            --------

LONG-TERM DEBT (See Schedule of Long-term Debt):

First Mortgage Bonds                                                              59,383             119,341
Senior Unsecured Notes                                                           147,625             147,490
Notes Payable                                                                    100,000              25,000
Junior Debentures                                                                 39,085              39,049
Less Portion Due Within One Year                                                 (95,000)            (60,000)
                                                                                 -------   -         -------

  Long-term Debt Excluding Portion Due Within One Year                           251,093             270,880
                                                                                 -------   -         -------

  TOTAL CAPITALIZATION                                                          $507,223            $537,593
                                                                                ========            ========

See Notes to Financial Statements beginning on page L-1.

KENTUCKY POWER COMPANY
Schedule of Long-term Debt

First mortgage bonds outstanding were as follows:
                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
8.95   2001 - May 10     $   -      $ 20,000
8.90   2001 - May 21         -        40,000
6.65   2003 - May 1        15,000     15,000
6.70   2003 - June 1       15,000     15,000
6.70   2003 - July 1       15,000     15,000
7.90   2023 - June 1       14,500     14,500
Unamortized Discount         (117)      (159)
                         --------   --------
                         $ 59,383   $119,341
                         ========   ========

First mortgage  bonds are secured by first  mortgage  liens on electric  utility
plant.   Certain  indentures  relating  to  the  first  mortgage  bonds  contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

Senior unsecured notes outstanding were as follows:

                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
------ ------------------
 (a)   2002 - November 19 $ 70,000  $ 70,000
6.91   2007 - October 1     48,000    48,000
6.45   2008 - November 10   30,000    30,000
Unamortized Discount          (375)     (510)
                          --------  --------
                           147,625   147,490
Less Portion Due Within
 One Year                   70,000      -
                          --------  --------
  Total                   $ 77,625  $147,490
                          ========  ========

(a) A floating interest rate is determined monthly. The rate on December 31, 2001 was 4.3% and on December 31, 2000 was 7.4%.

Notes payable to parent company were as follows:

                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
4.336  2003 - May 15      $15,000   $ -
6.501  2006 - May 15       60,000     -
                          -------   ------
                          $75,000   $ -
                          =======   ======


Notes payable to banks outstandings were as follows:

                              December 31,
                                    2001 2000
                                 (in thousands)
% Rate   Due
7.45     2002 - September 20   $25,000 $25,000
                               ======= =======

Junior debentures outstanding were as follows:

                            December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
8.72   2025 - June 30   $40,000      $40,000
Unamortized Discount       (915)        (951)
                        -------      -------
  Total                 $39,085      $39,049
                        =======      =======

Interest may be deferred and payment of principal and interest on the junior debentures is subordinated and subject in right to the prior payment in full of all senior indebtedness of the Company.

At December 31, 2001, future annual long-term debt payments are as follows:

                             Amount
                             ------
                         (in thousands)
2002                        $ 95,000
2003                          60,000
2004                            -
2005                            -
2006                          60,000
Later Years                  132,500
                            --------
  Total Principal Amount     347,500
Unamortized Discount           1,407
                            --------
    Total                   $346,093

KENTUCKY POWER COMPANY
Index to Notes to Financial Statements

The notes to KPCo's financial statements are combined with the notes to financial statements for AEP and its other subisidiary registrants. Listed below are the combined notes that apply to KPCo. The combined footnotes begin on page L-1.

                                                          Combined
                                                          Footnote
                                                          Reference

Significant Accounting Policies                           Note  1

Merger                                                    Note  3

Effects of Regulation                                     Note  6

Commitments and Contingencies                             Note  8

Benefit Plans                                             Note 10

Business Segments                                         Note 11

Risk Management, Financial Instruments and Derivatives    Note 12

Income Taxes                                              Note 13

Leases                                                    Note 15

Lines of Credit and Sale of Receivables                   Note 16

Unaudited Quarterly Financial Information                 Note 17

Related Party Transactions                                Note 20

Subsequent Events                                         Note 21

INDEPENDENT AUDITORS' REPORT


To the Shareholder and Board of
Directors of Kentucky Power Company:

       We have audited the accompanying balance sheets and statements of capitalization of Kentucky Power Company as of December 31, 2001 and 2000, and the related statements of income, comprehensive income, retained earnings, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, such financial statements present fairly, in all material respects, the financial position of Kentucky Power Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

                       OHIO POWER COMPANY AND SUBSIDIARIES



OHIO POWER COMPANY AND SUBSIDIARIES
Selected Consolidated Financial Data
                                                                           Year Ended December 31,
                                        2001              2000                1999               1998                1997
                                        ----              ----                ----               ----                ----
                                                                      (in thousands)
INCOME STATEMENTS DATA:
  Operating Revenues                 $2,098,105         $2,140,331         $1,978,826         $2,105,547          $1,892,110
  Operating Expenses                  1,857,395          1,913,504          1,689,997          1,816,175           1,615,717
                                      ---------   -      ---------   -      ---------  -       ---------   -       ---------
  Operating Income                      240,710            226,827            288,829            289,372             276,393
  Nonoperating Income
   (Loss)                                18,686             (5,004)             7,000                588              14,822
  Interest Charges                       93,603            119,210             83,672             80,035              82,526
                                         ------   ---      -------   ----      ------  ----       ------   ----       ------
  Income Before
   Extraordinary Item                   165,793            102,613            212,157            209,925             208,689
  Extraordinary Loss                    (18,348)           (18,876)              -                  -                   -
                                        -------   ---      -------   ------      ----  ------       ----   ------       ----
  Net Income                            147,445             83,737            212,157            209,925             208,689
  Preferred Stock
   Dividend
   Requirements                           1,258              1,266              1,417              1,474               2,647
                                  -       -----   -----      -----   -----      -----  -----       -----   -----       -----
  Earnings Applicable
   To Common Stock                     $146,187           $ 82,471           $210,740           $208,451            $206,042
                                       ========           ========           ========           ========            ========

                                                                Year Ended December 31,
                                        2001                2000              1999               1998                1997
                                        ----                ----              ----               ----                ----
                                                                      (in thousands)
BALANCE SHEETS DATA:
  Electric Utility
   Plant                             $5,390,576          $5,577,631        $5,400,917         $5,257,841          $5,155,797
  Accumulated
   Depreciation                       2,452,571           2,764,130         2,621,711          2,461,376           2,349,995
                                      ---------   -       ---------  -      ---------  -       ---------   -       ---------
  Net Electric Utility
   Plant                             $2,938,005          $2,813,501        $2,779,206         $2,796,465          $2,805,802
                                     ==========          ==========        ==========         ==========          ==========
  Total Assets                       $4,916,067          $6,242,557        $4,677,209         $4,344,680          $4,163,202
                                     ==========          ==========        ==========         ==========          ==========

  Common Stock and
   Paid-in Capital                     $783,684            $783,684          $783,577           $783,536            $783,497
  Accumulated Other
   Comprehensive Income
   (Loss) (196)
  Retained Earnings                     401,297             398,086           587,424            587,500             590,151
                                        -------   ---       -------  ---      -------  ---       -------   ---       -------
  Total Common
   Shareholder's Equity              $1,184,785          $1,181,770        $1,371,001         $1,371,036          $1,373,648
                                     ==========          ==========        ==========         ==========          ==========

  Cumulative Preferred Stock:
   Not Subject to
    Mandatory Redemption               $ 16,648            $ 16,648          $ 16,937           $ 17,370            $ 17,542
   Subject to Mandatory
    Redemption (a)                        8,850               8,850             8,850             11,850              11,850
                                          -----   -----       -----  -----      -----  ----       -------  ----       ------
    Total Cumulative
     Preferred Stock                   $ 25,498            $ 25,498          $ 25,787           $ 29,220            $ 29,392
                                       ========            ========          ========           ========            ========
  Long-term Debt (a)                 $1,203,841          $1,195,493        $1,151,511         $1,084,928          $1,095,226
                                     ==========          ==========        ==========         ==========          ==========
  Obligations Under
   Capital Leases (a)                  $ 80,666            $116,581          $136,543           $142,635            $157,487
                                       ========            ========          ========           ========            ========
  Total Capitalization
   and Liabilities                   $4,916,067          $6,242,557        $4,677,209         $4,344,680          $4,163,202
                                     ==========          ==========        ==========         ==========          ==========

(a) Including portion due within one year.

OHIO POWER COMPANY AND SUBSIDIARIES
Management's Discussion and Analysis of Results of Operations

OPCo is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power to 698,000 retail customers in northwestern, east central, eastern and southern sections of Ohio. OPCo supplies electric power to the AEP Power Pool and shares the revenues and costs of the AEP Power Pool's wholesale sales to neighboring utility systems and power marketers including power trading transactions. OPCo also sells wholesale power to municipalities and cooperatives.

       The cost of the AEP Power Pool's generating capacity is allocated among Pool members based on their relative peak demands and generating reserves through the payment of capacity charges or the receipt of capacity credits. AEP Power Pool members are also compensated for their out-of-pocket costs of energy delivered to the AEP Power Pool and charged for energy received from the AEP Power Pool. The AEP Power Pool calculates each company's prior twelve month peak demand relative to the total peak demand of all member companies as a basis for sharing revenues and costs. The result of this calculation is the member load ratio (MLR) which determines each company's percentage share of AEP Power Pool revenues and costs.


Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - As a result of our cost-based rate-regulated transmission and distribution operations, our financial statements reflect the actions of regulators that can result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.

         When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to OPCo as a member of the AEP Power Pool. Trading activities involve the purchase and sale of energy under physical forward contracts at fixed and variable prices and buying and selling financial energy contracts which includes exchange traded futures and options and over-the-counter options and swaps. Although trading contracts are generally short-term, there are also long-term trading contracts. We recognize revenues from trading activities generally based on changes in the fair value of energy trading contracts.

           Recording the net change in the fair value of trading contracts prior to settlement is commonly referred to as mark-to-market (MTM) accounting. It represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt of electricity and net settle in cash, the unrealized gain or loss is reversed and the actual realized cash gain or loss is recognized. Therefore, over the trading contract's term an unrealized gain or loss is recognized as the contract's market value changes. When the contract settles the total gain or loss is realized in cash but only the difference between the accumulated unrealized net gains or losses recorded in prior months and the cash proceeds is recognized. Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading contract assets or liabilities as appropriate.

           The majority of our trading activities represent physical forward electricity contracts that are typically settled by entering into offsetting contracts. An example of our trading activities is when, in January, we enter into a forward sales contract to deliver electricity in July. At the end of each month until the contract settles in July, we would record our share of any difference between the contract price and the market price as an unrealized gain or loss. In July when the contract settles, we would realize our share of the gain or loss in cash and reverse the previously recorded unrealized gain or loss.

           Depending on whether the delivery point for the electricity is in AEP's traditional marketing area or not determines where the contract is reported on OPCo's income statement. AEP's tradititonal marketing area is up to two transmission systems from the AEP service territory. Physical forward trading sale and purchase contracts with delivery points in AEP's traditional marketing area are included in revenues when the contracts settle. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts in AEP's traditional marketing area are included in revenues on a net basis. Physical forward sale and purchase contracts for delivery outside of AEP's traditional marketing area are included in nonoperating income when the contract settles. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts with delivery points outside of AEP's traditional marketing area are included in nonoperating income on a net basis.

        Continuing with the above example, assume that later in January or sometime in February through July we enter into an offsetting forward contract to buy electricity in July. If we do nothing else with these contracts until settlement in July and if the volumes, delivery point, schedule and other key terms match then the difference between the sale price and the purchase price represents a fixed value to be realized when the contracts settle in July. If the purchase contract is perfectly matched with the sales contract, we have effectively fixed the profit or loss; specifically it is the difference between the contracted settlement price of the two contracts. Mark-to-market accounting for these contracts will have no further impact on results of operations but will have an offsetting and equal effect on trading contract assets and liabilities. Of course we could also do similar transactions but enter into a purchase contract prior to entering into a sales contract. If the sale and purchase contracts do not match exactly as to volumes, delivery point, schedule and other key terms, then there could be continuing mark-to-market effects on results of operations from recording additional changes in fair values using mark-to-market accounting.

        Trading of electricity options, futures and swaps, represents financial transactions with unrealized gains and losses from changes in fair values reported net in nonoperating income until the contracts settle. When these financial contracts settle, we record our share of the net proceeds in nonoperating income and reverse to nonoperating income the prior unrealized gain or loss.

        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.
        Volatility in commodities markets affects the fair values of all of our open trading contracts exposing OPCo to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.
Results of Operations

       Income before extraordinary item increased $63 million or 62% in 2001 primarily due to the effect of a court decision related to a corporate owned life insurance (COLI) program recorded in 2000. In February 2001 the U.S. District Court for the Southern District of Ohio ruled against AEP and certain of its subsidiaries, including OPCo, in a suit over deductibility of interest claimed in AEP's consolidated tax returns related to COLI. In 1998 and 1999 OPCo paid the disputed taxes and interest attributable to the COLI interest deductions for taxable years 1991-98. The payments were included in Other Property and Investments pending the resolution of this matter. Net income was also favorably impacted by the growth in and strong performance by the wholesale business. The favorable effects of the COLI decision and wholesale business were offset in part by the commencement of the amortization of transition regulatory assets in 2001, the effect of mild winter weather and the recent economic downturn.

       Income before extraordinary item decreased $110 million or 52% in 2000 due predominantly to the unfavorable COLI decision.

Operating Revenues

       Operating revenues decreased 2% in 2001 due to decreased sales to the AEP Power Pool and increased 8% in 2000 because of the significant increase in wholesale marketing and trading volume. The changes in the components of revenues were as follows:

                      Increase (Decrease)
                      From Previous Year
                    (Dollars in Millions)
                      2001          2000
                -----------------------------
                                Amount % Amount %
                       Retail* $ (66.0) (8) $(135.7) (15)
                                   Wholesale
 Marketing and
 Trading          (18.5) (8)    104.3    84
Unrealized MTM     32.6  N.M.   (10.3) N.M.
Other              (4.3) (5)      2.8     4
               --------       -------
  Total
   Marketing and
   Trading        (56.2) (5)    (38.9)  (3)
Energy
 Delivery*         85.1  18       7.4    2
Sale to AEP
 Affiliates       (71.1)(12)    193.0   50
               --------       -------

     Total     $  (42.2) (2)  $ 161.5    8
               ========       =======

* Reflects for 2000 the allocation of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

       The decrease in operating revenues in 2001 decreased resulted from decrease in sales to the AEP Power Pool due to AEP System plant availability.

       Sales to AEP affiliates decreased in 2001 because an affiliate was able to supply more power to the Power Pool from two nuclear units that returned to service in June and December 2000.

       The decrease in 2000 retail revenues was a result of one of OPCo's major industrial customers deciding not to continue its power purchase agreement. OPCo was able to deliver additional power to the power pool in 2000. This accounted for the increase in sales to AEP affiliates in 2000. The maturing of the Intercontinental Exchange, the development of proprietory tools, and increased staffing of energy traders has resulted in an increase in the number of forward electricity purchase and sale contracts in AEP's traditional marketing area caused Wholesale Marketing and Trading to increase in 2000.

Operating Expenses

       Operating expenses decreased by 3% in 2001 mostly due to amortization of transition regulatory assets partly offset by decreases in fuel expense and income taxes. Operating expenses increased by 13% in 2000 mostly due to increases in fuel expense, other operation expense and income taxes.

       Changes in the components of operating expenses were as follows:

                      Increase (Decrease)
                      From Previous Year
                    (dollars in millions)
                   2001           2000
                   ----           ----
                Amount     %    Amount    %

Fuel            $   (85)  (11)  $ 84     12
Marketing
 Purchases           15    30    (35)   (42)
AEP Affiliate
 Purchases           12    23     30    143
Other Operation      (4)   (1)    79     24
Maintenance          18    15      4      3
Depreciation
 and Amortization    84    54      7      5
Taxes Other Than
  Income Taxes      (10)   (6)     5      3
Income Taxes        (86)  (46)    50     36
                 ------         ----
  Total Operating
   Expenses      $  (56)   (3)  $224     13
                 ======         ====

       Fuel expense decreased 11% in 2001 mainly due to a 9% decrease in net generation because of decreased sales to the AEP Power Pool caused by an affiliate's two nuclear units returning to service. Fuel expense increased in 2000 due to increases in generation and the average cost of fuel consumed reflecting shutdown costs included in the cost of coal delivered from affiliated mining operations.

       Marketing purchases expense increased in 2001 and decreased in 2000. The changes were due to increases/decreases in MWH purchases from third parties for resale to wholesale customers and to meet internal demand.

       Other operation expense increased in 2000 mainly due to increased power generation costs. Increased emission allowance consumption and allowance prices and increased costs of AEP's growing power marketing and trading operation, including trader incentive compensation, accounted for the increase in power generation costs. The increase in emission allowance usage and prices resulted from the stricter air quality standards of Phase II of the 1990 Clean Air Act Amendments which became effective on January 1, 2000.

       Maintenance expense increased in 2001 mainly due to boiler repairs at Amos, Cardinal, Kammer, Mitchell, Muskingum and Sporn plants, and boiler inspections at the Amos and Cardinal plants.

       The commencement of amortization of transition regulatory assets in connection with the transition to customer choice and market-based pricing of retail electricity supply under Ohio deregulation accounted for the significant increase in depreciation and amortization expense in 2001.

       The decrease in taxes other than income taxes in 2001 was due to a decrease in property tax expense reflecting a reduction in rates on generation property under the Ohio Restructuring law partially offset by a new state excise tax.

       Income taxes decreased in 2001 due to an unfavorable ruling in AEP's suit against the government over interest deductions claimed relating to AEP's COLI program, which was recorded in 2000 and a decrease in pre-tax book income. The increase in income tax expense in 2000 was primarily due to the unfavorable ruling relating to AEP's COLI program.


Nonoperating Income and Nonoperating Expense

       The increases in nonoperating income in 2001 and 2000 were due to an increase in trading transactions outside of the AEP System's traditional marketing area. Increases in nonoperating expenses in 2001 and 2000 were due to increased trading overheads and compensation.

Interest Charges

       The major reason for the decrease in interest expense in 2001 was the recognition in 2000 of deferred interest payments to the IRS related to COLI disallowances. The increase in interest expense in 2000 was due to the recognition of deferred interest payments related to the COLI disallowance.

Extraordinary Loss

       In the second quarter of 2001 an extraordinary loss of $18 million net of tax was recorded to write-off prepaid Ohio excise taxes stranded by Ohio deregulation. In 2000 the application of regulatory accounting for generation under SFAS 71 was discontinued which resulted in an after tax extraordinary loss of $19 million.

OHIO POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
                                                                     Year Ended December 31,
                                                        ---          -----------------------
                                                             2001                2000                1999
                                                             ----                ----                ----
                                                                        (in thousands)
OPERATING REVENUES:
  Electricity Marketing and Trading                       $1,034,026          $1,090,297         $1,129,152
  Energy Delivery                                            552,713             467,587            460,182
  Sales to AEP Affiliates                                    511,366             582,447            389,492
                                                             -------   ---       -------   ---      -------
            TOTAL OPERATING REVENUES                       2,098,105           2,140,331          1,978,826
                                                           ---------   -       ---------   -      ---------

OPERATING EXPENSES:
  Fuel                                                       686,568             771,969            687,672
  Purchased Power:
    Electricity Marketing                                     63,441              48,657             83,479
    AEP Affiliates                                            62,585              50,741             20,864
  Other Operation                                            400,790             404,410            325,495
  Maintenance                                                142,878             124,735            121,299
  Depreciation and Amortization                              239,982             155,944            149,055
  Taxes Other Than Income Taxes                              159,778             169,527            164,213
  Income Taxes                                               101,373             187,521            137,920
                                                             -------   ---       -------   ---      -------
            TOTAL OPERATING EXPENSES                       1,857,395           1,913,504          1,689,997
                                                           ---------   -       ---------   -      ---------

OPERATING INCOME                                             240,710             226,827            288,829

NONOPERATING INCOME                                           53,378              37,454             14,316

NONOPERATING EXPENSES                                         37,072              24,300             12,744

NONOPERATING INCOME TAX EXPENSE (CREDIT)                      (2,380)             18,158             (5,428)

INTEREST CHARGES                                              93,603             119,210             83,672
                                                              ------   ---       -------   ----      ------

INCOME BEFORE EXTRAORDINARY ITEM                             165,793             102,613            212,157

EXTRAORDINARY LOSS - DISCONTINUANCE OF
  REGULATORY ACCOUNTING FOR GENERATION -
  Net of tax (See Note 2)                                    (18,348)            (18,876)              -
                                                             -------   ---       -------   ------      ----

NET INCOME                                                   147,445              83,737            212,157

PREFERRED STOCK DIVIDEND REQUIREMENTS                          1,258               1,266              1,417
                                                               -----   -----       -----   -----      -----

EARNINGS APPLICABLE TO COMMON STOCK                         $146,187            $ 82,471           $210,740
                                                            ========            ========           ========

Consolidated Statements of Comprehensive Income
                                                               Year Ended December 31,
                                                               -----------------------
                                                            2001                2000                1999
                                                            ----                ----                ----

NET INCOME                                                 $147,445             $83,737           $212,157

OTHER COMPREHENSIVE INCOME (LOSS)
  Foreign Currency Exchange Rate Hedge                        (196)                 -                 -
                                                             ----                 ----               ----

COMPREHENSIVE INCOME                                       $147,249             $83,737           $212,157
                                                           ========             =======           ========

The common stock of the Company is wholly owned by AEP.

See Notes to Financial Statements beginning on page L-1.



OHIO POWER COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
                                                                                                             December 31,
                                                                                 2001                 2000
                                                                                 ----                 ----
                                                                                       (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production                                                                     $3,007,866            $2,764,155
  Transmission                                                                      891,283               870,033
  Distribution                                                                    1,081,122             1,040,940
  General (including mining assets at December 31, 2000)                            245,232               707,417
  Construction Work in Progress                                                     165,073               195,086
                                                                          ---       -------   ---         -------
          Total Electric Utility Plant                                            5,390,576             5,577,631
  Accumulated Depreciation and Amortization                                       2,452,571             2,764,130
                                                                          -       ---------   -         ---------
          NET ELECTRIC UTILITY PLANT                                              2,938,005             2,813,501
                                                                          -       ---------   -         ---------

OTHER PROPERTY AND INVESTMENTS                                                       62,303               109,124
                                                                          ----       ------   ---         -------

LONG-TERM ENERGY TRADING CONTRACTS                                                  263,734               255,938
                                                                          ---       -------   ---         -------

CURRENT ASSETS:
  Cash and Cash Equivalents                                                           8,848                31,393
  Advances to Affiliates                                                               -                   92,486
  Accounts Receivable:
   Customers                                                                         84,694               139,732
   Affiliated Companies                                                             148,563               126,203
   Miscellaneous                                                                     20,409                39,046
   Allowance for Uncollectible Accounts                                              (1,379)               (1,054)
  Fuel - at average cost                                                             84,724                82,291
  Materials and Supplies - at average cost                                           88,768                96,053
  Accrued Utility Revenues                                                             -                      264
  Energy Trading Contracts                                                          472,246             1,608,298
  Prepayments and Other                                                              20,865                32,882
                                                                          ----       ------   ----         ------
          TOTAL CURRENT ASSETS                                                      927,738             2,247,594
                                                                          ---       -------   -         ---------

REGULATORY ASSETS                                                                   644,625               714,710
                                                                          ---       -------   ---         -------

DEFERRED CHARGES                                                                     79,662               101,690
                                                                          ----       ------   ---         -------

                    TOTAL                                                        $4,916,067            $6,242,557
                                                                                 ==========            ==========


See Notes to Financial Statements beginning on page L-1.

OHIO POWER COMPANY AND SUBSIDIARIES
                                                                                        December 31,
                                                                                 2001                2000
                                                                                 ----                ----
                                                                                       (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - No Par Value:
    Authorized - 40,000,000 Shares
    Outstanding - 27,952,473 Shares                                                $321,201              $321,201
  Paid-in Capital                                                                   462,483               462,483
  Accumulated Other Comprehensive Income (Loss)                                        (196)                 -
  Retained Earnings                                                                 401,297               398,086
                                                                           ---      -------   ---         -------
    Total Common Shareholder's Equity                                             1,184,785             1,181,770
  Cumulative Preferred Stock:
    Not Subject to Mandatory Redemption                                              16,648                16,648
    Subject to Mandatory Redemption                                                   8,850                 8,850
  Long-term Debt                                                                  1,203,841             1,077,987
                                                                           -      ---------   -         ---------

          TOTAL CAPITALIZATION                                                    2,414,124             2,285,255
                                                                           -      ---------   -         ---------

OTHER NONCURRENT LIABILITIES                                                        130,386               542,017
                                                                           ---      -------   ---         -------

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                                                   -                  117,506
  Advances From Affiliates                                                          300,213                  -
  Accounts Payable - General                                                        134,418               179,691
  Accounts Payable - Affiliated Companies                                           176,520               121,360
  Customer Deposits                                                                   5,452                39,736
  Taxes Accrued                                                                     126,770               223,101
  Interest Accrued                                                                   17,679                20,458
  Obligations Under Capital Leases                                                   16,405                32,716
  Energy Trading Contracts                                                          456,047             1,652,953
  Other                                                                              87,070               151,934
                                                                           ----      ------   ---         -------

          Total CURRENT LIABILITIES                                               1,320,574             2,539,455
                                                                           -      ---------   -         ---------

DEFERRED INCOME TAXES                                                               797,889               621,941
                                                                           ---      -------   ---         -------

DEFERRED INVESTMENT TAX CREDITS                                                      21,925                25,214
                                                                           ----      ------   ----         ------

LONG-TERM ENERGY TRADING CONTRACTS                                                  214,487               205,670
                                                                           ---      -------   ---         -------

DEFERRED CREDITS                                                                     16,682                23,005
                                                                           ----      ------   ----         ------

COMMITMENTS AND CONTINGENCIES (Note 8)

                    TOTAL                                                        $4,916,067            $6,242,557
                                                                                 ==========            ==========

See Notes to Financial Statements beginning on page L-1.

OHIO POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                                                                    Year Ended December 31,
                                                                      -----         -----------------------
                                                                            2001              2000             1999
                                                                            ----              ----             ----
                                                                                        (in thousands)

OPERATING ACTIVITIES:
  Net Income                                                              $ 147,445            $83,737         $ 212,157
  Adjustments for Noncash Items:
    Depreciation, Depletion and Amortization                                252,123            200,350           193,780
    Deferred Income Taxes                                                   215,833            (65,956)            3,666
    Deferred Investment Tax Credits                                          (3,289)            (3,399)           (3,458)
    Deferred Fuel Costs (net)                                                  -               (56,869)          (76,978)
    Extraordinary Loss                                                       18,348             18,876              -
    Mark to Market of Energy Trading Contracts                              (59,833)            (5,614)           (4,234)
  Change in Certain Current Assets and Liabilities:
    Accounts Receivable (net)                                                51,640             51,430           (49,309)
    Fuel, Materials and Supplies                                              4,852             46,645           (60,500)
    Accrued Utility Revenues                                                    264             45,311            (2,074)
    Accounts Payable                                                          9,887             56,069             9,195
  Disputed Tax and Interest Related to COLI                                    -               110,494            (6,272)
  Accumulated Provisions - Noncurrent                                      (392,026)           145,573            66,573
  Taxes Accrued                                                             (96,331)            60,919              (776)
  Customer Deposits                                                         (34,284)            31,540            (3,763)
  Change in Other Assets                                                     79,831           (439,448)          (67,515)
  Change in Other Liabilities                                              (107,704)           359,640           127,288
                                                                           --------            -------           -------
            Net Cash Flows From Operating Activities                         86,756            639,298           337,780
                                                                             ------            -------           -------

INVESTING ACTIVITIES:
  Construction Expenditures                                                (344,571)          (254,016)         (193,870)
  Proceeds From Sales of Property and Other                                  16,778              6,354             5,900
  Investment in Coal Companies                                              (32,115)              -                 -
                                                                            -------               ----              ----
            Net Cash Flows Used For
              Investing Activities                                         (359,908)          (247,662)         (187,970)
                                                                           --------           --------          --------

FINANCING ACTIVITIES:
  Issuance of Long-term Debt                                                300,000             74,748           222,308
  Change in Advances From Affiliates (net)                                  392,699            (92,486)             -
  Retirement of Cumulative Preferred Stock                                     -                  (182)           (3,392)
  Retirement of Long-term Debt                                             (297,858)           (30,663)         (158,638)
  Change in Short-term Debt (net)                                              -              (194,918)           71,913
  Dividends Paid on Common Stock                                           (142,976)          (271,813)         (210,813)
  Dividends Paid on Cumulative Preferred Stock                               (1,258)            (1,262)           (1,420)
                                                                             ------             ------            ------
            Net Cash Flows Used For
              Financing Activities                                          250,607           (516,576)          (80,042)
                                                                            -------           --------           -------

Net Increase (Decrease) in Cash and Cash Equivalents                        (22,545)          (124,940)           69,768
Cash and Cash Equivalents January 1                                          31,393            156,333            86,565
                                                                             ------            -------            ------
Cash and Cash Equivalents December 31                                       $ 8,848            $31,393         $ 156,333
                                                                            =======            =======         =========

Supplemental Disclosure:
Cash paid (received) for interest net of capitalized amounts was $94,747,000, $87,120,000 and $78,739,000 and for income taxes was $(22,417,000), $142,710,000 and $94,606,000 in 2001, 2000 and 1999, respectively. Noncash acquisitions under capital leases were $2,380,000, $17,005,000 and $28,561,000 in 2001, 2000 and
1999, respectively.

See Notes to Financial Statements beginning on page L-1.

OHIO POWER COMPANY AND SUBSIDIARIES
Consolidated Statement of Retained Earnings
                                                                                 Year Ended December 31,
                                                                                -----------------------
                                                                                2001              2000             1999
                                                                                ----              ----             ----
                                                                                            (in thousands)

Retained Earnings January 1                                                     $398,086          $587,424          $587,500
  Net Income                                                                     147,445            83,737           212,157
                                                                                 -------            ------          -------
                                                                                 545,531           671,161           799,657
                                                                                 -------           -------          -------

Deductions:
  Cash Dividends Declared:
    Common Stock                                                                 142,976           271,813           210,813
    Cumulative Preferred Stock:
       4.08%  Series                                                                  58                59                61
       4.20%  Series                                                                  96                96                97
       4.40%  Series                                                                 139               139               142
       4-1/2% Series                                                                 439               442               460
       5.90%  Series                                                                 428               428               472
       6.02%  Series                                                                  66                66               156
       6.35%  Series                                                                  32                32                32
                                                                                      --                --               --
              Total Dividends                                                    144,234           273,075           212,233
                                                                                 -------           -------           -------

Retained Earnings December 31                                                   $401,297          $398,086          $587,424
                                                                                ========          ========          ========

See Notes to Financial Statements beginning on page L-1.


OHIO POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Capitalization

                                                                                   December 31,
                                    2001 2000
                                 (in thousands)

COMMON SHAREHOLDER'S EQUITY                                               $1,184,785        $1,181,770
                                                                          ----------        ----------

PREFERRED STOCK: $100 par value - authorized shares 3,762,403
                 $25  par value - authorized shares 4,000,000

            Call Price                                            Shares
           December 31,    Par   Number of Shares Redeemed     Outstanding
Series(a)      2001       Value    Year Ended December 31,   December 31, 2001
------     ------------   -----  --------------------------- -----------------
                                  2001      2000      1999
                                  ----      ----      ----

Not Subject to Mandatory Redemption:

4.08%          $103        $100    -        -          373       14,595        1,460             1,460
4.20%           103.20      100    -         276      -          22,824        2,282             2,282
4.40%           104         100    -         432       330       31,512        3,151             3,151
4-1/2%          110         100    -       2,181     3,631       97,546        9,755             9,755
                                                                              ------            ------

                                                                              16,648            16,648
                                                                              ------            ------
Subject to Mandatory Redemption:

5.90% (b)         -        $100   -         -       10,000       72,500        7,250             7,250
6.02% (c)         -         100   -         -       20,000       11,000        1,100             1,100
6.35% (c)         -         100   -         -         -           5,000          500               500
                                                                              ------            ------

                                                                               8,850             8,850
                                                                              ------            ------

LONG-TERM DEBT (See Schedule of Long-term Debt):

First Mortgage Bonds                                                         141,544           316,294
Installment Purchase Contracts                                               233,235           233,130
Senior Unsecured Notes                                                       396,962           471,583
Notes Payable to Affiliated Company                                          300,000              -
Notes Payable                                                                   -               30,000
Junior Debentures                                                            132,100           131,980
Other Long-term Debt                                                            -               12,506
Less Portion Due Within One Year                                                -             (117,506)
                                                                          ----------        ----------

  Long-term Debt Excluding Portion Due Within One Year                     1,203,841         1,077,987
                                                                          ----------        ----------

  TOTAL CAPITALIZATION                                                    $2,414,124        $2,285,255
                                                                          ==========        ==========

(a) The series subject to mandatory redemption are not callable until after 2002. The sinking fund provisions of each series subject to mandatory redemption have been met by purchase of shares in advance of the due date.
(b) Commencing in 2004 and continuing through the year 2008, a sinking fund for the 5.90% cumulative preferred stock will require the redemption of 22,500 shares each year and the redemption of the remaining shares outstanding on January 1, 2009, in each case at $100 per share. Shares previously redeemed may be applied to meet sinking fund requirements.
(c) Commencing in 2003 and continuing through 2007 cumulative preferred stock sinking funds will require the redemption of 20,000 shares each year of the 6.02% series and 15,000 shares each year of the 6.35% series, in each case at $100 per share. All remaining outstanding shares must be redeemed in 2008. Shares previously redeemed may be applied to meet the sinking fund requirements.

See Notes to Financial Statements beginning on page L-1.

OHIO POWER COMPANY AND SUBSIDIARIES
Schedule of Long-term Debt

First mortgage bonds outstanding were as follows:
                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
6.75   2003 - April 1    $ 29,850   $ 38,850
6.55   2003 - October 1    27,315     32,135
6.00   2003 - November 1   12,500     25,000
6.15   2003 - December 1   20,000     50,000
8.80   2022 - February 10   5,000     50,000
7.75   2023 - April 1       5,000     40,000
7.375  2023 - October 1    20,250     40,000
7.10   2023 - November 1   12,000     20,000
7.30   2024 - April 1      10,000     21,500
Unamortized Discount         (371)    (1,191)
                         --------   --------
  Total                  $141,544   $316,294
                         ========   ========

         First mortgage bonds are secured by first mortgage liens on electric utility plant. Certain indentures relating to the first mortgage bonds contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

         Installment purchase contracts have been entered into in connection with the issuance of pollution control revenue bonds by governmental authorities as follows:

                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due

Mason County, West
 Virginia:
5.45%  2016 - December 1  $ 50,000  $ 50,000
Marshall County, West
 Virginia:
5.45%  2014 - July 1        50,000    50,000
5.90%  2022 - April 1       35,000    35,000
6.85%  2022 - June 1        50,000    50,000
Ohio Air Quality
 Development
5.15%  2026 - May 1         50,000    50,000
Unamortized Discount        (1,765)   (1,870)
  Total                   $233,235  $233,130
                          ========  ========

         Under the terms of the installment purchase contracts, OPCo is required to pay amounts sufficient to enable the payment of interest on and the principal (at stated maturities and upon mandatory redemptions) of related pollution control revenue bonds issued to finance the construction of pollution control facilities at certain plants.


Senior unsecured notes outstanding were as follows:
                            December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
------ ------------------
 (a)   2001 - May 16    $   -      $ 75,000
6.75   2004 - July 1     100,000    100,000
7.00   2004 - July 1      75,000     75,000
6.73   2004 - November 1  48,000     48,000
6.24   2008 - December 4  37,225     37,225
7-3/8  2038 - June 30    140,000    140,000
Unamortized Discount      (3,263)    (3,642)
                        --------   --------
  Total                 $396,962   $471,583
                        ========   ========

(a) Redeemed on 5/16/01.

Notes payable to parent company were as follows:

                              December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
4.336% 2003 - May 15       $ 60,000   $ -
6.501% 2006 - May 15        240,000     -
                           --------   ------
  Total                    $300,000   $ -
                           ========   ======

Notes payable outstanding were as follows:

                              December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
6.20   2001 - January 31   $  -      $ 5,000
6.20   2001 - January 31      -        7,000
6.20   2001 - January 31      -       18,000
                           -------   -------
  Total                    $  -      $30,000
                           =======   =======

Junior debentures outstanding were as follows:
                             December 31,
                                    2001 2000
                                 (in thousands)
% Rate Due
8.16   2025 - September 30 $ 85,000 $ 85,000
7.92   2027 - March 31       50,000   50,000
Unamortized Discount         (2,900)  (3,020)
  Total                    $132,100 $131,980
                           ======== ========

         Interest may be deferred and payment of principal and interest on the junior debentures is subordinated and subject in right to the prior payment in full of all senior indebtedness of the Company.

         Finance obligations were entered into by the Company's coal mining subsidiaries for mining facilities and equipment through sale and leaseback transactions. In accordance with SFAS 98, the transactions did not qualify as sales and leasebacks for accounting purposes and therefore are shown as other long-term debt. The remaining long-term debt obligation was paid off in the first quarter of 2001.


         At December 31, 2001, future annual long-term debt payments are as follows:

                             Amount
                             ------
                         (in thousands)
2002                       $     -
2003                          149,665
2004                          223,000
2005                             -
2006                          240,000
Later Years                   599,475
                           ----------
  Total Principal Amount    1,212,140
Unamortized Discount            8,299
                           ----------
    Total                  $1,203,841

OHIO POWER COMPANY AND SUBSIDIARIES
Index to Notes to Consolidated Financial Statements

The notes to OPCo's financial statements are combined with the notes to financial statements for AEP and its other subisidiary registrants. Listed below are the combined notes that apply to OPCo. The combined footnotes begin on page L-1.

                                    Combined
                                    Footnote
                                   Reference

Significant Accounting Policies                      Note  1

Extraordinary Items and Cumulative Effect            Note  2

Effects of Regulation                                Note  6

Customer Choice and Industry Restructuring           Note  7

                      Commitments and Contingencies Note 8

                      Acquisitions and Dispositions Note 9

Benefit Plans                                        Note 10

Business Segments                                    Note 11

Risk Management, Financial Instruments
  and Derivatives                                    Note 12

Income Taxes                                         Note 13

Supplementary Information                            Note 14

Leases                                               Note 15

Lines of Credit and Sale of Receivables              Note 16

Unaudited Quarterly Financial Information            Note 17

                       Related Party Transactions Note 20

Subsequent Events                                    Note 21

INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of
Directors of Ohio Power Company:

     We  have  audited  the   accompanying   consolidated   balance  sheets  and
consolidated statements of capitalization of Ohio Power Company and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, retained earnings, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ohio Power Company and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                                AND SUBSIDIARIES





PUBLIC SERVICE COMPANY OF OKLAHOMA AND SUBSIDIARIES
Selected Consolidated Financial Data

                                                                            Year Ended December 31,
                                                  2001              2000              1999                 1998           1997
                                                  ----              ----              ----                 ----           ----
                                                                                 (in thousands)
INCOME STATEMENTS DATA:
  Operating Revenues                             $957,000          $956,398         $749,390            $780,159        $712,690
  Operating Expenses                              860,012           859,729          650,677             665,085         630,666
                                                  -------           -------          -------             -------         -------
  Operating Income                                 96,988            96,669           98,713             115,074          82,024
  Nonoperating Income (Loss)                           20             8,974              946                 (91)          1,649
  Interest Charges                                 39,249            38,980           38,151              38,074          37,218
                                                   ------            ------           ------              ------          ------
  Net Income                                       57,759            66,663           61,508              76,909          46,455
  Preferred Stock Dividend
    Requirements                                      213               212              212                 213             364
  Gain On Reacquired
    Preferred Stock                                  -                 -                -                   -              4,211
                                                     ----              ----             ----                ----           -----
  Earnings Applicable to
    Common Stock                                 $ 57,546          $ 66,451         $ 61,296            $ 76,696        $ 50,302
                                                 ========          ========         ========            ========        ========

                                                                 December 31,
                                                  2001              2000              1999             1998              1997
                                                  ----              ----              ----             ----              ----
                                                                                            (in thousands)
BALANCE SHEETS DATA:

  Electric Utility Plant                       $2,695,099        $2,604,670       $2,459,705        $2,391,722        $2,339,908
  Accumulated Depreciation
    and Amortization                            1,184,443         1,150,253        1,114,255         1,082,081         1,031,322
                                                ---------         ---------        ---------         ---------         ---------
  Net Electric Utility Plant                   $1,510,656        $1,454,417       $1,345,450        $1,309,641        $1,308,586
                                               ==========        ==========       ==========        ==========        ==========

  Total Assets                                 $1,917,897        $2,138,333       $1,524,726        $1,470,939        $1,464,562
                                               ==========        ==========       ==========        ==========        ==========

  Common Stock and Paid-in
    Capital                                      $337,230          $337,230         $337,230          $337,230          $337,230
  Retained Earnings                               142,994           137,688          139,237           142,941           135,245
                                                  -------           -------          -------           -------           -------
  Total Common Shareholder's
    Equity                                       $480,224          $474,918         $476,467          $480,171          $472,475
                                                 ========          ========         ========          ========          ========

  Cumulative Preferred Stock:
    Not Subject to Mandatory
      Redemption                                  $ 5,283           $ 5,283          $ 5,286           $ 5,287           $ 5,287
                                                  =======           =======          =======           =======           =======

  Preferred Securities of
    Subsidiary Trust                             $ 75,000          $ 75,000         $ 75,000          $ 75,000          $ 75,000
                                                 ========          ========         ========          ========          ========

  Long-term Debt (a)                             $451,129          $470,822         $384,516          $384,064          $438,703
                                                 ========          ========         ========          ========          ========

  Total Capitalization and
    Liabilities                                $1,917,897        $2,138,333       $1,524,726        $1,470,939        $1,464,562
                                               ==========        ==========       ==========        ==========        ==========

(a) Including portion due within one year.



PUBLIC SERVICE COMPANY OF OKLAHOMA
Management's Narrative Analysis of Results of Operations



       PSO is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power to approximately 502,000 retail customers in eastern and southwestern Oklahoma. PSO also sells electric power at wholesale to other utilities, municipalities and rural electric cooperatives.

       Wholesale power marketing and trading activities are conducted on PSO's behalf by AEP. PSO, along with the other AEP electric operating subsidiaries, shares in the revenues and costs of AEP's wholesale sales to and forward trades with other utility systems and power marketers.

Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - As a cost-based rate-regulated electric public utility company, PSO's consolidated financial statements reflect the actions of regulators that can result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.

        When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to PSO. Trading activities allocated to PSO involve the purchase and sale of energy under physical forward contracts at fixed and variable prices. Although trading contracts are generally short-term, there are also long-term trading contracts.

Accounting standards applicable to trading activities require that changes in the fair value of trading contracts be recognized in revenues prior to settlement and is commonly referred to as mark-to-market (MTM) accounting. Since PSO is a cost-based rate-regulated entity,whose revenues are based on settled transaction, unrealized changes in the fair value of physical forward sale and purchase contracts are deferred as regulatory liabilities (gains) or regulatory assets (losses).

Mark-to-market accounting represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt and net settle in cash, the unrealized gain or loss is reversed and the actual realized cash gain or loss is recognized in the income statement. Therefore, as the contract's market value changes over the contract's term an unrealized gain or loss is deferred as a regulatory liability or a regulatory asset. When the contract settles the total gain or loss is realized in cash and recognized in the income statement. Physical forward trading sale and purchase contracts are included in revenues when the contracts settle. Prior to settlement, changes in the fair value of physical forward sale and purchase contracts are deferred as regulatory liabilities (gains) or regulatory assets (losses). Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading contract assets or liabilities as appropriate.

        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.

       Volatility in commodities markets affects the fair values of all of our open trading contracts exposing PSO to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.

Results of Operations

         Net income decreased $8.9 million or 13.4% in 2001 due primarily due to the effect of a gain on the sale of a minority interest in Scientech, Inc. recorded in year 2000.



Operating Revenues

       Revenues increased as a result of favorable fuel-related revenues associated with the Oklahoma fuel clause recovery mechanism.

                                     Increase (Decrease)
                                      From Previous Year
                                        Amount      %
                                    (dollars in millions)
Retail*                              $ 49.1         8
Wholesale Marketing
 and Trading                          (95.3)     (130)
Other                                   7.9        41
                                     ------
  Total Marketing and
   Trading                            (38.3)       (5)
Energy Delivery*                       16.8         7
Sales to AEP Affiliates                22.1       151
                                     ------
   Total Revenues                    $  0.6        -
                                     ======

*Reflects the allocation of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

         Revenues from retail customers increased primarily as a result of an increase in fuel-related revenues. Rising prices for natural gas used for generation and higher purchased power prices accounted for the increase in fuel-related revenues. The Oklahoma fuel clause recovery mechanism provides for the accrual of fuel-related revenues until reviewed and approved for billing to customers by the Oklahoma Corporation Commission. The accrual of additional fuel and purchased power revenues is offset by increases in fuel and purchased power expenses. As a result, accrued fuel-related revenues do not impact results of operations.

         The decrease in wholesale marketing and trading revenues is attributable to unfavorable wholesale marketing and trading conditions.

Operating Expenses Increase

        Operating expenses were $0.3 million more in 2001 than in 2000 largely as a result of increased fuel expenses. Changes in the components of operating expenses were as follows:

                                      Increase (Decrease)
                                      From Previous Year
                                      Amount      %
                                    (dollars in millions)

Fuel                                  $ 58.5       15
Marketing Purchases                    (63.9)     (73)
Affiliated Purchases                   (17.0)     (28)
Other Operation                         16.0       13
Maintenance                              0.3      N.M.
Depreciation and Amortization            3.8        5
Taxes Other Than
 Income Taxes                           (1.2)      (4)
Income Taxes                             3.8       12
                                      ------
     Total                            $  0.3        -
                                      ------

N.M. = Not Meaningful

        Fuel expense increased primarily from the recovery of fuel cost due to regulated recovery mechanisms offset in part by a 4% decrease in generation.


        The decrease in purchased power expense was primarily attributable to reduced prices caused by decreased electricity demand.

        Other operation expenses increased due mainly to a true-up adjustment in 2000 under a FERC-approved Transmission Coordination Agreement and a full year of our share of incentive compensation for power trading.

        Depreciation expense increased due to investment relating to repowering Northeast Station Units 1 and 2.

        The increase in income tax expense was primarily due to adjustments associated with prior year tax returns offset in part by a decrease in pre-tax book income.

Nonoperating Income

         Nonoperating income decreased primarily from the effect of a gain recorded in 2000 on the sale of PSO's minority interest in Scientech, Inc. Scientech provides services, systems and instruments, which describe, regulate, monitor and enhance the safety and reliability of power plant operations and their environmental impact.



PUBLIC SERVICE COMPANY OF OKLAHOMA AND SUBSIDIARIES
Consolidated Statements of Income
                                                                                    Year Ended December 31,
                                                                                    -----------------------
                                                                             2001               2000              1999
                                                                             ----               ----              ----
                                                                                         (in thousands)
OPERATING REVENUES:
  Electricity Marketing and Trading                                        $658,352           $696,626         $479,346
  Energy Delivery                                                           261,877            245,124          256,327
  Sales to AEP Affiliates                                                    36,771             14,648           13,717
                                                                             ------             ------           ------

            TOTAL OPERATING REVENUES                                        957,000            956,398          749,390
                                                                            -------            -------          -------

OPERATING EXPENSES:
  Fuel                                                                      461,470            402,933          269,316
  Purchased Power:
    Electricity Marketing                                                    24,187             88,088           40,274
    AEP Affiliates                                                           43,758             60,788           34,619
  Other Operation                                                           137,678            121,697          121,896
  Maintenance                                                                46,188             45,858           45,809
  Depreciation and Amortization                                              80,245             76,418           74,736
  Taxes Other Than Income Taxes                                              31,973             28,688           30,520
  Income Taxes                                                               34,513             35,259           33,507
                                                                             ------             ------           ------

            TOTAL OPERATING EXPENSES                                        860,012            859,729          650,677
                                                                            -------            -------          -------

OPERATING INCOME                                                             96,988             96,669           98,713

NONOPERATING INCOME                                                           2,112              8,807            2,580

NONOPERATING EXPENSES                                                         1,740              1,139            3,849

NONOPERATING INCOME TAX EXPENSE (CREDIT)                                        352             (1,306)          (2,215)

INTEREST CHARGES                                                             39,249             38,980           38,151
                                                                             ------             ------           ------

NET INCOME                                                                   57,759             66,663           61,508

PREFERRED STOCK DIVIDEND REQUIREMENTS                                           213                212              212
                                                                                ---                ---              ---

EARNINGS APPLICABLE TO COMMON STOCK                                        $ 57,546           $ 66,451         $ 61,296
                                                                           ========           ========         ========

Consolidated Statements of Retained Earnings
                                                                                        Year Ended December 31,
                                                                                        -----------------------
                                                                             2001               2000              1999
                                                                             ----               ----              ----
                                                                                           (in thousands)
BEGINNING OF PERIOD                                                       $137,688            $139,237         $142,941
NET INCOME                                                                  57,759              66,663           61,508
DEDUCTIONS:
  Cash Dividends Declared:
    Common Stock                                                            52,240              68,000           65,000
    Preferred Stock                                                            213                 212              212
                                                                               ---                 ---              ---

BALANCE AT END OF PERIOD                                                  $142,994            $137,688         $139,237
                                                                          ========            ========         ========

See Notes to Financial Statements beginning on page L-1.





PUBLIC SERVICE COMPANY OF OKLAHOMA AND SUBSIDIARIES
Consolidated Balance Sheets
                                                                                                              December 31,
                                                                                                        2001                2000
                                                                                                        ----                ----
                                                                                                             (in thousands)
ASSETS
ELECTRIC UTILITY PLANT:
  Production                                                                                         $1,034,711            $914,096
  Transmission                                                                                          427,110             396,695
  Distribution                                                                                          972,806             938,053
  General                                                                                               203,572             206,731
  Construction Work in Progress                                                                          56,900             149,095
                                                                                                         ------             -------
          Total Electric Utility Plant                                                                2,695,099           2,604,670
  Accumulated Depreciation and Amortization                                                           1,184,443           1,150,253
                                                                                                      ---------           ---------
          NET ELECTRIC UTILITY PLANT                                                                  1,510,656           1,454,417
                                                                                                      ---------           ---------

OTHER PROPERTY AND INVESTMENTS                                                                           41,020              38,211
                                                                                                         ------              ------

LONG-TERM ENERGY TRADING CONTRACTS                                                                       55,215              52,275
                                                                                                         ------              ------

CURRENT ASSETS:
  Cash and Cash Equivalents                                                                               5,795              11,301
  Accounts Receivable:
   Customers                                                                                             31,144              60,424
   Affiliated Companies                                                                                  10,905               3,453
   Allowance for Uncollectible Accounts                                                                     (44)               (467)
  Fuel - at LIFO cost                                                                                    21,559              28,113
  Materials and Supplies - at average cost                                                               36,785              29,642
  Under-recovered Fuel Costs                                                                               -                 43,267
  Energy Trading Contracts                                                                              162,200             378,911
  Prepayments                                                                                             2,368               1,559
                                                                                                          -----               -----
          TOTAL CURRENT ASSETS                                                                          270,712             556,203
                                                                                                        -------             -------

REGULATORY ASSETS                                                                                        35,004              29,338
                                                                                                         ------              ------

DEFERRED CHARGES                                                                                          5,290               7,889
                                                                                                          -----               -----

                    TOTAL                                                                            $1,917,897          $2,138,333
                                                                                                     ==========          ==========


See Notes to Financial Statements beginning on page L-1.





PUBLIC SERVICE COMPANY OF OKLAHOMA AND SUBSIDIARIES
                                                                                                               December 31,
                                                                                                          2001             2000
                                                                                                          ----             ----
                                                                                                              (in thousands)
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common Stock - $15 Par Value:
    Authorized Shares: 11,000,000
    Issued Shares: 10,482,000
    Outstanding Shares: 9,013,000                                                                       $157,230           $157,230
  Paid-in Capital                                                                                        180,000            180,000
  Retained Earnings                                                                                      142,994            137,688
                                                                                                         -------            -------
    Total Common Shareholder's Equity                                                                    480,224            474,918
                                                                                                         -------            -------

Cumulative Preferred Stock Not Subject
  To Mandatory Redemption                                                                                  5,283              5,283
PSO-Obligated, Mandatorily Redeemable Preferred
  Securities of Subsidiary Trust Holding Solely Junior
  Subordinated Debentures of PSO                                                                          75,000             75,000
Long-term Debt                                                                                           345,129            450,822
                                                                                                         -------            -------

          TOTAL CAPITALIZATION                                                                           905,636          1,006,023
                                                                                                         -------          ---------

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                                                                     106,000             20,000
  Advances from Affiliates                                                                               123,087             81,120
  Accounts Payable - General                                                                              72,759            104,379
  Accounts Payable - Affiliated Companies                                                                 40,857             64,556
  Customer Deposits                                                                                       21,041             19,294
  Over-Recovered Fuel                                                                                      8,720               -
  Taxes Accrued                                                                                           18,150              1,659
  Interest Accrued                                                                                         7,298              8,336
  Energy Trading Contracts                                                                               167,658            385,809
  Other                                                                                                   12,296             12,137
                                                                                                          ------             ------

          TOTAL CURRENT LIABILITIES                                                                      577,866            697,290
                                                                                                         -------            -------

DEFERRED INCOME TAXES                                                                                    296,877            312,060
                                                                                                         -------            -------

DEFERRED INVESTMENT TAX CREDITS                                                                           33,992             35,783
                                                                                                          ------             ------

REGULATORY LIABILITIES AND DEFERRED CREDITS                                                               56,203             35,292
                                                                                                          ------             ------

LONG-TERM ENERGY TRADING CONTRACTS                                                                        47,323             51,885
                                                                                                          ------             ------

COMMITMENTS AND CONTINGENCIES (Note 8)

                    TOTAL                                                                             $1,917,897         $2,138,333
                                                                                                      ==========         ==========

See Notes to Financial Statements beginning on page L-1.




PUBLIC SERVICE COMPANY OF OKLAHOMA AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                                                                              Year Ended December 31,
                                                                                              -----------------------
                                                                                        2001              2000              1999
                                                                                        ----              ----              ----
                                                                                                  (in thousands)
OPERATING ACTIVITIES:
  Net Income                                                                           $57,759           $66,663           $61,508
  Adjustments for Noncash Items:
    Depreciation and Amortization                                                       80,245            76,418            74,736
    Deferred Income Taxes                                                              (17,751)           25,453            14,521
    Deferred Investment Tax Credits                                                     (1,791)           (1,791)           (1,791)
  Changes in Certain Assets and Liabilities:
    Accounts Receivable (net)                                                           21,405           (28,826)           (1,668)
    Fuel, Materials and Supplies                                                          (589)              677            (8,985)
    Other Property and Investments                                                      (2,809)            7,994            (2,108)
    Accounts Payable                                                                   (55,319)           89,330            (8,000)
    Taxes Accrued                                                                       16,491           (16,821)           (4,615)
    Fuel Recovery                                                                       51,987           (36,798)          (21,709)
  Transmission Coordination Agreement Settlement                                          -              (15,063)           15,063
  Changes in Other Assets                                                               (9,150)            4,452            10,227
  Changes in Other Liabilities                                                           9,381            (6,073)          (15,736)
                                                                                         -----            ------           -------
            Net Cash Flows From Operating Activities                                   149,859           165,615           111,443
                                                                                       -------           -------           -------

INVESTING ACTIVITIES:
  Construction Expenditures                                                           (124,520)         (176,851)         (103,122)
  Other Items                                                                             (359)             -               (8,659)
                                                                                          ----              ----            ------
            Net Cash Flows Used For
              Investing Activities                                                    (124,879)         (176,851)         (111,781)
                                                                                      --------          --------          --------

FINANCING ACTIVITIES:
  Issuance of Long-term Debt                                                              -              105,625            33,232
  Retirement of Long-term Debt                                                         (20,000)          (20,000)          (33,700)
  Change in Advances From Affiliates (net)                                              41,967             1,951            63,277
  Dividends Paid on Common Stock                                                       (52,240)          (68,000)          (65,000)
  Dividends Paid on Cumulative Preferred Stock                                            (213)             (212)             (212)
                                                                                          ----              ----              ----
            Net Cash Flows (used For) From
              Financing Activities                                                     (30,486)           19,364            (2,403)
                                                                                       -------            ------            ------

Net Increase (Decrease) in Cash and Cash Equivalents                                    (5,506)            8,128            (2,741)
Cash and Cash Equivalents January 1                                                     11,301             3,173             5,914
                                                                                        ------             -----             -----
Cash and Cash Equivalents December 31                                                  $ 5,795           $11,301           $ 3,173
                                                                                       =======           =======           =======

Supplemental Disclosure:
Cash paid for interest net of capitalized amounts was $38,250,000, $33,732,000 and $37,081,000 and for income taxes was $38,653,000, $25,786,000 and
$23,871,000 in 2001, 2000 and 1999, respectively.

See Notes to Financial Statements beginning on page L-1.




PUBLIC SERVICE COMPANY OF OKLAHOMA AND SUBSIDIARIES
Consolidated Statements of Capitalization

                                                                                          December 31,
                                                                                     2001             2000
                                                                                         (in thousands)

COMMON SHAREHOLDER'S EQUITY                                                      $  480,224        $  474,918
                                                                                 ----------        ----------

PREFERRED STOCK: Cumulative $100 par value - authorized shares 700,000, redeemable at the option of PSO upon 30 days notice.

            Call Price                                             Shares
           December 31,      Number of Shares Redeemed          Outstanding
Series         2001            Year Ended December 31,       December 31, 2001
------     ------------     ----------------------------     -----------------
                              2001      2000      1999
                              ----      ----      ----

Not Subject to Mandatory Redemption:
4.00%        $105.75           -        25        9                 44,606            4,460             4,460
4.24%         103.19           -        -         -                  8,069              807               807
Premium                                                                                  16                16
                                                                                 ----------        ----------
                                                                                      5,283             5,283
                                                                                 ----------        ----------

TRUST PREFERRED SECURITIES
  PSO-obligated, mandatorily redeemable preferred securities of subsidiary trust holding solely Junior Subordinated Debentures of PSO, 8.00%,
   due April 30, 2037                                                                75,000            75,000
                                                                                 ----------        ----------

LONG-TERM DEBT (See Schedule of Long-term Debt):

First Mortgage Bonds                                                                297,772           317,465
Installment Purchase Contracts                                                       47,357            47,357
Senior Unsecured Notes                                                              106,000           106,000
Less Portion Due Within One Year                                                   (106,000)          (20,000)
                                                                                 ----------        ----------

Long-term Debt Excluding Portion Due Within One Year                                345,129           450,822
                                                                                 ----------        ----------

  TOTAL CAPITALIZATION                                                           $  905,636        $1,006,023
                                                                                 ==========        ==========

See Notes to Financial Statements beginning on page L-1.



PUBLIC SERVICE COMPANY OF OKLAHOMA AND SUBSIDIARIES
Schedule of Long-term Debt

First mortgage bonds outstanding were as follows:

                                         December 31,
                                      2001        2000
                                      ----        ----
                                        (in thousands)
% Rate Due
5.91 2001 - March 1                $ -           $6,000
6.02 2001 - March 1                  -            5,000
6.02 2001 - March 1                  -            9,000
6.25 2003 - April 1                35,000        35,000
7.25 2003 - July 1                 65,000        65,000
7.38 2004 - December 1             50,000        50,000
6.50 2005 - June 1                 50,000        50,000
7.38 2023 - April 1               100,000       100,000
Unamortized Discount               (2,228)       (2,535)
                               --  ------   --   ------
                                 $297,772      $317,465

         First mortgage bonds are secured by first mortgage liens on electric utility plant. Certain indentures relating to the first mortgage bonds contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

         Installment purchase contracts have been entered into in connection with the issuance of pollution control revenue bonds by governmental authorities as follows:

                                         December 31,
                                      2001        2000
                                      ----        ----
                                        (in thousands)
% Rate Due
Oklahoma Environmental
 Finance Authority (OEFA):
5.90 2007 - December 1            $ 1,000       $ 1,000

Oklahoma Development
 Finance Authority (ODFA):
4.875  2014 - June 1               33,700        33,700

Red River Authority
  of Texas:
6.00   2020 - June 1               12,660        12,660
Unamortized Discount                   (3)           (3)
                                    -----         -----
  Total                           $47,357       $47,357
                                  =======       =======



         Under the terms of the installment purchase contracts, PSO is required to pay amounts sufficient to enable the payment of interest on and the principal (at stated maturities and upon mandatory redemptions) of related pollution control revenue bonds issued to finance the construction of pollution control facilities at certain plants.

Senior unsecured notes outstanding were as follows:

                                         December 31,
                                      2001        2000
                                      ----        ----
                                        (in thousands)
% Rate Due
(a)   2002 - November 21            $106,000    $106,000
                                    ========    ========

(a) A floating interest rate is determined monthly. The rate on December 31, 2001 and 2000 was 2.775% and 7.376%.

     At December 31, 2001, future annual long-term debt payments are as follows:

                                              Amount
                                              ------
                                          (in thousands)

2002                                         $106,000
2003                                          100,000
2004                                           50,000
2005                                           50,000
2006                                             -
Later Years                                   147,360
                                              -------
  Total Principal Amount                      453,360
Unamortized Discount                           (2,231)
                                               ------

    Total                                    $451,129
                                             ========

PUBLIC SERVICE COMPANY OF OKLAHOMA AND SUBSIDIARIES
Index to Notes to Consolidated Financial Statements

The notes to PSO's financial statements are combined with the notes to financial statements for AEP and its other subisidiary registrants. Listed below are the combined notes that apply to PSO. The combined footnotes begin on page L-1.

                                                                  Combined
                                                                  Footnote
                                                                  Reference


Significant Accounting Policies                                   Note  1

Merger                                                            Note  3

Rate Matters                                                      Note  5

Effects of Regulation                                             Note  6

Customer Choice and Industry Restructuring                        Note  7

Commitments and Contingencies                                     Note  8

Benefit Plans                                                     Note 10

Business Segments                                                 Note 11

Risk Management, Financial Instruments and Derivatives            Note 12

Income Taxes                                                      Note 13

Leases                                                            Note 15

Lines of Credit and Sale of Receivables                           Note 16

Unaudited Quarterly Financial Information                         Note 17

Trust Preferred Securities                                        Note 18

Jointly Owned Electric Utility Plant                              Note 19

Related Party Transactions                                        Note 20

Subsequent Events                                                 Note 21

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of
Directors of Public Service Company of Oklahoma:

       We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Public Service Company of Oklahoma and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of the Company for the year ended December 31, 1999, before the restatement described in Note 3 to the consolidated financial statements, were audited by other auditors whose report, dated February 25, 2000, expressed an unqualified opinion on those statements.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, such 2001 and 2000 consolidated financial statements present fairly, in all material respects, the financial position of Public Service Company of Oklahoma and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

       We also audited the adjustments described in Note 3 that were applied to restate the 1999 consolidated financial statements to give retroactive effect to the conforming change in the method of accounting for vacation pay accruals. In our opinion, such adjustments are appropriate and have been properly applied.



DELOITTE & TOUCHE LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                                AND SUBSIDIARIES




SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
Selected Consolidated Financial Data
                                                                                Year Ended December 31,
                                                2001               2000              1999             1998                1997
                                                ----               ----              ----             ----                ----
                                                                                    (in thousands)
INCOME STATEMENTS DATA:
  Operating Revenues                         $1,101,326          $1,118,274        $971,527           $952,952            $939,869
  Operating Expenses                            955,119             989,996         824,465            802,274             800,396
                                                -------             -------         -------            -------             -------
  Operating Income                              146,207             128,278         147,062            150,678             139,473
  Nonoperating Income
   (Loss)                                           741               3,851          (1,965)             2,451               4,029
  Interest Charges                               57,581              59,457          58,892             55,135              50,536
                                                 ------              ------          ------             ------              ------
  Income Before
   Extraordinary Item                            89,367              72,672          86,205             97,994              92,966
  Extraordinary Loss                               -                   -             (3,011)              -                   -
                                                   ----                ----          ------               ----                ----
  Net Income                                     89,367              72,672          83,194             97,994              92,966
  Preferred Stock Dividend
   Requirements                                     229                 229             229                705               2,467
  Gain (Loss) on
   Reacquired Preferred
   Stock                                           -                   -               -                  (856)              1,819
                                                   ----                ----            ----               ----               -----
  Earnings Applicable to
   Common Stock                                $ 89,138            $ 72,443        $ 82,965           $ 96,433            $ 92,318
                                               ========            ========        ========           ========            ========

                                                                                    December 31,
                                                2001               2000              1999               1998               1997
                                                ----               ----              ----               ----               ----
                                                                                   (in thousands)
BALANCE SHEETS DATA:
  Electric Utility Plant                     $3,460,764          $3,319,024       $3,231,431         $3,157,911         $3,081,443
  Accumulated Depreciation
   and Amortization                           1,550,618           1,457,005        1,384,242          1,317,057          1,225,865
                                              ---------           ---------        ---------          ---------          ---------
  Net Electric Utility
   Plant                                     $1,910,146          $1,862,019       $1,847,189         $1,840,854         $1,855,578
                                             ==========          ==========       ==========         ==========         ==========
  Total Assets                               $2,496,600          $2,657,956       $2,106,215         $2,081,454         $2,134,618
                                             ==========          ==========       ==========         ==========         ==========

  Common Stock and
   Paid-in Capital                             $380,660            $380,660         $380,660           $380,660           $380,660
  Retained Earnings                             308,915             293,989          283,546            296,581            320,148
                                                -------             -------          -------            -------            -------
  Total Common
   Shareholder's Equity                        $689,575            $674,649         $664,206           $677,241           $700,808
                                               ========            ========         ========           ========           ========

  Preferred Stock                               $ 4,704             $ 4,704          $ 4,706            $ 4,707           $ 30,639
                                                =======             =======          =======            =======           ========

  Trust Preferred
   Securities                                  $110,000            $110,000         $110,000           $110,000           $110,000
                                               ========            ========         ========           ========           ========

  Long-term Debt (a)                           $645,283            $645,963         $541,568           $587,673           $589,980
                                               ========            ========         ========           ========           ========

  Total Capitalization and Liabilities
                                             $2,496,600          $2,657,956       $2,106,215         $2,081,454         $2,134,618
                                             ==========          ==========       ==========         ==========         ==========

(a) Including portion due within one year.



SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
Management's Discussion and Analysis of Results of Operations


       SWEPCo is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power to approximately 431,000 retail customers in northeastern Texas, northwestern Louisiana, and western Arkansas. SWEPCo also sells electric power at wholesale to other utilities, municipalities and rural electric cooperatives.

       Wholesale power marketing and trading activities are conducted on SWEPCo's behalf by AEP. SWEPCo, along with the other AEP electric operating subsidiaries, shares in the revenues and costs of AEP's wholesale sales to and forward trades with other utility systems and power marketers.

Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - Our financial statements reflect the actions of regulators since our electricity supply sales in the Louisiana jurisdiction and our transmission and distribution operations our cost-based rate-regulated. As a result of the regulators' actions our financial statements can recognize revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.


        When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to SWEPCo. Trading activities allocated to SWEPCo involve the purchase and sale of energy under physical forward contracts at fixed and variable prices. Although trading contracts are generally short-term, there are also long-term trading contracts. We generally recognize revenues from trading activities based on changes in the fair value of energy trading contracts.

         Recording the net change in the fair value of trading contracts as revenues prior to settlement is commonly referred to as mark-to-market (MTM) accounting. It represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt and net settle in cash, the unrealized gain or loss is reversed out of revenues and the actual realized cash gain or loss is recognized in revenues. Therefore, over the trading contract's term an unrealized gain or loss is recognized as the contract's market value changes. When the contract settles the total gain or loss is realized in cash but only the difference between the accumulated unrealized net gains or losses recorded in prior months and the cash proceeds is recognized. Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading contract assets or liabilities as appropriate.

        Our trading activities represent physical forward electricity contracts that are typically settled by entering into offsetting contracts. An example of our trading activities is when, in January, we enter into a forward sales contract to deliver electricity in July. At the end of each month until the contract settles in July, we would record any difference between the contract price and the market price as an unrealized gain or loss in revenues. In July when the contract settles, we would realize the gain or loss in cash and reverse to revenues the previously recorded unrealized gain or loss. Prior to settlement, the change in the fair value of physical forward sale and purchase contracts is included in revenues on a net basis. Upon settlement of a forward trading contract, the amount realized is included in revenues, with the prior change in unrealized fair value reversed in revenues.

        Continuing with the above example, assume that later in January or sometime in February through July we enter into an offsetting forward contract to buy electricity in July. If we do nothing else with these contracts until settlement in July and if the volumes, delivery point, schedule and other key terms match then the difference between the sale price and the purchase price represents a fixed value to be realized when the contracts settle in July. If the purchase contract is perfectly matched with the sales contract, we have effectively fixed the profit or loss; specifically it is the difference between the contracted settlement price of the two contracts. Mark-to-market accounting for these contracts will have no further impact on results of operations but will have an offsetting and equal effect on trading contract assets and liabilities. Of course we could also do similar transactions but enter into a purchase contract prior to entering into a sales contract. If the sale and purchase contracts do not match exactly as to volumes, delivery point, schedule and other key terms, then there could be continuing mark-to-market effects on revenues from recording additional changes in fair values using mark-to-market accounting.

        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.

         Volatility in commodities markets affects the fair values of all of our open trading and derivative contracts exposing SWEPCo to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.

Results of Operations

         Net income increased $16.7 million or 23% for the year resulting from the favorable impact of our sharing in AEP's power marketing and trading activities for a full year. The $10.5 million or 13% decrease in net income in 2000 is due to increased operating expenses.

Operating Revenues

       Operating revenues decreased $16.9 million or 2% in 2001. The slight decrease in operating revenues resulted from unfavorable wholesale marketing and trading conditions.

       Operating revenues increased in 2000 due to the post merger sharing of AEP's power marketing and trading sales, and offset by an unfavorable revenue adjustment in 1999 as a result of FERC's approval of a transmission coordination agreement. The transmission coordination agreement provides the means by which the AEP West electric operating companies plan, operate and maintain their separate transmission assets as a single system. The agreement also establishes the method by which these companies allocate transmission revenues received under open access transmission tariffs.

       The following analyzes the changes in operating revenues:

                    Increase (Decrease)
                    From Previous Year
                   (dollars in millions)
                2001           2000
                ----           ----
               Amount    %    Amount     %

Retail*        $ 14.3    3    $ 29.9     6
Wholesale
 Marketing and
 Trading        (86.3) (49)     58.4    50
Mark to Market   15.5  N.M.     (4.7)  N.M.
Other            35.4  113       8.5    37
               ------         ------
Total Marketing
 and Trading    (21.1)  (3)     92.1    15
Energy
 Delivery*      (11.9)  (3)     45.6    15
Sales to AEP
 Affiliates      16.1   26       9.0    17
               ------         ------
  Total
   Revenues    $(16.9)  (2)   $146.7    15
               ======         ======

N.M. = Not Meaningful

* Reflects the allocation of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

       The decrease in wholesale marketing and trading revenues in 2001 is primarily attributable to unfavorable wholesale marketing and trading conditions.

       The significant increase in wholesale revenues in 2000 is attributable to SWEPCo's participation in AEP's power marketing and trading operations after the merger of CSW and AEP. Revenues also increased in 2000 because of additional fuel and purchased power revenues and a rise in sales volume caused by warmer summer temperatures. The increase in fuel and purchased power revenues reflects rising prices for natural gas used for generation and related higher costs for purchased power. The Texas and Arkansas fuel clause recovery mechanisms provide for the accrual of fuel-related revenues until reviewed and approved for billing to customers by the regulator. The accrual of additional fuel-related revenues is generally offset by increases in fuel and purchased power expenses. As a result fuel-related revenues do not impact results of operations. Since SWEPCo became a subsidiary of AEP as a result of the merger in June 2000, SWEPCo shares in the AEP System's power marketing and trading transactions with other entities.

Operating Expenses

       Total operating expenses decreased 4% in 2001 and increased 20% for 2000.

                    Increase (Decrease)
                    From Previous Year
                   (dollars in millions)
                     2001           2000
                     ----           ----
                Amount    %    Amount     %

Fuel            $(41.2)  (8)   $119.2    31
Electricity
 Marketing
 Purchases       (40.4) (69)     28.6    96
Affiliated
 Purchases         2.5   19       5.8    77
Other Operation   11.9    7      17.2    12
Maintenance        (.4) N.M.     10.9    17
Depreciation and
 Amortization     14.9   14      (4.2)   (4)
Taxes Other Than
 Income Taxes      2.0    4      N.M.   N.M.
Income Taxes      15.9   60     (12.0)  (31)
                ------         ------
     Total      $(34.8)  (4)   $165.5    20
                ======         ======

N.M. = Not Meaningful

       Fuel expense decreased in 2001 from lower natural gas prices and a mild summer resulting in a reduction in generation. Fuel expense increased in 2000 due to an increase in the average unit cost of fuel as a result of an increase in the spot market price for natural gas and an increase in generation to meet the rise in demand for electricity.

       The decrease in purchased power expense in 2001 was mainly due to reduced prices caused by decreased electricity demand. The major increase in purchased power expense in 2000 was primarily caused by higher natural gas prices.

       Due to the acquisition of Dolet Hills mining operation in June 2001, other operation expense increased for the year. Other operation expense increased in 2000 due primarily to increased regulatory and consulting expenses.

       Maintenance expense increased in 2000 as a result of costs to restore service and make repairs following a severe ice storm.


       Depreciation and amortization expense increased in 2001 due primarily to an increase in excess earnings accruals under the Texas restructuring legislation and the acquisition of Dolet Hills mining operation.

       The increase in 2001 income tax expense was primarily due to an increase in pre-tax book income. The decrease in income tax expense attributable to operations in 2000 was primarily due to a decrease in pre-tax operating income.

Nonoperating Expense

       The decrease in nonoperating expense in 2000 was due to the effect of a 1999 write off of acquisition expenses following CSW's decision not to continue to pursue the acquisition of Cajun Electric Power Cooperatives non-nuclear assets.



SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
                                                                                             Year Ended December 31,
                                                                                             -----------------------
                                                                                   2001               2000              1999
                                                                                   ----               ----              ----
                                                                                                  (in thousands)
OPERATING REVENUES:
  Electricity Marketing and Trading                                              $689,085           $710,200          $618,040
  Energy Delivery                                                                 333,004            344,950           299,369
  Sales to AEP Affiliates                                                          79,237             63,124            54,118
                                                                                   ------             ------            ------
            TOTAL OPERATING REVENUES                                            1,101,326          1,118,274           971,527
                                                                                ---------          ---------           -------

OPERATING EXPENSES:
  Fuel                                                                            457,613            498,805           379,597
  Purchased Power:
    Electricity Marketing                                                          18,164             58,518            29,820
    AEP Affiliates                                                                 15,858             13,338             7,551
  Other Operation                                                                 171,314            159,459           142,385
  Maintenance                                                                      74,677             75,123            64,241
  Depreciation and Amortization                                                   119,543            104,679           108,831
  Taxes Other Than Income Taxes                                                    55,834             53,830            53,783
  Income Taxes                                                                     42,116             26,244            38,257
                                                                                   ------             ------            ------
            TOTAL OPERATING EXPENSES                                              955,119            989,996           824,465
                                                                                  -------            -------           -------

OPERATING INCOME                                                                  146,207            128,278           147,062

NONOPERATING INCOME                                                                 4,512              5,487             2,550

NONOPERATING EXPENSES                                                               3,229              3,112             9,341

NONOPERATING INCOME TAX EXPENSE (CREDIT)                                              542             (1,476)           (4,826)

INTEREST CHARGES                                                                   57,581             59,457            58,892
                                                                                   ------             ------            ------

INCOME BEFORE EXTRAORDINARY ITEM                                                   89,367             72,672            86,205

EXTRAORDINARY LOSS (net of tax of $1,621,000)                                        -                  -               (3,011)
                                                                                     ----               ----            ------

NET INCOME                                                                         89,367             72,672            83,194

PREFERRED STOCK DIVIDEND REQUIREMENTS                                                 229                229               229
                                                                                      ---                ---               ---

EARNINGS APPLICABLE TO COMMON STOCK                                              $ 89,138           $ 72,443          $ 82,965
                                                                                 ========           ========          ========

Consolidated Statements of Retained Earnings

BALANCE AT BEGINNING OF PERIOD                                                   $293,989           $283,546          $296,581
NET INCOME                                                                         89,367             72,672            83,194

DEDUCTIONS:
  Cash Dividends Declared:
    Common Stock                                                                   74,212             62,000            96,000
    Preferred Stock                                                                   229                229               229
                                                                                      ---                ---               ---

BALANCE AT END OF PERIOD                                                         $308,915           $293,989          $283,546
                                                                                 ========           ========          ========

See Notes to Financial Statements beginning on page L-1.




SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
                                                                                                               December 31,
                                                                                                         2001               2000
                                                                                                             (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production                                                                                         $1,429,356          $1,414,527
  Transmission                                                                                          538,749             519,317
  Distribution                                                                                        1,042,523           1,001,237
  General                                                                                               376,016             325,948
  Construction Work in Progress                                                                          74,120              57,995
                                                                                                         ------              ------
          Total Electric Utility Plant                                                                3,460,764           3,319,024
  Accumulated Depreciation and Amortization                                                           1,550,618           1,457,005
                                                                                                      ---------           ---------
          NET ELECTRIC UTILITY PLANT                                                                  1,910,146           1,862,019
                                                                                                      ---------           ---------

OTHER PROPERTY AND INVESTMENTS                                                                           43,000              39,627
                                                                                                         ------              ------

LONG-TERM ENERGY TRADING CONTRACTS                                                                       63,372              62,605
                                                                                                         ------              ------

CURRENT ASSETS:
  Cash and Cash Equivalents                                                                               5,415               1,907
  Accounts Receivable:
   Customers                                                                                             42,326              42,310
   Affiliated Companies                                                                                  20,573              11,419
   Allowance for Uncollectible Accounts                                                                     (89)               (911)
  Fuel Inventory - at average cost                                                                       52,212              40,024
  Materials and Supplies - at average cost                                                               32,527              25,137
  Under-recovered Fuel Costs                                                                              2,501              35,469
  Energy Trading Contracts                                                                              186,159             453,781
  Prepayments                                                                                            18,716              16,780
                                                                                                         ------              ------
          TOTAL CURRENT ASSETS                                                                          360,340             625,916
                                                                                                        -------             -------

REGULATORY ASSETS                                                                                        51,989              57,082
                                                                                                         ------              ------

DEFERRED CHARGES                                                                                         67,753              10,707
                                                                                                         ------              ------

                    TOTAL                                                                            $2,496,600          $2,657,956
                                                                                                     ==========          ==========

See Notes to Financial Statements beginning on page L-1.




SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
                                                                                                               December 31,
                                                                                                         2001               2000
                                                                                                         ----               ----
                                                                                                              (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - $18 Par Value:
    Authorized - 7,600,000 Shares
    Outstanding - 7,536,640 Shares                                                                      $135,660           $135,660
  Paid-in Capital                                                                                        245,000            245,000
  Retained Earnings                                                                                      308,915            293,989
                                                                                                         -------  ---       -------
    Total Common Shareholder's Equity                                                                    689,575            674,649
  Preferred Stock                                                                                          4,704              4,704
  SWEPCO-Obligated, Mandatorily Redeemable Preferred
   Securities of Subsidiary Trust Holding Solely Junior
   Subordinated Debentures of SWEPCO                                                                     110,000            110,000
  Long-term Debt                                                                                         494,688            645,368
                                                                                                         -------            -------
          TOTAL CAPITALIZATION                                                                         1,298,967          1,434,721
                                                                                                       ---------          ---------

OTHER NONCURRENT LIABILITIES                                                                              34,997             11,290
                                                                                                          ------             ------

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                                                                     150,595                595
  Advances from Affiliates                                                                               123,609             16,823
  Accounts Payable - General                                                                              71,810            107,747
  Accounts Payable - Affiliated Companies                                                                 37,469             36,021
  Customer Deposits                                                                                       19,880             16,433
  Taxes Accrued                                                                                           36,522             11,224
  Interest Accrued                                                                                        13,631             13,198
  Energy Trading Contracts                                                                               192,318            462,043
  Other                                                                                                   26,166             15,064
                                                                                                          ------             ------
          TOTAL CURRENT LIABILITIES                                                                      672,000            679,148
                                                                                                         -------            -------

DEFERRED INCOME TAXES                                                                                    369,781            399,204
                                                                                                         -------            -------

DEFERRED INVESTMENT TAX CREDITS                                                                           48,714             53,167
                                                                                                          ------             ------

REGULATORY LIABILITIES AND DEFERRED CREDITS                                                               17,828             18,288
                                                                                                          ------             ------

LONG-TERM ENERGY TRADING CONTRACTS                                                                        54,313             62,138
                                                                                                          ------             ------

COMMITMENTS AND CONTINGENCIES (Note 8)

                    TOTAL                                                                             $2,496,600         $2,657,956
                                                                                                      ==========         ==========

See Notes to Financial Statements beginning on page L-1.




SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                                                                            Year Ended December 31,
                                                                                            -----------------------
                                                                                      2001              2000              1999
                                                                                      ----              ----              ----
                                                                                                (in thousands)
OPERATING ACTIVITIES:
  Net Income                                                                         $89,367           $72,672           $83,194
  Adjustments for Noncash Items:
    Depreciation and Amortization                                                    119,543           104,679           108,831
    Deferred Income Taxes                                                            (31,396)           14,653           (17,347)
    Deferred Investment Tax Credits                                                   (4,453)           (4,482)           (4,565)
  Mark-to-Market of Energy Trading Contracts                                          (3,472)            4,677              -
  Changes in Certain Assets and Liabilities:
    Accounts Receivable (net)                                                         (9,992)           (1,254)          (11,134)
    Fuel, Materials and Supplies                                                     (19,578)           22,103           (21,891)
    Accounts Payable                                                                 (34,489)           43,962           (12,953)
    Taxes Accrued                                                                     25,298           (13,150)            1,185
    Transmission Coordination Agreement Settlement                                      -              (24,406)           24,406
    Fuel Recovery                                                                     32,968           (38,357)           (2,490)
Change in Other Assets                                                                   856            57,418            24,500
Change in Other Liabilities                                                            4,958           (36,887)          (15,769)
                                                                                       -----           -------           -------
            Net Cash Flows From Operating Activities                                 169,610           201,628           155,967
                                                                                     -------           -------           -------

INVESTING ACTIVITIES:
  Construction Expenditures                                                         (111,725)         (120,671)         (111,019)
  Purchase of Dolet Hills Mining Operations                                          (85,716)             -                 -
  Other                                                                                 (411)              446            (4,167)
                                                                                        ----              ----            ------
            Net Cash Flows Used For
              Investing Activities                                                  (197,852)         (120,225)         (115,186)
                                                                                    --------          --------          --------

FINANCING ACTIVITIES:
  Issuance of Long-term Debt                                                            -              149,360              -
  Redemption of Preferred Stock                                                         -                   (1)               (1)
  Retirement of Long-term Debt                                                          (595)          (45,595)          (46,144)
  Change in Advances From Affiliates (net)                                           106,786          (124,074)          100,192
  Dividends Paid on Common Stock                                                     (74,212)          (62,000)          (96,000)
  Dividends Paid on Cumulative Preferred Stock                                          (229)             (229)             (229)
                                                                                        ----              ----              ----
            Net Cash Flows From (Used For)
              Financing Activities                                                    31,750           (82,539)          (42,182)
                                                                                      ------           -------           -------

Net Increase (Decrease) in Cash and Cash Equivalents                                   3,508            (1,136)           (1,401)
Cash and Cash Equivalents January 1                                                    1,907             3,043             4,444
                                                                                       -----             -----             -----
Cash and Cash Equivalents December 31                                                $ 5,415           $ 1,907           $ 3,043
                                                                                     =======           =======           =======

Supplemental Disclosure:
Cash paid for interest net of capitalized amounts was $51,126,000, $51,111,000 and $55,254,000 and for income taxes was $49,901,000, $27,994,000 and
$55,677,000 in 2001, 2000, and 1999, respectively.

See Notes to Financial Statements beginning on page L-1.



SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
Consolidated Statements of Capitalization

                                                                                          December 31,
                                                                                     2001              2000
                                                                                         (in thousands)


COMMON SHAREHOLDER'S EQUITY                                                      $  689,575        $  674,649
                                                                                 ----------        ----------

PREFERRED STOCK: $100 par value - authorized shares 1,860,000

            Call Price                                             Shares
           December 31,      Number of Shares Redeemed          Outstanding
Series         2001            Year Ended December 31,       December 31, 2001
------     ------------     ----------------------------     -----------------
                              2001      2000      1999
                              ----      ----      ----

Not Subject to Mandatory Redemption:

4.28%        $103.90             -         -         -              7,386               739               739
4.65%        $102.75             -         -         1              1,907               190               190
5.00%        $109                -        12         2             37,715             3,771             3,771
Premium                                                                                   4                 4
                                                                                 ----------        ----------

                                                                                      4,704             4,704
                                                                                 ----------        ----------

TRUST PREFERRED SECURITIES
  SWEPCo-obligated, mandatorily redeemable preferred securities of subsidiary trust holding solely Junior Subordinated Debentures of SWEPCo, 7.875%,
   due April 30, 2037                                                               110,000           110,000
                                                                                 ----------        ----------

LONG-TERM DEBT (See Schedule of Long-term Debt):

First Mortgage Bonds                                                                315,449           315,477
Installment Purchase Contracts                                                      179,834           180,486
Senior Unsecured Notes                                                              150,000           150,000
Less Portion Due Within One Year                                                   (150,595)             (595)
                                                                                 ----------        ----------

  Long-term Debt Excluding Portion Due Within One Year                              494,688           645,368
                                                                                 ----------        ----------

  TOTAL CAPITALIZATION                                                           $1,298,967        $1,434,721
                                                                                 ==========        ==========

See Notes to Financial Statements beginning on page L-1.



SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
Schedule of Long-term Debt



First mortgage bonds outstanding were as follows:
                             December 31,
                            2001      2000
                            (in thousands)
% Rate Due
6-5/8  2003 - February 1 $ 55,000   $ 55,000
7-3/4  2004 - June 1       40,000     40,000
6.20   2006 - November 1    5,650      5,795
6.20   2006 - November 1    1,000      1,000
7.00   2007 - September 1  90,000     90,000
7-1/4  2023 - July 1       45,000     45,000
6-7/8  2025 - October 1    80,000     80,000
Unamortized Discount       (1,201)    (1,318)
                         --------   --------
                         $315,449   $315,477

         First mortgage bonds are secured by first mortgage liens on electric utility plant. Certain indentures relating to the first mortgage bonds contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

         Installment purchase contracts have been entered into in connection with the issuance of pollution control revenue bonds by governmental authorities as follows:

                             December 31,
                            2001      2000
                            (in thousands)
% Rate Due
DeSoto County:

7.60   2019 - January 1  $ 53,500   $ 53,500

Sabine:

6.10   2018 - April 1      81,700     81,700

Titus County:

6.90   2004 - November 1   12,290     12,290
6.00   2008 - January 1    13,070     13,520
8.20   2011 - August 1     17,125     17,125
Unamortized Premium         2,149      2,351
                         --------   --------
                         $179,834   $180,486



         Under the terms of the installment purchase contracts, SWEPCo is required to pay amounts sufficient to enable the payment of interest on and the principal (at stated maturities and upon mandatory redemptions) of related pollution control revenue bonds issued to finance the construction of pollution control facilities at certain plants.

Senior unsecured notes outstanding were as follows:

                            December 31,
                           2001      2000
                           (in thousands)
% Rate Due
 (a)   2002 - March 1   $150,000   $150,000
                        ========   ========

(a) A floating interest rate is determined monthly. The rate on December 31, 2001 and 2000 was 2.311% and 6.97%.

At December 31, 2001, future annual long-term debt payments are as follows:

                             Amount
                             ------
                         (in thousands)
2002                        $150,595
2003                          55,595
2004                          52,885
2005                             595
2006                           6,520
Later Years                  378,145
                            --------
  Total Principal Amount     644,335
Unamortized Premium              948
                            --------
    Total                   $645,283

SOUTHWESTERN ELECTRIC POWER COMPANY AND SUBSIDIARIES
Index to Notes to Consolidated Financial Statements

The notes to SWEPCo's financial statements are combined with the notes to financial statements for AEP and its other subisidiary registrants. Listed below are the combined notes that apply to SWEPCo. The combined footnotes begin on page L-1.

                                                          Combined
                                                          Footnote
                                                          Reference

Significant Accounting Policies                           Note  1

Extraordinary Items and Cumulative Effect                 Note  2

Merger                                                    Note  3

Rate Matters                                              Note  5

Effects of Regulation                                     Note  6

Customer Choice and Industry Restructuring                Note  7

Commitments and Contingencies                             Note  8

Acquistions and Dispositions                              Note  9

Benefit Plans                                             Note 10

Business Segments                                         Note 11

Risk Management, Financial Instruments and Derivatives    Note 12

Income Taxes                                              Note 13

Leases                                                    Note 15

Lines of Credit and Sale of Receivables                   Note 16

Unaudited Quarterly Financial Information                 Note 17

Trust Preferred Securities                                Note 18

Jointly Owned Electric Utility Plant                      Note 19

Related Party Transactions                                Note 20

Subsequent Events                                         Note 21

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of
Directors of Southwestern Electric Power Company:

       We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Southwestern Electric Power Company and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of the Company for the year ended December 31, 1999, before the restatement described in Note 3 to the consolidated financial statements, were audited by other auditors whose report, dated February 25, 2000, expressed an unqualified opinion on those statements.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, such 2001 and 2000 consolidated financial statements present fairly, in all material respects, the financial position of Southwestern Electric Power Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

       We also audited the adjustments described in Note 3 that were applied to restate the 1999 consolidated financial statements to give retroactive effect to the conforming change in the method of accounting for vacation pay accruals. In our opinion, such adjustments are appropriate and have been properly applied.



DELOITTE & TOUCHE LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

                          WEST TEXAS UTILITIES COMPANY





WEST TEXAS UTILITIES COMPANY
Selected Financial Data


                                                                                Year Ended December 31,
                                              2001                2000              1999              1998                 1997
                                              ----                ----              ----              ----                 ----
                                                                                    (in thousands)
INCOME STATEMENTS DATA:
  Operating Revenues                         $556,458           $571,064          $445,709          $424,953             $397,779
  Operating Expenses                          523,068            518,723           391,910           365,677              353,195
                                              -------            -------           -------           -------              -------
  Operating Income                             33,390             52,341            53,799            59,276               44,584
  Nonoperating Income
   (Loss)                                       2,195             (1,675)            2,488             2,712                1,463
  Interest Charges                             23,275             23,216            24,420            24,263               24,570
                                               ------             ------            ------            ------               ------
  Income Before
   Extraordinary Item                          12,310             27,450            31,867            37,725               21,477
  Extraordinary Loss                             -                   -              (5,461)             -                    -
                                                 ----                ---            ------              ----                 ----
  Net Income                                   12,310             27,450            26,406            37,725               21,477
  Preferred Stock
   Dividend Requirements                          104                104               104               104                  144
                                                  ---                ---               ---               ---                  ---
  Gain on Reacquired
   Preferred Stock                               -                  -                 -                 -                   1,085
                                                 ----               ----              ----              ----                -----
  Earnings Applicable to
   Common Stock                              $ 12,206           $ 27,346          $ 26,302          $ 37,621             $ 22,418
                                             ========           ========          ========          ========             ========

                                                                               December 31,
                                           2001               2000               1999               1998               1997
                                           ----               ----               ----               ----               ----
                                                                              (in thousands)
BALANCE SHEETS DATA:
  Electric Utility Plant                   $1,260,872         $1,229,339        $1,182,544          $1,146,582         $1,108,845
  Accumulated
   Depreciation and
   Amortization                               546,162            515,041           495,847             473,503            441,281
                                              -------            -------           -------             -------            -------
  Net Electric Utility
   Plant                                     $714,710           $714,298          $686,697            $673,079           $667,564
                                             ========           ========          ========            ========           ========

  Total Assets                               $923,420         $1,087,411          $861,205            $819,446           $826,858
                                             ========         ==========          ========            ========           ========

  Common Stock and
   Paid-in Capital                           $139,450           $139,450          $139,450            $139,450           $139,450
  Retained Earnings                           105,970            122,588           113,242             114,940            117,319
                                              -------            -------           -------             -------            -------
  Total Common
   Shareholder's Equity                      $245,420           $262,038          $252,692            $254,390           $256,769
                                             ========           ========          ========            ========           ========

  Cumulative Preferred Stock:
   Not Subject to
    Mandatory Redemption                      $ 2,482            $ 2,482           $ 2,482             $ 2,482            $ 2,483
                                              =======            =======           =======             =======            =======
  Long-term Debt (a)                         $255,967           $255,843          $303,686            $303,518           $303,351
                                             ========           ========          ========            ========           ========

  Total Capitalization
   And Liabilities                           $923,420         $1,087,411          $861,205            $819,446           $826,858
                                             ========         ==========          ========            ========           ========

(a) Including portion due within one year.



WEST TEXAS UTILITIES COMPANY
Management's Narrative Analysis of Results of Operations



       WTU is a public utility engaged in the generation, purchase, sale, transmission and distribution of electric power and provides electric power to approximately 189,000 retail customers in west and central Texas. WTU also sells electric power at wholesale to other utilities, municipalities and rural electric cooperatives.

       Wholesale power marketing and trading activities are conducted on WTU's behalf by AEP. WTU, along with the other AEP electric operating subsidiaries, shares in the revenues and costs of AEP's wholesale sales to and forward trades with other utility systems and power marketers.

Critical Accounting Policies - Revenue Recognition

Regulatory Accounting - As a result of our cost-based rate-regulated transmission and distribution operations, our financial statements reflect the actions of regulators that can result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues in the same accounting period.

         When regulatory assets are probable of recovery through regulated rates, we record them as assets on the balance sheet. We test for probability of recovery whenever new events occur, for example a regulatory commission order or passage of new legislation. If we determine that recovery of a regulatory asset is no longer probable, we write off that regulatory asset as a charge against net income. A write off of regulatory assets may also reduce future cash flows since there may be no recovery through regulated rates.

Traditional Electricity Supply and Delivery Activities - We recognize revenues on an accrual basis for electricity supply sales and electricity transmission and distribution delivery services. The revenues are recognized in our income statement when the energy is delivered to the customer and include unbilled as well as billed amounts. In general expenses are recorded when incurred.

Energy Marketing and Trading Activities - AEP engages in wholesale electricity marketing and trading transactions (trading activities). A portion of the revenues and costs of AEP's trading activities are allocated to WTU. Trading activities allocated to WTU involve the purchase and sale of energy under physical forward contracts at fixed and variable prices. Although trading contracts are generally short-term, there are also long-term trading contracts. We recognize revenues from trading activities generally based on changes in the fair value of energy trading contracts.

           Recording the net change in the fair value of trading contracts as revenues prior to settlement is commonly referred to as mark-to-market (MTM) accounting. It represents the change in the unrealized gain or loss throughout the contract's term. When the contract actually settles, that is, the energy is actually delivered in a sale or received in a purchase or the parties agree to forego delivery and receipt of electricity and net settle in cash, the unrealized gain or loss is reversed out of revenues and the actual realized cash gain or loss is recognized in revenues. Therefore, over the trading contract's term an unrealized gain or loss is recognized as the contract's market value changes. When the contract settles the total gain or loss is realized in cash but only the difference between the accumulated unrealized net gains or losses recorded in prior months and the cash proceeds is recognized. Unrealized mark-to-market gains and losses are included in the Balance Sheet as energy trading contract assets or liabilities as appropriate.

        Our trading activities represent physical forward electricity contracts that are typically settled by entering into offsetting contracts. An example of our trading activities is when, in January, we enter into a forward sales contract to deliver electricity in July. At the end of each month until the contract settles in July, we would record our share of any difference between the contract price and the market price as an unrealized gain or loss in revenues. In July when the contract settles, we would realize our share of the gain or loss in cash and reverse to revenues the previously recorded unrealized gain or loss. Prior to settlement, the change in the fair value of physical forward sale and purchase contracts is included in revenues on a net basis. Upon settlement of a forward trading contract, the amount realized is included in revenues, with the prior change in unrealized fair value reversed in revenues.

        Continuing with the above example, assume that later in January or sometime in February through July we enter into an offsetting forward contract to buy electricity in July. If we do nothing else with these contracts until settlement in July and if the volumes, delivery point, schedule and other key terms match, then the difference between the sale price and the purchase price represents a fixed value to be realized when the contracts settle in July. If the purchase contract is perfectly matched with the sales contract, we have effectively fixed the profit or loss; specifically it is the difference between the contracted settlement price of the two contracts. Mark-to-market accounting for these contracts will have no further impact on results of operations but will have an offsetting and equal effect on trading contract assets and liabilities. Of course we could also do similar transactions but enter into a purchase contract prior to entering into a sales contract. If the sale and purchase contracts do not match exactly as to volumes, delivery point, schedule and other key terms, then there could be continuing mark-to-market effects on revenues from recording additional changes in fair values using mark-to-market accounting.

        The fair value of open short-term trading contracts are based on exchange prices and broker quotes. We mark-to-market open long-term trading contracts based mainly on AEP-developed valuation models. These models estimate future energy prices based on existing market and broker quotes and supply and demand market data and assumptions. The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is the risk that the counterparty to the contract will fail to perform or fail to pay amounts due AEP. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. There are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. AEP has independent controls to evaluate the reasonableness of our valuation models. However, energy markets, especially electricity markets, are imperfect and volatile and unforeseen events can and will cause reasonable price curves to differ from actual prices throughout a contract's term and when contracts settle. Therefore, there could be significant adverse or favorable effects on future results of operations and cash flows if market prices do not correlate with the AEP-developed price models.

        Volatility in commodities markets affects the fair values of all of our open trading contracts exposing WTU to market risk. See "Market Risks" section of MD&A for a discussion of the policies and procedures used to manage exposure to risk from trading activities.

Results of Operations

       Income before extraordinary items decreased $15.1 million or 55% during 2001, due mostly to a significant increase in other operation expense. The significant increase in other operation expense is partially due to the effect of a 2001 increase in energy delivery's transmission expenses that resulted from new prices for the Electric Reliability Council of Texas (ERCOT) transmission grid. Other operation expense also increased due to the effect of a favorable adjustment made in 2000 related to a FERC-approved Transmission Coordination Agreement.


Operating Revenues

       Operating revenues decreased $14.6 million or 3% as shown below:

                         Increase (Decrease)
                          From Previous Year
(dollars in millions)      Amount       %
----------------------     ------       -

Retail*                    $ (3.1)     (2)
Wholesale Electric
  Marketing and Trading     (17.3)    (12)
Unrealized MTM                6.3     N.M.
Other                         6.8      18
                           ------
  Total Marketing and
   Trading                   (7.4)     (2)
Energy Delivery*             (7.2)     (4)
                           ------
    Total Revenues         $(14.6)     (3)
                           ======

*Reflects the allocation of certain transmission and distribution revenues included in bundled retail rates to energy delivery.

       Revenues from retail customers decreased slightly in 2001 due to milder than normal summer and winter weather.

       Wholesale electric marketing and trading revenues decreased as a result of unfavorable wholesale marketing and trading conditions.



Operating Expenses

       Operating expense increased $4.3 million or 1% as shown below:

                         Increase (Decrease)
                         From Previous Year
(dollars in millions)      Amount       %
----------------------     ------       -

Fuel                       $ (6.0)     (3)
Marketing Purchases           2.2       3
Affiliate Purchases          (1.1)     (2)
Other Operation              18.2      20
Maintenance                   1.1       5
Depreciation and
 Amortization                (4.5)     (8)
Taxes Other Than
 Income Taxes                 3.0      12
Income Taxes                 (8.6)    (58)
                           ------
     Total                 $  4.3       1
                           ======

       Fuel expense decreased in 2001 due to a decrease in generation offset in part by an increase in the average spot market price for natural gas. The decrease in generation reflects milder than normal summer and winter weather.

       Other operation expense increased from the prior year primarily due to the effect of two items. First, energy delivery's transmission expenses increased as a result of new prices for the ERCOT transmission grid. The increase in other operation expense is also attributable to a favorable adjustment made in 2000 related to the FERC-approved Transmission Coordination Agreement.

       An increase in maintenance expense is the result of an overhaul in 2001 of the Oklaunion Power Plant.

       Due to the recordation of increased accruals in 2000 for estimated excess earnings under the Texas Legislation, depreciation and amortization expense decreased during 2001.

       The increase in taxes other than income taxes is the result of an increase in Texas franchise tax assessments and an increase in the Texas PUCT benefit assessment tax, a new tax in the state of Texas.

       Income taxes decreased in 2001, reflecting a decrease in pre-tax income.

Nonoperating Income

       Nonoperating income increased $2.7 million due to an increase in interest income earned on under-recovered fuel during 2001.

Nonoperating Expense

       The decrease in nonoperating expenses is mainly due to the effect of a loss provision that was recorded in 2000 for the termination of merchandise sales and the cost of phasing out the merchandising sales programs.



WEST TEXAS UTILITIES COMPANY
Statements of Income
                                                                                                Year Ended December 31,
                                                                                                -----------------------
                                                                                      2001                2000              1999
                                                                                      ----                ----              ----
                                                                                                    (in thousands)

OPERATING REVENUES
  Electricity Marketing and Trading                                               $  368,741          $  376,206          $256,033
  Energy Delivery                                                                    169,036             176,204           174,909
  Sales to AEP Affiliates                                                             18,681              18,654            14,767
                                                                                  ----------          ----------            ------
            Total Operating Revenues                                                 556,458             571,064           445,709
                                                                                     -------             -------           -------

OPERATING EXPENSES:
  Fuel                                                                               177,140             183,154           123,348
  Purchased Power:
    Electricity Marketing                                                             70,395              68,080            34,941
    AEP Affiliates                                                                    56,656              57,773            26,591
  Other Operation                                                                    111,248              93,078            94,290
  Maintenance                                                                         22,343              21,241            19,604
  Depreciation and Amortization                                                       50,705              55,172            50,789
  Taxes Other Than Income Taxes                                                       28,319              25,321            28,268
  Income Taxes                                                                         6,262              14,904            14,079
                                                                                       -----              ------            ------
            TOTAL OPERATING EXPENSES                                                 523,068             518,723           391,910
                                                                                     -------             -------           -------

OPERATING INCOME                                                                      33,390              52,341            53,799

NONOPERATING INCOME                                                                   12,199               9,530            14,515

NONOPERATING EXPENSES                                                                 10,695              12,664            11,169

NONOPERATING INCOME TAX EXPENSE (CREDIT)                                                (691)             (1,459)              858

INTEREST CHARGES                                                                      23,275              23,216            24,420
                                                                                      ------              ------            ------

INCOME BEFORE EXTRAORDINARY ITEMS                                                     12,310              27,450            31,867

EXTRAORDINARY LOSS (net of tax of $2,941,000)                                           -                   -               (5,461)
                                                                                        ----                ----            ------

NET INCOME                                                                            12,310              27,450            26,406

PREFERRED STOCK DIVIDEND REQUIREMENTS                                                    104                 104               104
                                                                                         ---                 ---               ---

EARNINGS APPLICABLE TO COMMON STOCK                                                 $ 12,206            $ 27,346          $ 26,302
                                                                                    ========            ========          ========

Statements of Retained Earnings

BEGINNING OF PERIOD                                                                 $122,588            $113,242          $114,940

NET INCOME                                                                            12,310              27,450            26,406
DEDUCTIONS:
  Cash Dividends Declared:
    Common Stock                                                                      28,824              18,000            28,000
    Preferred Stock                                                                      104                 104               104
                                                                                         ---                 ---               ---

BALANCE AT END OF PERIOD                                                            $105,970            $122,588          $113,242
                                                                                    ========            ========          ========

See Notes to Financial Statements beginning on page L-1.





WEST TEXAS UTILITIES COMPANY
Balance Sheets
                                                                                                               December 31,
                                                                                                        2001                2000
                                                                                                        ----                ----
                                                                                                             (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production                                                                                           $443,508            $431,793
  Transmission                                                                                          250,023             235,303
  Distribution                                                                                          431,969             416,587
  General                                                                                               112,797             110,832
  Construction Work in Progress                                                                          22,575              34,824
                                                                                                         ------              ------
          Total Electric Utility Plant                                                                1,260,872           1,229,339
  Accumulated Depreciation and Amortization                                                             546,162             515,041
                                                                                                        -------             -------
          NET ELECTRIC UTILITY PLANT                                                                    714,710             714,298
                                                                                                        -------             -------

OTHER PROPERTY AND INVESTMENTS                                                                           24,933              23,154
                                                                                                         ------              ------

LONG-TERM ENERGY TRADING CONTRACTS                                                                       21,532              20,804
                                                                                                         ------              ------

CURRENT ASSETS:
  Cash and Cash Equivalents                                                                               2,454               6,941
  Accounts Receivable:
   Customers                                                                                             18,720              36,217
   Affiliated Companies                                                                                   8,656              16,095
   Allowance for Uncollectible Accounts                                                                    (196)               (288)
  Fuel - at average cost                                                                                  8,307              12,174
  Materials and Supplies - at average cost                                                               11,190              10,510
  Under-recovered Fuel Costs                                                                             32,791              68,107
  Energy Trading Contracts                                                                               63,252             150,793
  Prepayments                                                                                               966                 851
                                                                                                            ---                 ---
          TOTAL CURRENT ASSETS                                                                          146,140             301,400
                                                                                                        -------             -------

REGULATORY ASSETS                                                                                        13,659              24,808
                                                                                                         ------              ------

DEFERRED CHARGES                                                                                          2,446               2,947
                                                                                                          -----               -----

                    TOTAL                                                                              $923,420          $1,087,411
                                                                                                       ========          ==========

See Notes to Financial Statements beginning on page L-1.





WEST TEXAS UTILITIES COMPANY
                                                                                                           December 31,
                                                                                                    2001               2000
                                                                                                    ----               ----
                                                                                                         (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock - $25 Par Value:
    Authorized - 7,800,000 Shares
    Outstanding - 5,488,560 Shares                                                                $137,214            $137,214
  Paid-in Capital                                                                                    2,236               2,236
  Retained Earnings                                                                                105,970             122,588
                                                                                                   -------             -------
    Total Common Shareholder's Equity                                                              245,420             262,038
  Cumulative Preferred Stock
    Not Subject to Mandatory Redemption                                                              2,482               2,482
  Long-term Debt                                                                                   220,967             255,843
                                                                                                   -------             -------
          TOTAL CAPITALIZATION                                                                     468,869             520,363
                                                                                                   -------             -------

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year                                                                35,000                -
  Advances from Affiliates                                                                          50,448              58,578
  Accounts Payable - General                                                                        33,782              45,562
  Accounts Payable - Affiliated Companies                                                           11,388              42,212
  Customer Deposits                                                                                  4,191               2,659
  Taxes Accrued                                                                                     17,358              18,901
  Interest Accrued                                                                                   1,244               3,717
  Energy Trading Contracts                                                                          65,414             153,539
  Other                                                                                             12,001               7,906
                                                                                                    ------               -----
          TOTAL CURRENT LIABILITIES                                                                230,826             333,074
                                                                                                   -------             -------

DEFERRED INCOME TAXES                                                                              145,049             157,038
                                                                                                   -------             -------

DEFERRED INVESTMENT TAX CREDITS                                                                     22,781              24,052
                                                                                                    ------              ------

LONG-TERM ENERGY TRADING CONTRACTS                                                                  18,455              20,648
                                                                                                    ------              ------

REGULATORY LIABILITIES AND DEFERRED CREDITS                                                         37,440              32,236
                                                                                                    ------              ------

COMMITMENTS AND CONTINGENCIES (Note 8)

                    TOTAL                                                                         $923,420          $1,087,411
                                                                                                  ========          ==========

See Notes to Financial Statements beginning on page L-1.




WEST TEXAS UTILITIES COMPANY
Statements of Cash Flows
                                                                                           Year Ended December 31,
                                                                                           -----------------------
                                                                                   2001             2000              1999
                                                                                   ----             ----              ----
                                                                                                (in thousands)
OPERATING ACTIVITIES:
  Net Income                                                                       $ 12,310           $27,450           $26,406
  Adjustments for Noncash Items:
    Depreciation and Amortization                                                    50,705            55,172            50,789
    Deferred Federal Income Taxes                                                   (11,891)            8,164            12,026
    Deferred Investment Tax Credits                                                  (1,271)           (1,271)           (1,275)
    Extraordinary Loss - Discontinuance of SFAS 71                                     -                 -                5,461
    Mark-to-Market of Energy Trading Contracts                                       (1,818)            1,871              -
  CHANGES IN CERTAIN ASSETS AND LIABILITIES:
      Accounts Receivable (net)                                                      24,844            (1,445)          (18,890)
      Fuel, Materials and Supplies                                                    3,187             8,478            (3,785)
      Accounts Payable                                                              (42,604)           28,393             7,229
      Taxes Accrued                                                                  (1,543)            6,443             2,427
      Fuel Recovery                                                                  35,316           (53,841)          (10,101)
  Transmission Coordination Agreement Settlement                                       -               15,465           (15,465)
  Change in Other Assets                                                             (1,519)            3,361             5,615
  Change in Other Liabilities                                                         6,644            (3,962)            2,205
                                                                                      -----            ------             -----
            Net Cash Flows From Operating Activities                                 72,360            94,278            62,642
                                                                                     ------            ------            ------

INVESTING ACTIVITIES:
  Construction Expenditures                                                         (39,662)          (64,477)          (49,443)
  Other                                                                                (127)             -               (3,832)
                                                                                       ----              ----            ------
            Net Cash Used For Investing Activities                                  (39,789)          (64,477)          (53,275)
                                                                                    -------           -------           -------

FINANCING ACTIVITIES:
  Retirement of Long-term Debt                                                         -              (48,000)             -
  Change in Advances From Affiliates (net)                                           (8,130)           37,170            16,835
  Dividends Paid on Common Stock                                                    (28,824)          (18,000)          (28,000)
  Dividends Paid on Cumulative Preferred Stock                                         (104)             (104)             (105)
                                                                                       ----              ----              ----
            Net Cash Used For Financing Activities                                  (37,058)          (28,934)          (11,270)
                                                                                    -------           -------           -------

Net Increase (Decrease) in Cash and Cash Equivalents                                 (4,487)              867            (1,903)
Cash and Cash Equivalents at Beginning of Period                                      6,941             6,074             7,977
                                                                                      -----             -----             -----
Cash and Cash Equivalents at End of Period                                           $2,454           $ 6,941           $ 6,074
                                                                                     ======           =======           =======

Supplemental Disclosure:
Cash paid (received) for interest net of capitalized amounts was $19,279,000, $19,088,000 and $17,577,000 and for income taxes was $21,997,000, $(906,000) and
$3,309,000 in 2001, 2000 and 1999, respectively.

See Notes to Financial Statements beginning on page L-1.




WEST TEXAS UTILITIES COMPANY
Statements of Capitalization


                                                                                        December 31,
                                                                                   2001              2000
                                                                                       (in thousands)

COMMON SHAREHOLDER'S EQUITY                                                      $245,420          $262,038
                                                                                 --------          --------

PREFERRED STOCK: $100 par value - authorized shares 810,000

            Call Price                                             Shares
           December 31,      Number of Shares Redeemed          Outstanding
Series         2001            Year Ended December 31,       December 31, 2001
------     ------------     ----------------------------     -----------------
                              2001      2000      1999
                              ----      ----      ----

Not Subject to Mandatory Redemption:

4.40%        $107                 -        1         2             23,672           2,367             2,367
Premium                                                                               115               115
                                                                                 --------          --------
                                                                                    2,482             2,482
                                                                                 --------          --------


LONG-TERM DEBT (See Schedule of Long-term Debt):

First Mortgage Bonds                                                              211,657           211,533
Installment Purchase Contracts                                                     44,310            44,310
Less Portion Due Within One Year                                                  (35,000)             -
                                                                                 --------          --------

Long-term Debt Excluding Portion Due Within One Year                              220,967           255,843
                                                                                 --------          --------

  TOTAL CAPITALIZATION                                                           $468,869          $520,363
                                                                                 ========          ========

See Notes to Financial Statements beginning on page L-1.



WEST TEXAS UTILITIES COMPANY
Schedule of Long-term Debt



First mortgage bonds outstanding were as follows:
                              December 31,
                            2001       2000
                             (in thousands)
% Rate Due
7-3/4  2007 - June 1     $ 25,000   $ 25,000
6-7/8  2002 - October 1    35,000     35,000
7      2004 - October 1    40,000     40,000
6-1/8  2004 - February 1   40,000     40,000
6-3/8  2005 - October 1    72,000     72,000
Unamortized Discount         (343)      (467)
                         --------   --------
                         $211,657   $211,533

         First mortgage bonds are secured by first mortgage liens on electric utility plant. Certain indentures relating to the first mortgage bonds contain improvement, maintenance and replacement provisions requiring the deposit of cash or bonds with the trustee, or in lieu thereof, certification of unfunded property additions.

         Installment purchase contracts have been entered into, in connection with the issuance of pollution control revenue bonds by governmental authorities as follows:

                             December 31,
                            2001      2000
                            (in thousands)
% Rate Due
Red River Authority
 of Texas:
6      2020 - June 1      $44,310    $44,310
                          =======    =======



         Under the terms of the installment purchase contracts, WTU is required to pay amounts sufficient to enable the payment of interest on and the principal (at stated maturities and upon mandatory redemptions) of related pollution control revenue bonds issued to finance the construction of pollution control facilities at certain plants.

         At December 31, 2001, future annual long-term debt payments are as follows:

                             Amount
                             ------
                         (in thousands)
2002                        $ 35,000
2003                            -
2004                          80,000
2005                          72,000
2006                            -
Later Years                   69,310
                            --------
Principal Amount             256,310
Unamortized Discount            (343)
                            --------
    Total                   $255,967

WEST TEXAS UTILITIES COMPANY
Index to Notes to Financial Statements

The notes to WTU's financial statements are combined with the notes to financial statements for AEP and its other subisidiary registrants. Listed below are the combined notes that apply to WTU. The combined footnotes begin on page L-1.

                                                                Combined
                                                                Footnote
                                                                Reference


Significant Accounting Policies                                 Note  1

Extraordinary Items and Cumulative Effect                       Note  2

Merger                                                          Note  3

Rate Matters                                                    Note  5

Effects of Regulation                                           Note  6

Customer Choice and Industry Restructuring                      Note  7

Commitments and Contingencies                                   Note  8

Benefit Plans                                                   Note 10

Business Segments                                               Note 11

Risk Management, Financial Instruments and Derivatives          Note 12

Income Taxes                                                    Note 13

Leases                                                          Note 15

Lines of Credit and Sale of Receivables                         Note 16

Unaudited Quarterly Financial Information                       Note 17

Jointly Owned Electric Utility Plant                            Note 19

Related Party Transactions                                      Note 20

Subsequent Events                                               Note 21

Subsequent Events (Unaudited)                                   Note 22

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of
Directors of West Texas Utilities Company:

       We have audited the accompanying balance sheets and statements of capitalization of West Texas Utilities Company as of December 31, 2001 and 2000, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company for the year ended December 31, 1999, before the restatement described in Note 3 to the financial statements, were audited by other auditors whose report, dated February 25, 2000, expressed an unqualified opinion on those statements.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, such 2001 and 2000 financial statements present fairly, in all material respects, the financial position of West Texas Utilities Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

       We also audited the adjustments described in Note 3 that were applied to restate the 1999 financial statements to give retroactive effect to the conforming change in the method of accounting for vacation pay accruals. In our opinion, such adjustments are appropriate and have been properly applied.



DELOITTE & TOUCHE LLP
Columbus, Ohio
February 22, 2002
(November 18, 2002 as to Note 21)

NOTES TO FINANCIAL STATEMENTS

The notes to financial statements that follow are a combined presentation for indicated registrants. The following list of footnotes shows the registrant to which they apply:

 1. Significant Accounting Policies AEGCo, APCo, CPL, CSPCo, I&M, KPCo, OPCo,
                                    PSO, SWEPCo, WTU

 2. Extraordinary Items and
     Cumulative Effect              APCo, CPL, CSPCo, OPCo, SWEPCo, WTU

 3. Merger                          CPL, I&M, KPCo, PSO, SWEPCo, WTU

 4. Nuclear Plant Restart           I&M

 5. Rate Matters                    APCo, CPL, PSO, SWEPCo, WTU

 6. Effects of Regulation           AEGCo,APCo, CPL,
                                    CSPCo, I&M, KPCo, OPCo, PSO, SWEPCo, WTU

 7. Customer Choice and Industry    APCo, CPL, CSPCo, I&M, OPCo, PSO,
      Restructuring                 SWEPCo, WTU

 8. Commitments and Contingencies   AEGCo,APCo, CPL, CSPCo, I&M, KPCo, OPCo,
                                    PSO, SWEPCo, WTU

 9. Acquisitions and Dispositions   OPCo, SWEPCo

10. Benefit Plans                   APCo, CPL, CSPCo, I&M, KPCo,
                                    OPCo, PSO, SWEPCo, WTU

11. Business Segments               AEGCo, APCo, CPL, CSPCo,
                                    I&M, KPCo, OPCo, PSO, SWEPCo, WTU

12. Risk Management, Financial      AEGCo, APCo, CPL, CSPCo, I&M, KPCo
      Instruments and Derivatives   OPCo, PSO, SWEPCo, WTU

13. Income Taxes                    AEGCo, APCo, CPL, CSPCo, I&M,
                                    KPCo, OPCo, PSO, SWEPCo, WTU

14. Supplementary Information       APCo, CSPCo, I&M, OPCo

15. Leases                          AEGCo, APCo, CPL, CSPCo, I&M, KPCo,
                                    OPCo, PSO, SWEPCo, WTU

16. Lines of Credit and Sale        AEGCo, APCo, CPL, CSPCo, I&M, KPCo,
      of Receivables                OPCo, PSO, SWEPCo, WTU

17. Unaudited Quarterly Financial   AEGCo, APCo, CPL, CSPCo, I&M, KPCo,
        Information                 OPCo, PSO, SWEPCo, WTU

18. Trust Preferred Securities      CPL, PSO, SWEPCo

19. Jointly Owned Electric          CPL, CSPCo, PSO, SWEPCo, WTU
        Utility Plant

20. Related Party Transactions      AEGCo, APCo, CPL, CSPCo, I&M, KPCo,
                                    OPCo, PSO, SWEPCo, WTU

21. Subsequent Events               APCo, CPL, CSPCo, I&M, KPCo, OPCo, PSO,
                                    SWEPCo, WTU

22. Subsequent Events (Unaudited)   CPL, WTU

1. Significant Accounting Policies:

Business Operations - AEP (not included herein) is the parent company of eleven domestic electric utility operating companies whose principal business is the generation, transmission and distribution of electric power. AEP as used herein refers collectively to the eleven operating companies. Nine of AEP's eleven domestic electric utility operating companies, APCo, CPL, CSPCo, I&M, KPCo, OPCo, PSO, SWEPCo, WTU, are SEC registrants. AEGCo is a domestic generating company wholly-owned by AEP that is an SEC registrant. These companies are subject to regulation by the FERC under the Federal Power Act and follow the Uniform System of Accounts prescribed by FERC. They are subject to further regulation with regard to rates and other matters by state regulatory commissions.

AEP also engages in wholesale marketing and trading of electricity, and to a lesser extent coal and emission allowances in the United States.

Rate Regulation - AEP is subject to regulation by the SEC under the PUHCA. The rates charged by the utility subsidiaries are approved by the FERC and the state utility commissions. The FERC regulates wholesale electricity operations and transmission rates and the state commissions regulate retail rates.

Principles of Consolidation -The consolidated financial statements for APCo, CPL, CSPCo, I&M, OPCo, PSO and SWEPCo include the registrant and its wholly-owned subsidiaries. Significant intercompany items are eliminated in consolidation. Equity investments not substantially controlled that are 50% or less owned are accounted for using the equity method with their equity earnings included in nonoperating income for the registrant subsidiaries.

Basis of Accounting - As cost-based rate-regulated electric public utility companies, the financial statements herein reflect the actions of regulators that result in the recognition of revenues and expenses in different time periods than enterprises that are not rate regulated. In accordance with SFAS 71, "Accounting for the Effects of Certain Types of Regulation," regulatory assets (deferred expenses) and regulatory liabilities (future revenue reductions or refunds) are recorded to reflect the economic effects of regulation by matching expenses with their recovery through regulated revenues. Application of SFAS 71 for the generation portion of the business was discontinued as follows: in Ohio by OPCo and CSPCo in September 2000, in Virginia and West Virginia by APCo in June 2000, in Texas by CPL, WTU, and SWEPCo in September 1999 and in Arkansas by SWEPCo in September 1999. See Note 7, "Customer Choice and Industry Restructuring" for additional information.

Use of Estimates - The preparation of these financial statements in conformity with generally accepted accounting principles necessarily includes the use of estimates and assumptions by management. Actual results could differ from those estimates.

Property, Plant and Equipment -Electric utility property, plant and equipment are stated at original cost of the acquirer. Property, plant and equipment of other operations and investments are stated at their fair market value at acquisition plus the original cost of property acquired or constructed since the acquisition, less disposals. Additions, major replacements and betterments are added to the plant accounts. For cost-based rate regulated operations retirements from the plant accounts and associated removal costs, net of salvage, are deducted from accumulated depreciation. The costs of labor, materials and overheads incurred to operate and maintain plant are included in operating expenses.

Allowance for Funds Used During Construction (AFUDC) and Interest Capitalization
- AFUDC is a noncash nonoperating income item that is capitalized and recovered through depreciation over the service life of domestic regulated electric utility plant. It represents the estimated cost of borrowed and equity funds used to finance construction projects. The amounts of AFUDC for 2001, 2000 and 1999 were not significant. Effective with the discontinuance of the application of SFAS 71 regulatory accounting for domestic generating assets in Arkansas, Ohio, Texas, Virginia and West Virginia, interest is capitalized during construction in accordance with SFAS 34, "Capitalization of Interest Costs." The amounts of interest capitalized were not material in 2001, 2000, and 1999.


Depreciation, Depletion and Amortization - Depreciation of property, plant and equipment is provided on a straight-line basis over the estimated useful lives of property, other than coal-mining property, and is calculated largely through the use of composite rates by functional class.



The following table provides the annual composite depreciation rates generally used by the AEP registrant subsidiaries for the years 2001, 2000 and 1999 which were as follows:

                      Nuclear         Steam         Hydro          Transmission            Distribution          General
                      -------         -----         -----          ------------            ------------          -------
AEGCo                    - %          3.5%           - %                  - %                     - %             2.8%
APCo                     -            3.4           2.9                  2.2                     3.3              3.1
CPL                     2.5           2.5           1.9                  2.3                     3.5              4.0
CSPCo                    -            3.2            -                   2.3                     3.6              3.2
I&M                     3.4           4.5           3.4                  1.9                     4.2              3.8
KPCo                     -            3.8            -                   1.7                     3.5              2.5
OPCo                     -            3.4           2.7                  2.3                     4.0              2.7
PSO                      -            2.7            -                   2.3                     3.4              6.0
SWEPCo                   -            3.4            -                   2.7                     3.6              4.5
WTU                      -            2.8            -                   3.1                     3.3              6.6



Depreciation, depletion and amortization of coal-mining assets is provided over each asset's estimated useful life or the estimated life of the mine, whichever is shorter, and is calculated using the straight-line method for mining structures and equipment. The units-of-production method is used to amortize coal rights and mine development costs based on estimated recoverable tonnages at a current average rate of $3.46 per ton in 2001, $5.07 per ton in 2000 and $2.32 per ton in 1999. These costs are included in the cost of coal charged to fuel expense.

Cash and Cash Equivalents - Cash and cash equivalents include temporary cash investments with original maturities of three months or less.

Inventory - Except for CPL, PSO and WTU, the regulated utility companies value fossil fuel inventories using a weighted average cost method. CPL, PSO and WTU, utilize the LIFO method to value fossil fuel inventories. For those utilities whose generation is unregulated, inventory of coal and oil is carried at the lower of cost or market. Coal mine inventories are also carried at the lower of cost or market.

Accounts Receivable - AEP Credit Inc. (formerly CSW Credit) factors accounts receivable for the utility subsidiaries and certain non-affiliated utilities. On December 31, 2001 AEP Credit, Inc. entered into a sale of receivables agreement with a group of banks and commercial paper conduits. This transaction constitutes a sale of receivables in accordance with SFAS 140, allowing the receivables to be taken off of the companies balances sheet. See Note 16 for further details.

Deferred Fuel Costs - The cost of fuel consumed is charged to expense when the fuel is burned. Where applicable under governing state regulatory commission retail rate orders, fuel cost over or under-recoveries are deferred as regulatory liabilities or regulatory assets in accordance with SFAS 71. These deferrals generally are amortized when refunded or billed to customers in later months with the regulator's review and approval. See also Note 6 "Effects of Regulation".

We are protected from fuel cost changes in Kentucky for KPCo, the SPP area of Texas, Louisiana and Arkansas for SWEPCo, Oklahoma for PSO and Virginia for APCo. Where fuel clauses have been eliminated due to the transition to market pricing, (Ohio effective January 1, 2001 and in the Texas ERCOT area effective January 1, 2002) changes in fuel costs impact earnings. In other state jurisdictions, (Indiana, Michigan and West Virginia) where fuel clauses have been frozen or suspended for a period of years, fuel cost changes also impact earnings currently. See Note 5, "Rate Matters" and Note 7, "Customer Choice and Industry Restructuring" for further information about fuel recovery.

Revenue Recognition - We recognize revenues from generation, transmission and distribution of electricity. The revenues associated with these activities are recorded when earned as physical commodities are delivered to contractual meter points or services are provided. These revenues also include the accrual of earned, but unbilled and/or not yet metered revenues. Such revenues are based on contract prices or tariffs. Revenue recognition for energy marketing and trading transactions is further discussed within the Energy Marketing and Trading Transactions section below. The Company follows EITF 98-10 and marks to market energy trading activities, which includes the net change in fair value of open trading contracts in earnings. Mark-to-market gains and losses on open contracts and net settlements of financial contracts (see below) are included in operating revenues and nonoperating income, respectively, on a net basis. The net basis of reporting for open contracts is permitted by EITF 98-10 and for settled financial contracts is consistent with industry practice. Settled physical forward trading transactions are reported on a net basis, as permitted by EITF 98-10.

Energy Marketing and Trading Transactions - AEP engages in wholesale electricity marketing and trading transactions (trading activities). Trading activities involve the purchase and sale of energy under forward contracts at fixed and variable prices and the trading of financial energy contracts which includes exchange futures and options and over-the-counter options and swaps. Although trading contracts are generally short-term, there are long-term trading contracts.
The majority of trading activities represent forward electricity contracts that are typically settled by entering into offsetting physical contracts. Prior to settlement the change in fair values of forward sale and purchase contracts are included in AEP's revenues.

All of the registrant subsidiaries except AEGCo participate in AEP's wholesale marketing and trading of electricity. APCo, CSPCo, I&M, KPCo and OPCo record forward electricity trading sale and purchase contracts net in operating revenues when the contracts settle for contracts with delivery points in AEP's traditional marketing area and in nonoperating income for forward electricity trading sale and purchase contracts outside AEP's traditional marketing area. CPL, PSO, SWEPCo and WTU record forward electricity trading sale and purchase contracts net in operating revenues.

APCo, CSPCo and OPCo account for open forward electricity sale and purchase contracts on a mark-to-market basis and include the mark-to-market change in operating revenues for open contracts in AEP's traditional marketing area and in nonoperating income for open contracts beyond AEP's traditional marketing area.

I&M and KPCo account for open forward electricity sale and purchase contracts on a mark-to-market basis and defer the mark-to-market change as regulatory assets or liabilities for those open contracts in AEP's traditional marketing area and include the mark-to-market change in nonoperating income for open contracts beyond AEP's traditional marketing area.

CPL, PSO, SWEPCo and WTU account for open forward electricity sale and purchase contracts on a mark-to-market basis. CPL includes the mark-to-market change for open electricity trading contracts in revenues. PSO defers as regulatory assets or liabilities the mark-to-market change for open forward electricity trading contracts that are included in cost of service on a settlement basis for ratemaking purposes. SWEPCo and WTU include the jurisdictional share of the mark-to-market change in revenues for open electricity trading contracts for those jurisdictions that are not subject to SFAS 71 cost based rate regulation and defer as regulatory assets or liabilities the jurisdictional share of the mark-to-market change for open contracts that are included in cost of service on a settlement basis for ratemaking purposes.

Trading purchases and sales through electricity options, futures and swaps, represent financial transactions with the net proceeds reported in nonoperating income at fair value upon entering the contracts.

APCo, CSPCo, I&M, KPCo and OPCo share in AEP's trading sales and purchases through electricity options, futures and swaps, which represent financial transactions. Changes in fair values of these financial contracts are reported net in nonoperating income. When these contracts settle, the net proceeds are recorded in nonoperating income and the prior unrealized gain or loss is reversed.

Recording of the net changes in fair value of open trading contracts is commonly referred to as mark-to-market accounting.

All open contracts from trading activities are marked to market in accordance with EITF 98-10. Except as noted above, the net mark-to-market (change in fair value) amount included in results of operations on a net discounted basis. The fair values of open short-term trading contracts are based on exchange prices and broker quotes. Open long-term trading contracts are marked to market based mainly on internally developed valuation models. The valuation models produce an estimated fair value for open long-term trading contracts. The short-term and long-term fair values are present valued and reduced by appropriate reserves for counterparty credit risks and liquidity risk. The models are derived from internally assessed market prices. Bid/ask price curves are developed for inclusion in the model based on broker quotes and other available market data. The curves are within the range between the bid and ask price. The end of the month liquidity reserve is based on the difference in price between the price curve and the bid side of the bid ask if we have a long position and the ask side if we have a short position. This provides for a conservative valuation net of the reserves. The use of these models to fair value open trading contracts has inherent risks relating to the underlying assumptions employed by such models. Independent controls are in place to evaluate the reasonableness of the price curve models. Significant adverse or favorable effects on future results of operations and cash flows could occur if market risks, at the time of settlement, do not correlate with internally developed price models.

The effect of marking to market open electricity trading contracts in regulated jurisdictions is deferred as regulatory assets or liabilities since these transactions are included in cost of service on a settlement basis for ratemaking purposes. Unrealized mark-to-market gains and losses from trading activities whether deferred or recognized in revenues are part of Energy Trading and Derivative Contracts assets or liabilities as appropriate.

Hedging and Related Activities - In order to mitigate the risks of market price and interest rate fluctuations, certain subsidiaries utilize interest swaps and currency swaps to hedge such market fluctuations. Changes in the market value of these swaps are deferred until the gain or loss is realized on the underlying hedged asset, liability or commodity. To qualify as a hedge, these transactions must be designated as a hedge and changes in their fair value must correlate with changes in the price and interest rate movement of the underlying asset, liability or commodity. This in effect reduces exposure to the effects of market fluctuations related to price and interest rates.

APCo, CSPCo, I&M, and OPCo enter into contracts to manage the exposure to unfavorable changes in the cost of debt to be issued. These anticipatory debt instruments are entered into in order to manage the change in interest rates between the time a debt offering is initiated and the issuance of the debt (usually a period of 60 days). Gains or losses from these transactions are deferred and amortized over the life of the debt issuance with the amortization included in interest charges. There were no such forward contracts outstanding at December 31, 2001 or 2000. See Note 12 - "Risk Management, Financial Instruments and Derivatives" for further discussion of the accounting for risk management transactions.
Levelization of Nuclear Refueling Outage Costs - In order to match costs with regulated revenues, incremental operation and maintenance costs associated with periodic refueling outages at I&M's Cook Plant are deferred and amortized over the period beginning with the commencement of an outage and ending with the beginning of the next outage.

Maintenance Costs - Maintenance costs are expensed as incurred except where SFAS 71 requires the recordation of a regulatory asset to match the expensing of maintenance costs with their recovery in cost based regulated revenues. See below for an explanation of costs deferred in connection with an extended outage at I&M's Cook Plant.

Amortization of Cook Plant Deferred Restart Costs - Pursuant to settlement agreements approved by the IURC and the MPSC to resolve all issues related to an extended outage of the Cook Plant, I&M deferred $200 million of incremental operation and maintenance costs during 1999. The deferred amount is being amortized to expense on a straight-line basis over five years from January 1, 1999 to December 31, 2003. I&M amortized $40 million in 2001, 2000 and 1999 leaving $80 million as an SFAS 71 regulatory asset at December 31, 2001 on the Consolidated Balance Sheets of I&M.

Other Income and Other Expenses - Other Income includes equity earnings of non-consolidated subsidiaries, gains on dispositions of property, interest and dividends, an allowance for equity funds used during construction (explained above) and various other non-operating and miscellaneous income. Other Expenses includes losses on dispositions of property, miscellaneous amortization, donations and various other non-operating and miscellaneous expenses.

Income Taxes - The AEP System follows the liability method of accounting for income taxes as prescribed by SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes are provided for all temporary differences between the book cost and tax basis of assets and liabilities which will result in a future tax consequence. Where the flow-through method of accounting for temporary differences is reflected in regulated revenues (that is, deferred taxes are not included in the cost of service for determining regulated rates for electricity), deferred income taxes are recorded and related regulatory assets and liabilities are established in accordance with SFAS 71 to match the regulated revenues and tax expense.

Investment Tax Credits - Investment tax credits have been accounted for under the flow-through method except where regulatory commissions have reflected investment tax credits in the rate-making process on a deferral basis. Investment tax credits that have been deferred are being amortized over the life of the regulated plant investment.

Excise Taxes - AEP's subsidiary registrants, as agents for state or local governments, collect from customers certain excise taxes levied by the state or local government upon the customer. These taxes are not recorded as revenue or expense, but only as a pass-through billing to the customer to be remitted to the government entity. Excise tax collections and payments related to taxes imposed upon the customer are not presented in the income statement.

Debt and Preferred Stock - Gains and losses from the reacquisition of debt used to finance regulated electric utility plant are generally deferred and amortized over the remaining term of the reacquired debt in accordance with their rate-making treatment. If debt associated with the regulated business is refinanced, the reacquisition costs attributable to the portions of the business that are subject to cost based regulatory accounting under SFAS 71 are generally deferred and amortized over the term of the replacement debt commensurate with their recovery in rates. Gains and losses on the reacquisition of debt for operations not subject to SFAS 71 are reported as a component of net income.

Debt discount or premium and debt issuance expenses are deferred and amortized over the term of the related debt, with the amortization included in interest charges. Where rates are regulated redemption premiums paid to reacquire preferred stock of the utility subsidiaries are included in paid-in capital and amortized to retained earnings commensurate with their recovery in rates. The excess of par value over costs of preferred stock reacquired is credited to paid-in capital and amortized to retained earnings consistent with the timing of its inclusion in rates in accordance with SFAS 71.

Nuclear Trust Funds - Nuclear decommissioning and spent nuclear fuel trust funds represent funds that regulatory commissions have allowed us to collect through rates to fund future decommissioning and spent fuel disposal liabilities. By rules or orders, the state jurisdictional commissions (Indiana, Michigan and Texas) and the FERC established investment limitations and general risk management guidelines to protect their ratepayers' funds and to allow those funds to earn a reasonable return. In general, limitations include:

o Acceptable investments (rated investment grade or above)
o Maximum percentage invested in a specific type of investment
o Prohibition of investment in obligations of the applicable company or its affiliates.

Trust funds are maintained for each regulatory jurisdiction and managed by investment managers, who must comply with the guidelines and rules of the applicable regulatory authorities. The trust assets are invested in order to optimize the after-tax earnings of the Trust, giving consideration to liquidity, risk, diversification, and other prudent investment objectives.

Securities held in trust funds for decommissioning nuclear facilities and for the disposal of spent nuclear fuel are included in Other Assets at market value in accordance with SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." Securities in the trust funds have been classified as available-for-sale due to their long-term purpose. In accordance with SFAS 71, unrealized gains and losses from securities in these trust funds are not reported in equity but result in adjustments to the liability account for the nuclear decommissioning trust funds and to regulatory assets or liabilities for the spent nuclear fuel disposal trust funds in accordance with their treatment in rates.

Comprehensive Income - Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income has two components, net income and other comprehensive income. There were no material differences between net income and comprehensive income for AEGCo, CPL, CSPCo, PSO, SWEPCo and WTU.

Components of Other Comprehensive Income - Accumulated Other Comprehensive Income for AEP registrant subsidiaries as of December 31, 2001, is shown in the following table. Registrant subsidiary balances for Accumulated Other Comprehensive Income for the two years ended December 31, 2000 and 1999 were zero.

                                    December 31,
   Components                           2001
                                    (thousands)
Foreign Currency Rate Hedge
APCo                                   $ (340)
I&M                                    (3,835)
KPCo                                   (1,903)
OPCo                                     (196)

Segment Reporting - The AEP System has adopted SFAS No. 131, which requires disclosure of selected financial information by business segment as viewed by the chief operating decision-maker. See Note 11 "Business Segments" for further discussion and details regarding segments.

Reclassification - Certain prior year financial statement items have been reclassified to conform to current year presentation. Such reclassification had no impact on previously reported net income.

2. Extraordinary Items and Cumulative Effect:

Extraordinary Items - Extraordinary items were recorded for the discontinuance of regulatory accounting under SFAS 71 for the generation portion of the business in the Ohio, Virginia, West Virginia, Texas and Arkansas state jurisdictions. See Note 7 "Customer Choice and Industry Restructuring" for descriptions of the restructuring plans and related accounting effects. OPCo and CSPCo recognized an extraordinary loss for stranded Ohio Public Utility Excise Tax (commonly known as the Gross Receipts Tax - GRT) net of allowable Ohio coal credits during the quarter ended June 30, 2001. This loss resulted from regulatory decisions in connection with Ohio deregulation which stranded the recovery of the GRT. Effective with the liability affixing on May 1, 2001, CSPCo and OPCo recorded an extraordinary loss under SFAS 101. Both Ohio companies have appealed to the Ohio Supreme Court the PUCO order on Ohio restructuring that the Ohio companies believe failed to provide for recovery for the final year of the GRT. The Ohio Supreme Court decision is expected in 2002.

In October 2001 CPL reacquired $101 million of pollution control bonds in advance of their maturity. Since these pollution control bonds were used to finance generation assets, a loss of $2 million after tax was recorded.

Cumulative Effect of Accounting Change - The FASB's Derivative Implementation Group (DIG) issued accounting guidance under SFAS 133 for certain derivative fuel supply contracts with volumetric optionality and derivative electricity capacity contracts. This guidance, effective in the third quarter of 2001, concluded that fuel supply contracts with volumetric optionality cannot qualify for a normal purchase or sale exclusion from mark-to-market accounting and provided guidance for determining when electricity capacity contracts can qualify as a normal purchase or sale.

Predominantly all of AEP's fuel supply contracts for coal and gas and contracts for electricity capacity, which are recorded on a settlement basis, do not meet the criteria of a financial derivative instrument or qualify as a normal purchase or sale. Therefore, AEP's contracts are generally exempt from the DIG guidance described above. Beginning July 1, 2001, the effective date of the DIG guidance, certain of AEP's fuel supply contracts with volumetric optionality that qualify as financial derivative instruments are marked to market with any gain or loss recognized in the income statement.

3. Merger:

On June 15, 2000, AEP, parent company of the electric operating companies, merged with CSW so that CSW and its electric operating companies became a wholly-owned subsidiary of AEP. Under the terms of the merger agreement, approximately 127.9 million shares of AEP Common Stock were issued in exchange for all the outstanding shares of CSW Common Stock based upon an exchange ratio of 0.6 share of AEP Common Stock for each share of CSW Common Stock. Following the exchange, former shareholders of AEP owned approximately 61.4 percent of the corporation, while former CSW shareholders owned approximately 38.6 percent of the corporation.

The merger was accounted for as a pooling of interests. Certain reclassifications have been made to conform the historical financial statement presentation of the electric operating companies of AEP and CSW.

As a result of the merger, certain electric operating companies include an adjustment to conform vacation pay accruals.The following table shows the vacation accrual conforming adjustment for CSW's registrant utility subsidiaries:

                                Net Income
                                Reductions
              Net Asset         Year Ended
             Reduction at      December 31,
           December 31, 1999       1999
           -----------------       ----
                       (in millions)
CPL              $5.3              $0.7
PSO               2.8               1.1
SWEPCo            4.5               0.5
WTU               2.6               0.4

In connection with the merger, non-recoverable merger costs were expensed in 2001 and 2000. Such cost included transaction and transition costs not recoverable from ratepayers. Merger transaction and transition costs recoverable from ratepayers were deferred pursuant to state regulator approved settlement agreements through December 31, 2001. The deferred merger costs are being amortized over five to eight year recovery periods, depending on the specific terms of the settlement agreements, and are included in depreciation and amortization expense.


The following tables show the deferred merger cost and amortization expense of the applicable subsidiary registrants:

                                 Amortization
             Merger Cost        Expense for the
             Deferral at          Year Ended
           December 31, 2000    December 31, 2000
           -----------------    -----------------
                           (in millions)
CPL              $14.4               $1.3
I&M                6.9                0.7
KPCo               2.5                0.3
PSO                7.9                0.5
SWEPCo             6.1                0.5
WTU                4.2                0.4

                                 Amortization
             Merger Cost        Expense for the
             Deferral at          Year Ended
           December 31, 2001  December 31, 2001
           -----------------    -----------------
                           (in millions)
CPL              $11.8               $2.6
I&M                9.1                1.7
KPCo               3.2                0.6
PSO                6.6                1.2
SWEPCo             5.0                1.1
WTU                3.5                0.8

Merger transition costs are expected to continue to be incurred for several years after the merger and will be expensed or deferred for amortization as appropriate. As hereinafter summarized, the state settlement agreements provide for, among other things, a sharing of net merger savings with certain regulated customers over periods of up to eight years through rate reductions which began in the third quarter of 2000.

Summary of key provisions of Merger Rate Agreements:

State/Company              Ratemaking Provisions
-------------              ---------------------
Texas - CPL, SWEPCo        $221 million rate reduction
 WTU                       over 6 years. No base rate increases for 3 years
                           post merger.
Indiana - I&M              $67 million rate reduction
                           over 8 years.  Extension of
                           base rate freeze until
                           January 1, 2005.  Requires
                           additional annual deposits of
                           $6 million to the nuclear
                           decommissioning  trust  fund  for
                           the years 2001 through 2003.
Michigan                   - I&M Customer billing credits of approximately $14
                           million over 8 years. Extension of base rate freeze
                           until January 1, 2005.
Kentucky                   - KPCo Rate reductions of approximately $28 million
                           over 8 years. No base rate increases for 3 years post
                           merger.
Oklahoma                   - PSO Rate reductions of approximately $28 million
                           over 5 years. No base rate increase before January 1,
                           2003.
Arkansas - SWEPCo          Rate reductions of $6 million
                           over 5 years.
Louisiana                  - SWEPCo Rate reductions of $18 million over 8 years.
                           Base rate cap until June 2005.

If actual merger savings are significantly less than the merger savings rate reductions required by the merger settlement agreements in the eight-year period following consummation of the merger, future results of operations, cash flows and possibly financial condition could be adversely affected.

See Note 8, "Commitments and Contingencies" for information on a recent court decision concerning the merger.


  4. Nuclear Plant Restart:

  I&M completed the restart of both units of the Cook Plant in 2000. Cook Plant is a 2,110 MW two-unit plant owned and operated by I&M under licenses granted by the NRC. I&M shut down both units of the Cook Plant in September 1997 due to questions regarding the operability of certain safety systems that arose during a NRC architect engineer design inspection.

  Settlement agreements in the Indiana and Michigan retail jurisdictions that address recovery of Cook Plant related outage costs were approved in 1999. The IURC approved a settlement agreement that resolved all matters related to the recovery of replacement energy fuel costs and all outage/restart costs and related issues during the extended outage of the Cook Plant. The MPSC approved a settlement agreement for two open Michigan power supply cost recovery reconciliation cases that resolved all issues related to the Cook Plant extended outage. The settlement agreements allowed:

o deferral of $200 million of non-fuel restart-related nuclear operation and maintenance expense for amortization over five years ending December 31, 2003,
o deferral of certain unrecovered fuel and power supply costs for amortization over five years ending December 31, 2003,
o a freeze in base rates through December 31, 2003 and a fixed fuel recovery charge through March 1, 2004 in the Indiana jurisdiction, and
o a freeze in base rates and fixed power supply costs recovery factors until January 1, 2004 for the Michigan jurisdiction.

The amounts of restart costs charged to other operation and maintenance expenses were as follows:

                                     Year Ended December 31,
                                     2001     2000     1999
                                     ----     ----     ----

Costs Incurred                       $ 1     $297     $ 289
Deferred Pursuant to
 Settlement Agreements                -        -       (200)
Amortization of Deferrals             40       40        40
                                      --       --        --

Charged to O&M Expense               $41     $337     $ 129
                                     ===     ====     =====

At December 31, 2001 and 2000, deferred restart costs of $80 million and $120 million, respectively, remained in regulatory assets to be amortized through 2003. Also pursuant to the settlement agreements, accrued fuel-related revenues of $38 million in 2001 and 2000 and $37 million in 1999 were amortized. At December 31, 2001 and 2000, fuel-related revenues of $75 million and $113 million, respectively, were included in regulatory assets and will be amortized through December 31, 2003 for both jurisdictions.

The amortization of restart costs and fuel-related revenues deferred under Indiana and Michigan retail jurisdictional settlement agreements will adversely affect results of operations through December 31, 2003 when the amortization period ends. The annual amortization of restart cost and fuel-related revenue deferrals is $78 million.

5. Rate Matters:

Texas Jurisdictional Fuel Filings - AEP's Texas electric operating companies experienced significant natural gas price increases in the second half of 2000 and early 2001 which resulted in under-recovery of fuel costs and the need to seek increases in fuel rates and surcharges to recover these under-recoveries. During 2001 gas price declines and PUCT-approved fuel rate and fuel surcharge increases resulted in lower unrecovered fuel balances for SWEPCo and WTU and an overrecovered balance for CPL at the end of 2001.

Fuel recovery for Texas utilities is a multi-step procedure. When fuel costs change, utilities file with the PUCT for authority to adjust fuel factors. If a utility's prior fuel factors result in an over- or under-recovery of fuel, the utility will also request a surcharge factor to refund or collect that amount. While fuel factors are intended to recover all fuel-related costs, final settlement of these accounts are subject to reconciliation and approval by the PUCT.

Fuel reconciliation proceedings determine whether fuel costs incurred and collected during the reconciliation period were reasonable and necessary. All fuel costs incurred since the prior reconciliation date are subject to PUCT review and approval. If material amounts are determined to be unreasonable and ordered to be refunded to customers, results of operations and cash flows would be negatively impacted.

According to Texas Restructuring Legislation, fuel cost in the Texas jurisdiction after 2001 will no longer be subject to PUCT review and reconciliation. During 2002 CPL and WTU will file final fuel reconciliations with the PUCT to reconcile their fuel costs through the period ending December 31, 2001. The ultimate recovery of deferred fuel balances at December 31, 2001 will be decided as part of their 2004 true-up proceedings. If the final under-recovered fuel balances or any amounts incurred but not yet reconciled are disallowed, it would have a negative impact on results of operations and cash flows.

In October 2001 the PUCT delayed the start of customer choice in the SPP area of Texas. All of SWEPCo's Texas service territory and a small portion of WTU's service territory are in the SPP. SWEPCo's fuel cost recovery procedures will continue until competition begins. SWEPCo will continue to set fuel factors and determine final fuel costs in fuel reconciliation proceedings during the SPP delay period. The PUCT has ruled that WTU fuel factors in the SPP area will be based upon the price to beat fuel factors offered by the WTU retail electric provider in the ERCOT portion of WTU's service territory. The PUCT has initiated a proceeding to determine the most appropriate method to reconcile fuel costs in WTU's SPP area.

The following table lists the status of Texas jurisdictional reconciliation, fuel cost subject to reconciliation and under(over)-recovered fuel balances:

                                     Fuel cost subject
                                     to reconciliation
              Reconciliation         at December 31, 2001
              completed through
              -----------------      --------------------

Company

CPL           June 30, 1998          $1.6 billion
SWEPCo        December 31, 1999       314 million
WTU           June 30, 2000           303 million

              Under (Over)
              -recovered fuel
              balances at
Company       December 31, 2001

CPL           $(58) million
SWEPCo           7  million
WTU             34  million

During 2001 CPL, SWEPCo and WTU requested and received approval to increase their fuel rates. In orders issued in 2001 the PUCT delayed consideration of fuel surcharges for CPL and WTU to recover their underrecovered fuel until the 2004 true-up proceedings. CPL's net underrecovered position was eliminated between the order date and year end 2001 as gas prices declined. For SWEPCo the PUCT deferred $6.8 million of Texas jurisdictional unrecovered fuel for consideration in a future proceeding.

Under Texas restructuring, newly organized retail electric providers will make sales to consumers beginning January 1, 2002. These sales will be at fixed rates during a transition period from 2002 through 2006. However, the fuel cost component of a retail electric providers' fixed rates will be subject to prospective adjustment twice a year based upon changes in a natural gas price index. As part of the preparation for customer choice, CPL, SWEPCo and WTU filed their proposed fuel factors to be implemented as part of the fixed rates effective January 1, 2002. Fuel factors approved for CPL's and WTU's retail electric providers were effective January 1, 2002. Due to the SPP area competition delay, SWEPCo's proceeding was postponed.

WTU Fuel Filings - In December 2000 WTU filed with the PUCT an application to reconcile fuel costs. During the reconciliation period of July 1, 1997 through June 30, 2000, WTU incurred $348 million of Texas jurisdiction eligible fuel and fuel-related expenses. In February 2002 the PUCT approved WTU's fuel cost for the reconciliation period except for a disallowance of less than $50,000.

Texas Transmission Rates - On June 28, 2001, the Supreme Court of Texas ruled that the transmission pricing mechanism created by the PUCT in 1996 was invalid. The court upheld an appeal filed by unaffiliated Texas utilities that the PUCT exceeded its statutory authority to set such rates for the period January 1, 1997 through August 31, 1999. Effective September 1, 1999, the legislature granted this authority to the PUCT. CPL and WTU were not parties to the case. However, the companies' transmission sales and purchases were priced using the invalid rates. It is unclear what action the PUCT will take to respond to the court's ruling. If the PUCT changes rates retroactively, the result could have a material impact on results of operations and cash flows for CPL and WTU.

FERC Wholesale Fuel Complaints - In May 2000 certain WTU wholesale customers filed a complaint with FERC alleging that WTU had overcharged them through the fuel adjustment clause for certain purchased power costs related to 1999 unplanned outages at WTU's Oklaunion generation station. In November 2001 certain WTU wholesale customers filed an additional complaint at FERC asserting that since 1997 WTU had billed wholesale customers for not only the 1999 Oklaunion outage costs, but also certain additional costs that are not permissible under the fuel adjustment clause.

In December 2001 FERC issued an order requiring WTU to refund, with interest, amounts associated with the May 2000 complaint that were previously billed to wholesale customers. The effects of this order were recorded in 2001 and management believes that as of December 31, 2001, it has fully provided for that over billing. In response to the November 2001 complaint, management is working to determine amounts of additional costs inappropriately billed to wholesale customers, which could result in refunds, with interest. At this time, management is unable to predict the negative impact this complaint will have on future results of operations, cash flow and financial condition.

FERC Transmission Rates - In November 2001 FERC issued an order requiring CPL, PSO, SWEPCo and WTU to submit revised open access transmission tariffs, and calculate and issue refunds for overcharges from January 1, 1997. The order resulted from a remand by an appeals court of a tariff compliance filing order issued in November 1998 that had been appealed by certain customers. CPL and WTU recorded refund provisions of $1.7 million and $0.7 million, respectively, including interest in 2001 for this order. PSO and SWEPCo recorded $100,000 each for this order making the AEP total $2.6 million.

West Virginia - On June 2, 2000, the WVPSC approved a Joint Stipulation between APCo and other parties related to base rates and ENEC recoveries. The Joint Stipulation allows for recovery of regulatory assets including any generation-related regulatory assets through the following provisions:
o Frozen transition rates and a wires charge of 0.5 mills per KWH.
o The retention, as a regulatory liability, on the books of a net cumulative deferred ENEC over-recovery balance of $66 million to be used to offset the cost of deregulation when generation is deregulated in WV.
o The retention of net merger savings prior to December 31, 2004 resulting from the merger of AEP and CSW. o A 0.5 mills per KWH wires charge for departing customers provided for in the WV Restructuring Plan (see
      Note 7 "Customer Choice and Industry Restructuring" for discussion of the WV Restructuring Plan)

Management expects that the approved Joint Stipulation, plus the provisions of pending restructuring legislation will, if the legislation becomes effective, provide for the recovery of existing regulatory assets, other stranded costs and the cost of deregulation in WV.


6. Effects of Regulation:

In accordance with SFAS 71 the financial statements include regulatory assets (deferred expenses) and regulatory liabilities (deferred revenues) recorded in accordance with regulatory actions in order to match expenses and revenues from cost-based rates in the same accounting period. Regulatory assets are expected to be recovered in future periods through the rate-making process and regulatory liabilities are expected to reduce future cost recoveries. Among other things, application of SFAS 71 requires that regulated rates be cost-based and the recovery of regulatory assets be probable. Management has reviewed all the evidence currently available and concluded that the requirements to apply SFAS 71 continue to be met for all electric operations in Indiana, Kentucky, Louisiana, Michigan, Oklahoma and Tennessee.

When the generation portion of the electric utility operating companies' business in Arkansas, Ohio, Texas, Virginia and WV no longer met the requirements to apply SFAS 71, net regulatory assets were written off for that portion of the business unless they were determined to be recoverable as a stranded cost through regulated distribution rates or wire charges in accordance with SFAS 101 and EITF 97-4. In the Ohio and WV jurisdictions generation-related regulatory assets that are recoverable through transition rates have been transferred to the distribution portion of the business and are being amortized as they are recovered through charges to regulated distribution customers. As discussed in Note 7, "Customer Choice and Industry Restructing" the Virginia SCC ordered the generation-related regulatory assets in the Virginia jurisdiction to remain with the generation portion of the business. Generation-related regulatory assets in the Virginia jurisdiction are being amortized concurrent with their recovery through capped rates. In the Texas jurisdiction generation-related regulatory assets that have been tentatively approved for recovery through securitization have been classified as "regulatory assets designated for securitization." (See Note 7 "Customer Choice and Industry Restructuring" for further details.)



The recognized regulatory assets and liabilities for the registrant subsidiaries are of two types: those earning a return and those not earning a return. Items not earning a return have their recovery period end date indicated. Regulatory assets and liabilities are comprised of the following items:

                                              AEGCo                           APCo
                                  -----------------------------   ----------------------------
                                                     Recovery                         Recovery
                                   2001      2000     Period        2001      2000     Period
                                   ----      ----    --------       ----      ----    --------
                                                        (in thousands)
Regulatory Assets:
  Amounts Due From Customers
   For Future Income Taxes      $(22,725) $(23,996)   Note 1      $189,794  $217,540    Note 1
  Transition - Regulatory
   Assets Virginia                                                  46,981    55,523    Jun. 2007
  Transition - Regulatory
   Assets West Virginia                                            127,998   135,946    Jun. 2011
  Deferred Fuel Costs                                               11,732    14,669
  Unamortized Loss on
   Reacquired Debt                 5,207     5,504    Note 2        10,421    11,676    Note 2
  Deferred Storm Damage                                                  6     1,244    Apr. 2002
  Other                                                             71,890    11,152    Note 3
                                --------- --------                --------  --------
Total Regulatory Assets         $(17,518) $(18,492)               $458,822  $447,750
                                ========= =========               ========  ========

Regulatory Liabilities:
  Deferred Investment
   Tax Credits                   $56,304   $59,718                $ 38,328 $ 43,093
  WV Rate Stabilization                                             75,601   75,601
  Other                                                             61,552    2,614
                                 -------   -------                -------- --------
Total Regulatory Liabilities     $56,304   $59,718                $175,481 $121,308
                                 =======   =======                ======== ========

Note 1: This amount fluctuates from month to month and has no fixed recovery period.
Note 2: Unamortized loss on reacquired debt varies in its recovery period for each registrant and ranges from one to thirty-seven years recovery period across all registrants. Note 3: Other may include items not earning a return and would have various recovery periods.


                                              CPL                            CSPCo
                                  -----------------------------   ----------------------------
                                                     Recovery                         Recovery
                                   2001      2000     Period       2001       2000     Period
                                   ----      ----    --------      ----       ----    --------
                                                        (in thousands)
Regulatory Assets:
  Amounts Due From Customers
   For Future Income Taxes       $200,496 $  206,930  Note 1       $ 28,361  $ 31,853  Note 1
  Transition - Regulatory
   Assets                                                           223,830   247,852  Dec. 2008
  Excess Earnings                 (62,852)   (39,700)
  Regulatory Assets -
   Designated For Securitization  959,294    953,249
  Deferred Fuel Costs             (57,762)   127,295                   -         -
  Unamortized Loss on
   Reacquired Debt                 11,180     12,773  Note 2          7,010     8,340  Note 2
  DOE Decontamination and
   Decommissioning Assessment       3,170      3,622  Dec. 2004
  Other                            11,961     18,815  Note 3          3,066     3,508  Note 3
                               ---------- ----------               --------  --------
Total Regulatory Assets        $1,065,487 $1,282,984               $262,267  $291,553
                               ========== ==========               ========  ========

Regulatory Liabilities:
  Deferred Investment
   Tax Credits                  $122,893    $128,100                $37,176  $41,234
  Other                                                                  31   11,510
                                --------    --------                -------  -------
Total Regulatory Liabilities    $122,893    $128,100                $37,207  $52,744
                                ========    ========                =======  =======

Note 1: This amount fluctuates from month to month and has no fixed recovery period.
Note 2: Unamortized loss on reacquired debt varies in its recovery period for each registrant and ranges from one to thirty-seven years recovery period across all registrants. Note 3: Other may include items not earning a return and would have various recovery periods.




                                              I&M                             KPCo
                                  -----------------------------   ----------------------------
                                                     Recovery                         Recovery
                                   2001      2000     Period       2001        2000    Period
                                   ----      ----    --------      ----        ----   --------
                                                        (in thousands)
Regulatory Assets:
  Amounts Due From Customers
   For Future Income Taxes      $171,605  $229,466  Note 1         $83,027   $85,926   Note 1
  Deferred Fuel Costs             75,002   112,503  Dec. 2003        1,542     -       Feb. 2002
  Unamortized Loss on
   Reacquired Debt                16,255    17,740  Note 2              51       459   Note 2
  Cook Plant Restart Costs        80,000   120,000  Dec. 2003
  DOE Decontamination and
   Decommissioning Assessment     27,784    31,744  Dec. 2008
  Other                           38,281    40,687  Note 3          13,073    12,130   Note 3
                                --------- --------                 -------   -------
Total Regulatory Assets         $408,927  $552,140                 $97,693   $98,515
                                ========= =========                =======   =======

Regulatory Liabilities:
  Deferred Investment
   Tax Credits                  $105,449  $113,773                 $10,405   $11,656
  Other                           52,479     9,930                   6,551     3,172
                                --------  --------                 -------   -------
Total Regulatory Liabilities    $157,928  $123,703                 $16,956   $14,828
                                ========  ========                 =======   =======

Note 1: This amount fluctuates from month to month and has no fixed recovery period.
Note 2: Unamortized loss on reacquired debt varies in its recovery period for each registrant and ranges from one to thirty-seven years recovery period across all registrants. Note 3: Other may include items not earning a return and would have various recovery periods.

                                              OPCo                             PSO
                                  -----------------------------   ----------------------------
                                                     Recovery                          Recovery
                                   2001      2000     Period       2001        2000     Period
                                   ----      ----    --------      ----        ----    --------
                                                        (in thousands)
Regulatory Assets:
  Amounts Due From Customers
   For Future Income Taxes      $186,740  $180,602   Note 1       $(26,085)   $(28,652)  Note 1
  Transition - Regulatory
   Assets                        442,707   517,851   Dec. 2007
  Deferred Fuel Costs                                               11,732      43,267
  Unamortized Loss on
   Reacquired Debt                 5,502     6,106   Note 2         12,321      13,600   Note 2
  Other                            9,676    10,151   Note 3         11,707      15,738   Note 3
                                --------- --------                --------   ---------
Total Regulatory Assets         $644,625  $714,710                $  9,675   $  43,953
                                ========= ========                ========   =========

Regulatory Liabilities:
  Deferred Investment
   Tax Credits                   $21,925   $25,214                 $33,992     $35,783
  Other                            1,237    10,994                  31,858       2,015
                                 -------   -------                 -------     -------
Total Regulatory Liabilities     $23,162   $36,208                 $65,850     $37,798
                                 =======   =======                 =======     =======

Note 1: This amount fluctuates from month to month and has no fixed recovery period.
Note 2: Unamortized loss on reacquired debt varies in its recovery period for each registrant and ranges from one to thirty-seven years recovery period across all registrants. Note 3: Other may include items not earning a return and would have various recovery periods.

                                             SWEPCo                            WTU
                                  -----------------------------   ----------------------------
                                                     Recovery                         Recovery
                                   2001      2000     Period       2001       2000     Period
                                   ----      ----    --------      ----       ----    --------
                                                           (in thousands)
Regulatory Assets:
  Amounts Due From Customers
   For Future Income Taxes       $16,553   $14,558   Note 1       $(13,591) $(13,493)   Note 1
  Deferred Fuel Costs              7,384    35,469                  36,872    67,655
  Unamortized Loss on
   Reacquired Debt                19,726    22,626   Note 2          8,198    11,204    Note 2
  Other                           15,711    19,898   Note 3          5,460    13,604    Note 3
                                 -------   -------                --------  --------
Total Regulatory Assets          $59,374   $92,551                $ 36,939  $ 78,970
                                 =======   ========               ========  ========

Regulatory Liabilities:
  Deferred Investment
   Tax Credits                   $48,714   $53,167                 $22,781   $24,052
  Excess Earnings                              500                  17,300    15,100
  Other                           15,454     8,140                   5,700     -
                                 -------   -------                 -------   -------
Total Regulatory Liabilities     $64,168   $61,807                 $45,781   $39,152
                                 =======   =======                 =======   =======

Note 1: This amount fluctuates from month to month and has no fixed recovery period.
Note 2: Unamortized loss on reacquired debt varies in its recovery period for each registrant and ranges from one to thirty-seven years recovery period across all registrants. Note 3: Other may include items not earning a return and would have various recovery periods.



7. Customer Choice and Industry
    Restructuring:

Prior to 2001 customer choice/industry restructuring legislation was passed in Ohio, Texas, Virginia and Michigan allowing retail customers to select alternative generation suppliers. Customer choice began on January 1, 2001 in Ohio and on January 1, 2002 in Michigan, Virginia and in the ERCOT area of Texas. AEP's subsidiaries operate in both the ERCOT and SPP areas of Texas.

Legislation enacted in Oklahoma, Arkansas and WV to allow retail customers to choose their electricity supplier is not yet effective. In 2001 Oklahoma delayed implementation of customer choice indefinitely. Arkansas delayed the start of customer choice until as late as October 2005. The Arkansas Commission has recommended further delays of the start date or repeal of the restructuring legislation. Before West Virginia's choice plan can be effective, tax legislation must be passed to continue consistent funding for state and local government. No further legislation has been passed related to restructuring in Arkansas or West Virginia.

In general, state restructuring legislation provides for a transition from cost-based rate regulated bundled electric service to unbundled cost-based rates for transmission and distribution service and market pricing for the supply of electricity with customer choice of supplier.

Ohio Restructuring - Affecting  CSPCo and OPCo

Customer choice of electricity supplier and restructuring began on January 1, 2001, under the Ohio Act. During 2001 alternative suppliers registered and were approved by the PUCO as required by the Ohio Act. At January 1, 2002, virtually all customers continue to receive supply service from CSPCo and OPCo with a legislatively required residential generation rate reduction of 5%. All customers continue to be served by CSPCo and OPCo for transmission and distribution services.


The Ohio Act provides for a five-year transition period to move from cost based rates to market pricing for electric generation supply services. It granted the PUCO broad oversight responsibility for promulgation of rules for competitive retail electric generation service, approval of a transition plan for each electric utility company and addressed certain major transition issues including unbundling of rates and the recovery of stranded costs including regulatory assets and transition costs.

The Ohio Act made several changes in the taxation of electric companies. Effective January 1, 2001 the assessment percentage for property taxes on all electric company property other than transmission and distribution was lowered from 100% to 25%. The assessment percentage applicable to transmission and distribution property remains at 88%. Also, electric companies were exempted from the excise tax based on receipts. To make up for these tax reductions electric distribution companies became subject to a new KWH based excise tax. Since electric companies no longer paid the gross receipts tax, they became liable, as of January 1, 2002 for the corporation franchise tax and municipal income taxes.

In preparation for the January 1, 2001 start of the transition period, CSPCo and OPCo filed a transition plan in December 1999. After negotiations with interested parties including the PUCO staff, the PUCO approved a stipulation agreement for CSPCo's and OPCo's transition plans. The approved plans included, among other things, recovery of generation-related regulatory assets over seven years for OPCo and over eight years for CSPCo through frozen transition rates for the first five years of the recovery period and through a wires charge for the remaining years. At December 31, 2000, the amount of regulatory assets to be amortized as recovered was $518 million for OPCo and $248 million for CSPCo.

The stipulation agreement required the PUCO to consider implementation of a gross receipts tax credit rider as the parties could not reach an agreement.

As of May 1, 2001, electric distribution companies became subject to an excise tax based on KWH sold to Ohio customers. The last tax year for which Ohio electric utilities will pay the excise tax based on gross receipts is May 1, 2001 through April 30, 2002. As required by law, the gross receipts tax is paid in advance of the tax year for which the utility exercises its privilege to conduct business. CSPCo and OPCo treat the tax payment as a prepaid expense and amortized it to expense during the tax year.

Following a hearing on the gross receipts tax issue, the PUCO determined that there was no duplicate tax overlap period. The PUCO ordered the gross receipts tax credit rider to be effective May 1, 2001 instead of May 1, 2002 as proposed by the companies. This order reduced CSPCo's and OPCo's revenues by approximately $90 million. CSPCo's and OPCo's request for rehearing of the gross receipts tax issue was also denied by the PUCO. A decision on an appeal of this issue to the Ohio Supreme Court is pending.

As described in Note 2, the PUCO's denial of the request for recovery of the final year's gross receipts tax and the tax liability affixing on May 1, 2001 stranded the prepaid asset. As a result, an extraordinary loss was recorded in 2001.

One of the intervenors at the hearings for approval of the settlement agreement (whose request for rehearing was denied by the PUCO) filed with the Ohio Supreme Court for review of the settlement agreement. During 2001 that intervenor withdrew from competing in Ohio. The Court dismissed the intervenor's appeal.

CSPCo's and OPCo's fuel costs were no longer subject to PUCO fuel clause recovery proceedings beginning January 1, 2001. The elimination of fuel clause recoveries in Ohio subjects CSPCo and OPCo to risk of fuel market price variations and could adversely affect their results of operations and cash flows.

Virginia Restructuring - Affecting APCo

In Virginia, choice of electricity supplier for retail customers began on January 1, 2002 under its restructuring law. A finding by the Virginia SCC that an effective competitive market exists would be required to end the transition period.

The restructuring law provides an opportunity for recovery of just and reasonable net stranded generation costs. The mechanisms in the Virginia law for net stranded cost recovery are: a capping of rates until as late as July 1, 2007, and the application of a wires charge upon customers who depart the incumbent utility in favor of an alternative supplier prior to the termination of the rate cap. Capped rates are the rates in effect at July 1, 1999 if no rate change request was made by the utility. APCo did not request new rates; therefore, its current rates are its capped rates. Virginia's restructuring law does not permit the Virginia SCC to change generation rates during the transition period except for changes in fuel costs, changes in state gross receipts taxes, or to address financial distress of the utility.

The Virginia restructuring law also requires filings to be made that outline the functional separation of generation from transmission and distribution and a rate unbundling plan. On January 3, 2001, APCo filed its corporate separation plan and rate unbundling plan with the Virginia SCC. The Virginia SCC approved settlement agreements that resolved most issues except the assignment of generation-related regulatory assets among functionally separated generation, transmission and distribution organizations. The Virginia SCC determined that generation-related regulatory assets and related amortization expense should be assigned to APCo's generation function. Presently, capped rates are sufficient to recover generation-related regulatory assets. Therefore, management determined that recovery of APCo's generation-related regulatory assets remains probable. APCo will not collect a wires charge in 2002 per the settlement agreements. The settlement agreements and related Virginia SCC order addressed functional separation leaving decisions related to corporate separation for later consideration. The Virginia SCC order approving the settlement agreements requires several compliance filings, including a fuel/replacement power cost report during an extended outage of an affiliate's nuclear plant. Management is unable to predict the outcome of the Virginia SCC's review of APCo's compliance filings.

Texas Restructuring - Affecting CPL, SWEPCo and WTU

On January 1, 2002, customer choice of electricity supplier began in the ERCOT area of Texas. Customer choice has been delayed in other areas of Texas including the SPP area. All of SWEPCo's Texas service territory and a small portion of WTU's service territory are located in the SPP. CPL operates entirely in the ERCOT area of Texas.

Texas restructuring legislation, among other things:
o provides for the recovery of regulatory assets and other stranded costs through securitization and non-bypassable wires charges;
o    requires reductions in NOx and sulfur dioxide emissions;
o    freezes rates until January 1, 2002;
o provides for an earnings test for each of the three years of the rate freeze period (1999 through 2001) which will reduce stranded cost recoveries or if there is no stranded cost provides for a refund or their use to fund certain capital expenditures;
o requires each utility to structurally unbundle into a retail electric provider, a power generation company and a transmission and distribution utility;
o provides for certain limits for ownership and control of generating capacity by companies;
o provides for elimination of the fuel clause reconciliation process beginning January 1, 2002; and
o    provides for a 2004 true-up proceeding
     to determine recovery of stranded costs including final fuel recovery balances, net regulatory assets, certain environmental costs, accumulated excess earnings and other issues.

Under the Texas Legislation, delivery of electricity continues to be the responsibility of the local electric transmission and distribution utility company at regulated prices. Each electric utility was required to submit a plan to structurally unbundle its business activities into a retail electric provider, a power generation company, and a transmission and distribution utility. In 2000 CPL, SWEPCo and WTU filed and the PUCT approved business separation plans. The business separation plans provided for CPL and WTU to establish separate companies and divide their integrated utility operations and assets into a power generation company, a transmission and distribution utility and a retail electric provider. In February 2002 the PUCT approved amendments to SWEPCo's plan. The amended plan separates SWEPCo's Texas jurisdictional transmission and distribution assets and operations into two new regulated transmission and distribution subsidiaries. In addition, a retail electric provider was established by SWEPCo to provide retail electric service to SWEPCo's Texas jurisdictional customers. Until competition commences in the SPP, SWEPCo's assets will not be separated and the SWEPCo retail electric provider will not commence operation.

Due to the SPP area delay in the start of competition, only CPL's and WTU's retail electric providers commenced operations on January 1, 2002. Operations for CPL, SWEPCo and WTU have been functionally separated.

Under the Texas Legislation, electric utilities are allowed to recover stranded generation costs including generation-related regulatory assets. The stranded costs can be refinanced through securitization (a financing structure designed to provide lower financing costs than are available through conventional financings).

In 1999 CPL filed with the PUCT to securitize $1.27 billion of its retail generation-related regulatory assets and $47 million in other qualified restructuring costs. The PUCT authorized the issuance of up to $797 million of securitization bonds ($949 million of generation-related regulatory assets and $33 million of qualified refinancing costs offset by $185 million of customer benefits for accumulated deferred income taxes). Four parties appealed to the Supreme Court of Texas which upheld the PUCT's securitization order. CPL issued its securitization bonds in February 2002.

CPL included regulatory assets not approved for securitization in its request for recovery of $1.1 billion of stranded costs. The $1.1 billion request included $800 million of STP costs included in property, plant and equipment-electric on CPL's consolidated balance sheets. These STP costs had previously been identified as excess cost over market (ECOM) by the PUCT for regulatory purposes. They are earning a lower return and being amortized on an accelerated basis for rate-making purposes.

After hearings on the issue of stranded costs, the PUCT ruled in October 2001 that its current estimate of CPL's stranded costs was negative $615 million. CPL disagrees with the ruling. The ruling indicated that CPL's costs were below market after securitization of regulatory assets. Management believes CPL has a positive stranded cost exclusive of securitized regulatory assets. The final amount of CPL's stranded costs including regulatory assets and ECOM will be established by the PUCT in the 2004 true-up proceeding. If CPL's total stranded costs determined in the 2004 true-up are less than the amount of securitized regulatory assets, the PUCT can implement an offsetting credit to transmission and distribution rates.

The PUCT ruled that prior to the 2004 true-up proceeding, no adjustments would be made to the amount of regulatory costs authorized by the PUCT to be securitized. However, the PUCT also ruled that excess earnings for the period 1999-2001 should be refunded through distribution rates to the extent of any over-mitigation of stranded costs represented by negative ECOM. In 2001 the PUCT issued an order requiring CPL to reduce distribution rates by $54.8 million plus accrued interest over a five-year period beginning January 1, 2002 in order to return estimated excess earnings for 1999, 2000 and 2001. The Texas Legislation intended that excess earnings reduce stranded costs. Final stranded cost amounts and the treatment of excess earnings will be determined in the 2004 true-up proceeding. Currently the PUCT estimates that CPL will have no stranded costs and has ordered the rate reduction to return excess earnings. Since CPL expensed excess earnings amounts in 1999, 2000 and 2001, the order has no additional effect on reported net income but will reduce cash flows for the five year refund period. The amount to be refunded is recorded as a regulatory liability.

Management believes that CPL will have stranded costs in 2004, and that the current treatment of excess earnings will be amended at that time. CPL has appealed the PUCT's estimate of stranded costs and refund of excess earnings to the Travis County District Court. Unaffiliated parties also appealed the PUCT's refund order contending the entire $615 million of negative stranded costs should be refunded presently. Management is unable to predict the outcome of this litigation. An unfavorable ruling would have a negative impact on results of operations, cash flows and possibly financial condition.

The Texas Legislation allows for several alternative methods to be used to value stranded costs in the final 2004 true-up proceeding including the sale or exchange of generation assets, the issuance of power generation company stock to the public or the use of an ECOM model. To the extent that the final 2004 true-up proceeding determines that CPL should recover additional stranded costs, the additional amount recoverable can also be securitized.

The Texas Legislation provides for an earnings test each year of the 1999 through 2001 rate freeze period. For CPL, any earnings in excess of the most recently approved cost of capital in its last rate case must be applied to reduce stranded costs. Companies without stranded costs, including SWEPCo and WTU, must pay any excess earnings to customers, invest them in improvements to transmission or distribution facilities or invest them to improve air quality at generating facilities. The Texas Legislation requires PUCT approval of the annual earnings test calculation.

The PUCT issued a final order for the 1999 earnings test in February 2001 and adjustments to the accrued 1999 and 2000 excess earnings were recorded in results of operations in the fourth quarter of 2000. After adjustments the 1999 excess earnings for CPL and WTU were $24 million and $1 million, respectively. SWEPCo had no excess earnings in 1999. The PUCT issued a final order in September 2001 for the 2000 excess earnings. CPL's, SWEPCo's and WTU's excess 2000 earnings were $23 million, $1 million and $17 million, respectively. An estimate of 2001 excess earnings of $8 million for CPL, $2 million for SWEPCo and none for WTU has been recorded and will be adjusted, if necessary, in 2002 when the PUCT issues its final order regarding 2001 excess earnings.

Due to the companies' disagreement with the PUCT, its staff and the Office of Public Utility Counsel related to the proper determination of 2000 excess earnings, the companies filed in district court in October 2001 seeking judicial review of the PUCT's determination of excess earnings. A decision from the court is not expected until later in 2002.

Beginning January 1, 2002, fuel costs will not be subject to PUCT fuel reconciliation proceedings for CPL and WTU's ERCOT customers. Consequently, CPL and WTU will file a final fuel reconciliation with the PUCT to reconcile their fuel costs through the period ending December 31, 2001. Due to the delay of competition for the SPP area, SWEPCo, which operates in the SPP area, continues to record and request recovery of fuel costs under the Texas fuel reconciliation proceeding. For WTU's SPP area customers, the PUCT will determine a method to reconcile their fuel costs beginning in 2002 (see Note 5 "Rate Matters"). Final unrecovered deferred fuel balances at December 31, 2001 will be included in each company's 2004 true-up proceeding. If the final fuel balances or any amount incurred but not yet reconciled are not recovered, they could have a negative impact on results of operations. The elimination of the fuel clause recoveries in 2002 in the ERCOT area of Texas will subject the retail electric providers of CPL and WTU to greater risks of fuel market price increases and could adversely affect future results of operations beginning in 2002.

The affiliated retail electric providers of CPL, SWEPCo and WTU are required by the Texas Legislation to offer residential and small commercial customers (with a peak usage of less than 1000 KW) a price-to-beat rate until January 1, 2007. In December 2001 the PUCT approved price-to-beat rates for CPL's and WTU's retail electric providers. Customers with a peak usage of more than 1000 KW are subject to market rates. The Texas restructuring legislation provides for the price to beat to be adjusted up to two times annually to reflect changes in fuel and purchased energy costs using a natural gas price index.
Due to the delay in the start of competition in the SPP areas of Texas, several issues are pending before the PUCT. These issues impact SWEPCo's and WTU's Texas SPP operations. WTU's Texas SPP operations are estimated to be less than 5% of WTU's total operations.

West Virginia Restructuring - Affecting APCo

In 2000 the WVPSC issued an order approving an electricity restructuring plan which the WV Legislature approved by joint resolution. The joint resolution provides that the WVPSC cannot implement the plan until the legislature makes tax law changes necessary to preserve the revenues of state and local governments. Since the WV Legislature has not passed the required tax law changes, the restructuring plan has not become effective. APCo and WPCo, provide electric service in WV.

The WV restructuring plan provides for:
o    deregulation of generation assets
o    separation of the generation, transmission and distribution businesses
o    a transition period with capped and fixed rates for up to 13 years
o establishment of a rate stabilization deferred liability balance of $81 million ($76 million by APCo and $5 million by WPCo) by the end of year ten of the transition period.

APCo's Joint Stipulation, discussed in Note 5 "Rate Matters" and approved by the WVPSC in 2000 in connection with a base rate filing, provides additional mechanisms to recover transition generation-related regulatory assets.

In order for customer choice to become effective in WV, the WV Legislature must enact tax legislation. Management is unable to predict the timing of the passage of such legislation.

Arkansas Restructuring - Affecting SWEPCo

In 1999 Arkansas enacted legislation to restructure its electric utility industry. Major provisions of the legislation as amended are:
o    retail competition delayed until as late as October 2005;
o transmission facilities must be operated by an ISO if owned by a company which also owns generating facilities;
o    rates will be frozen for one to three years;
o    market power issues will be addressed by the Arkansas Commission; and
o an annual progress report to the Arkansas General Assembly on the development of competition in electric markets and its impact on retail customers is required.

Based on recommendations in the annual progress report filed by the Arkansas Commission, the Arkansas General Assembly passed and the Governor signed legislation in 2001 changing the start date of electric retail competition to October 1, 2003, and providing the Arkansas Commission with authority to delay that date for up to an additional two years.

The Arkansas Commission in December 2001 recommended further delays of the start date or repeal of the restructuring legislation.

Discontinuance of the Application of SFAS 71 Regulatory Accounting in Arkansas, Ohio, Texas, Virginia and West Virginia - Affecting APCo, CPL, CSPCo, OPCo, SWEPCo and WTU

The enactment of restructuring legislation and the ability to determine transition rates, wires charges and any resultant gain or loss under restructuring legislation in Arkansas, Ohio, Texas, Virginia and West Virginia enabled certain subsidiaries to discontinue regulatory accounting under SFAS 71 for the generation portion of their business in those states. Under the provisions of SFAS 71, regulatory assets and regulatory liabilities are recorded to reflect the economic effects of regulation by matching expenses with related regulated revenues.

The discontinuance of the application of SFAS 71 in Arkansas, Ohio, Texas, Virginia and West Virginia in accordance with the provisions of SFAS 101 and EITF Issue 97-4 resulted in recognition of extraordinary gains or losses in 2000 and 1999. The discontinuance of SFAS 71 can require the write-off of regulatory assets and liabilities related to the deregulated operations, unless their recovery is provided through cost-based regulated rates to be collected in a portion of operations which continues to be rate regulated. Additionally, a company must determine if any plant assets are impaired when they discontinue SFAS 71 accounting. At the time the companies discontinued SFAS 71, the analysis showed that there was no accounting impairment of generation assets.

Prior to 1999, the electric utility operating companies' financial statements reflected the economic effects of regulation under the requirements of SFAS 71. As a result of deregulation of generation, the application of SFAS 71 for the generation portion of the business in Arkansas, Ohio, Texas, Virginia and West Virginia was discontinued. Remaining generation-related regulatory assets will be amortized as they are recovered under terms of transition plans. Management believes that substantially all generation-related regulatory assets and stranded costs will be recovered under terms of the transition plans. If future events including the 2004 true-up proceeding in Texas were to make their recovery no longer probable, the applicable companies would write-off the portion of such regulatory assets and stranded costs deemed unrecoverable as a non-cash extraordinary charge to earnings. If any write-off of regulatory assets or stranded costs occurred, it could have a material adverse effect on future results of operations, cash flows and possibly financial condition.

Michigan Restructuring - Affecting I&M

On June 5, 2000, the Michigan Legislation became law. Its major provisions, which were effective immediately, applied only to electric utilities with one million or more retail customers. I&M has less than one million customers in Michigan. Consequently, I&M was not immediately required to comply with the Michigan Legislation.

The Michigan Legislation gives the MPSC broad power to issue orders to implement retail customer choice of electric supplier no later than January 1, 2002 including recovery of regulatory assets and stranded costs. In compliance with MPSC orders, on June 5, 2001, I&M filed its proposed unbundled rates, open access tariffs and terms of service. On October 11, 2001, the MPSC approved a settlement agreement which generally approved I&M's June 5, 2001 filing except for agreed upon modifications. In accordance with the settlement agreement, I&M agreed that recovery of implementation costs and regulatory assets would be determined in future proceedings. The settlement agreement did not modify the procedure for review of decom-missioning costs recoveries. Customer choice commenced for I&M's Michigan customers on January 1, 2002. Effective with that date the rates on I&M's Michigan customers' bills for retail electric service were unbundled to allow customers the opportunity to evaluate the cost of generation service for comparison with other offers. I&M's total rates in Michigan remain unchanged and reflect cost of service. At this time, none of I&M's customers have elected to change suppliers and no competing suppliers are active in I&M's Michigan service territory.

Management has concluded that as of December 31, 2001 the requirements to apply SFAS 71 continue to be met since I&M's rates for generation in Michigan continue to be cost-based regulated. As a result I&M has not yet dis-continued regulatory accounting under SFAS 71.

Oklahoma Restructuring - Affecting PSO

Under Oklahoma restructuring legislation passed in 1997 retail open access and customer choice was scheduled to begin by July 1, 2002.

In June 2001 the Oklahoma Governor signed into law a bill to delay, indefinitely, the implementation of the transition to customer choice and market based pricing under restructuring legislation. Consequently, PSO will remain rate-regulated until further legislation passes and continues the application of SFAS 71 regulatory accounting.


8. Commitments and Contingencies:

Construction and Other Commitments - The following table shows the estimated construction expenditures of the subsidiary registrants for 2002 - 2004:

                     (in millions)


AEGCo                    $171.9
APCo                      815.5
CPL                       573.1
CSPCo                     408.7
I&M                       556.9
KPCo                      223.3
OPCo                    1,008.0
PSO                       364.9
SWEPCo                    321.4
WTU                       169.6

APCo, which operates in Virginia and West Virginia, has been seeking regulatory approval to build a new high voltage transmission line for over a decade. Through December 31, 2001 we had invested approximately $40 million in this effort. If the required regulatory approvals are not obtained and the line is not constructed, the $40 million investment would be written off adversely affecting future results of operations and cash flows.

Long-term contracts to acquire fuel for electric generation have been entered into for various terms. The expiration date of the longest fuel contract is 2006 for APCo, 2005 for CSPCo, 2014 for I&M, 2004 for KPCo, 2012 for OPCo, 2014 for PSO, 2006 for SWEPCo and 2006 for WTU. The contracts provide for periodic price adjustments and contain various clauses that would release the subsidiaries from their obligations under certain force majeure conditions.

The AEP System has contracted to sell approximately 1,300 MW of capacity on a long-term basis to unaffiliated utilities. Certain of these contracts totaling 250 MW of capacity are unit power agreements requiring the delivery of energy only if the unit capacity is available. The power sales contracts expire from 2002 to 2012.

In connection with a lignite mining contract for its Henry W. Pirkey Power Plant, SWEPCo has agreed under certain conditions, to assume the obligations of the mining contractor. The contractor's actual obligation outstanding at December 31, 2001 was $75 million.
As part of the process to receive a renewal of a Texas Railroad Commission permit for lignite mining, SWEPCo has agreed to provide guarantees of mine reclamation in the amount of $85 million. Since SWEPCo uses self-bonding, the guarantee provides for SWEPCo to commit to use its resources to complete the reclamation in the event the work is not completed by a third party miner. At December 31, 2001 the cost to reclaim the mine is estimated to be approximately $36 million.

OPCo has entered into a purchased power agreement to purchase electricity produced by an unaffiliated entity's three-unit natural gas fired plant that is under construction. The first unit is anticipated to be completed in October 2002 and the agreement will terminate 30 years after the third unit begins operation. Under the terms of the agreement OPCo has the options to run the plant until December 31, 2005 taking 100% of the power generated. For the remainder of the 30 year contract term, OPCo will pay the variable costs to generate the electricity it purchases which could be up to 20% of the plant's capacity. The estimated fixed payments through December 2005 are $55 million.

Nuclear Plants - Affecting CPL and I&M

I&M owns and operates the two-unit 2,110 MW Cook Plant under licenses granted by the NRC. CPL owns 25.2% of the two-unit 2,500 MW STP. STPNOC operates STP on behalf of the joint owners under licenses granted by the NRC. The operation of a nuclear facility involves special risks, potential liabilities, and specific regulatory and safety requirements. Should a nuclear incident occur at any nuclear power plant facility in the U.S., the resultant liability could be substantial. By agreement I&M and CPL are partially liable together with all other electric utility companies that own nuclear generating units for a nuclear power plant incident at any nuclear plant in the U.S. In the event nuclear losses or liabilities are underinsured or exceed accumulated funds and recovery in rates is not possible, results of operations, cash flows and financial condition would be adversely affected.


Nuclear Incident Liability - Affecting CPL and I&M

The Price-Anderson Act establishes insurance protection for public liability arising from a nuclear incident at $9.5 billion and covers any incident at a licensed reactor in the U.S. Commercially available insurance provides $200 million of coverage. In the event of a nuclear incident at any nuclear plant in the U.S., the remainder of the liability would be provided by a deferred premium assessment of $88 million on each licensed reactor in the U.S. payable in annual installments of $10 million. As a result, I&M could be assessed $176 million per nuclear incident payable in annual installments of $20 million. CPL could be assessed $44 million per nuclear incident payable in annual installments of $5 million as its share of a STPNOC assessment. The number of incidents for which payments could be required is not limited.

Insurance coverage for property damage, decommissioning and decontamination at the Cook Plant and STP is carried by I&M and STPNOC in the amount of $1.8 billion each. Cook Plant and STPNOC jointly purchase $1 billion of excess coverage for property damage, de-commissioning and decontamination. Additional insurance provides coverage for extra costs resulting from a prolonged accidental outage. I&M and STPNOC utilize an industry mutual insurer for the placement of this insurance coverage. Participation in this mutual insurer requires a contingent financial obligation of up to $36 million for I&M and $3 million for CPL which is assessable if the insurer's financial resources would be inadequate to pay for losses.

SNF Disposal - Affecting CPL, and I&M

Federal law provides for government responsibility for permanent SNF disposal and assesses nuclear plant owners fees for SNF disposal. A fee of one mill per KWH for fuel consumed after April 6, 1983 at Cook Plant and STP is being collected from customers and remitted to the U.S. Treasury. Fees and related interest of $220 million for fuel consumed prior to April 7, 1983 at Cook Plant have been recorded as long-term debt. I&M has not paid the government the Cook Plant related pre-April 1983 fees due to continued delays and uncertainties related to the federal disposal program. At December 31, 2001, funds collected from customers towards payment of the pre-April 1983 fee and related earnings thereon are in external funds and approximate the liability. CPL is not liable for any assessments for nuclear fuel consumed prior to April 7, 1983 since the STP units began operation in 1988 and 1989.

Decommissioning and Low Level Waste Accumulation Disposal - Affecting CPL and
  I&M

Decommissioning costs are accrued over the service lives of the Cook Plant and STP. The licenses to operate the two nuclear units at Cook Plant expire in 2014 and 2017. After expiration of the licenses, Cook Plant is expected to be decommissioned through dismantlement. The estimated cost of decommissioning and low level radioactive waste accumulation disposal costs for Cook Plant ranges from $783 million to $1,481 million in 2000 nondiscounted dollars. The wide range is caused by variables in assumptions including the estimated length of time SNF may need to be stored at the plant site subsequent to ceasing operations. This, in turn, depends on future developments in the federal government's SNF disposal program. Continued delays in the federal fuel disposal program can result in increased decommissioning costs. I&M is re-covering estimated Cook Plant decommissioning costs in its three rate-making jurisdictions based on at least the lower end of the range in the most recent decommissioning study at the time of the last rate proceeding. The amount recovered in rates for decommissioning the Cook Plant and deposited in the external fund was $27 million in 2001 and $28 million in 2000 and 1999.

The licenses to operate the two nuclear units at STP expire in 2027 and 2028. After expiration of the licenses, STP is expected to be decommissioned using the decontamination method. CPL estimates its portion of the costs of decommissioning STP to be $289 million in 1999 nondiscounted dollars. CPL is accruing and recovering these decommissioning costs through rates based on the service life of STP at a rate of $8 million per year.

Decommissioning costs recovered from customers are deposited in external trusts. In 2001 and 2000 I&M deposited in its decommissioning trust an additional $12 million and $6 million, respectively, related to special regulatory commission approved funding for decommissioning of the Cook Plant. Trust fund earnings increase the fund assets and the recorded liability and decrease the amount needed to be recovered from ratepayers. Decommissioning costs including interest, unrealized gains and losses and expenses of the trust funds are recorded in other operation expense for Cook Plant. For STP, nuclear decommissioning costs are recorded in other operation expense, interest income of the trusts are recorded in nonoperating income and interest expense of the trust funds are included in interest charges.

On I&M's balance sheets, nuclear decommissioning trust assets are included in other assets and a corresponding nuclear decommissioning liability is included in other noncurrent liabilities. On CPL's balance sheets, the nuclear decommissioning liability of $99 million is included in electric utility plant-accumulated depreciation and amortization. At December 31, 2001 and 2000, the decommissioning liability for Cook Plant and STP combined totals $699 million and $654 million, respectively.

Municipal Franchise Fee Litigation - Affecting CPL

In 2001 CPL settled litigation regarding municipal franchise fees in Texas. CPL paid $11 million to settle the litigation and be released from any further liability. The City of San Juan, Texas had filed a class action suit in 1996 seeking $300 million in damages.

Texas Base Rate Litigation - Affecting CPL

In 2001 the Texas Supreme Court denied CPL's request to review a case resulting from a 1997 PUCT base rate order. The Court also denied CPL's rehearing request.

The primary issues were:
o the classification of $800 million of invested capital in STP as ECOM and assigning it a lower return on equity than other generation property;
o       and an $18 million disallowance of an affiliate service billings.

Lignite Mining Agreement Litigation - Affecting SWEPCo

In 2001 SWEPCo settled ongoing litigation concerning lignite mining in Louisiana. Since 1997 SWEPCo has been involved in litigation concerning the mining of lignite from jointly owned lignite reserves. SWEPCo and CLECO are each a 50% owner of Dolet Hills Power Station Unit 1 and jointly own lignite reserves in the Dolet Hills area of northwestern Louisiana. Under terms of a settlement, SWEPCo purchased an unaffiliated mine operator's interest in the mining operations and related debt and other obligations for $86 million.

Federal EPA Complaint and Notice of Violation - Affecting APCo, CSPCo, I&M, and OPCo

Since 1999 APCo, CSPCo, I&M, and OPCo have been involved in litigation regarding generating plant emissions under the Clean Air Act. Federal EPA and a number of states alleged that AEP System companies and eleven unaffiliated utilities modified certain units at coal fired generating plants in violation of the Clean Air Act. Federal EPA filed complaints against AEP System companies in U.S. District Court for the Southern District of Ohio. A separate lawsuit initiated by certain special interest groups was consolidated with the Federal EPA case. The alleged modification of the generating units occurred over a 20 year period.

Under the Clean Air Act, if a plant undertakes a major modification that directly results in an emissions increase, permitting requirements might be triggered and the plant may be required to install additional pollution control technology. This requirement does not apply to activities such as routine maintenance, replacement of degraded equipment or failed components, or other repairs needed for the reliable, safe and efficient operation of the plant. The Clean Air Act authorizes civil penalties of up to $27,500 per day per violation at each generating unit ($25,000 per day prior to January 30, 1997). In March 2001 the District Court ruled claims for civil penalties based on activities that occurred more than five years before the filing date of the complaints cannot be imposed. There is no time limit on claims for injunctive relief.

In February 2001 the government filed a motion requesting a determination that four projects undertaken on units at Sporn, Cardinal and Clinch River plants do not constitute "routine maintenance, repair and replacement" as used in the Clean Air Act. Management believes its maintenance, repair and replacement activities were in conformity with the Clean Air Act and intends to vigorously pursue its defense.

In January 2002 the U.S. Court of Appeals for the 11th Circuit ruled that TVA may pursue its court challenge of a Federal EPA administrative order charging similar violations to those in the complaints against AEP System companies and other utilities.

Management is unable to estimate the loss or range of loss related to the contingent liability for civil penalties under the Clear Air Act proceedings and unable to predict the timing of resolution of these matters due to the number of alleged violations and the significant number of issues yet to be determined by the Court. In the event the AEP System companies do not prevail, any capital and operating costs of additional pollution control equipment that may be required as well as any penalties imposed would adversely affect future results of operations, cash flows and possibly financial condition unless such costs can be recovered through regulated rates, and where states are deregulating generation, unbundled transition period generation rates, stranded cost wires charges and future market prices for electricity.

In December 2000 Cinergy Corp., an unaffiliated utility, which operates certain plants jointly owned by CSPCo, reached a tentative agreement with Federal EPA and other parties to settle litigation regarding generating plant emissions under the Clean Air Act. Negotiations are continuing between the parties in an attempt to reach final settlement terms. Cinergy's settlement could impact the operation of Zimmer Plant and W.C. Beckjord Generating Station Unit 6 (owned 25.4% and 12.5%, respectively, by CSPCo). Until a final settlement is reached, CSPCo will be unable to determine the settlement's impact on its jointly owned facilities and its results of operations and cash flows.
NOx Reductions - Affecting AEGCo, APCo, CPL, CSPCo, I&M, KPCo, OPCo and SWEPCo

Federal EPA issued a NOx Rule requiring substantial reductions in NOx emissions in a number of eastern states, including certain states in which the AEP System's generating plants are located. The NOx Rule has been upheld on appeal. The compliance date for the NOx Rule is May 31, 2004.

The NOx Rule required states to submit plans to comply with its provisions. In 2000 Federal EPA ruled that eleven states, including states in which AEGCo's, APCo's, CSPCo's, I&M's, KPCo's and OPCo's generating units are located, failed to submit approvable compliance plans. Those states could face stringent sanctions including limits on construction of new sources of air emissions, loss of federal highway funding and possible Federal EPA takeover of state air quality management programs. AEP System companies and other utilities requested that the D.C. Circuit Court review this ruling.

In 2000 Federal EPA also adopted a revised rule (the Section 126 Rule) granting petitions filed by certain northeastern states under the Clean Air Act. The rule imposes emissions reduction requirements comparable to the NOx Rule beginning May 1, 2003, for most of AEP System companies' coal-fired generating units. Affected utilities including certain AEP System companies, petitioned the D.C. Circuit Court to review the Section 126 Rule.

After review, the D.C. Circuit Court instructed Federal EPA to justify the methods it used to allocate allowances and project growth for both the NOx Rule and the Section 126 Rule. AEP System companies' and other utilities requested that the D.C. Circuit Court vacate the Section 126 Rule or suspend its May 2003 compliance date. On August 24, 2001, the D.C. Circuit Court issued an order tolling the compliance schedule until Federal EPA responds to the Court's remand. Federal EPA has announced that it intends to adopt May 31, 2004, as the compliance date for the Section 126 Rule when it finalizes the NOx budgets for both rules.

In 2000 the Texas Natural Resource Conservation Commission adopted rules requiring significant reductions in NOx emissions from utility sources, including CPL and SWEPCo. The compliance date is May 2003 for CPL and May 2005 for SWEPCo.

During 2001 selective catalytic reduction (SCR) technology to reduce NOx emissions on OPCo's Gavin Plant commenced operations. Construction of SCR technology at certain other AEP System companies' generating units continues with completion scheduled in 2002 through 2006.

Our estimates indicate that compliance with the NOx Rule, the Texas Natural Resource Conservation Commission rule and the Section 126 Rule could result in required capital expenditures of approximately $1.6 billion of which approximately $450 million has been spent through December 31, 2001 for the AEP System. Estimated compliance costs and amounts spent by registrant subsidiaries are as follows:

                            Estimated          Amount Spent
                         Compliance Cost
                         ---------------       ------------
                                        (in millions)
AEGCo                             $125                $ -
APCo                               365                 130
CPL                                 57                   4
CSPCo                              106                   1
I&M                                202                  -
KPCo                               140                  13
OPCo                               606                 277
SWEPCo                              28                  21

Since compliance costs cannot be estimated with certainty, the actual cost to comply could be significantly different than the preliminary estimates depending upon the compliance alternatives selected to achieve reductions in NOx emissions. Unless any capital and operating costs of additional pollution control equipment are recovered from customers, they will have an adverse effect on results of operations, cash flows and possibly financial condition.

Merger Litigation - On January 18, 2002, the U.S. Court of Appeals for the District of Columbia ruled that the SEC failed to prove that the June 15, 2000 merger of AEP with CSW meets the requirements of the PUHCA and sent the case back to the SEC for further review. Specifically, the court told the SEC to revisit its conclusion that the merger met PUHCA requirements that utilities be "physically interconnected" and confined to a "single area or region." In its June 2000 approval of the merger, the SEC agreed that the AEP and CSW companies' systems are integrated because they have transmission access rights to a single high-voltage line through Missouri and also met the PUCHA's single region requirement because it is now technically possible to centrally control the output of power plants across many states. In its ruling, the appeals court said that the SEC failed to explain its conclusions that the transmission integration and single region requirements are satisfied.

Management believes that the merger meets the requirements of the PUHCA and expects the matter to be resolved favorably.

Enron Bankruptcy - Affecting APCo, CSPCo, I&M, KPCo and OPCo

At the date of Enron's bankruptcy certain electric operating companies had open trading contracts and trading accounts receivables and payables with Enron. In the fourth quarter of 2001 certain registrants provided the following amounts for their estimated loss from the Enron bankruptcy:

                                 Amounts
                                 Amounts              Net of
Registrant                      Provided               Tax
                                --------  --           ---
                                           (in millions)

APCo                              $5.2                $3.4
CSPCo                              3.2                 2.1
I&M                                3.4                 2.2
KPCo                               1.3                 0.8
OPCo                               4.3                 2.8

The amounts provided were based on an analysis of contracts where certain registrants and Enron are counterparties, the offsetting of receivables and payables, and the application of deposits from Enron. If there are any adverse unforeseen developments in the bankruptcy proceedings, our future results of operations, cash flows and possibly financial condition could be adversely impacted.


Other - AEP's registrant subsidiaries are involved in a number of other legal proceedings and claims. While management is unable to predict the ultimate outcome of these matters, it is not expected that their resolution will have a material adverse effect on results of operations, cash flows or financial condition.

9. Acquisitions and Dispositions:

SFAS 141 "Business Combinations" apply to all business combinations initiated and consummated after June 30, 2001.

SWEPCo purchased the Dolet Hills mining operations including existing mine reclamation liabilities at its jointly owned lignite reserves in Louisiana. The purchase resulted from a litigation settlement discussed in Note 8, "Commitments and Contingencies". Management expects the acquisition to have minimal impact on results of operations.

Regarding the above acquisition management has recorded the assets acquired and liabilities assumed at their estimated fair values in accordance with SFAS 141 based on currently available information and on current assumptions as to future operations. The allocation of the purchase price is subject to revision based on the final determinations.

Dispositions

In July 2001 OPCo, an AEP subsidiary, sold coal mines in Ohio and West Virginia and agreed to purchase approximately 34 million tons of coal from the purchaser of the mines through 2008. The sale is expected to have a nominal impact on results of operations and cash flows.

10. Benefit Plans:

The registrant subsidiaries participate in two AEP System qualified and two non-qualified pension plans. Substantially all employees are covered by one or both of the pension plans. Postretirement benefits other than pensions are provided for retired employees for medical and death benefits under an AEP System plan.



Both of the AEP System's nonqualified pension plans had accumulated benefit obligations in excess of plan assets of $40 million and $26 million at December
31, 2001 and $41 million and $26 million at December 31, 2000. There are no plan assets in the nonqualified plans.

The AEP System's OPEB plans had accumulated benefit obligations in excess of plan assets of $944 million and $964 million at December 31, 2001 and 2000, respectively.

The following table provides the net periodic benefit cost (credit) for the plans by the following AEP registrant subsidiaries for fiscal years 2001, 2000 and 1999:

                                US                          US
                              Pension                      OPEB
                               Plans                       Plans


                        2001      2000      1999      2001      2000    1999
                        ----      ----      ----      ----      ----    ----
                                            (in thousands)

APCo                 $(13,645)  $(14,047) $(3,925)  $22,810  $ 22,139  $19,431
CPL                    (3,411)    (2,986)  (4,270)    8,214     6,656    7,595
CSPCo                 (10,624)   (10,905)  (4,893)   10,328     9,643    8,623
I&M                    (7,805)    (8,565)  (1,259)   15,077    14,155   13,664
KPCo                   (1,922)    (2,075)    (393)    2,438     2,364    2,652
OPCo                  (14,879)   (15,041)  (4,979)   34,444   116,205   52,518
PSO                    (2,480)    (2,196)  (3,129)    6,187     4,277    5,516
SWEPCo                 (3,051)    (2,606)  (3,734)    6,399     4,152    4,913
WTU                    (1,664)    (1,585)  (2,221)    3,729     2,929    3,377

The weighted-average assumptions as of December 31, used in the measurement of the Company's benefit obligations are shown in the following tables:

                                      U.S.
                                     Pension Plans         U.S. OPEB Plans
                                ------------------------ -------------------
                                2001      2000      1999    2001    2000    1999
                                ----      ----      ----    ----    ----    ----
                                  %         %         %       %      %        %
Discount rate                   7.25      7.50      8.00    7.25   7.50     8.00
Expected return on plan assets  9.00      9.00      9.00    8.75   8.75     8.75
Rate of compensation increase    3.7       3.2       3.8     N/A    N/A      N/A



AEP Savings Plans - The AEP Savings Plans are defined contribution plans offered to non-UMWA U.S. employees. Beginning in 2001 AEP registrant subsidiaries contributions to the plans increased to 4.5% of the initial 6% of employee pay contributed from the previous 3% of the initial 6% of employee base pay contributed.

The following table provides the cost for contributions to the savings plans by the following AEP registrant subsidiaries for fiscal years 2001, 2000 and 1999:

                        2001           2000           1999
                        ----           ----           ----
                                    (in thousands)

APCo                   $7,031         $3,988         $4,091
CPL                     3,046          3,161          3,284
CSPCo                   2,789          1,638          1,679
I&M                     7,833          4,231          3,996
KPCo                    1,016            544            561
OPCo                    6,398          3,713          3,744
PSO                     2,235          2,306          2,435
SWEPCo                  2,776          2,880          2,961
WTU                     1,558          1,708          1,766

Other UMWA Benefits - OPCo provides UMWA pension, health and welfare benefits for certain unionized mining employees, retirees, and their survivors who meet eligibility requirements. The benefits are administered by UMWA trustees and contributions are made to their trust funds. Contributions are expensed as paid as part of the cost of active mining operations and were not material in 2001, 2000 and 1999.

11. Business Segments:

In fiscal year 2000, AEP's registrant subsidiaries were considered single, vertically integrated units, and were reported collectively in a Domestic Electric Utilities segment.

In 2001, we moved toward our goal of functionally and structurally segregating our businesses. The ensuing realignment of our operations resulted in our business segments, Wholesale and Energy Delivery. The business activities of each of these segments are as follows:

Wholesale
o        Generation of electricity for sale to retail and wholesale customers
o        Marketing and trading of electricity

Energy Delivery
o        Electricity transmission
o        Electricity distribution

Segment results of operations for the twelve months ended December 31, 2001, 2000 and 1999 are shown below. These amounts include certain estimates and allocations where necessary.

We have used Earnings before Interest and Income Taxes (EBIT) as a measure of segment operating performance. The EBIT measure is total operating revenues net of total operating expenses and other routine income and deductions from income. It differs from net income in that It does not take into account interest expense or income taxes. EBIT is believed to be a reasonable gauge of results of operations. By excluding interest and income taxes, EBIT does not give guidance regarding the demand of debt service or other interest requirements, or tax liabilities or taxation rates. The effects of interest expense and taxes on overall corporate performance can be seen in the consolidated income statement.

Geographically our business is transacted in the United States. Of the registrant operating company subsidiaries, all of the registrant subsidiaries except AEGCo have two business segments. The segment results for each of these subsidiaries are reported in the table below. AEGCo has one segment, a wholesale generation business. AEGCo's results of operations are reported in AEGCo's financial statements.

                                                Twelve Months Ended                            Twelve Months Ended
                                                 December 31, 2001                              December 31, 2000
                                                 -----------------                              -----------------
                                  Revenues                                          Revenues
                                  From                                              From
                                  External          Segment                         External     Segment
                                  Customers         EBIT       Total Assets         Customers    EBIT          Total Assets
                                  ---------         ----                            ---------    ----
                                                   (in thousands)                                   (in thousands)

        Wholesale Segment
        APCo                         $1,189,223     $164,844     $2,855,337          $1,184,335     $ 154,525      $3,708,252
        CPL                           1,265,655      303,926      2,977,504           1,291,588       273,650       3,182,192
        CSPCo                           867,100      232,372      1,987,756             906,363       235,860       2,488,513
        I&M                           1,212,587      117,396      3,318,919           1,177,190     (146,297)       4,003,805
        KPCo                            247,842        4,935        585,847             268,529        22,379         766,605
        OPCo                          1,545,392      240,128      3,156,115           1,672,744       289,084       4,007,722
        PSO                             695,123       52,086        907,165             711,274        54,072       1,011,432
        SWEPCo                          768,322       82,409      1,223,334             773,324        27,055       1,302,398
        WTU                             387,422        7,930        396,147             394,860        13,910         466,499

        Energy Delivery Segment
        APCo                           $595,036     $213,733     $2,252,601            $574,918      $191,560      $2,925,472
        CPL                             473,182      109,587      2,138,482             478,814       136,069       2,285,492
        CSPCo                           483,219      130,503      1,118,112             398,046        81,896       1,399,789
        I&M                             314,410      111,206      1,498,089             311,019       126,241       1,807,233
        KPCo                            131,183       54,033        567,396             121,346        49,770         742,459
        OPCo                            552,713      118,261      1,759,952             467,587       138,418       2,234,835
        PSO                             261,877       79,787      1,010,732             245,124        85,524       1,126,901
        SWEPCo                          333,004      107,197      1,273,266             344,950       129,842       1,355,558
        WTU                             169,036       33,226        527,273             176,204        50,201         620,912

        Registrant Subsidiaries
        Company Total
        APCo                         $1,784,259      $378,577    $5,107,938          $1,759,253      $346,085     $6,633,724
        CPL                           1,738,837       413,513     5,115,986           1,770,402       409,719      5,467,684
        CSPCo                         1,350,319       362,875     3,105,868           1,304,409       317,756      3,888,302
        I&M                           1,526,997       228,602     4,817,008           1,488,209      (20,056)      5,811,038
        KPCo                            379,025        58,968     1,153,243             389,875        72,149      1,509,064
        OPCo                          2,098,105       358,389     4,916,067           2,140,331       427,502      6,242,557
        PSO                             957,000       131,873     1,917,897             956,398       139,596      2,138,333
        SWEPCo                        1,101,326       189,606     2,496,600           1,118,274       156,897      2,657,956
        WTU                             556,458        41,156       923,420             571,064        64,111      1,087,411


                                                       Twelve Months Ended December 31, 1999
                                  Revenues From External Customers             Segment EBIT           Total Assets
                                       (in thousands)


        Wholesale Segment
        APCo                                 $1,020,390                          $116,907               $2,434,110
        CPL                                   1,032,808                           267,165                2,821,449
        CSPCo                                   801,717                           214,312                1,798,394
        I&M                                   1,040,786                           (18,055)               3,153,344
        KPCo                                    229,644                            18,569                  501,212
        OPCo                                  1,518,644                           278,415                3,002,768
        PSO                                     493,063                            56,521                  721,195
        SWEPCo                                  672,158                            95,385                1,032,045
        WTU                                     270,800                            25,008                  369,457

        Energy Delivery Segment
        APCo                                   $565,660                          $208,460               $1,920,290
        CPL                                     449,667                           133,172                2,026,401
        CSPCo                                   389,280                            93,962                1,011,596
        I&M                                     310,880                           142,973                1,423,352
        KPCo                                    129,113                            51,556                  485,426
        OPCo                                    460,182                           149,906                1,674,441
        PSO                                     256,327                            74,430                  803,531
        SWEPCo                                  299,369                            83,143                1,074,170
        WTU                                     174,909                            46,216                  491,748

        Registrant Subsidiaries
        Company Total
        APCo                                 $1,586,050                           $325,367              $4,354,400
        CPL                                   1,482,475                            400,337               4,847,850
        CSPCo                                 1,190,997                            308,274               2,809,990
        I&M                                   1,351,666                            124,918               4,576,696
        KPCo                                    358,757                             70,125                 986,638
        OPCo                                  1,978,826                            428,321               4,677,209
        PSO                                     749,390                            130,951               1,524,726
        SWEPCo                                  971,527                            178,528               2,106,215
        WTU                                     445,709                             71,224                 861,205


12.  Risk Management, Financial
       Instruments and Derivatives:

Risk Management

We are subject to market risks in our day to day operations. Our risk policies have been reviewed with the Board of Directors, approved by a Risk Management Committee and administered by Chief Risk Officer. The Risk Management Committee establishes risk limits, approves risk policies, assigns responsibilities regarding the oversight and management of risk and monitors risk levels. This committee receives daily, weekly, and monthly reports regarding compliance with policies, limits and procedures. The committee meets monthly and consists of the Chief Risk Officer, Chief Credit Officer, V.P. Market Risk Oversight, and senior financial and operating managers.

The risks and related strategies that management can employ are:

Risk                  Description        Strategy
Price Risk            Volatility in      Trading and
                       commodity prices   hedging
Interest Rate Risk    Changes in
                       Interest rates    Hedging
Foreign Exchange      Fluctuations in
 Risk                  foreign currency
                       rates             Hedging
Credit Risk           Non-performance
                       on     contracts  Guarantees,
                      with               Collateral
                       counterparties

We employ physical forward purchase and sale contracts, over-the-counter options, swaps, and other derivative contracts to offset price risk where appropriate. However, we engage in trading of electricity, and to a lesser degree coal and emission allowances and as a result the we are subject to price risk. This risk is managed by the management of the trading operations, the Chief Risk Officer and the Risk Management Committee. If the risk from trading activities exceeds certain pre-determined limits, the positions are modified or hedged to reduce the risk to the limits unless specifically approved by the Risk Management Committee. Although we do not hedge all commodity price exposure, manage-ment makes informed risk taking decisions supported by the above described risk management controls.

We are exposed to risk from changes in the market prices of coal and natural gas used to generate electricity where generation is no longer regulated or where existing fuel clauses are suspended or frozen. The protection afforded by fuel clause recovery mechanisms has either been eliminated by the implementation of customer choice in Ohio (effective January 1, 2001) and in the ERCOT area of Texas (effective January 1, 2002) or frozen by settlement agreements in Indiana, Michigan and West Virginia. To the extent all fuel supply for the generating units in these states are not under fixed price long-term contracts, we are subject to market price risk. We continue to be protected against market price changes by active fuel clauses in Oklahoma, Arkansas, Louisiana, Kentucky, Virginia and the SPP area of Texas.

We employ fair value hedges, cash flow hedges and swaps to mitigate changes in interest rates or fair values on short and long-term debt when management deems it necessary. We do not hedge all interest rate risk.

We employ cash flow forward hedge contracts to lock-in prices on transactions denominated in foreign currencies where deemed necessary. We do not hedge all foreign currency exposure.

Our open trading contracts, including structured transactions, are marked-to-market daily using the price model and price curve(s) corresponding to the instrument. Forwards and swaps are generally valued by subtracting the contract price from the market price and then multiplying the difference by the contract volume and adjusting for net present value and other impacts. Significant estimates in valuing such contracts include forward price curves, volumes, seasonality, weather, and other factors.

Forwards and swaps (which are a series of forwards) are valued based on forward price curves which represent a series of projected prices at which transactions can be executed in the market. The forward price curve includes the market's expectations for prices of a delivered commodity at that future date. The forward price curve is developed from the market bid price, which is the highest price which traders are willing to pay for a contract, and the ask or offer price, which is the lowest price traders are willing to receive for selling a contract.

Options contracts, consisting primarily of options on forwards and spread options, are valued using models, which are variations on Black-Scholes option models. The market-related inputs are the interest rate curve, the underlying commodity forward price curve, and the implied volatility curve. Option prices or volatilities may be quoted in the market. Significant estimates in valuing these contracts include forward price curves, volumes, and other volatilities.

Market prices utilized in valuing all forward contracts, OTC options, swaps and structured transactions represent mid-market price, which is the average of the bid and ask prices. These bids and offers come from brokers, on-line exchanges such as the Intercontinental Exchange, and directly from other counterparties. These prices exist for delivery periods and locations being traded or quoted and vary by period, location and commodity. For periods and locations that are not liquid and for which external information is not readily available, management uses the best information available to develop bid and ask prices and forward curves.

Electricity markets have primary trading hubs or delivery points/regions and less liquid secondary delivery points. In North American natural gas markets, the primary delivery points are generally traded from Henry Hub, Louisiana. The less liquid gas or power trading points may trade as a spread (based on transportation costs, constraints, etc.) from the nearest liquid trading hub. Also, some commodities trade more often and therefore are more liquid than others. For example, peak electricity is a more liquid product than off-peak electricity. Henry Hub gas trades in monthly blocks for up to 36 months and after that only trades in seasonal or calendar blocks. In the near term, forward price curves for gas have a seasonal shape. They are based on market quotes beyond that.

For all these factors, the curve used for valuation is the mid-point. At times bids or offers may not be available due to market events, volatility, constraints, long-dated part of the curve, etc. When this occurs, the Company uses its best judgment to estimate the curve values until actual values are available again. The value used will be based on various factors such as last trade price, recent price trend, product spreads, location spreads (including transportation costs), cross commodity spreads (e.g., heat rate conversion of gas to power), time spreads, cost of carry (e.g., cost of gas storage), marginal production cost, cost of new entrant capacity, and alternative fuel costs. Also, an energy commodity contract's price volatility generally increases as it approaches the delivery month. Spot price volatility (e.g., daily or hourly prices) can cause contract values to change substantially as open positions settle against spot prices. When a portion of a curve has been estimated for a period of time and market changes occur, assumptions are updated to align the company's curve to the market.

The fair values determined are reduced by reserves to adjust for credit risk and liquidity risk. Credit risk is based on credit ratings of counterparties and represents the risk that the counterparty to the contract will fail to perform or fail to pay amounts due. Liquidity risk represents the risk that imperfections in the market will cause the price to be less than or more than what the price should be based purely on supply and demand. The liquidity reserve essentially reserves half of the difference between bids and offers for each open position, such that the wider the bid-offer spread (indicating lower liquidity), the greater the reserve.

We also mark to market derivatives that are not trading contracts in accordance with generally accepted accounting principles. There may be unique models for these transactions, but the curves the company inputs into the models are the same forward curves, which are described above.

We have developed independent controls to evaluate the reasonableness of our valuation models and curves. However, there are inherent risks related to the underlying assumptions in models used to fair value open long-term trading contracts. Therefore, there could be a significant favorable or adverse effect on future results of operations and cash flows if market prices at settlement differ from the price models and curves.

We limit credit risk by extending unsecured credit to entities based on internal ratings. We use Moody's Investor Service, Standard and Poor's and qualitative and quantitative data to independently assess the financial health of counterparties on an ongoing basis. This data, in conjunction with the ratings information, is used to determine appropriate risk parameters. We also require cash deposits, letters of credit and parental/affiliate guarantees as security from certain below investment grade counterparties in our normal course of business.

We trade electricity with numerous counterparties. Since our open energy trading contracts are valued based on changes in market prices of the related commodities, our exposures change daily. We believe that our credit and market exposures with any one counterparty is not material to financial condition at December 31, 2001. At December 31, 2001 less than 5% of the counterparties were below investment grade as expressed in terms of Net Mark to Market Assets. Net Mark to Market Assets represents the aggregate difference (either positive or negative) between the forward market price for the remaining term of the contract and the contractual price.

We enter into transactions for electricity as part of wholesale trading operations. Electric transactions are executed over-the-counter with counterparties or through brokers. Brokers and counterparties require cash or cash related instruments to be deposited on these transactions as margin against open positions. These margin accounts are restricted and therefore are not included in cash and cash equivalents on the Balance Sheet. We can be subject to further margin requirements should related commodity prices change.

The margin deposits at December 31, 2001 for the registrants were:

                   (in thousands)

APCo                       $2,832
CPL                           299
CSP                         1,736
I&M                         1,879
KPCo                          698
OPCo                        2,862
PSO                           247
SWEPCo                        299
WTU                            99

Financial Derivatives and Hedging

In the first quarter of 2001, we adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138. SFAS 133 requires that entities recognize all derivatives including fair value hedges as either assets or liabilities and measure such derivatives at fair value. Changes in the fair value of derivatives are included in earnings unless designated as a cash flow hedge. This practice is commonly referred to as mark-to-market accounting. Changes in the fair value of derivatives that are designated as effective cash flow hedges are included in other comprehensive income. Derivatives included in the transition adjustment are interest rate swaps, foreign currency swaps and commodity swaps, options and futures.



The amounts of net revenue margins recorded in 2001, 2000 and 1999 for the registrant subsidiaries were:
                      2001         2000        1999
                      ----         ----        ----
                               (in thousands)

APCo              $78,521      $72,649        $28,970
CPL                15,711        3,385           -
CSPCo              51,765       48,142         14,800
I&M                36,089       58,909         16,147
KPCo               12,466       23,417          5,563
OPCo               65,118       73,474         24,389
PSO                (2,483)       9,268           -
SWEPCo              7,897        6,404           -
WTU                (1,491)       1,821           -

The fair value of open trading contracts that are marked-to-market are based on management's best estimates using over-the-counter quotations and exchange prices for short-term open trading contracts, and internally developed price curves for open long-term trading contracts. The fair values of trading contracts at December 31 are:

                                           2001                  2000
                                  ------------------     --------------------
                                           Fair                  Fair
                                   Value Value
                          (in thousands) (in thousands)
             APCo
             Trading Assets

             Electric
               Futures and
                Options-NYMEX (net)     $   -                 $     -
               Physicals                 801,306               2,234,522
               Options - OTC              46,649                  59,814
               Swaps                      34,578                  51,470

             Trading Liabilities

             Electric
               Futures and
                Options-NYMEX (net)    $    -                 $      -
               Physicals                (748,016)              (2,258,596)
               Options - OTC             (21,895)                 (35,955)
               Swaps                     (36,921)                 (44,855)

             KPCo
             Trading Assets

             Electric
               Futures and
                Options-NYMEX (net)     $   -                 $   -
               Physicals                 197,545               530,828
               Options - OTC              11,503                14,207
               Swaps                       8,529                12,227
             Trading Liabilities

             Electric
               Futures and
                Options-NYMEX (net)   $    -                   $    -
               Physicals               (190,389)                (536,512)
               Options - OTC             (5,372)                  (8,521)
               Swaps                     (9,106)                 (10,656)


                                           2001                  2000
                                  ------------------     --------------------
                                           Fair                  Fair
                                   Value Value
                          (in thousands) (in thousands)

             I&M
             Trading Assets

             Electric
               Futures and
                Options-NYMEX (net)     $   -                   $     -
               Physicals                 560,393                 1,349,950
               Options - OTC              31,397                    36,139
               Swaps                      22,950                    31,095

             Trading Liabilities

             Electric
               Futures and
                Options-NYMEX (net)      $    -                $      -
               Physicals                  (513,026)             (1,371,793)
               Options - OTC               (15,864)                (25,807)
               Swaps                       (24,505)                (27,099)

             OPCo
             Trading Assets

             Electric
               Futures and
                Options-NYMEX (net)       $   -                $     -
               Physicals                   668,142              1,776,259
               Options - OTC                38,108                 46,731
               Swaps                        29,730                 41,788

             Trading Liabilities

             Electric
               Futures and
                Options-NYMEX (net)      $    -               $      -
               Physicals                  (619,756)            (1,792,417)
               Options - OTC               (18,227)               (29,350)
               Swaps                       (32,551)               (37,398)


             CSPCo
             Trading Assets

             Electric
               Futures and
                Options-NYMEX (net)      $   -                 $     -
               Physicals                  491,290               1,192,203
               Options - OTC               28,612                  31,918
               Swaps                       21,211                  27,461

             Trading Liabilities

             Electric
               Futures and
                Options-NYMEX (net)     $    -                 $      -
               Physicals                 (456,613)              (1,204,948)
               Options - OTC              (13,403)                 (19,220)
               Swaps                      (22,648)                 (23,932)


                                           2001                  2000
                                  ------------------     --------------------
                                           Fair                  Fair
                                   Value Value
                          (in thousands) (in thousands)
             CPL
             Trading Assets

             Electric
               Physicals                 $285,481              $ 542,626

             Trading Liabilities

             Electric
               Physicals                 (281,624)              (550,817)


             PSO
             Trading Assets

             Electric
               Physicals                  217,415                431,186


             Trading Liabilities

             Electric
               Physicals                 (214,981)              (437,694)


             SWEPCo
             Trading Assets

             Electric
               Physicals                  249,531                516,385

             Trading Liabilities

             Electric
               Physicals                 (246,631)              (524,180)

             WTU
             Trading Assets

             Electric
               Physicals                   84,784                171,597


             Trading Liabilities

             Electric
               Physicals                  (83,869)              (174,187)

The FASB's Derivatives Implementation Group (DIG) Issued guidance, effective in the third quarter of 2001, regarding the imple-mentation of SFAS 133 for certain fuel supply contracts with volume optionality and electricity capacity contracts. The guidance concluded that fuel supply contracts with volumetric optionality cannot qualify for a normal purchase or sale exclusion from mark-to-market accounting and provided guidance for determining when electricity capacity con-tracts can qualify as normal purchases or sales.

Predominantly all of our contracts for coal, gas and electricity, which are recorded on a settlement basis, do not meet the criteria of a financial derivative instrument and qualify as normal purchases or sales. As a result they are exempt from the DIG guidance described above and have not been marked-to-market. Beginning July 1, 2001, the effective date of the DIG guidance, certain of our fuel supply contracts with volumetric optionality that qualify as financial derivative instruments are marked to market with any gain or loss recognized in the income statement.


Cash flows from both derivative instruments and trading activities are included in net cash flows from operating activities.

Certain derivatives may be designated for accounting purposes as a hedge of either the fair value of an asset, liability or firm commitment, or a hedge of the variability of cash flows related to a variable-priced asset, liability, commitment or forecasted trans-action. To qualify for hedge accounting, the relationship between the hedging instrument and the hedged item must be documented to include the risk management objective and strategy for use of the hedge instrument. At the inception of the hedge and on an ongoing basis, the effectiveness of the hedge is assessed as to whether the hedge is highly effective in offsetting changes in fair value or cash flows of the item being hedged. Changes in the fair value that result from ineffectiveness of a hedge under SFAS 133 are recognized currently in earnings through mark-to-market accounting. Changes in the fair value of effective cash flow hedges are reported in accumulated other comprehensive income if documented at inception. Gains and losses from cash flow hedges in other comprehensive income are reclassified to earnings in the accounting periods in which the variability of cash flows of the hedged items affect earnings.

The following table represents the activity in Other Comprehensive Income related to the effect of adopting SFAS 133 for derivative contracts that qualify as cash flow hedges at December 31, 2001.

                                                                 (in thousands)
APCo
  Transition Adjustment, January 1, 2001                                $-
  Effective portion of changes in fair value                           (340)
  Reclasses from OCI to net income                                       -
                                                                         --
Accumulated OCI derivative gain, December 31, 2001                    $(340)
                                                                      =====

KPCo
  Transition Adjustment, January 1, 2001                              $(557)
  Effective portion of changes in fair value                         (2,348)
  Reclasses from OCI to net income                                    1,002
                                                                      -----
Accumulated OCI derivative gain, December 31, 2001                  $(1,903)
                                                                    =======

I&M
  Transition Adjustment, January 1, 2001                              $(317)
  Effective portion of changes in fair value                         (5,368)
  Reclasses from OCI to net income                                    1,850
                                                                      -----
Accumulated OCI derivative gain, December 31, 2001                  $(3,835)
                                                                    =======

OPCo
  Transition Adjustment, January 1, 2001                                $-
  Effective portion of changes in fair value                           (196)
  Reclasses from OCI to net income                                       -
                                                                         --
Accumulated OCI derivative gain, December 31, 2001                    $(196)
                                                                      =====

The actual amounts reclassified from accumulated other comprehensive income to net income can differ as a result of market price changes. The maximum term for which the exposure to the variability of future cash flows is being hedged is 5 years.


FINANCIAL INSTRUMENTS

Market Valuation of Non-Derivative Financial Instrument

The book values of cash and cash equivalents, accounts receivable, short-term debt and accounts payable approximate fair value because of the short-term maturity of these instruments. The book value of the pre-April 1983 spent nuclear fuel disposal liability approximates the best estimate of its fair value.

The fair values of long-term debt and preferred stock subject to mandatory redemption are based on quoted market prices for the same or similar issues and the current dividend or interest rates offered for instruments with similar maturities. These instruments are not marked-to-market. The estimates presented are not necessarily indicative of the amounts that we could realize in a current market exchange. The book values and fair values of significant financial instruments for AEP's registrant subsidiaries December 31, 2001 and 2000 are summarized in the following tables.





                                                 2001                      2000
                                        Book Value  Fair Value    Book Value  Fair Value
                                        ----------  ----------    ----------  ----------

                                            (in thousands)           (in thousands)
             AEGCo

             Long-term Debt             $45,000     $45,268       $45,000     $45,000

             APCo

             Long-term Debt          $1,556,559  $1,439,531    $1,605,818  $1,601,313
             Preferred Stock             10,860      10,860        10,860      10,725

             CPL

             Long-term Debt          $1,253,768  $1,278,644    $1,454,559  $1,463,690
             Trust Preferred Securities 136,250     135,760       148,500     147,431

             CSPCo

             Long-term Debt            $791,848    $802,194      $899,615    $908,620
             Preferred Stock             10,000      10,100        15,000      14,892

             I&M

             Long-term Debt          $1,652,082  $1,672,392    $1,388,939  $1,377,230
             Preferred Stock             64,945      62,795        64,945      63,941

             KPCo

             Long-term Debt            $346,093    $350,233      $330,880    $335,408

             OPCo
             Long-term Debt          $1,203,841  $1,227,880    $1,195,493  $1,176,367
             Preferred Stock              8,850       8,837         8,850       8,780

             PSO
             Long-term Debt            $451,129    $462,903      $470,822    $476,964
             Trust Preferred Securities  75,000      74,730        75,000      72,180

             SWEPCo
             Long-term Debt            $645,283    $656,998      $645,963    $651,586
             Trust Preferred Securities 110,000     109,780       110,000     106,700

             WTU

             Long-term Debt            $255,967    $266,846      $255,843    $261,315



Other Financial Instruments - Nuclear Trust Funds Recorded at Market Value - The trust investments which are classified as held for sale for decommissioning and SNF disposal, reported in other assets, are recorded at market value in accordance with SFAS 115. At December 31, 2001 and 2000 the fair values of the trust investments were $933 million and $873 million, respectively, and had a cost basis of $839 million and $768 million, respectively. The change in market value in 2001, 2000, and 1999 was a net unrealized holding loss of $11 million, and net unrealized holding gain of $6 million, and $18 million, respectively.

13. Income Taxes:

The details of the registrant subsidiaries' income taxes as reported are as follows:

                                         AEGCo      APCo      CPL       CSPCo      I&M
Year Ended December 31, 2001                             (in thousands)

Charged (Credited) to Operating
 Expenses (net):
  Current                                $ 9,126   $ 71,623  $190,671   $ 88,013  $ 107,286
  Deferred                                (6,224)    27,198   (72,568)    14,923    (45,785)
  Deferred Investment Tax Credits           -        (3,237)   (5,207)    (3,899)    (7,377)
                                         -------   --------  --------   --------  ---------
    Total                                  2,902     95,584   112,896     99,037     54,124
                                         -------   --------  --------   --------  ---------
Charged (Credited) to
 Nonoperating Income (net):
  Current                                    (56)   (19,165)     (398)   (13,803)   (10,590)
  Deferred                                  -        21,832      -        17,885     16,580
  Deferred Investment Tax Credits         (3,414)    (1,528)     -          (159)      (947)
                                         -------   --------  --------   --------  ---------
    Total                                 (3,470)     1,139      (398)     3,923      5,043
                                         -------   --------  --------   --------  ---------

Total Income Tax as Reported             $  (568)  $ 96,723  $112,498   $102,960  $  59,167
                                         =======   ========  ========   ========  =========

                                          KPCo      OPCo      PSO       SWEPCo     WTU
Year Ended December 31, 2001                             (in thousands)

Charged (Credited) to Operating
 Expenses (net):
  Current                                $ 7,726   $(62,298) $ 53,030   $ 77,965  $ 19,424
  Deferred                                 2,812    166,166   (16,726)   (31,396)  (11,891)
  Deferred Investment Tax Credits         (1,180)    (2,495)   (1,791)    (4,453)   (1,271)
                                         -------   --------  --------   --------  --------
    Total                                  9,358    101,373    34,513     42,116     6,262
                                         -------   --------  --------   --------   -------
Charged (Credited) to
 Nonoperating Income (net):
  Current                                 (2,725)   (21,600)      352        542      (691)
  Deferred                                 3,481     20,014      -          -         -
  Deferred Investment Tax Credits            (72)      (794)     -          -         -
                                         -------   --------  --------   --------   -------
    Total                                    684     (2,380)      352        542      (691)
                                         -------   --------  --------   --------   -------

Total Income Tax as Reported             $10,042   $ 98,993  $ 34,865   $ 42,658   $ 5,571
                                         =======   ========  ========   ========   =======

                                         AEGCo      APCo      CPL       CSPCo      I&M
Year Ended December 31, 2000                             (in thousands)

Charged (Credited) to Operating
 Expenses (net):
  Current                                $ 8,746   $129,165  $ 89,403   $120,494  $ 134,796
  Deferred                                (5,842)     3,838    16,263     (7,746)  (126,748)
  Deferred Investment Tax Credits           -        (2,947)   (5,207)    (3,379)    (7,524)
                                         -------   --------  --------   --------  ---------
    Total                                  2,904    130,056   100,459    109,369        524
                                         -------   --------  --------   --------  ---------
Charged (Credited) to
 Nonoperating Income (net):
  Current                                    (44)       327    (5,073)     3,777      2,950
  Deferred                                  -         4,764      -         3,683      1,569
  Deferred Investment Tax Credits         (3,396)    (1,968)     -          (103)      (330)
                                         -------   --------   -------   --------  ---------
    Total                                 (3,440)     3,123    (5,073)     7,357      4,189
                                         -------   --------   -------   --------  ---------

Total Income Tax as Reported             $  (536)  $133,179   $95,386   $116,726  $   4,713
                                         =======   ========   =======   ========  =========

                                          KPCo      OPCo      PSO       SWEPCo     WTU
Year Ended December 31, 2000                             (in thousands)

Charged (Credited) to Operating
 Expenses (net):
  Current                                $17,878   $259,608  $11,597     $16,073   $ 6,774
  Deferred                                 2,521    (70,263)  25,453      14,653     9,401
  Deferred Investment Tax Credits         (1,187)    (1,824)  (1,791)     (4,482)   (1,271)
                                         -------   --------  -------     -------   -------
    Total                                 19,212    187,521   35,259      26,244    14,904
                                         -------   --------  -------     -------   -------
Charged (Credited) to
 Nonoperating Income (net):
  Current                                    (50)    15,426   (1,306)     (1,476)     (222)
  Deferred                                 1,244      4,307     -           -       (1,237)
  Deferred Investment Tax Credits            (65)    (1,575)    -           -         -
                                         -------    -------  -------     -------   --------
    Total                                  1,129     18,158   (1,306)     (1,476)   (1,459)
                                         -------    -------  -------     -------   -------

Total Income Tax as Reported             $20,341   $205,679  $33,953     $24,768   $13,445
                                         =======   ========  =======     =======   =======

                                         AEGCo     APCo       CPL       CSPCo      I&M
Year Ended December 31, 1999                             (in thousands)

Charged (Credited) to Operating
 Expenses (net):
  Current                                $ 7,713   $69,522   $ 89,112    $79,410   $(67,368)
  Deferred                                (5,282)    8,981     19,620      9,737     85,345
  Deferred Investment Tax Credits           -       (2,659)    (5,207)    (3,432)    (7,547)
                                         -------   -------   --------    -------   --------
    Total                                  2,431    75,844    103,525     85,715     10,430
                                         -------   -------   --------    -------   --------
Charged (Credited) to
 Nonoperating Income (net):
  Current                                   (146)   (1,548)    (5,604)    (3,122)     1,529
  Deferred                                  -        4,052        318        744        382
  Deferred Investment Tax Credits         (3,448)   (2,313)      -          (562)      (605)
                                         -------   -------   --------    -------   --------
    Total                                 (3,594)      191     (5,286)    (2,940)     1,306
                                         -------   -------   --------    -------   --------
Total Income Taxes as Reported           $(1,163)  $76,035   $ 98,239    $82,775   $ 11,736
                                         =======   =======   ========    =======   ========

                                           KPCo      OPCo       PSO      SWEPCo     WTU
Year Ended December 31, 1999                               (in thousands)

Charged (Credited) to Operating
 Expenses (net):
  Current                                 $14,897   $135,540   $20,777   $ 60,169   $ 3,328
  Deferred                                  2,239      4,205    14,521    (17,347)   12,026
  Deferred Investment Tax Credits          (1,193)    (1,825)   (1,791)    (4,565)   (1,275)
                                          -------   --------   -------   --------   -------
    Total                                  15,943    137,920    33,507     38,257    14,079
                                          -------   --------   -------   --------   -------
Charged (Credited) to
 Nonoperating Income (net):
  Current                                    (424)    (3,256)   (2,215)    (4,826)      858
  Deferred                                    357       (539)     -          -         -
  Deferred Investment Tax Credits             (99)    (1,633)     -          -         -
                                          -------   --------   -------   --------   -------
    Total                                    (166)    (5,428)   (2,215)    (4,826)      858
                                          -------   --------   -------   --------   -------
Total Income Taxes as Reported            $15,777   $132,492   $31,292   $ 33,431   $14,937
                                          =======   ========   =======   ========   =======

Shown below is a reconciliation for each AEP registrant subsidiary of the difference between the amount of federal income taxes computed by multiplying book income before federal income taxes by the statutory rate, and the amount of income taxes reported.

                                              AEGCo     APCo       CPL     CSPCo        I&M
Year Ended December 31, 2001                              (in thousands)
Net Income (Loss)                           $7,875  $161,818  $182,278  $161,876    $ 75,788
Extraordinary (Gains) Loss                    -         -        2,509    30,024        -
Income Tax Benefit                            -         -         -         -           -
Income Taxes                                  (568)   96,723   112,498   102,960      59,167
                                            ------  --------  --------  --------    --------
Pre-Tax Income (Loss)                       $7,307  $258,541  $297,285  $294,860    $134,955
                                            ======  ========  ========  ========    ========

Income Tax on Pre-Tax Income (Loss)
 at Statutory Rate (35%)                   $ 2,557  $ 90,490  $104,050  $103,201    $ 47,234
Increase (Decrease) in Income Tax
 Resulting from the Following Items:
  Depreciation                                 230     2,977     8,477     2,757      21,224
  Corporate Owned Life Insurance              -          450      -          544        (148)
  Nuclear Fuel Disposal Costs                 -         -         -         -         (3,292)
  Allowance for Funds Used
    During  Construction                    (1,078)     -         -         -         (1,606)
  Rockport Plant Unit 2 Investment
    Tax Credit                                 374      -         -         -           -
  Removal Costs                               -         -         -         -           -
  Investment Tax Credits (net)              (3,414)   (4,765)   (5,207)   (4,058)     (8,324)
  State Income Taxes                         1,050     9,613     9,652     5,727       6,137
  Other                                       (287)   (2,042)   (4,474)   (5,211)     (2,058)
                                           -------  --------  --------  --------    --------
Total Income Taxes as Reported             $  (568) $ 96,723  $112,498  $102,960    $ 59,167
                                           =======  ========  ========  ========    ========

Effective Income Tax Rate                     N.M.     37.4%     37.9%     34.9%       43.8%
                                              ====     ====      ====      ====        ====

                                           KPCo      OPCo       PSO      SWEPCo     WTU
Year Ended December 31, 2001                               (in thousands)
Net Income                                $21,565   $147,445   $ 57,759  $ 89,367   $12,310
Extraordinary Loss                           -        18,348       -         -         -
Income Tax Benefit                           -          -          -         -         -
Income Taxes                               10,042     98,993     34,865    42,658     5,571
                                          -------   --------   --------  --------   -------
Pre-Tax Income                            $31,607   $264,786   $ 92,624  $132,025   $17,881
                                          =======   ========   ========  ========   =======

Income Tax on Pre-Tax Income
 at Statutory Rate (35%)                  $11,062   $ 92,675    $32,418  $ 46,209   $ 6,259
Increase (Decrease) in Income Tax
 Resulting from the Following Items:
  Depreciation                              1,581      7,972       -         -        1,463
  Corporate Owned Life Insurance              334      1,852       -         -         -
  Nuclear Fuel Disposal Costs                -          -          -         -         -
  Allowance for Funds Used
    During Construction                      -          -          -         -         -
  Rockport Plant Unit 2 Investment
    Tax Credit                               -          -          -         -         -
  Removal Costs                              (420)      -          -         -         -
  Investment Tax Credits (net)             (1,252)    (3,289)    (1,791)   (4,453)   (1,271)
  State Income Taxes                          318      9,752      5,137     5,451     1,283
  Other                                    (1,581)    (9,969)      (899)   (4,549)   (2,163)
                                          -------   --------    -------  --------   -------
Total Income Taxes as Reported            $10,042   $ 98,993    $34,865  $ 42,658   $ 5,571
                                          =======   ========    =======  ========   =======

Effective Income Tax Rate                    31.8%      37.4%      37.6%     32.3%     31.2%
                                             ====       ====       ====      ====      ====

                                              AEGCo     APCo      CPL      CSPCo       I&M
Year Ended December 31, 2000                              (in thousands)
Net Income (Loss)                           $7,984  $ 73,844  $189,567  $ 94,966   $(132,032)
Extraordinary (Gains) Loss                            (1,066)             39,384
Income Tax Benefit                            -       (7,872)     -      (14,148)       -
Income Taxes                                  (536)  133,179    95,386   116,726       4,713
                                            ------  --------  --------  --------   ---------
Pre-Tax Income (Loss)                       $7,448  $198,085  $284,953  $236,928   $(127,319)
                                            ======  ========  ========  ========   =========

Income Tax on Pre-Tax Income (Loss)
 at Statutory Rate (35%)                   $ 2,607  $ 69,330   $99,733  $ 82,925    $(44,561)
Increase (Decrease) in Income Tax
 Resulting from the Following Items:
  Depreciation                                 452     7,606     7,556    10,529      20,378
  Corporate Owned Life Insurance              -       54,824      -       29,259      42,587
  Nuclear Fuel Disposal Costs                 -         -         -         -         (3,957)
  Allowance for Funds Used
    During  Construction                    (1,070)     -         -         -         (2,211)
  Rockport Plant Unit 2 Investment
    Tax Credit                                 374      -         -         -           -
  Removal Costs                               -       (1,197)     -         -           -
  Investment Tax Credits (net)              (3,396)   (4,915)   (5,207)   (3,482)     (7,854)
  State Income Taxes                           784     9,950     2,296        89       6,004
  Other                                       (287)   (2,419)   (8,992)   (2,594)     (5,673)
                                           -------  --------   -------  --------    --------
Total Income Taxes as Reported             $  (536) $133,179   $95,386  $116,726    $  4,713
                                           =======  ========   =======  ========    ========

Effective Income Tax Rate                     N.M.     67.2%     33.5%     49.3%       N.M.
                                              ====     ====      ====      ====        ====

                                           KPCo      OPCo       PSO      SWEPCo     WTU
Year Ended December 31, 2000                               (in thousands)
Net Income                                $20,763   $ 83,737   $ 66,663   $72,672   $27,450
Extraordinary Loss                                    40,157
Income Tax Benefit                           -       (21,281)      -         -         -
Income Taxes                               20,342    205,679     33,953    24,768    13,445
                                          -------   --------   --------   -------   -------
Pre-Tax Income                            $41,105   $308,292   $100,616   $97,440   $40,895
                                          =======   ========   ========   =======   =======

Income Tax on Pre-Tax Income
 at Statutory Rate (35%)                  $14,387   $107,903    $35,216  $ 34,104   $14,313
Increase (Decrease) in Income Tax
 Resulting from the Following Items:
  Depreciation                              1,827     27,577       -         -        1,204
  Corporate Owned Life Insurance            5,149     84,453       -         -         -
  Nuclear Fuel Disposal Costs                -          -          -         -         -
  Allowance for Funds Used
    During Construction                      -          -          -         -         -
  Rockport Plant Unit 2 Investment
    Tax Credit                               -          -          -         -         -
  Removal Costs                              (420)      -          -         -         -
  Investment Tax Credits (net)             (1,252)    (3,398)    (1,791)   (4,482)   (1,271)
  State Income Taxes                        1,597     (1,988)     3,037     1,650      -
  Other                                      (946)    (8,868)    (2,509)   (6,504)     (801)
                                          -------   --------    -------  --------   -------
Total Income Taxes as Reported            $20,342   $205,679    $33,953  $ 24,768   $13,445
                                          =======   ========    =======  ========   =======

Effective Income Tax Rate                    49.5%      66.8%      33.8%     25.4%     32.9%
                                             ====       ====       ====      ====      ====


                                            AEGCo      APCo       CPL       CSPCo     I&M
Year Ended December 31, 1999                                 (in thousands)
Net Income                                  $ 6,195   $120,492   $182,201   $150,270   $32,776
Extraordinary Loss                                                  8,488
Income Tax Benefit                             -          -        (2,971)      -         -
Income Taxes                                 (1,163)    76,035     98,239     82,775    11,736
                                            -------   --------   --------   --------   -------
Pre-Tax Income                              $ 5,032   $196,527   $285,957   $233,045   $44,512
                                            =======   ========   ========   ========   =======
Income Tax on Pre-Tax
 Income at Statutory Rate (35%)             $ 1,762   $ 68,785   $100,085    $ 81,566  $15,580
Increase (Decrease) in Income Tax
 Resulting from the Following Items:
  Depreciation                                  446     12,593      7,981       8,846   19,966
  Corporate Owned Life Insurance               -          -          -           -         594
  Nuclear Fuel Disposal Costs                  -          -          -           -      (3,347)
  Allowance for Funds Used
   During Construction                       (1,069)      -          -           -      (2,174)
  Rockport Plant Unit 2
   Investment Tax Credit                        374       -          -           -        -
  Removal Costs                                -        (3,220)      -           -        -
  Investment Tax Credits (net)               (3,448)    (4,972)    (5,207)     (3,994)  (8,152)
  State Income Taxes                            467      3,305      6,965          58   (4,635)
Other                                           305       (456)   (11,585)     (3,701)  (6,096)
                                            -------   --------   --------    --------  -------
Total Income Taxes as Reported              $(1,163)  $ 76,035   $ 98,239    $ 82,775  $11,736
                                            =======   ========   ========    ========  =======

Effective Income Tax Rate                      N.M.       38.7%      34.4%       35.6%    26.4%
                                               ====       ====       ====        ====     ====

                                           KPCo      OPCo       PSO       SWEPCo     WTU
Year Ended December 31, 1999                               (in thousands)
Net Income                                $25,430   $212,157    $61,508    $83,194   $26,406
Extraordinary Loss                                                           4,632     8,402
Income Tax Benefit                           -           -         -        (1,621)   (2,941)
Income Taxes                               15,777    132,492     31,292     33,431    14,937
                                          -------   --------    -------   --------   -------
Pre-Tax Income                            $41,207   $344,649    $92,800   $119,636   $46,804
                                          =======   ========    =======   ========   =======
Income Tax on Pre-Tax Income
 at Statutory Rate (35%)                  $14,423   $120,628   $ 32,480   $ 41,873   $16,382
Increase (Decrease) in Income Tax
 Resulting from the Following Items:
  Depreciation                              1,843     17,517       -          -        1,120
  Corporate Owned Life Insurance             -           198       -          -         -
  Removal Costs                              (420)      -          -          -         -
  Investment Tax Credits (net)             (1,292)    (3,458)    (1,791)    (4,565)   (1,275)
  State Income Taxes                        1,809      1,090      3,054      2,924      -
Other                                        (586)    (3,483)    (2,451)    (6,801)   (1,290)
                                          -------   --------   --------   --------   -------
Total Income Taxes as Reported            $15,777   $132,492   $ 31,292   $ 33,431   $14,937
                                          =======   ========   ========   ========   =======

Effective Income Tax Rate                    38.3%      38.5%      33.8%      28.0%     32.0%
                                             ====       ====       ====       ====      ====

The following tables show the elements of the net deferred tax liability and the significant temporary differences for each AEP registrant subsidiary:

                                          AEGCo       APCo         CPL        CSPCo      I&M
December 31, 2001                                            (in thousands)

Deferred Tax Assets                     $  75,856   $ 162,334  $   130,863  $  74,767  $ 332,225
Deferred Tax Liabilities                 (103,831)   (865,909)  (1,294,658)  (518,489)  (732,756)
                                        ---------   ---------  -----------  ---------  ---------
  Net Deferred Tax Liabilities          $ (27,975)  $(703,575) $(1,163,795) $(443,722) $(400,531)
                                        =========   =========  ===========  =========  =========

Property Related Temporary Differences  $ (70,581)  $(530,298) $  (808,922) $(323,139) $(306,151)
Amounts Due From Customers For
  Future Federal Income Taxes               9,292     (55,206)     (70,174)    (9,839)   (46,756)
Deferred State Income Taxes                (3,822)    (56,747)        -        (8,968)   (38,015)
Translation Regulatory Assets                -        (34,783)        -       (78,298)      -
Net Deferred Gain on Sale and
  Leaseback-Rockport Plant Unit 2          40,816        -            -          -        27,157
Accrued Nuclear Decommissioning Expense      -           -            -          -        43,707
Deferred Fuel and Purchased Power            -           -            -          -       (26,270)
Deferred Cook Plant Restart Costs            -           -            -          -       (28,000)
Nuclear Fuel                                 -           -            -          -       (16,062)
Regulatory Assets Designated
  for Securitization                         -           -        (332,198)      -          -
All Other (net)                            (3,680)    (26,541)      47,499    (23,478)   (10,141)
                                        ---------   ---------  -----------  ---------  ---------
  Net Deferred Tax Liabilities          $ (27,975)  $(703,575) $(1,163,795) $(443,722) $(400,531)
                                        =========   =========  ===========  =========  =========


                                           KPCo        OPCo       PSO       SWEPCo        WTU
December 31, 2001                                           (in thousands)

Deferred Tax Assets                     $  30,927  $ 135,938  $  59,421  $   56,189    $  22,888
Deferred Tax Liabilities                 (199,231)  (933,827)  (356,298)   (425,970)    (167,937)
                                        ---------  ---------  ---------   ---------    ---------
  Net Deferred Tax Liabilities          $(168,304) $(797,889) $(296,877)  $(369,781)   $(145,049)
                                        =========  =========  =========   =========    =========

Property Related Temporary Differences  $(118,147) $(595,974) $(320,900)  $(362,884)   $(149,309)
Amounts Due From Customers For
  Future Federal Income Taxes             (20,215)   (61,130)    10,199      (6,441)       4,757
Deferred State Income Taxes               (25,267)   (18,440)      -           -            -
Translation Regulatory Assets                -      (154,947)      -           -            -
Deferred Fuel and Purchased Power            -        20,323       -           -            -
Provision for Mine Shutdown Costs            -        18,365       -           -            -
All Other (net)                            (4,675)    (6,086)    13,824        (456)        (497)
                                        ---------  ---------  ---------   ---------    ---------
  Net Deferred Tax Liabilities          $(168,304) $(797,889) $(296,877)  $(369,781)   $(145,049)
                                        =========  =========  =========   =========    =========

                                          AEGCo       APCo         CPL        CSPCo      I&M
December 31, 2000                                            (in thousands)

Deferred Tax Assets                     $  81,480   $ 178,487  $    67,184  $  88,198  $ 342,900
Deferred Tax Liabilities                 (114,408)   (860,961)  (1,309,981)  (510,957)  (830,845)
                                        ---------   ---------  -----------  ---------  ---------
  Net Deferred Tax Liabilities          $ (32,928)  $(682,474) $(1,242,797) $(422,759) $(487,945)
                                        =========   =========  ===========  =========  =========

Property Related Temporary Differences  $ (78,113)  $(510,950) $  (773,454) $(343,045) $(324,198)
Amounts Due From Customers For
  Future Federal Income Taxes              10,317     (55,085)     (72,426)   (11,142)   (55,218)
Deferred State Income Taxes                (5,478)    (86,351)        -          -       (69,982)
Translation Regulatory Asset                 -        (40,554)        -       (68,817)      -
Net Deferred Gain on Sale and
  Leaseback-Rockport Plant Unit 2          42,766        -            -          -        28,454
Accrued Nuclear Decommissioning Expense      -           -            -          -        34,702
Deferred Fuel and Purchased Power            -           -            -          -       (39,395)
Deferred Cook Plant Restart Costs            -           -            -          -       (42,000)
Nuclear Fuel                                 -           -            -          -       (28,319)
Regulatory Assets Designated
  for Securitization                         -           -        (332,198)      -          -
All Other (net)                            (2,420)     10,466      (64,719)       245      8,011
                                        ---------   ---------  -----------  ---------  ---------
  Net Deferred Tax Liabilities          $ (32,928)  $(682,474) $(1,242,797) $(422,759) $(487,945)
                                        =========   =========  ===========  =========  =========

                                           KPCo        OPCo       PSO       SWEPCo        WTU
December 31, 2000                                           (in thousands)

Deferred Tax Assets                     $  32,807  $ 330,878  $  60,010  $   47,615    $  16,604
Deferred Tax Liabilities                 (198,742)  (952,819)  (372,070)   (446,819)    (173,642)
                                        ---------  ---------  ---------   ---------    ---------
  Net Deferred Tax Liabilities          $(165,935) $(621,941) $(312,060)  $(399,204)   $(157,038)
                                        =========  =========  =========   =========    =========

Property Related Temporary Differences  $(116,109) $(586,039) $(313,248)  $(375,427)   $(150,264)
Amounts Due From Customers For
  Future Federal Income Taxes             (19,680)   (57,759)    11,082      (6,015)       4,723
Deferred State Income Taxes               (29,695)   (14,282)   (36,487)       -            -
Translation Regulatory Asset                 -       (53,149)      -           -            -
Deferred Fuel and Purchased Power            -      (116,224)      -           -            -
Provision for Mine Shutdown Costs            -        63,995       -           -            -
Postretirement Benefits                      -        93,306       -           -            -
All Other (net)                              (451)    48,211     26,593     (17,762)     (11,497)
                                        ---------  ---------  ---------   ---------    ---------
  Net Deferred Tax Liabilities          $(165,935) $(621,941) $(312,060)  $(399,204)   $(157,038)
                                        =========  =========  =========   =========    =========

We have settled with the IRS all issues from the audits of our consolidated federal income tax returns for the years prior to 1991. We have received Revenue Agent's Reports from the IRS for the years 1991 through 1996, and have filed protests contesting certain proposed adjustments. Returns for the years 1997 through 2000 are presently being audited by the IRS. Management is not aware of any issues for open tax years that upon final resolution are expected to have a material adverse effect on results of operations.

COLI Litigation - On February 20, 2001, the U.S. District Court for the Southern District of Ohio ruled against AEP in its suit against the United States over deductibility of interest claimed by AEP in its consolidated federal income tax returns related to its COLI program. AEP had filed suit to resolve the IRS' assertion that interest deductions for AEP's COLI program should not be allowed. In 1998 and 1999 we paid the disputed taxes and interest attributable to COLI interest deductions for taxable years 1991-98 to avoid the potential assessment by the IRS of additional interest on the contested tax. The payments were included in other assets pending the resolution of this matter. As a result of the U.S. District Court's decision to deny the COLI interest deductions, net income was reduced by the amounts shown in the table below in 2000. The Company has filed an appeal of the U.S. District Court's decision with the U.S. Court of Appeals for the 6th Circuit.

The earnings reductions for affected registrant subsidiaries are as follows:

                     (in millions)
APCo                      $ 82
CSPCo                       41
I&M                         66
KPCo                         8
OPCo                       118

The AEP System companies join in the filing of a consolidated federal income tax return. The allocation of the AEP System's current consolidated federal income tax to the System companies is in accordance with SEC rules under the 1935 Act. These rules permit the allocation of the benefit of current tax losses to the System companies giving rise to them in determing their current tax expense. The tax loss of the System parent company, AEP Co., Inc., is allocated to its subsidiaries with taxable income. With the exception of the loss of the parent company, the method of allocation approximates a separate return result for each company in the consolidated group.

14.  Supplementary Information:

The amounts of power purchased by the registrant subsidiaries from Ohio Valley
Electric Corporation, which is 44.2% owned by the AEP System, for the years ended December 31, 2001, 2000, and 1999 were:

                                                                      APCo         CSPCo         I&M         OPCo
                                                                      ----         -----         ---         ----
                                                                                     (in thousands)
Year Ended December 31, 2001                                           $45,542      $12,626      $20,723      $47,757
Year Ended December 31, 2000                                            30,998        8,706       15,204       31,134
Year Ended December 31, 1999                                            21,774        6,006       10,227       25,623


15. Leases:

Leases of property, plant and equipment are for periods up to 35 years and require payments of related property taxes, maintenance and operating costs. The majority of the leases have purchase or renewal options and will be renewed or replaced by other leases.

Lease rentals for both operating and capital leases are generally charged to operating expenses in accordance with rate-making treatment for regulated operations. The components of rental costs are as follows:



                                       AEGCo     APCo     CPL      CSPCo     I&M      KPCo
Year Ended December 31, 2001                            (in thousands)
Lease Payments on
 Operating Leases                     $76,262  $ 6,142   $5,948   $ 7,063  $104,574  $1,191
Amortization of Capital Leases            281   12,099     -        7,206    17,933   2,740
Interest on Capital Leases                 55    3,789     -        2,396     4,424     808
                                      -------  -------   ------   -------  --------  ------
 Total Lease Rental Costs             $76,598  $22,030   $5,948   $16,665  $126,931  $4,739
                                      =======  =======   ======   =======  ========  ======

                                   OPCo     PSO     SWEPCo    WTU
Year Ended December 31, 2001                (in thousands)
Lease Payments on
 Operating Leases                $63,913   $4,010   $2,277   $1,534
Amortization of Capital Leases    14,443     -        -        -
Interest on Capital Leases         5,818     -        -        -
                                 -------   ------   ------   ------
 Total Lease Rental Costs        $84,174   $4,010   $2,277   $1,534
                                 =======   ======   ======   ======


                                   AEGCo     APCo     CPL      CSPCo      I&M     KPCo
Year Ended December 31, 2000                            (in thousands)
Lease Payments on
 Operating Leases                $73,858  $ 7,128  $  -      $ 7,683  $ 81,446  $1,978
Amortization of Capital Leases       281   13,900     -        7,776    26,341   3,931
Interest on Capital Leases            55    3,930     -        2,690    10,908   1,054
                                 -------  -------  -------   -------  --------  ------
 Total Lease Rental Costs        $74,194  $24,958  $  -      $18,149  $118,695  $6,963
                                 =======  =======  =======   =======  ========  ======

                                   OPCo     PSO     SWEPCo    WTU
Year Ended December 31, 2000                (in thousands)
Lease Payments on
 Operating Leases                $51,981   $ -      $ -      $ -
Amortization of Capital Leases    37,280     -        -        -
Interest on Capital Leases         9,584     -        -        -
                                 -------   ------   ------   ------
 Total Lease Rental Costs        $98,845   $ -      $ -      $ -
                                 =======   ======   ======   ======

                                        AEGCo     APCo     CPL      CSPCo     I&M     KPCo
Year Ended December 31, 1999                         (in thousands)
Lease Payments on
 Operating Leases                      $74,269   $ 5,647  $ -      $ 5,687  $ 81,611 $   199
Amortization of Capital Leases             364    13,749    -        7,427    11,320   4,299
Interest on Capital Leases                  64     4,267    -        2,720     9,338   1,162
                                       -------   -------  ------   -------  --------  ------
 Total Lease Rental Costs              $74,697   $23,663  $ -      $15,834  $102,269  $5,660
                                       =======   =======  ======   =======  ========  ======

                                   OPCo     PSO     SWEPCo    WTU
Year Ended December 31, 1999                (in thousands)
Lease Payments on
 Operating Leases               $ 60,026   $ -      $ -      $ -
Amortization of Capital Leases    35,622     -        -        -
Interest on Capital Leases         9,552     -        -        -
                                --------   ------   ------   ------
 Total Lease Rental Costs       $105,200   $ -      $ -      $ -
                                ========   ======   ======   ======

Property, plant and equipment under capital leases and related obligations recorded on the Consolidated Balance Sheets are as follows:

                                  AEGCo      APCo    CSPCo      I&M       KPCo    OPCo
Year Ended December 31, 2001                     (in thousands)
Property, Plant and Equipment
 Under Capital Leases
 Production                      $1,983   $ 2,712  $ 6,380   $  4,826  $ 1,138 $ 22,477
 Distribution                                                  14,593
 Other:
  Mining Assets and Other           129    82,292  $54,999     86,267   17,658  114,944
                                 ------   -------  -------   --------  ------- --------
   Total Property, Plant
    and Equipment                 2,112    85,004   61,379    105,686   18,796  137,421
 Accumulated Amortization         1,801    38,745   26,044     43,768    9,213   57,429
                                 ------   -------  -------   --------  ------- --------
  Net Property, Plant and
   Equipment Under
   Capital Leases                $  311   $46,259  $35,335   $ 61,918  $ 9,583 $ 79,992
                                 ======   =======  =======   ========  ======= ========

Obligations Under Capital Leases:
  Noncurrent Liability           $   76   $33,928  $27,052   $ 51,093  $ 6,742 $ 64,261
  Liability Due Within One Year     235    12,357    7,835     10,840    2,841   16,405
                                 ------   -------  -------   --------  ------- --------
      Total Obligations Under
       Capital Leases            $  311   $46,285  $34,887   $ 61,933  $ 9,583 $ 80,666
                                 ======   =======  =======   ========  ======= ========



                                     AEGCo      APCo    CSPCo      I&M       KPCo    OPCo
Year Ended December 31, 2000                        (in thousands)
Property, Plant and Equipment
 Under Capital Leases
 Production                         $2,017   $ 6,276  $     2   $  7,023  $ 1,730 $ 24,709
 Distribution                                                     14,595
 Other:
  Nuclear Fuel
  (net of amortization)                                           89,872
  Mining Assets and Other              177    93,437   68,352     97,383   22,072  200,308
                                    ------   -------  -------   --------  ------- --------
   Total Property, Plant
    and Equipment                    2,194    99,713   68,354    208,873   23,802  225,017
 Accumulated Amortization            1,603    36,553   25,422     45,700    9,618  108,436
                                    ------   -------  -------   --------  ------- --------
  Net Property, Plant and
   Equipment Under
   Capital Leases                   $  591   $63,160  $42,932   $163,173  $14,184 $116,581
                                    ======   =======  =======   ========  ======= ========

Obligations Under Capital Leases:
  Noncurrent Liability              $  358   $50,350  $35,199   $ 62,325  $11,091 $ 83,866
  Liability Due Within One Year        233    12,810    7,733    100,848    3,093   32,715
                                    ------   -------  -------   --------  ------- --------
      Total Obligations Under
       Capital Leases               $  591   $63,160  $42,932   $163,173  $14,184 $116,581
                                    ======   =======  =======   ========  ======= ========

Properties under operating leases and related obligations are not included in the Consolidated Balance Sheets.

CPL, PSO, SWEPCo and WTU do not lease property, plant and equipment under capital leases.

Future minimum lease payments consisted of the following at December 31, 2001:

                                       AEGCo    APCo     CSPCo     I&M        KPCo      OPCo
Capital                                             (in thousands)
-------
2002                                   $217   $13,718   $ 8,932  $11,759   $ 3,093    $ 18,516
2003                                    132    11,625     7,284   10,028     2,441      17,521
2004                                     20     9,371     6,111    7,947     1,824      14,701
2005                                      6     6,440     5,248    6,282     1,449      11,520
2006                                      1     4,690     3,903    5,335       891      10,305
Later Years                              -      7,613    11,400   17,882     1,548      28,948
                                       ----   -------   -------  -------   -------    --------
Total Future Minimum
 Lease Payments                         376    53,457    42,878   59,233    11,246     101,511
Less Estimated Interest Element          65     7,172     7,991   (2,700)    1,663      20,845
                                       ----   -------   -------  -------   -------    --------
Estimated Present Value of
  Future Minimum Lease Payments        $311   $46,285   $34,887  $61,933   $ 9,583    $ 80,666
                                       ====   =======   =======  =======   =======    ========


                                        AEGCo      APCo     CPL     CSPCo      I&M       KPCo
                                                      (in thousands)
Noncancellable Operating Leases
2002                                 $   73,854  $ 3,193  $ 5,948  $ 2,104  $   82,627  $  717
2003                                     73,854    3,108    5,948    1,991      79,923     691
2004                                     73,854    2,402    5,948    1,623      77,104     571
2005                                     73,854    2,155    5,948    1,308      75,736     544
2006                                     73,854    1,887    5,948    1,279      75,595     398
Later Years                           1,181,664    4,563     -       3,198   1,186,678   1,842
                                     ----------  -------  -------  -------  ----------  ------
Total Future Minimum
 Lease Payments                      $1,550,934  $17,308  $29,740  $11,503  $1,577,663  $4,763
                                     ==========  =======  =======  =======  ==========  ======



                                  OPCo       PSO     SWEPCo     WTU
                                            (in thousands)
Noncancellable Operating Leases
2002                           $ 62,945     $4,010  $ 2,277   $1,534
2003                             62,914      4,010    2,277    1,534
2004                             63,323      4,010    2,277    1,534
2005                             62,836      4,010    2,277    1,534
2006                             63,242      4,010    2,277    1,534
Later Years                     244,069       -        -        -
                               --------     ------  -------   ------
Total Future Minimum
 Lease Payments                $559,329     $20,050 $11,385   $7,670
                               ========     ======= =======   ======


Operating leases include lease agreements with special purpose entities related to Rockport Plant Unit 2 and the Gavin Plant's flue gas desulfurization system (Gavin Scrubbers). The Rockport Plant lease resulted from a sale and leaseback transaction in 1989. The gain from the sale was deferred and is being amortized over the term of the lease which expires in 2022. The Gavin Scrubber lease expires in 2009. AEGCo and OPCo have no ownership interest in the special purpose entities and do not guarantee their debt. The special purpose entities are not consolidated in accordance with applicable accounting standards. As a result, neither the leased plant and equipment nor the debt of the special purpose entities is included in AEGCo or OPCo's balance sheets. The future lease payment obligations to the special purpose entities are included in the above table of future minimum lease payments under noncancellable operating leases.

16.  Lines of Credit and Sale of Receivables:

The AEP System uses short-term debt, primarily commercial paper, to meet fluctuations in working capital requirements and other interim capital needs. AEP has established a money pool to coordinate short-term borrowings for certain subsidiaries, including AEGCo, APCo, CPL, CSPCo, I&M, KPCo, OPCo, PSO, SWEPCo and WTU and also incurs borrowings outside the money pool for other subsidiaries.

The registrant subsidiaries incurred interest expense for amounts borrowed from the AEP money pool as follows:

                        Year Ended December 31,
                                 2001 2000 1999
                                  (in millions)
AEGCo                   0.8        -          -
APCo                    9.8        -          -
CPL                    11.4      16.9       14.1
CSPCo                   5.0       1.4         -
I&M                    13.1       0.8         -
KPCo                    2.3        -          -
OPCo                   14.6       9.2         -
PSO                     6.3       7.5        2.0
SWEPCo                  3.4       4.2        4.7
WTU                     3.1       2.7        0.6


Interest income earned from amounts advanced to the AEP money pool by the registrant subsidiaries were:

                        Year Ended December 31,
                                 2001 2000 1999
                                  (in millions)
APCo                    1.7        -          -
CPL                     0.1        -          -
CSPCo                   0.8       1.1         -
I&M                     1.6       9.0         -
KPCo                    0.1       1.8         -
OPCo                    8.6       3.4         -
SWEPCo                  0.1        -         0.1
WTU                      -         -         0.2

Under a factoring arrangement the registrant subsidiaries (excluding AEGCo) sell without recourse certain of their customer accounts receivable and accrued utility revenue balances to AEP Credit and are charged a fee based on AEP Credit financing costs, uncollectible accounts experience for each company's receivables and administrative costs. The costs of factoring customer accounts receivable is reported as an operating expense. At December 31, 2001 the amount of factored accounts receivable and accrued utility revenues for each registrant subsidiary was as follows:

Company        (in millions)
-------
APCo                       $ 61
CPL                          89
CSPCo                       106
I&M                          95
KPCo                         26
OPCo                        100
PSO                          43
SWEPCo                       47
WTU                          23


The fees paid by the registrant subsidiaries to AEP Credit for factoring customer accounts receivable were:

                               Year Ended December 31,
                                 2001 2000 1999
                                  (in millions)

APCo                    $ 5.2           $-           $-
CPL                      14.7          15.7         14.7
CSPCo                    15.2          10.8           -
I&M                       8.5           6.8           -
KPCo                      2.7           1.9           -
OPCo                     12.8           8.4           -
PSO                       9.6           8.3          6.5
SWEPCo                    7.4           9.2          9.3
WTU                       3.8           4.0          3.5

17.  Unaudited Quarterly Financial Information:

The unaudited quarterly financial information for each registrant subsidiary follows:

     Quarterly Periods
     Ended                                AEGCo      APCo         CPL        CSPCo       I&M
     -----------------                    -----      ----         ---        -----       ---
                                 (in thousands)
     2001
     March 31
      Operating Revenues                 $60,507    $501,204    $432,910    $327,437    $387,813
      Operating Income                     1,807      88,152      64,152      51,932      52,698
      Income (Loss) Before
        Extraordinary Items                1,980      61,787      35,031      37,671      32,363
      Net Income (Loss)                    1,980      61,787      35,031      37,671      32,363

     June 30
      Operating Revenues                 $52,217    $430,412    $470,420    $333,995    $382,234
      Operating Income                     1,882      59,362      82,351      62,894      47,340
      Income (Loss) Before
        Extraordinary Items                2,063      36,419      52,518      47,418      27,374
      Net Income (Loss)                    2,063      36,419      52,518      21,011      27,374

     September 30
      Operating Revenues                 $57,417    $434,450    $527,117    $375,691    $398,457
      Operating Income                     1,615      60,381     112,598      76,920      44,509
      Income Before Extraordinary Items    2,051      30,317      83,702      65,318      25,064
      Net Income                           2,051      30,317      83,702      65,318      25,064

     December 31
      Operating Revenues                 $57,407    $418,193    $308,390    $313,196    $358,493
      Operating Income                     1,673      67,091      36,630      60,431      15,158
      Income (Loss) Before
        Extraordinary Items                1,781      33,295      13,536      41,493      (9,013)
      Net Income (Loss)                    1,781      33,295      11,027      37,876      (9,013)

     Quarterly Periods
     Ended                                 KPCo      OPCo          PSO        SWEPCo       WTU
     -----------------                     ----      ----          ---        ------       ---
                                 (in thousands)
     2001
     March 31
      Operating Revenues                $100,681    $552,503    $255,080    $267,117    $141,649
      Operating Income                    12,604      64,756       8,340      33,986       5,392
      Income Before Extraordinary Items    7,075      53,397      (1,560)     19,869         891
      Net Income                           7,075      53,397      (1,560)     19,869         891

     June 30
      Operating Revenues                 $89,541    $512,196    $265,360    $271,748    $139,228
      Operating Income                     8,364      47,067      21,942      32,649      12,428
      Income Before Extraordinary Items    2,742      32,094      11,921      17,784       6,133
      Net Income                           2,742      10,579      11,921      17,784       6,133

     September 30
      Operating Revenues                 $96,197    $535,535    $325,373    $331,441    $181,433
      Operating Income                    12,587      69,668      59,914      60,194      17,745
      Income Before Extraordinary Items    5,312      51,378      51,069      46,357      14,067
      Net Income                           5,312      51,378      51,069      46,357      14,067

     December 31
      Operating Revenues                 $92,606    $497,871    $141,187    $231,020     $94,148
      Operating Income                    14,123      59,219       6,793      19,378      (2,175)
      Income (Loss) Before
        Extraordinary Items                6,436      28,924      (3,670)      5,357      (8,781)
      Net Income (Loss)                    6,436      32,091      (3,670)      5,357      (8,781)

     Quarterly Periods
     Ended                                  AEGCo      APCo       CPL      CSPCo        I&M
     -----------------                      -----      ----       ---      -----        ---
                                 (in thousands)
     2000
     March 31
      Operating Revenues                   $56,866    $442,646  $316,328  $290,587    $335,594
      Operating Income                       2,395      78,246    38,650    44,124     (15,251)
      Income Before Extraordinary Items      2,445      47,664     8,139    27,471     (36,553)
      Net Income                             2,445      47,664     8,139    27,471     (36,553)

     June 30
      Operating Revenues                   $56,928    $401,830  $437,911  $315,853    $345,073
      Operating Income                       1,746      58,208    95,717    50,798     (18,599)
      Income Before Extraordinary Items      1,653      30,240    67,553    35,335     (39,181)
      Net Income                             1,653      39,178    67,553    35,335     (39,181)

     September 30
      Operating Revenues                   $55,658    $448,563  $600,732  $375,112    $408,637
      Operating Income                       2,209      65,750   120,653    83,562      36,056
      Income Before Extraordinary Items      1,972      36,112    89,974    65,542      15,190
      Net Income                             1,972      36,112    89,974    40,306      15,190

     December 31
      Operating Revenues                   $59,064    $466,214  $415,431  $322,857    $398,905
      Operating Income                       2,074      (1,050)   52,078    17,393     (36,908)
      Income (Loss) Before
        Extraordinary Items                  1,914     (49,110)   23,901    (8,146)    (71,488)
      Net Income (Loss)                      1,914     (49,110)   23,901    (8,146)    (71,488)

     Quarterly Periods
     Ended                                  KPCo        OPCo       PSO     SWEPCo       WTU
     -----------------                      ----        ----       ---     ------       ---
                                 (in thousands)
     2000
     March 31
      Operating Revenues                   $94,135    $533,834  $161,329  $207,756    $ 93,335
      Operating Income                      15,557      65,113    10,860    22,731       9,781
      Income Before Extraordinary Items      8,052      46,216     1,165     7,663       3,833
      Net Income                             8,052      46,216     1,165     7,663       3,833

     June 30
      Operating Revenues                   $92,104    $515,445  $209,172  $272,409    $130,742
      Operating Income                       9,456      79,968    24,502    33,296      16,938
      Income Before Extraordinary Items      2,449      58,233    14,700    18,786       8,070
      Net Income                             2,449      58,233    14,700    18,786       8,070

     September 30
      Operating Revenues                  $102,798    $558,737  $355,992  $374,654    $200,124
      Operating Income                      13,790      96,652    56,437    61,312      16,565
      Income Before Extraordinary Items      6,761      77,061    54,329    47,537      10,670
      Net Income                             6,761      58,185    54,329    47,537      10,670

     December 31
      Operating Revenues                  $100,838    $532,315  $229,905  $263,455    $146,863
      Operating Income                      10,935     (14,906)    4,870    10,939       9,057
      Income (Loss) Before
        Extraordinary Items                  3,501     (78,897)   (3,531)   (1,314)      4,877
      Net Income (Loss)                      3,501     (78,897)   (3,531)   (1,314)      4,877

I&M's fourth quarter 2001 earnings were also favorably impacted by the return to service in December 2000 of Unit 1 of the Cook Plant after an extended outage.

18.  Trust Preferred Securities:

The following Trust Preferred Securities issued by the wholly-owned statutory business trusts of CPL, PSO and SWEPCo were outstanding at December 31, 2001 and December 31, 2000. They are classified on the balance sheets as Certain
Subsidiaries Obligated, Mandatorily Redeemable Preferred Securities of
Subsidiary Trusts Holding Solely Junior Subordinated Debentures of Such
Subsidiaries. The Junior Subordinated Debentures mature on April 30, 2037. CPL reacquired 490,000 and 60,000 trust preferred units during 2001 and 2000, respectively.

                                                Units issued/
                                                Outstanding                                    Description of
                                                At 12/31/01                                    Underlying
Business Trust           Security                                Amount at December 31,        Debentures of Registrant
--------------           --------                                ----------------------        ------------------------
                                                                      2001           2000
                                                                        (in millions)
CPL Capital I            8.00%, Series A         5,450,000            $136           $149      CPL, $141 million,
                                                                                               8.00%, Series A

PSO Capital I            8.00%, Series A         3,000,000              75             75      PSO, $77 million,
                                                                                               8.00%, Series A

SWEPCo Capital I         7.875%, Series A        4,400,000             110            110      SWEPCO, $113 million,
                                                ----------       -     ---      -     ---
                                                12,850,000            $321           $334      7.875%, Series A
                                                ==========            ====           ====


Each of the business trusts is treated as a subsidiary of its parent company. The only assets of the business trusts are the subordinated debentures issued by their parent company as specified above. In addition to the obligations under their subordinated debentures, each of the parent companies has also agreed to a security obligation which represents a full and unconditional guarantee of its capital trust obligation.\

19.  Jointly Owned Electric Utility Plant:

CPL, CSPCo, PSO, SWEPCo and WTU have generating units that are jointly owned with unaffiliated companies. Each of the participating companies is obligated to pay its share of the costs of any such jointly owned facilities in the same proportion as its ownership interest. Each AEP registrant subsidiary's proportionate share of the operating costs associated with such facilities is included in its statements of income and the investments are reflected in its balance sheets under utility plant as follows:
                                                                   Company's Share
                                                                      December 31,
                                                     2001                        2000
                                          --------------------------  ---------------------------
                                 Percent     Utility    Construction     Utility   Construction
                                   of         Plant         Work          Plant         Work
                                Ownership  in Service   in Progress    in Service   in Progress
                                --------- ------------ -------------  ------------ ------------
                                                   (in thousands)            (in thousands)
CPL:
  Oklaunion Generating Station
  (Unit No. 1)                         7.8     $   37,728     $   318     $   37,236    $   395
  South Texas Project Generating
   Station (Units No. 1 and 2)        25.2      2,360,452      41,571      2,373,575     19,292
                                               ----------     -------     ----------    -------
                                               $2,398,180     $41,889     $2,410,811    $19,687
                                               ==========     =======     ==========    ========

CSP:
  W.C. Beckjord Generating Station
   (Unit No. 6)                       12.5     $   14,292     $   884     $   14,108    $   178
  Conesville Generating Station
   (Unit No. 4)                       43.5         81,697         494         80,103        261
  J.M. Stuart Generating Station      26.0        193,760      27,758        191,875     10,086
  Wm. H. Zimmer Generating Station    25.4        704,951       2,634        706,549      5,265
  Transmission                         (a)         61,476          91         61,820        451
                                               ----------     -------     ----------    -------
                                               $1,056,176     $31,861     $1,054,455    $16,241
                                               ==========     =======     ==========    =======

PSO:
  Oklaunion Generating Station
   (Unit No. 1)                       15.6     $   82,646     $   634     $   81,185    $   817
                                               ==========     =======     ==========    ========

SWEPCo:
  Dolet Hills Generating Station
   (Unit No. 1)                       40.2     $  234,747     $   675     $  231,442    $ 1,984
  Flint Creek Generating Station
   (Unit No. 1)                       50.0         83,953         213         82,899        852
  Pirkey Generating Station
   (Unit No. 1)                       85.9        439,430      10,577        437,069        435
                                               ----------     -------     ----------    -------
                                               $  758,130     $11,465     $  751,410    $ 3,271
                                               ==========     =======     ==========    ========

WTU:
  Oklaunion Generating Station
   (Unit No. 1)                       54.7     $  279,419     $ 1,651     $  277,624    $ 3,295
                                               ==========     =======     ==========    =======

(a) Varying percentages of ownership.


The accumulated depreciation with respect to each AEP registrant subsidiary's share of jointly owned facilities is shown below:

                        December 31,
                        2001             2000
                        ----             ----
                            (in thousands)
CPL                      $863,130         $834,722
CSPCo                     410,756          389,558
PSO                        35,653           33,669
SWEPCo                    392,728          367,558
WTU                       100,430           98,045

20.  Related Party Transactions

AEP System Power Pool

APCo, CSPCo, I&M, KPCo and OPCo are parties to the Interconnection Agreement, dated July 6, 1951, as amended (the Interconnection Agreement), defining how they share the costs and benefits associated with their generating plants. This sharing is based upon each company's "member-load-ratio," which is calculated monthly on the basis of each company's maximum peak demand in relation to the sum of the maximum peak demands of all five companies during the preceding 12 months. In addition, since 1995, APCo, CSPCo, I&M, KPCo and OPCo have been parties to the AEP System Interim Allowance Agreement which provides, among other things, for the transfer of SO2 Allowances associated with transactions under the Interconnection Agreement. As part of AEP's restructuring settlement agreement filed with FERC, CSPCo and OPCo would no longer be parties to the Interconnection agreement and certain other modifications to its terms would also be made.

Power marketing and trading transactions (trading activities) are conducted by the AEP Power Pool and shared among the parties under the Interconnection Agreement. Trading activities involve the purchase and sale of electricity under physical forward contracts at fixed and variable prices and the trading of electricity contracts including exchange traded futures and options and over-the-counter options and swaps. The majority of these transactions represent physical forward contracts in the AEP System's traditional marketing area and are typically settled by entering into offsetting contracts. The regulated physical forward purchase and sale contracts are recorded in operating revenues on a net basis in the month when the contract settles.

In addition, the AEP Power Pool enters into transactions for the purchase and sale of electricity options, futures and swaps, and for the forward purchase and sale of electricity outside of the AEP System's traditional marketing area.

CPL, PSO, SWEPCo, WTU and AEP Service Corporation are parties to a Restated and Amended Operating Agreement originally dated as of January 1, 1997 (CSW Operating Agreement). The CSW Operating Agreement requires the operating companies of the west zone to maintain specified annual planning reserve margins and requires the subsidiaries that have capacity in excess of the required margins to make such capacity available for sale to other AEP subsidiaries as capacity commitments. The CSW Operating Agreement also delegates to AEP Service Corporation the authority to coordinate the acquisition, disposition, planning, design and construction of generating units and to supervise the operation and maintenance of a central control center. The CSW Operating Agreement has been accepted for filing and allowed to become effective by FERC.

AEP's System Integration Agreement provides for the integration and coordination of AEP's east and west zone operating subsidiaries, joint dispatch of generation within the AEP System, and the distribution, between the two operating zones, of costs and benefits associated with the System's generating plants. It is designed to function as an umbrella agreement in addition to the AEP Interconnection Agreement and the CSW Operating Agreement, each of which will continue to control the distribution of costs and benefits within each zone.





The following table shows the revenues derived from sales to the Pools and direct sales to affiliates for years ended December 31, 2001, 2000 and 1999:

                                            APCo   CSPCo     I&M     KPCo     OPCo   AEGCo
Related Party Revenues                                (in thousands)

2001     Sales to East System Pool      $ 91,977 $44,185 $239,277 $34,735 $431,637 $   -
         Sales to West System Pool        24,892  13,971   15,596   6,117   19,797     -
         Direct Sales To East Affiliates  54,777    -        -       -      55,450  227,338
         Direct Sales To West Affiliates  (3,133) (1,705)  (1,905)   (744)  (2,590)    -
         Other                             2,772  11,060    2,071   2,258    7,072     -
                                        -------- ------- -------- ------- -------- --------
            Total Revenues              $171,285 $67,511 $255,039 $42,366 $511,366 $227,338
                                        ======== ======= ======== ======= ======== ========

2000     Sales to East System Pool      $ 81,013 $36,884 $200,474 $36,554 $502,140 $   -
         Sales to West System Pool         7,697   4,095    4,614   1,829    6,356     -
         Direct Sales To East Affiliates  59,106    -        -       -      66,487  227,983
         Direct Sales To West Affiliates   4,092   2,262    2,510     972    3,421     -
         Other                             2,770   6,124    2,710   2,466    4,043     -
                                        -------- ------- -------- ------- -------- --------
            Total Revenues              $154,678 $49,365 $210,308 $41,821 $582,447 $227,983
                                        ======== ======= ======== ======= ======== ========

1999     Sales to East System Pool      $ 41,869 $15,136  $50,624 $43,157 $337,699 $   -
         Direct Sales To East Affiliates  57,201    -        -       -      50,968  152,559
         Other                             1,162   4,582      345   1,145      825     -
                                        -------- ------- -------- ------- -------- --------
            Total Revenues              $100,232 $19,718  $50,969 $44,302 $389,492 $152,559
                                        ======== =======  ======= ======= ======== ========

                                         CPL      PSO     SWEPCo   WTU
Related Party Revenues                            (in thousands)

2001     Sales to East System Pool       $  -    $     4  $  -    $  -
         Sales to West System Pool        19,865   3,317    8,073     322
         Direct Sales To East Affiliates   3,697   2,833    3,238   1,228
         Direct Sales To West Affiliates  12,617  30,668   67,930   9,350
         Other                             5,583     (51)      (3)  7,781
                                         ------- -------  ------- -------
            Total Revenues               $41,762 $36,771  $79,238 $18,681
                                         ======= =======  ======= =======

2000     Sales to East System Pool       $  -    $  -     $  -    $  -
         Sales to West System Pool        23,421   7,323    5,546     194
         Direct Sales To East Affiliates  (3,348) (1,990)  (3,008) (1,116)
         Direct Sales To West Affiliates  12,516  21,995   62,178   7,645
         Other                             5,163 (12,680)  (1,592) 11,931
                                         ------- -------  ------- -------
            Total Revenues               $37,752 $14,648  $63,124 $18,654
                                         ======= =======  ======= =======

1999     Sales to West System Pool       $ 6,124 $ 3,097  $ 4,527 $   401
         Direct Sales To West Affiliates   7,470   7,968   49,542   2,576
         Other                            14,177   2,652       48  11,790
                                         ------- -------  ------- -------
             Total Revenues              $27,771 $13,717  $54,117 $14,767
                                         ======= =======  ======= =======

The following table shows the purchased power expense incurred from purchases from the Pools and affiliates for the years ended December 31, 2001, 2000, and 1999:

                                                APCo     CSPCo    I&M      KPCo     OPCo
Related Party Purchases                                      (in thousands)

2001     Purchases from East System Pool       $346,582 $292,034 $ 79,030 $ 61,816  $62,350
         Purchases from West System Pool            296      165      185       72      235
         Direct Purchases from East Affiliates     -        -     159,022   68,316     -
         Direct Purchases from West Affiliates     -        -        -        -        -
                                               -------- -------- -------- --------  -------
             Total Purchases                   $346,878 $292,199 $238,237 $130,204  $62,585
                                               ======== ======== ======== ========  =======

2000     Purchases from East System Pool       $355,305 $287,482 $106,644 $ 58,150  $50,339
         Purchases from West System Pool            455      260      285      108      390
         Direct Purchases from East Affiliates     -        -     158,537   69,446     -
         Direct Purchases from West Affiliates       14        8        9        3       12
                                               -------- -------- -------- --------  -------
             Total Purchases                   $355,774 $287,750 $265,475 $127,707  $50,741
                                               ======== ======== ======== ========  =======

1999     Purchases from East System Pool       $130,991 $199,574 $112,350  $19,502 $ 20,864
         Direct Purchases from East Affiliates     -        -      88,022   64,498     -
                                               -------- -------- --------  ------- ---------
             Total Purchases                   $130,991 $199,574 $200,372  $84,000 $ 20,864
                                               ======== ======== ========  ======= ========


                                                CPL      PSO     SWEPCo    WTU
Related Party Purchases                                  (in thousands)

2001     Purchases from East System Pool        $  -     $ 1,327  $  -    $     4
         Purchases from West System Pool            415    5,877    3,810  11,689
         Direct Purchases from East Affiliates   12,657   37,445   27,744   4,614
         Direct Purchases from West Affiliates   45,569   34,603    9,696  40,349
                                                -------  -------  ------- -------
             Total Purchases                    $58,641  $79,252  $41,250 $56,656
                                                =======  =======  ======= =======

2000     Purchases from East System Pool        $  -     $20,100  $  -    $  -
         Purchases from West System Pool          1,696    5,386    4,379  18,444
         Direct Purchases from East Affiliates      251    2,117      695      71
         Direct Purchases from West Affiliates   30,644   33,185    8,264  39,258
                                                -------  -------  ------- -------
             Total Purchases                    $32,591  $60,788  $13,338 $57,773
                                                =======  =======  ======= =======

1999     Purchases from West System Pool        $   895  $ 6,992   $1,295 $ 7,266
         Direct Purchases from West Affiliates   15,778   27,627    6,256  19,325
                                                -------  -------   ------ -------
             Total Purchases                    $16,673  $34,619   $7,551 $26,591
                                                =======  =======   ====== =======

The above summarized related party revenues and expenses are presented as operating revenues affiliated and purchased power affiliated on the income statement of each AEP Power Pool member.

AEP System Transmission Pool

APCo, CSPCo, I&M, KPCo and OPCo are parties to the Transmission Agreement, dated April 1, 1984, as amended (the Transmission Agreement), defining how they share the costs associated with their relative ownership of the extra-high-voltage transmission system (facilities rated 345 kv and above) and certain facilities operated at lower voltages (138 kv and above). Like the Interconnection Agreement, this sharing is based upon each company's "member-load-ratio."

The following table shows the net (credits) or charges allocated among the parties to the Transmission Agreement during the years ended December 31, 1998, 1999 and 2000:

            1999         2000          2001
            ----         ----          ----
                    (in thousands)

APCo     $ (8,300)    $ (3,400)    $ (3,100)
CSPCo      39,000       38,300       40,200
I&M       (43,900)     (43,800)     (41,300)
KPCo      (4,300)      (6,000)      (4,600)
OPCo       17,500       14,900        8,800

CPL, PSO, SWEPCo, WTU and AEP Service Corporation are parties to a Transmission Coordination Agreement originally dated as of January 1, 1997 (TCA). The TCA established a coordinating committee, which is charged with the responsibility of overseeing the coordinated planning of the transmission facilities of the west zone operating subsidiaries, including the performance of transmission planning studies, the interaction of such subsidiaries with independent system operators (ISO) and other regional bodies interested in transmission planning and compliance with the terms of the Open Access Transmission Tariff (OATT) filed with the FERC and the rules of the FERC relating to such tariff.

Under the TCA, the west zone operating subsidiaries have delegated to AEP Service Corporation the responsibility of monitoring the reliability of their transmission systems and administering the OATT on their behalf. The TCA also provides for the allocation among the west zone operating subsidiaries of revenues collected for transmission and ancillary services provided under the OATT.



AEP's System Transmission Integration Agreement provides for the integration and coordination of the planning, operation and maintenance of the transmission facilities of AEP's east and west zone operating subsidiaries. Like the System Integration Agreement, the System Transmission Integration Agreement functions as an umbrella agreement in addition to the AEP Transmission Agreement and the Transmission Coordination Agreement. The System Transmission Integration Agreement contains two service schedules that govern:

o        The allocation of transmission costs and revenues.
o The allocation of third-party transmission costs and revenues and System dispatch costs.

The Transmission Integration Agreement anticipates that additional service schedules may be added as circumstances warrant.

Unit Power Agreements and Other

A unit power agreement between AEGCo and I&M (the I&M Power Agreement) provides for the sale by AEGCo to I&M of all the power (and the energy associated therewith) available to AEGCo at the Rockport Plant. I&M is obligated, whether or not power is available from AEGCo, to pay as a demand charge for the right to receive such power (and as an energy charge for any associated energy taken by I&M) such amounts, as when added to amounts received by AEGCo from any other sources, will be at least sufficient to enable AEGCo to pay all its operating and other expenses, including a rate of return on the common equity of AEGCo as approved by FERC, currently 12.16%. The I&M Power Agreement will continue in effect until the expiration of the lease term of Unit 2 of the Rockport Plant unless extended in specified circumstances.

Pursuant to an assignment between I&M and KPCo, and a unit power agreement between KPCo and AEGCo, AEGCo sells KPCo 30% of the power (and the energy associated therewith) available to AEGCo from both units of the Rockport Plant. KPCo has agreed to pay to AEGCo in consideration for the right to receive such power the same amounts which I&M would have paid AEGCo under the terms of the I&M Power Agreement for such entitlement. The KPCo unit power agreement expires on December 31, 2004.

APCo and OPCo, jointly own two power plants. The costs of operating these facilities are apportioned between the owners based on ownership interests. Each company's share of these costs is included in the appropriate expense accounts on each company's consolidated statements of income. Each company's investment in these plants is included in electric utility plant on its consolidated balance sheets.

I&M provides barging services to AEGCo, APCo and OPCo. I&M records revenues from barging services as nonoperating income. AEGCo, APCo and OPCo record costs paid to I&M for barging services as fuel expense. The amount of affiliated revenues and affiliated expenses were:

                    Year Ended December 31,
                     2001     2000     1999
                     ----     ----     ----
Company                   (in millions)

I&M - revenues      $30.2    $23.5    $28.1
AEGCo - expense       8.5      8.8      8.5
APCo - expense       11.5      7.8     10.5
OPCo - expense       10.2      6.9      9.1

American Electric Power Service Corporation (AEPSC) provides certain managerial and professional services to AEP System companies. The costs of the services are billed to its affiliated companies by AEPSC on a direct-charge basis, whenever possible, and on reasonable bases of proration for shared services. The billings for services are made at cost and include no compensation for the use of equity capital, which is furnished to AEPSC by AEP Co., Inc. Billings from AEPSC are capitalized or expensed depending on the nature of the services rendered. AEPSC and its billings are subject to the regulation of the SEC under the 1935 Act.

21. Subsequent Events - Affecting APCo, CPL, CSPCo, I&M, KPCo, OPCo, PSO, SWEPCo and WTU

         During 2002, the EITF discussed Issue No. 02-3, "Recognition and Reporting of Gains and Losses on Energy Contracts under Issues No. 98-10 and 00-17" (EITF 02-3) and reached consensus on certain issues. EITF 98-10, "Accounting for Contracts Involving Energy Trading and Risk Management Activities," requires that energy trading contracts be accounted for at fair value. EITF 02-3 rescinds Issue No. 98-10 effective for any new contracts entered into after October 25, 2002. For energy trading contracts entered into through October 25, 2002, such contracts will continue to be accounted for at fair value through December 31, 2002. Effective January 1, 2003, such contracts are required to be accounted for at historical cost and we will report this as a cumulative effect of an accounting change. Our energy contracts that qualify as derivatives will continue to be accounted for at fair value under SFAS 133.

         EITF 02-3 requires that all derivatives held for trading purposes, whether settled financially or physically, be reported in the income statement on a net basis effective January 1, 2003. Previous guidance in EITF 98-10 permitted non-financial settled energy trading contracts to be reported either gross or net in the income statement. Prior to the third quarter of 2002, we recorded and reported upon settlement, sales under forward trading contracts as revenues and purchases under forward trading contracts as purchased energy expenses. Effective July 1, 2002, we reclassified such forward trading activity to a net basis of reporting, as permitted by EITF 98-10, which resulted in a substantial reduction in both operating revenues and purchased energy as well as nonoperating income and expense for APCo, CSPCo, OPCo, KPCo, and I&M. In addition, for PSO and SWEPCo a reclassification was made for 2001 between Electricity Marketing and Trading Purchased Power and AEP Affiliates Purchase Power in order for its presentation to be consistent with the new net basis presentation that was adopted. These reclassifications did not have any impact on our financial conditions, results of operations or cash flows.

22. Subsequent Events (Unaudited) - Affecting CPL and WTU

Plant Closings and Staff Reductions - Affecting CPL and WTU

         In September 2002 AEP proposed closing 16 gas-fired power plants in the ERCOT control area of Texas (8 WTU plants and 8 CPL plants). ERCOT indicated that it may designate some of those plants as "reliability must run" (RMR) status. In October ERCOT designated seven RMR plants (3 WTU plants and 4 CPL plants) and approved AEP's plan to inactivate nine other plants (5 WTU plants and 4 CPL plants). The process of moving the plants to inactive status will take up to two months. Employees of the plants to become inactive (approximately 183) will be eligible for severance and outplacement services.

         RMR plants are required to ensure the reliability of the power grid, even if electricity from those plants is not required to meet market needs. ERCOT and AEP negotiated interim contracts for the remainder of 2002 for the seven RMR plants. It is expected that 2003 RMR requirements will be announced before the end of 2002.

         As a result of the decision to inactivate WTU plants, a write-down of utility assets of approximately $34 million (pre-tax) was recorded in Other Operation expense during the third quarter. The decision to inactivate the CPL plants resulted in a write-down of utility assets of approximately $100 million which was deferred and recorded in Regulatory Assets.

         Inventory on hand to service the 16 plants is being evaluated for use at other plants within the AEP System as part of the closing process. A write-down, if any, associated with inventory becoming obsolete as a result of the plant closings will be recorded as identified during the closing process. Severance benefit arrangements for employees at these plants are expected to be finalized in the fourth quarter of 2002.

Wind Project - Affecting WTU

         WTU is assessing recoverability of certain wind generating assets due to performance concerns. The net book value of these assets is approximately $5 million as of December 31, 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION, CONTINGENCIES AND OTHER MATTERS

        The following is a combined presentation of management's discussion and analysis of financial condition, contingencies and other matters for AEP's registrant subsidiaries. Management's discussion and analysis of results of operations for each of AEP's subsidiary registrants is presented with their financial statements earlier in this document. The following is a list of sections of management's discussion and analysis of financial condition, contingencies and other matters and the registrant to which they apply:

Financial Condition         APCo, CPL,
                            I&M, OPCo, SWEPCo

Market Risks                AEGCo, APCo,
                            CPL, CSPCo, I&M,
                            KPCo, OPCo, PSO,
                            SWEPCo, WTU

Industry Restructuring      APCo, CPL,
                            CSPCo, I&M, OPCo,
                            PSO, SWEPCo, WTU

Litigation                  AEGCo, APCo,
                            CPL, CSPCo, I&M,
                            KPCo, OPCo, PSO,
                            SWEPCo, WTU

Environmental Concerns
 and Issues                 APCo, CPL,
                            CSPCo, I&M, OPCo,
                            SWEPCo

Other Matters               AEGCo, APCo,
                            CPL, CSPCo, I&M,
                            KPCo, OPCo, PSO,
                            SWEPCo, WTU

Financial Condition - Affecting APCo, CPL, I&M, OPCo and SWEPCo

        We measure our financial condition by the strength of the balance sheet and the liquidity provided by cash flows and earnings.

        Balance sheet capitalization ratios and cash flow ratios are principal determinants of our credit quality.


        Year-end ratings of AEP's subsidiaries' first mortgage bonds are listed in the following table:

Company                      Moody's    S&P      Fitch

APCo                         A3         A        A-
CPL                          A3         A-       A
CSPCo                        A3         A-       A
I&M                          Baa1       A-       BBB+
KPCo                         Baa1       A-       BBB+
OPCo                         A3         A-       A-
PSO                          A1         A        A+
SWEPCO                       A1         A        A+
WTU                          A2         A-       A


         The ratings at the end of the year for senior unsecured debt are listed in the following table:

Company                      Moody's    S&P      Fitch

APCo                         Baa1       BBB+     BBB+
CPL                          Baa1       BBB+     A-
CSPCo                        A3         BBB+     A-
I&M                          Baa2       BBB+     BBB
KPCo                         Baa2       BBB+     BBB
OPCo                         A3         BBB+     BBB+
PSO                          A2         BBB+     A
SWEPCO                       A2         BBB+     A

o The rating is for a series of senior notes issued with a Support
   Agreement from AEP.

        Rating agencies have become more focused in their evaluation of credit quality as a result of the Enron bankruptcy. They are focusing especially on the composition of the balance sheet (off-balance sheet leases, debt and special purpose financing structures), the cash liquidity profile and the impact of credit quality downgrades on financing transactions. We have worked closely with the agencies to provide them with all the information they need, but we are unable to predict what actions, if any, they may take regarding our current ratings.

        Cash from operations and short-term borrowings provide working capital and meet other short-term cash needs. We generally use short-term borrowings to fund property acquisitions and construction until long-term funding mechanisms are arranged. Sources of long-term funding include long-term debt and sale-leaseback or leasing arrangements. The electric subsidiaries generally issue short-term debt to provide for interim financing of capital expenditures that exceed internally generated funds and periodically reduce their outstanding short-term debt through issuances of long-term debt and additional capital contributions from their parent company. AEP operates a money pool and sells accounts receivables to provide liquidity for the electric subsidiaries.

        For the AEP subsidiary registrants' contractual obligations please see each registrant's schedules of capitalization and long-term debt included with each registrants' financial statements in sections B through J for the timing of debt payment obligations and the lease footnote (Note 15) in section L for the timing of rent payments.

        Special purpose entities have been employed for certain contractual cash obligations. The lease of Rockport Plant Unit 2 and the Gavin Plant's flue gas desulfurization system (Gavin Scrubbers) use special purpose entities. Neither the AEP System companies nor any related parties have an ownership interest in the special purpose entities or provides a guarantee for the debt of these entities. These special purpose entities are not consolidated in any AEP System companies' financial statements in accordance with generally accepted accounting principles. As a result, neither the assets nor the debt of the special purpose entities is included on any AEP System company balance sheet.

        Certain AEP subsidiaries make commitments in the normal course of business. These commitments include standby letters of credit, guarantees for the payment of obligation performance bonds, and other commitments.

         SWEPCo guarantanees an unaffiliated mine operator's obligations (payable upon their default) of $111 million at December 31, 2001, and OPCo has obligations under a power purchase agreement of $6 million in 2002 and $16 million each year in 2003 through 2005.

        OPCo has entered into a purchased power agreement to purchase electricity pro-duced by an unaffiliated entity's three-unit natural gas fired plant that is under construction. The first unit is anticipated to be completed in October 2002 and the agree-ment will terminate 30 years after the third unit begins operation. Under the terms of the agreement OPCo has the option to run the plant until December 31, 2005 taking 100% of the power generated. For the remainder of the 30 year contract term, OPCo will pay the variable costs to generate the electricity it pur-chases which could be up to 20% of the plant's capacity. The estimated fixed pay-ments through December 2005 are $55 million and are included in the Other Commercial Commitments table shown above.

Construction expenditures for the registrant subsidiaries for the next three years excluding AFUDC are:

                              Construction
          Projected           Expenditures
          Construction        Financed with
          Expenditures        Internal Funds
         (in millions)

APCo         $  815.5               92%
CPL             573.1               80%
I&M             556.9               ALL
OPCo          1,008.0               68%
SWEPCo          321.4               92%

Financing Activity

        In 2001 CSPCo and OPCo, AEP's Ohio subsidiaries, reacquired $295.5 million and $175.6 million, respectively, of first mortgage bonds in preparation for corporate separation.

        AEP Credit purchases, without recourse, the accounts receivable of most of the domestic utility operating companies and certain non-affiliated electric utility companies.

        In February 2002 CPL issued $797 million of securitization notes that were approved by the PUCT as part of Texas restructuring to help decrease rates and recover regulatory assets. The proceeds were used to reduce CPL's debt and equity.

        In 2002 AEP plans to continue restructuring its debt for corporate separation assuming receipt of all necessary regulatory approvals. Corporate separation will require the transfer of assets between legal entities. With corporate separation, a newly created holding company for the unregulated business is expected to issue all debt needed to fund the wholesale business and unregulated generating companies. The size and maturity lengths of the original offering is presently being determined.

        The regulated holding company is expected to issue the debt needed by the wires companies in Ohio and Texas. The regulated integrated utility companies will continue their current debt structure until the regulatory commissions approve changes. At that time, the regulated holding company may also issue the debt for the regulated companies' funding needs.

        We have requested credit ratings for the holding companies consistent with our existing credit quality, but we cannot predict what the outcome will be.

        AEP uses a money pool to meet the short-term borrowings for certain of its subsidiaries, primarily the electric utility operations. Following corporate separation, the current money pool which was approved by the appropriate regulatory authorities will continue to service the regulated business subsidiaries.

Market Risks - Affecting AEGCo, APCo, CPL, CSPCo, I&M, KPCo, OPCo, PSO, SWEPCo and WTU

        As a major power producer and trader of wholesale electricity, we have certain market risks inherent in our business activities. These risks include com-modity price risk, interest rate risk, foreign exchange risk and credit risk. They represent the risk of loss that may impact us due to changes in the underlying market prices or rates.

        Policies and procedures are established to identify, assess, and manage market risk exposures in our day to day operations. Our risk policies have been reviewed with the Board of Directors, approved by a Risk Management Committee and administered by a Chief Risk Officer. The Risk Management Committee establishes risk limits, approves risk policies, assigns responsibilities regarding the oversight and management of risk and monitors risk levels. This committee receives daily, weekly, and monthly reports regarding compliance with policies, limits and procedures. The committee meets monthly and consists of the Chief Risk Officer, Chief Credit Officer, V.P. Market Risk Oversight, and senior financial and operating managers.
        We use a risk measurement model which calculates Value at Risk (VaR) to measure our commodity price risk. The VaR is based on the variance - covariance method using historical prices to estimate volatilities and correlations and assuming a 95% confidence level and a one-day holding period. Based on this VaR analysis, at December 31, 2001 a near term typical change in commodity prices is not expected to have a material effect on our results of operations, cash flows or financial condition. The following table shows the high, average, and low market risk as measured by VaR at:

                      December 31,
                   2001             2000
                   ----             ----
          High Average Low   High Average Low
                       (in millions)

APCo        $4     $1    -     $6     $2    -
CPL          3      1    -      4      1    -
CSPCo        2      1    -      3      1    -
I&M          3      1    -      4      1    -
KPCo         1      -    -      1      -    -
OPCo         3      1    -      5      2    -
PSO          2      1    -      3      1    -
SWEPCo       3      1    -      4      1    -
WTU          1      1    -      1      -    -

        We also utilize a VaR model to measure interest rate market risk exposure. The interest rate VaR model is based on a Monte Carlo simulation with a 95% confidence level and a one year holding period. The volatilities and correlations were based on three years of weekly prices. The risk of potential loss in fair value attributable to our exposure to interest rates, primarily related to long-term debt with fixed interest rates, is detailed in the table below. However, since we would not expect to liquidate our entire debt portfolio in a one year holding period, a near term change in interest rates should not materially affect results of operations or consolidated financial position.

        The following table shows the potential loss in fair value as measured by VaR allocated to the AEP registrant subsidiaries based upon debt outstanding:

VaR for Registrant Subsidiaries:
                                     December 31,
                              2001              2000
                                    (in millions)
Company
AEGCo                           $5                $4
APCo                           100               149
CPL                             80               135
CSPCo                           60                84
I&M                             86               129
KPCo                            16                31
OPCo                            59               112
PSO                             17                44
SWEPCo                          36                60
WTU                             20                24

          AEGCo is not exposed to risk from changes in interest rates on short-term and long-term borrowings used to finance operations since financing costs are recovered through the unit power agreements.

          We are exposed to risk from changes in the market prices of coal and natural gas used to generate electricity where generation is no longer regulated or where existing fuel clauses are suspended or frozen. The protection afforded by fuel clause recovery mechanisms has either been eliminated by the implementation of customer choice in Ohio (effective January 1, 2001 for CSPCo and OPCo) and in the ERCOT area of Texas (effective January 1, 2002 for CPL and
WTU) or frozen by settlement agreements in Indiana, Michigan and West Virginia. To the extent the fuel supply of the generating units in these states is not under fixed price long-term contracts we our subject to market price risk. We continue to be protected against market price changes by active fuel clauses in Oklahoma, Arkansas, Louisiana, Kentucky, Virginia and the SPP area of Texas.

      We employ physical forward purchase and sale contracts, over-the-counter options, swaps, and other derivative contracts to offset price risk where appropriate. However, we engage in trading of electricity, and to a lesser degree coal, and emission allowances and as a result are subject to price risk. The amount of risk taken by the traders is controlled by the management of the trading operations and the Chief Risk Officer and his staff. When the risk from trading activities exceeds certain pre-determined limits, the positions are modified or hedged to reduce the risk to the limits unless specifically approved by the Risk Management Committee.

        We employ fair value hedges, cash flow hedges and swaps to mitigate changes in interest rates or fair values on short and long-term debt when management deems it necessary. We do not hedge all interest rate risk.

        We employ cash flow forward hedge contracts to lock-in prices on transactions denominated in foreign currencies where deemed necessary.

        We limit credit risk by extending unsecured credit to entities based on internal ratings. In addition, we use Moody's Investor Service, Standard and Poor's and qualitative and quantitative data to independently assess the financial health of counterparties on an ongoing basis. This data, in conjunction with the ratings information, is used to determine appropriate risk parameters. We also require cash deposits, letters of credit and parental/affiliate guarantees as security from certain below investment grade counterparties in our normal course of business.

        We trade electricity contracts with numerous counterparties. Since our open energy trading contracts are valued based on changes in market prices of the related commodities, our exposures change daily. We believe that our credit and market exposures with any one counterparty is not material to financial condition at December 31, 2001. At December 31, 2001 less than 5% of the counterparties were below investment grade as expressed in terms of Net Mark to Market Assets. Net Mark to Market Assets represents the aggregate difference (either positive or negative) between the forward market price for the remaining term of the contract and the contractual price. The following table approximates counterparty credit quality that is generally consistent for all registrant subsidiaries.

                    Futures,
                    Forward and
                    Swap
Counterparty        Contracts    Options   Total
 Credit Quality:
December 31, 2001
                            (in millions)
AAA/Exchanges         $ 147         $-       $ 147
AA                      140           4        144
A                       304           7        311
BBB                     932          34        966
Below   Investment
Grade                                23
                    -------      --- --
                         56                     79
                                                --

  Total               $1,579        $68     $1,647
                      ======        ===     ======

             We enter into transactions for electricity as part of wholesale trading operations. Electric transactions are executed over the counter with counterparties or through brokers. Brokers and counterparties require cash or cash related instruments to be deposited on these transactions as margin against open positions. We can be subject to further margin requirements should related commodity prices change.

           We recognize the net change in the fair value of all open trading contracts, a practice commonly called mark-to-market accounting, in accordance with generally accepted accounting principles and include the net change in mark-to-market amounts on a net discounted basis in revenues. The fair values of open short-term trading contracts are based on exchange prices and broker quotes. The fair value of open long-term trading contracts are based mainly on internally developed valuation models. The valuation models produce an estimated fair value for open long-term trading contracts. This fair value is present valued and reduced by appropriate reserves for counterparty credit risks and liquidity risk. The models are derived from internally assessed market prices. Forward price curves are developed for inclusion in the model based on broker quotes and other available market data. The curves are within the range between the bid and ask prices. The end of the month liquidity reserve is based on the difference in price between the price curve and the bid price of the bid ask prices if we have a long position and the ask side if we have a short position. This provides for a conservative valuation net of the reserves.


           The use of these models to fair value open trading contracts has inherent risks relating to the underlying assumptions employed by such models. Independent controls are in place to evaluate the reasonableness of the price curve models. Significant adverse or favorable effects on future results of operations and cash flows could occur if market risks, at the time of settlement, do not correlate with the internally developed price models.

           The effect on the statements of income of marking to market open electricity trading contracts in the Company's regulated jurisdictions is deferred as regulatory assets or liabilities since these transactions are included in cost of service on a settlement basis for ratemaking purposes. Unrealized mark-to-market gains and losses from trading are reported as assets or liabilities.

        The table "Energy Trading Contracts" disaggregates realized and unrealized changes in fair value; identifies changes in fair value as a result of changes in valuation methodologies; and reconciles the net fair value of energy trading contracts at the beginning of the year to the end of the year. Contracts realized/settled during the period include both sales and purchase contracts. The table "Energy Trading Contract Maturities" shows exposures to changes in fair values and realization periods over time for each method used to determine fair value.



Energy Trading Contracts
(in thousand)
                                 APCo CPL CSPCo
Net Fair Value of Energy Trading
 Contracts at December 31, 2000                   $  7,447     $(8,191)     $  3,769

Loss/(Gain) from Contracts
 Realized/settled during period (a)                (12,478)      4,221       (11,522)

Fair Value of new open Contracts
 when entered into during period (b)                13,441       9,635         8,245

Adjustments for Contracts Entered
 into and settled during period                     40,755       2,602        24,998

Net option premium payments                          1,072        -              658

Change in fair value due to Valuation
 Methodology changes (c)                              (220)       (158)         (135)

Changes in market value of Contracts (d)            25,684      (4,252)       22,436
                                                  --------     -------      --------

Net Fair Value of Energy Trading
 Contracts at December 31, 2001 (e)               $ 75,701     $ 3,857      $ 48,449
                                                  ========     =======      ========

Energy Trading Contracts
(in thousands)
                                                       I&M        KPCo         OPCo
Net Fair Value of Energy Trading
 Contracts at December 31, 2000                   $ (6,845)    $ 1,678      $  5,613

Loss/(Gain) from Contracts
 Realized/settled during period (a)                (10,982)     (3,298)      (10,861)

Fair Value of new open Contracts
 when entered into During period (b)                 8,921       3,315        11,213

Adjustments for Contracts Entered
 into and settled During period                     27,049      10,051        34,001

Net option premium payments                            712         264           894

Change in fair value due to Valuation
 Methodology changes (c)                              (146)        (54)         (183)

Changes in market value of Contracts (d)            42,636         773        24,769
                                                   -------     -------      --------

Net Fair Value of Energy Trading
 Contracts at December 31, 2001 (e)               $ 61,345     $12,729      $ 65,446
                                                  ========     =======      ========

Energy Trading Contracts
(in thousands)
                                 PSO SWEPCo WTU
Net Fair Value of Energy Trading
 Contracts at December 31, 2000                   $(6,508)     $(7,795)     $(2,590)

Loss/(Gain) from Contracts
 Realized/settled during period (a)                 2,483        2,938        5,881

Fair Value of new open Contracts
 when entered into During period (b)                7,338        8,422        2,861

Adjustments for Contracts Entered
 into and settled during period                     1,981        2,274          773

Net option premium payments                          -            -            -

Change in fair value due to Valuation
 Methodology changes (c)                             (120)        (138)         (46)

Changes in market value of Contracts (d)           (2,740)      (2,801)      (5,964)
                                                  -------      -------      -------

Net Fair Value of Energy Trading
 Contracts at December 31, 2001 (e)               $ 2,434      $ 2,900      $   915
                                                  =======      =======      =======


(a) Loss/(Gains) from Contracts Realized/Settled During the Period" include realized gains from energy trading contracts that settled during 2001 that were entered into prior to 2001, as well as during 2001. "Adjustment for Contracts Entered into and Settled During the
          Period" discloses the realized gains from settled energy trading contracts that were both entered into and closed within 2001 that are included in the total gains, but not included in the ending balance of open contracts.
(b) The "Fair Value of New Open Contracts When Entered Into during period" represents the fair value of long-term contracts entered into with customers during 2001. The fair value is calculated as of the execution of the contract. Most of the fair value comes from longer term fixed price contracts with customers that seek to limit their risk against fluctuating energy prices. The contract prices are valued against market curves representative of the delivery location.
(c) The Company changed its methodology for calculating and reporting load based transactions. The previous methodology estimated a baseload volume based on historical takes and sold a call option for potential load increases from the baseload. The current methodology uses a modified version of a straddle load follow model to estimate the baseload volume and call option volume. This methodogy change more accurately estimates the load volume forecast.
(d) "Changes in market Value of Contracts" represents the fair value change in the trading portfolio due to market fluctuations during the current period. Market fluctuations are attributable to various factors such as supply/demand, weather, storage, etc.
(e) The net change in the fair value of energy trading contracts for 2001 represents the balance sheet change. The net mark-to-market gain on energy trading contracts represents the impact on earnings. The difference is related primarily to regulatory deferrals of certain mark-to-market gains that were recorded as regulatory liabilities and not reflected in the income statement for those companies that operate in regulated jurisdictions, and deferrals of option premiums included in the above analysis, which do not have a mark-to-market income statement impact.



Energy Trading Contract Maturities
                                                            Fair Value of Contracts at December 31,2001
                                                                                 Maturities
                                                                               (in thousands)
                                               Less than                                In Excess       Total Fair
Source of Fair Value                           1 year        1-3 years     4-5 years    Of 5 years      Value
--------------------                           ------        ---------     ---------    ----------      -----

APCo
Other External Sources                         13,366         9,588         -            -              22,954
Models/Other Valuation                          3,215        34,318        8,413        6,801           52,747
                                               ------        ------        -----        -----           ------
  Total                                        16,581        43,906        8,413        6,801           75,701
                                               ======        ======        =====        =====           ======

CPL
Other External Sources                         (5,245)       1,681          -            -              (3,564)
Models/Other Valuation                         (1,262)       6,016         1,475        1,192            7,421
                                               -------       -----         -----        -----           ------
  Total                                        (6,507)       7,697         1,475        1,192            3,857
                                               =======       =====         =====        =====           ======

CSP
Other External Sources                          9,867         5,872            -         -              15,739
Models/Other Valuation                          2,373        21,018        5,153        4,166           32,710
                                               ------        ------        -----        -----           ------
  Total                                        12,240        26,890        5,153        4,166           48,449
                                               ======        ======        =====        =====           ======

KEPCo
Other External Sources                         (1,475)        2,361         -            -                 886
Models/Other Valuation                           (355)        8,451        2,072        1,675           11,843
                                               -------       ------        -----        -----           ------
  Total                                        (1,830)       10,812        2,072        1,675           12,729
                                               =======       ======        =====        =====           ======

I&M
Other External Sources                         17,237         6,481         -            -              23,718
Models/Other Valuation                          4,146        23,197        5,687        4,597           37,627
                                               ------        ------        -----        -----           ------
  Total                                        21,383        29,678        5,687        4,597           61,345
                                               ======        ======        =====        =====           ======

OPCo
Other External Sources                         13,058         7,987         -            -              21,045
Models/Other Valuation                          3,141        28,587        7,008        5,665           44,401
                                               ------        ------        -----        -----           ------
  Total                                        16,199        36,574        7,008        5,665           65,446
                                               ======        ======        =====        =====           ======

PSO
Other External Sources                         (4,400)       1,280          -            -              (3,120)
Models/Other Valuation                         (1,058)       4,581         1,123        908              5,554
                                               -------       -----         -----        ---             ------
  Total                                        (5,458)       5,861         1,123        908              2,434
                                               =======       =====         =====        ===             ======

SWEPCo
Other External Sources                         (4,965)       1,469          -            -              (3,496)
Models/Other Valuation                         (1,194)       5,259         1,289        1,042            6,396
                                               -------       -----         -----        -----           ------
  Total                                        (6,159)       6,728         1,289        1,042            2,900
                                               =======       =====         =====        =====           ======

WTU
Other External Sources                         (1,743)         499          -            -              (1,244)
Models/Other Valuation                           (419)       1,786         438          354              2,159
                                               -------       -----         ---          ---             ------
  Total                                        (2,162)       2,285         438          354                915
                                               =======       =====         ===          ===             ======

"Other External Sources" represents positions in power and coal at points where over-the-counter broker quotes are available. Prices for these various commodities can generally be obtained on the over-the-counter market through 2003. Some prices from external sources are quoted as strips (one bid/ask for Nov-Mar, Apr-Oct, etc). Such transactions have also been included in this category. "Models/Other Valuation" contain the following: the value of adjustments for liquidity and counterparty credit exposure, the value of contracts not quoted by an exchange or an over-the-counter broker, the value of transactions for which an internally developed price curve was developed as a result of the long dated nature of certain transactions, and the value of certain structured transactions.

        We have investments in debt and equity securities which are held in nuclear trust funds. The trust investments and their fair value are discussed in
Note 12, "Risk Management, Financial Instruments and Derivatives." Financial instruments in these trust funds have not been included in the market risk calculation for interest rates as these instruments are marked-to-market and changes in market value of these instruments are reflected in a corresponding decommissioning liability. Any differences between the trust fund assets and the ultimate liability are expected to be recovered through regulated rates from our regulated customers.

        Inflation affects our cost of replacing utility plant and the cost of operating and maintaining plant. The rate-making process limits recovery to the historical cost of assets, resulting in economic losses when the effects of inflation are not recovered from customers on a timely basis. However, economic gains that result from the repayment of long-term debt with inflated dollars partly offset such losses.

Industry Restructuring

         In 2000 California's deregulated electricity market suffered problems including high energy prices mainly due to short energy supplies and financial difficulties for retail distribution companies. This energy crisis has highlighted the importance of risk management and has contributed to certain state regulatory and legislative actions which have delayed the start of customer choice and the transition to competitive, market based pricing for retail electricity supply in some of the states in which AEP System companies operate. Seven of the eleven state retail jurisdictions in which the AEP electric utility companies operate have enacted restructuring legislation. In general, the legislation provides for a transition from cost-based regulation of bundled electric service to customer choice and market pricing for the supply of electricity. As legislative and regulatory proceedings evolved, six AEP electric operating companies (APCo, CPL, CSPCo, OPCo, SWEPCo and WTU) doing business in five of the seven states that have passed restructuring legislation have discontinued the application of SFAS 71 regulatory accounting for the generation business. The seven states in various stages of restructuring to transition power generation and supply to market based pricing are Arkansas, Michigan, Ohio, Oklahoma, Texas, Virginia, and West Virginia. Regulatory accounting has not been discontinued for subsidiaries doing business in Michigan and Oklahoma pending the effective implementation of the legislation. Restructuring legislation, the status of the transition plans and the status of the electric utility companies' accounting to comply with the changes in the seven state regulatory jurisdictions affected by restructuring legislation is presented in the Note 7 of the Notes to Financial Statements.

RTO Formation

        FERC Order No. 2000 and many of the settlement agreements with the FERC and state regulatory commissions to approve the AEP-CSW Merger have provisions for the transfer of functional control of our transmission system to an RTO. Certain AEP registrant subsidiaries are participating in the formation of the Alliance RTO. Other subsidiaries are a member of ERCOT or SPP.

        In 2001 the Alliance companies and MISO entered into a settlement addressing transmission pricing and other "seam" issues between the two RTOs. The FERC subsequently expressed its opinion that four large RTO regions serving the continental US would best support competition and reliability of electric service. Certain state regulatory commissions have taken exception to the FERC's RTO actions. Louisiana's commission ordered utilities it regulates, including SWEPCo, to show the advantage of large RTOs to their customers.

        On December 19, 2001 the FERC approved the proposal of the Midwest ISO for a regional transmission organization and told the Alliance companies, which had submitted a separate RTO proposal, to explore joining the Midwest ISO organization. The FERC's order is intended to facilitate the establishment of a single RTO in the Midwest and to support the establishment of viable, for-profit transmission companies under an RTO umbrella and concluded that the RTO proposed by Alliance companies lacks sufficient scope to exist as a stand-alone RTO and thus directed the Alliance companies to explore how their business plan can be accommodated within the Midwest ISO.

        Management is unable to predict the outcome of these transmission regulatory actions and proceedings or their impact on the timing and operation of RTOs, AEP System companies transmission operations or future results of operations and cash flows.

Litigation

         AEP System companies are involved in various litigation. The details of significant litigation contingencies are disclosed in Note 8 and summarized below.

COLI - Affecting APCo, CSPCo, I&M, KPCo and OPCo

        A decision by U.S. District Court for the Southern District of Ohio in February 2001 that denied AEP's deduction of interest claimed on AEP's consolidated federal income tax returns related to its COLI program resulted in a reduction in net income for 2000. AEP had filed suit to resolve the IRS' assertion that interest deductions for AEP's COLI program should not be allowed. In 1998 and 1999 AEP and the impacted subsidiaries paid the disputed taxes and interest attributable to COLI interest deductions for taxable years 1991-98 for APCo, CSPCo, I&M and OPCo and 1992-98 for KPCo to avoid the potential assessment by the IRS of additional interest on the contested tax. The payments were included in other property and investments on the balance sheets pending the resolution of this matter. AEP has appealed the Court's decision.

The earnings reductions for affected registrant subsidiaries are as follows:

                                (in millions)
APCo                                $ 82
CSPCo                                 41
I&M                                   66
KPCo                                   8
OPCo                                 118


FERC Wholesale Fuel Complaints - Affecting WTU

        In November 2001 certain WTU wholesale customers filed a complaint with FERC alleging that WTU has overcharged them since 1997 through the fuel adjustment clause. The customers allege inappropriate costs related to purchased power were included in the fuel adjustment clause. Management is working to compute if any overcharges occurred and is unable to predict their impact on results of operations, cash flow and financial condition.

Municipal Franchise Fee Litigation - Affecting CPL

        In 2001 CPL paid $11 million to settle class action litigation regarding municipal franchise fees in Texas. The City of San Juan, Texas had filed a class action lawsuit in 1996 seeking $300 million in damages.

Texas Base Rate Litigation - Affecting CPL

        In 2001 the Texas Supreme Court denied CPL's request for the court to review a 1997 PUCT base rate order. Subsequently the Court also denied CPL's rehearing request.

The primary issues CPL requested the Court to review were:
o the classification of $800 million of invested capital in STP as ECOM and assigning it a lower return on equity than other generation property;
o       and an $18 million disallowance of affiliated service billings.

Lignite Mining Agreement Litigation - Affecting SWEPCo

         In 2001 SWEPCo settled litigation concerning lignite mining in Louisiana. Since 1997 SWEPCo has been involved in litigation concerning the mining of lignite from jointly owned lignite reserves. SWEPCo and CLECO, an unaffiliated utility, are each a 50% owner of the Dolet Hills Power Station Unit 1 and jointly own lignite reserves in the Dolet Hills area of northwestern Louisiana. Under terms of a settlement, SWEPCo purchased an unaffiliated mine operator's interest in the mining operations and related debt and other obligations for $86 million.

Merger Litigation - Affecting all AEP Subsidiary Registrants

        In January 2002, a federal court ruled that the SEC failed to prove that the June 15, 2000 merger of AEP with CSW meets the requirements of the PUHCA and sent the case back to the SEC for further review. Management believes that the merger meets the requirements of the PUHCA and expects the matter to be resolved favorably.

Other  - Affecting all AEP Subsidiary Registrants

        AEP registrant subsidiaries are involved in a number of other legal proceedings and claims. While management is unable to predict the outcome of such litigation, it is not expected that the ultimate resolution of these matters will have a material adverse effect on the results of operations, cash flows or financial condition.

Environmental Concerns and Issues

        The U.S. continues to debate an array of environmental issues affecting the electric utility industry including new emission limitations recommended by the Bush Administration in February 2002. Most of the policies are aimed at reducing air emissions citing alleged impacts of such emissions on public health, sensitive ecosystems or the global climate.

        AEP's subsidiaries policy on the environment continues to be the development and application of long-term economically feasible measures to improve air and water quality, limit emissions and protect the health of employees, customers, neighbors and others impacted by their operations. In support of this policy, we continue to invest in research through groups like the Electric Power Research Institute and directly through demonstration projects for new technology for the capture and storage of carbon dioxide, mercury, NOx and other emissions. The AEP System companies intend to continue in a leadership role to protect and preserve the environment while providing vital energy commodities and services to customers at fair prices.

        AEP's registrant subsidiaries have a proven record of efficiently producing and delivering electricity and gas while minimizing the impact on the environment. AEP's registrant subsidiaries have spent billions of dollars to equip their facilities with the latest cost effective clean air and water technologies and to research new technologies. We are proud of our award winning efforts to reclaim our mining properties.

        The introduction of multi-pollutant control legislation is being discussed by members of Congress and the Bush Administration. The legislation being considered may regulate carbon dioxide, NOx, sulfur dioxide, mercury and other emissions from electric generating plants. Management will continue to support solutions which are based on sound science, economics and demonstrated control technologies. Management is unable to predict the timing or magnitude of additional pollution control laws or regulations. If additional control technology is required on facilities owned by the electric utility companies and their costs were not recoverable from ratepayers or through market based prices or volumes of product sold, they could adversely affect future results of operations and cash flows. The following discussions explains existing control efforts, litigation and other pending matters related to environmental issues for AEP System companies.
Federal EPA Complaint and Notice of Violation - Affecting APCo, CSPCo,
 I&M and OPCo

        Since 1999 APCo, CSPCo, I&M and OPCo have been involved in litigation regarding generating plant emissions under the Clean Air Act. Federal EPA, a number of states and certain special interest grups alleged that APCo, CSPCo, I&M and OPCo modified certain generating units over a 20 year period in violation of the Clean Air Act.

         Under the Clean Air Act, if a plant undertakes a major modification that directly results in an emissions increase, permitting requirements might be triggered and the plant may be required to install additional pollution control technology. This requirement does not apply to activities such as routine maintenance, replacement of degraded equipment or failed components, or other repairs needed for the reliable, safe and efficient operation of the plant. We believe our maintenance, repair and replacement activities were in conformity with the Clean Air Act and intend to vigorously pursue our defense.

        The Clean Air Act authorizes civil penalties of up to $27,500 per day per violation at each generating unit ($25,000 per day prior to January 30, 1997). In March 2001 the District Court ruled that claims for civil penalties based on activities that occurred more than five years before the filing date of the complaints cannot be imposed. There is no time limit on claims for injunctive relief.

        Management is unable to estimate a loss or predict the timing of the resolution of these matters due to the number of alleged violations and the significant number of issues yet to be determined by the Court. If we do not prevail, any capital and operating costs of additional pollution control equipment that may be required as well as any penalties imposed would adversely affect future results of operations, cash flows and possibly financial condition.

        An unaffiliated utility which operates certain plants jointly owned by CSPCo reached a tentative agreement to settle litigation regarding generating plant emissions under the Clean Air Act. Negotiations are continuing and a settlement could impact the operation of Zimmer Plant and W.C. Beckjord Generating Station Unit 6 (owned 25.4% and 12.5%, respectively, by CSPCo). Until a final settlement is reached, CSPCo will be unable to determine the settlement's impact on its jointly owned facilities and its future results of operations and cash flows.

NOx Reduction - Affecting APCo, CPL, I&M, OPCo and SWEPCo

        Federal EPA issued a NOx rule (the NOx Rule) and granted petitions filed by certain northeastern states (the Section 126 Rule) requiring substantial reductions in NOx emissions in a number of eastern states, including certain states in which the AEP System's generating plants are located.

        Federal EPA ruled that eleven states, including certain states in which AEP's generating units are located, failed to submit approvable plans to comply with the NOx Rule. This ruling means that those states could face stringent sanctions including limits on construction of new sources of air emissions, loss of federal highway funding and possible Federal EPA takeover of state air quality management programs. A request for the D.C. Circuit Court to review this ruling is pending. The compliance date for the NOx Rule is May 31, 2004.

        The D.C. Circuit Court instructed Federal EPA to justify methods used to allocate allowances and project growth for both the NOx Rule and the Section 126 Rule. In response to AEP and other utilities request for the D.C. Circuit Court to suspend the May 2003 compliance date of the Section 126 Rule, the D.C. Circuit Court issued an order tolling the compliance schedule until Federal EPA responds to the Court's remand.

        In April 2000 the Texas Natural Resource Conservation Commission adopted rules requiring significant reductions in NOx emissions from utility sources, including CPL and SWEPCo. The compliance date is May 2003 for CPL and May 2005 for SWEPCo.

        In 2001 selective catalytic reduction (SCR) technology to reduce NOx emissions on OPCo's Gavin Plant commenced operation. Construction of SCR technology at certain other generating units continues with completion scheduled in 2002 through 2006.

        Our estimates indicate that compliance with the NOx Rule, the Texas Natural Resource Conservation Commission rule and the Section 126 Rule could result in required capital expenditures for certain of AEP's registrant subsidiaries.

                 Estimated     Amounts
             Compliance Costs   Spent
             ----------------  -------
                     (in millions)
Company

APCo                $365        $130
CPL                   57           4
I&M                  202          -
OPCo                 606         277
SWEPCo                28          21

        Since compliance costs cannot be estimated with certainty, the actual cost to comply could be significantly different than the estimates depending upon the compliance alternatives selected to achieve reductions in NOx emissions. Unless any capital and operating costs of additional pollution control equipment are recovered from customers, they will have an adverse effect on future results of operations, cash flows and possibly financial condition.

Superfund - Affecting APCo, CPL, CSPCo, I&M, OPCo and SWEPCo

        By-products from the generation of electricity include materials such as ash, slag, sludge, low-level radioactive waste and SNF. Coal combustion by-products, which constitute the overwhelming percentage of these materials, are typically disposed of or treated in captive disposal facilities or are beneficially utilized. In addition, our generating plants and transmission and distribution facilities have used asbestos, PCBs and other hazardous and non-hazardous materials. We are currently incurring costs to safely dispose of these substances. Additional costs could be incurred to comply with new laws and regulations if enacted.

        Superfund addresses clean-up of hazardous substances at disposal sites and authorized Federal EPA to administer the clean-up programs. As of year-end 2001, certain AEP registrant subsidiaries have been named by the Federal EPA as a PRP for five sites. APCo, CSPCo, and OPCo each have one PRP site and I&M has two PRP sites. There are four additional sites for which APCo, CSPCo, I&M, OPCo and SWEPCo have received information requests which could lead to PRP designation. CPL, OPCo and SWEPCo have also been named a PRP at two sites under state law. Our liability has been resolved for a number of sites with no significant effect on results of operations. In those instances where certain AEP registrant subsidiaries have been named a PRP or defendant, their disposal or recycling activities were in accordance with the then-applicable laws and regulations. Unfortunately, Superfund does not recognize compliance as a defense, but imposes strict liability on parties who fall within its broad statutory categories.

        While the potential liability for each Superfund site must be evaluated separately, several general statements can be made regarding certain AEP registrant subsidiaries' potential future liability. Disposal of materials at a particular site is often unsubstantiated and the quantity of materials deposited at a site was small and often nonhazardous. Although liability is joint and several, typically many parties are named as PRPs for each site and several of the parties are financially sound enterprises. Therefore, our present estimates do not anticipate material cleanup costs for identified sites for which we have been declared PRPs. If significant cleanup costs are attributed to certain AEP registrant subsidiaries in the future under Superfund, results of operations, cash flows and possibly financial condition would be adversely affected unless the costs can be recovered from customers.

Global Climate Change - Affecting all AEP Registrant Subsidiaries

        At the Third Conference of the Parties to the United Nations Framework Convention on Climate Change held in Kyoto, Japan in December 1997 more than 160 countries, including the U.S., negotiated a treaty requiring legally-binding reductions in emissions of greenhouse gases, chiefly carbon dioxide, which many scientists believe are contributing to global climate change. Although the U.S. signed the Kyoto Protocol on November 12, 1998, the treaty was not submitted to the Senate for its advice and consent by President Clinton. In March 2001 President Bush announced his opposition to the treaty and its U.S. ratification. At the Seventh Conference of the Parties in November 2001, the parties finalized the rules, procedures and guidelines required to facilitate ratification of the protocol. The protocol is expected to become effective by 2003. U.S. representatives attended the Seventh Conference but they did not take any positions on issues being negotiated or attempt to block the approval of any issue. AEP does not support the Kyoto Protocol but intends to work with the Bush Administration and U.S. Congress to develop responsible public policy on this issue. Management expects due to President Bush's opposition to legislation mandating greenhouse gas emissions controls, any policies developed and implemented in the near future are likely to encourage voluntary measures to reduce, avoid or sequester such emissions.

Costs for Spent Nuclear Fuel and Decommissioning - Affecting CPL and I&M

        I&M, as the owner of the Cook Plant, and CPL, as a partial owner of STP, have a significant future financial commitment to safely dispose of SNF and decommission and decontaminate the plants. The Nuclear Waste Policy Act of 1982 established federal responsibility for the permanent off-site disposal of SNF and high-level radioactive waste. By law CPL and I&M participate in the DOE's SNF disposal program which is described in Note 8 of the Notes to Financial Statements. Since 1983 I&M has collected $288 million from customers for the disposal of nuclear fuel consumed at the Cook Plant. $116 million of these funds have been deposited in external trust funds to provide for the future disposal of SNF and $172 million has been remitted to the DOE. CPL has collected and remitted to the DOE, $49 million for the future disposal of SNF since STP began operation in the late 1980s. Under the provisions of the Nuclear Waste Policy Act, collections from customers are to provide the DOE with money to build a permanent repository for spent fuel. However, in 1996, the DOE notified the companies that it would be unable to begin accepting SNF by the January 1998 deadline required by law. To date DOE has failed to comply with the requirements of the Nuclear Waste Policy Act.

        As a result of DOE's failure to make sufficient progress toward a permanent repository or otherwise assume responsibility for SNF, AEP on behalf of I&M and STPNOC on behalf of CPL and the other STP owners, along with a number of unaffiliated utilities and states, filed suit in the D.C. Circuit Court requesting, among other things, that the D.C. Circuit Court order DOE to meet its obligations under the law. The D.C. Circuit Court ordered the parties to proceed with contractual remedies but declined to order DOE to begin accepting SNF for disposal. DOE estimates its planned site for the nuclear waste will not be ready until at least 2010. In 1998, AEP and I&M filed a complaint in the U.S. Court of Federal Claims seeking damages in excess of $150 million due to the DOE's partial material breach of its unconditional contractual deadline to begin disposing of SNF generated by the Cook Plant. Similar lawsuits were filed by other utilities. In August 2000, in an appeal of related cases involving other unaffiliated utilities, the U.S. Court of Appeals for the Federal Circuit held that the delays clause of the standard contract between utilities and the DOE did not apply to DOE's complete failure to perform its contract obligations, and that the utilities' suits against DOE may continue in court. AEP's and I&M's suit has been stayed pending further action by the U.S. Court of Federal Claims. As long as the delay in the availability of a government approved storage repository for SNF continues, the cost of both temporary and permanent storage and the cost of decommissioning will continue to increase.

        In January 2001, I&M and STPNOC, on behalf of STP's joint owners, joined a lawsuit against DOE, filed in November 2000 by unaffiliated utilities, related to DOE's nuclear waste fund cost recovery settlement with PECO Energy Corporation. The settlement allows PECO to skip two payments to the DOE for disposal of SNF due to the lack of progress towards development of a permanent repository for SNF. The companies believe the settlement is unlawful as the settlement would force other utilities to make up any shortfall in DOE's SNF disposal funds.

        The cost to decommission nuclear plants is affected by both NRC regulations and the delayed SNF disposal program. Studies completed in 2000 estimate the cost to decommission the Cook Plant ranges from $783 million to $1,481 million in 2000 non-discounted dollars. External trust funds have been established with amounts collected from customers to decommission the plant. At December 31, 2001, the total decom-missioning trust fund balance for Cook Plant was $598 million which includes earnings on the trust investments. Studies completed in 1999 for STP estimate CPL's share of decommissioning cost to be $289 million in 1999 non-discounted dollars. Amounts collected from customers to decommission STP have been placed in an external trust. At December 31, 2001, the total decommission-ing trust fund for CPL's share of STP was $99 million which includes earnings on the trust investments. Estimates from the decommissioning studies could continue to escalate due to the uncertainty in the SNF disposal program and the length of time that SNF may need to be stored at the plant site. We will work with regulators and customers to recover the remaining estimated costs of decommissioning Cook Plant and STP. However, CPL's and I&M's future results of operations, cash flows and possibly their financial conditions would be adversely affected if the cost of SNF disposal and decommissioning continues to increase and cannot be recovered.

        AEP's registrant subsidiaries are exposed to other environmental concerns which are not considered to be material or potentially material at this time. Should they become significant or should any new concerns be uncovered that are material they could have a material adverse effect on results of operations and possibly financial condition. We perform environmental reviews and audits on a regular basis for the purpose of identifying, evaluating and addressing environmental concerns and issues.

        APCo operates in Virginia and West Virginia, and has been seeking regulatory approval to build a new high voltage transmission line for over a decade. Through December 31, 2001 we have invested approximately $40 million in this effort. If the required regulatory approvals are not obtained and the line is not constructed, the $40 million investment would be written off adversely affecting APCo's future results of operations and cash flows.

OTHER MATTERS

Enron Bankruptcy - Affecting APCo, CSPCo, I&M, KPCo and OPCo

        At the date of Enron's bankruptcy certain electric operating companies had open trading contracts and trading accounts receivables and payables with Enron.

        The amounts for certain subsidiary registrants were:

                                              Amounts
                            Amounts            Net of
Registrant                 Provided             Tax
                           --------  --         ---
                                  (in millions)

APCo                         $5.2               3.4
CSPCo                         3.2               2.1
I&M                           3.4               2.2
KPCo                          1.3               0.8
OPCo                          4.3               2.8

        The amounts provided were based on an analysis of contracts where AEP and Enron are counterparties, the offsetting of receivables and payables, and the application of deposits from Enron. If there are any adverse unforeseen developments in the bankruptcy proceedings, our future results of operations, cash flows and possibly financial condition could be adversely impacted.

New Accounting Standards - Affecting AEGCo, APCo, CPL, CSPCo, I&M, KPCo, OPCo, PSO, SWEPCo and WTU

        The FASB recently issued SFAS 141, "Business Combinations" and SFAS 142, "Goodwill And Other Intangible Assets." SFAS 141 requires that the purchase method of accounting be used to account for all business combinations entered into after June 30, 2001. SFAS 142 requires that goodwill amortization cease and that goodwill and other intangible assets with indefinite lives be tested for impairment upon SFAS 142 implementation and annually thereafter. The registrant subsidiaries did not have significant goodwill at December 31, 2001.
        SFAS 143, "Accounting for Asset Retirement Obligations," will become effective for us beginning January 1, 2003. SFAS 143 established accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. We are currently in the process of evaluating the provisions of the standard and determining its impact on future results of operations and financial condition. To the extent AEP's registrant subsidiaries are regulated entities, we anticipate that the cumulative effect of this accounting change on future results of operations will be significantly offset by a regulatory asset representing the right to recover legal asset retirement obligations (ARO) relative to regulated long lived assets included in rate base. The impact on future results of operations from the implementation of this new standard on non-regulated long lived assets has not yet been determined. We anticipate that the considerable effort to identify all long lived assets with legal ARO and to determine the required discounted legal ARO will take the remainder of 2002.


        In August 2001 the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-lived Assets" which sets forth the accounting to recognize and measure an impairment loss. This standard replaces the previous standard, SFAS 121, "Accounting for the Long-lived Assets and for Long-lived Assets to be Disposed Of." SFAS 144 will apply to us beginning January 1, 2002. We do not expect that the imple-mentation of SFAS 144 will materially affect results of operations or financial condition.

        The FASB recently revised its prior guidance related to SFAS 133, "Accounting for Deriviative Instruments and Hedging Activities" with regard to certain power option and forward contracts. The revised guidance states that power contracts, including both forward and option contracts, that include certain qualitative characteristics are considered capacity contracts, and qualify for the normal purchases and normal sales exception from being marked to market even if they are subject to being booked out, or scheduled to be booked out. As normal purchases and sales these open energy contracts are not marked to market. Rather they are accounted for on a settlement basis. Most of AEP System companies' power contracts that are not marked to market as trading transactions do not qualify as derivatives and thus are not subject to the revised guidance. The few contracts that are derivatives qualified for the exception under the previous guidance and will continue to qualify under the new guidance.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

     23.1 Consent of Deloitte & Touche LLP for APCo
     23.2 Consent of Deloitte & Touche LLP for CPL
     23.3 Consent of Deloitte & Touche LLP for CSP
     23.4 Consent of Deloitte & Touche LLP for I&M
     23.5 Consent of Deloitte & Touche LLP for KPCo
     23.6 Consent of Deloitte & Touche LLP for OPCo
     23.7 Consent of Deloitte & Touche LLP for PSO
     23.8 Consent of Deloitte & Touche LLP for SWEPCo


                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.



                             AEP GENERATING COMPANY
                            APPALACHIAN POWER COMPANY
                         CENTRAL POWER AND LIGHT COMPANY
                         COLUMBUS SOUTHERN POWER COMPANY
                         INDIANA MICHIGAN POWER COMPANY
                             KENTUCKY POWER COMPANY
                               OHIO POWER COMPANY
                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                       SOUTHWESTERN ELECTRIC POWER COMPANY
                          WEST TEXAS UTILITIES COMPANY



 By:  /s/Joseph M. Buonaiuto
     ----------------------------
     Joseph M. Buonaiuto
     Controller and Chief Accounting Officer



Date: November 18, 2002

                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-100451 of Appalachian Power Company on Form S-3 of our report dated February 22, 2002 (November 18, 2002 as to Note 21), appearing in this Form 8-K of Appalachian Power Company.


Deloitte & Touche LLP
Columbus, Ohio
November 18, 2002

                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-49577 and 33-52759 of Central Power and Light Company on Form S-3 of our report dated February 22, 2002 (November 18, 2002 as to Note 21), appearing in this Form 8-K of Central Power and Light Company.


Deloitte & Touche LLP
Columbus, Ohio
November 18, 2002

                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-50447 and 333-54025 of Columbus Southern Power Company on Form S-3 of our report dated February 22, 2002 (November 18, 2002 as to Note 21), appearing in this Form 8-K of Columbus Southern Power Company.


Deloitte & Touche LLP
Columbus, Ohio
November 18, 2002

                                                                    Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-58656 of Indiana Michigan Power Company on Form S-3 of our report dated February 22, 2002 (November 18, 2002 as to Note 21), appearing in this Form 8-K of Indiana Michigan Power Company.


Deloitte & Touche LLP
Columbus, Ohio
November 18, 2002

                                                                    Exhibit 23.5


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-87216 of Kentucky Power Company on Form S-3 of our report dated February 22, 2002 (November 18, 2002 as to Note 21), appearing in this Form 8-K of Kentucky Power Company.


Deloitte & Touche LLP
Columbus, Ohio
November 18, 2002

                                                                    Exhibit 23.6


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-50373 and 33-53133 of Ohio Power Company on Form S-3 of our report dated February 22, 2002 (November 18, 2002 as to Note 21), appearing in this Form 8-K of Ohio Power Company.


Deloitte & Touche LLP
Columbus, Ohio
November 18, 2002

                                                                    Exhibit 23.7


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-33284, 333-00973 and 333-100623 of Public Service Company of Oklahoma on Form S-3 of our report dated February 22, 2002 (November 18, 2002 as to Note
21), appearing in this Form 8-K of Public Service Company of Oklahoma.


Deloitte & Touche LLP
Columbus, Ohio
November 18, 2002

                                                                    Exhibit 23.8


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-87834, 333-96213 and 333-100632 of Southwestern Electric Power Company on Form S-3 of our report dated February 22,2002 (November 18, 2002 as to Note 21), appearing in this Form 8-K of Southwestern Electric Power Company.


Deloitte & Touche LLP
Columbus, Ohio
November 18, 2002